     As filed with the Securities and Exchange Commission on October 2, 2007

                                                    Registration No. 333-145786

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                    PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------

                         SUNTRUST REAL ESTATE TRUST, LLC
                                  (Registrant)
             (Exact name of registrant as specified in its charter)

                       303 Peachtree Street NE, 23rd Floor
                             Atlanta, Georgia 30308

       Delaware                             (404) 813-5123                                  84-1689414
(State of Incorporation)      (Address, including zip code, and telephone number,      (I.R.S. Employer I.D. No.)
                             including area code, of registrant's principal
                                             executive offices)



 John P. Giegerich                   Copy to:                            Copy to:
 303 Peachtree Street NE             Woodruff A. Polk, Esq.              Michael Nedzbala, Esq.
 23rd Floor                          303 Peachtree Street NE             Hunton & Williams LLP
 Atlanta, Georgia 30308              23rd Floor                          101 South Tryon Street
 (404) 926-5180 (telephone)          Atlanta, Georgia 30308              Charlotte, North Carolina 28280
 (404) 926-5534 (telecopy)           (404) 813-7094 (telephone)          (704) 378-4700 (telephone)
                                     (404) 214-8295 (telecopy)           (704) 387-4890 (telecopy)

(Name, address, including zip code and telephone number, including area code, of agent for service)

                                        -----------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   /  /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. / /
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. / /

                             -----------------------

                                  CALCULATION OF REGISTRATION FEE
========================================= ================== ================ =================== ==================
                                                                Proposed           Proposed
                                                                 Maximum           Maximum
          Title of Securities               Amount to be     Offering Price       Aggregate           Amount of
            Being Registered                 Registered*        Per Unit*      Offering Price*    Registration Fee
----------------------------------------- ------------------ ---------------- ------------------- ------------------
      Mortgage-Backed Pass-Through
              Certificates                   $1,000,000           100%            $1,000,000          $30.70**
========================================= ================== ================ =================== ==================
     *   Estimated solely for calculating the registration fee pursuant to Rule 457(a).
     **  Previously paid
                                                   ----------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these certificates until we deliver a final prospectus supplement and prospectus. This prospectus and the accompanying prospectus supplement are not an offer to sell these certificates and are not soliciting an offer to buy these certificates in any state where the offer or sale is not permitted.



                  SUBJECT TO COMPLETION, DATED OCTOBER 2, 2007


                                   Prospectus

                         SunTrust Real Estate Trust, LLC
                                    Depositor


                       Mortgage Pass-Through Certificates
                              (Issuable in Series)

                                -----------------


--------------------------------
You should carefully consider           Each Issuing Entity --
the  "Risk  Factors"  beginning
on page 7 of this prospectus.           o    will issue a series of mortgage  pass-through  certificates that will consist of one or more classes of certificates; and
Except as otherwise described
in the applicable prospectus            o    will own either:
supplement, neither the
certificates of any series nor          o    one   or   more   pools  of  fixed  or adjustable interest rate mortgage loans, each of
the underlying mortgage loans                which is secured by a  first  or  second lien on  a  one-  to  four-family  residential
or mortgage certificates will                property  or  closed-end  and/or  revolving  home equity  loans  generally  secured  by
be insured or guaranteed by                  junior liens on one- to four-family residential properties; and/or any governmental agency or
instrumentality or any other            o    mortgage-backed  certificates  that  represent  an  interest  in  or  are  secured by a
entity.                                      pool of mortgage loans.

The certificates of each                Each Pool of Mortgage Loans --
series will represent
interests in the related                o    will be sold to the related  issuing  entity by the  depositor,  who will have in  turn
issuing  entity  only  and will              purchased the mortgage loans from the sponsor;
not be obligations of or
interests in the depositor,             o    will  be   underwritten  to  the  standards   described  in  this  prospectus  and  the
the sponsor or any of their                  accompanying prospectus supplement; and
affiliates  and will not be
insured or guaranteed by any            o    will  be  serviced  by  one or more  servicers  affiliated  or  unaffiliated  with  the
governmental entity.                         depositor.

This prospectus may be used to          Each Series of Certificates --
offer and sell any series of
certificates only if                    o    will represent interests in the related issuing entity;
accompanied by the prospectus
supplement for that series.             o    may  provide  credit  support  by  "subordinating"  certain classes to other classes of
Please read both documents                   certificates;  any  subordinate  classes  will  be  entitled  to payment subject to the
carefully to understand the risks            payment of more senior classes and will bear losses before more senior classes;
associated with these investments.
                                        o    may be entitled to the benefit of one or more of the other types of  credit  support or
This prospectus is not an                    derivative  instruments  described  in  this  prospectus  and  in  more  detail  in the
offer to sell securities in any state        accompanying prospectus supplement; and
where the offer or sale is not
permitted.                              o    will be paid only from the assets of the related issuing entity.

--------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               -----------------

                                 August 29, 2007

                                TABLE OF CONTENTS

                                               Page                                                   Page
                                               ----                                                   ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN            Leaseholds May Be Subject to Default Risk
THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT    iv        on the Underlying Lease                      15

SUMMARY OF TERMS                                 1         Yields of Certificates Sensitive to Rate
                                                           and Timing of Principal Prepayment           15
RISK FACTORS                                     7
                                                           Timing of Prepayments on the Mortgage
   Limited Source of Payments - No Recourse                Loans May Result in Interest Shortfalls on
   to Depositor, Sponsor, Master Servicer,                 the Certificates                             16
   Servicers or Trustee                          7
                                                           Risk of Loss Is Greater on Subordinated
   Limited Liquidity for Certificates May                  Certificates                                 17
   Affect Your Ability to Resell Certificates    7
                                                           Exercise of Rights Under Special Servicing
   Certain Certificates May Not Be Appropriate             Agreements May Be Adverse to Other
   For Individual or Other Investors             8         Certificateholders                           17

   Credit Enhancement is Limited in Amount and             Insolvency of the Depositor May Delay or
   Coverage                                      8         Reduce Collections on Mortgage Loans         17

   The Ratings of Your Certificates May Be                 Owners of Book-Entry Certificates are Not
   Lowered or Withdrawn Which May Adversely                Entitled to Exercise Rights of Holders of
   Affect the Liquidity or Market Value of Your            Certificates                                 18
   Certificates                                  9
                                                           Book-Entry System for Certain Classes of
   Real Estate Market Conditions May Affect                Certificates May Decrease Liquidity and
   Mortgage Loan Performance                     9         Delay Payment                                18

   Balloon Loans May Have a Greater Default                Cash Flow Agreements and External Credit
   Risk at Maturity                             10         Enhancements are Subject to Counterparty
                                                           Risk                                         18
   Aspects of the Mortgage Loan Origination
   Process May Result in Higher Expected                   Risks Related to any Interest Rate Swap
   Delinquencies                                11         Agreement                                    19

   Geographic Concentration May Increase                   Amounts Received from an Auction and a
   Rates of Loss and Delinquency                12         Related Swap Agreement May Be Insufficient
                                                           to Assure Completion of the Auction          19
   General Economic Conditions May Increase
   Risk of Loss                                 12         The Servicers' Collections Procedures May
                                                           Affect the Timing of Collections on the
   Mortgage Loans With High Original                       Mortgage Loans                               19
   Loan-to-Value Ratios May Present a Greater
   Risk of Loss                                 13         Servicing Transfer Following Event of
                                                           Default May Result in Payment Delays or
   Collateral Securing Cooperative Loans May               Losses                                       19
   Diminish in Value                            13
                                                           Effects of Failure to Comply With Consumer
   Risks Related to Mortgage Loans With                    Protection Laws                              20
   Interest-Only Payments                       13
                                                           Increased Risk of Loss If Delinquent
   There Are Risks Relating to Mortgaged                   Mortgage Loans are Assets of the Issuing
   Properties Subject to Second Lien Mortgage              Entity                                       21
   Loans                                        14
                                                        THE TRUST ESTATES                               21
   Mortgage Loans Secured By Junior Liens Are
   Subject to Additional Risks                  14         General                                      21

   Shorter Amortization Period for Home                    The Mortgage Loans                           22
   Equity Lines of Credit                       14
                                                           Mortgage Certificates                        27
   Reimbursement to Certain Classes of
   Certificates for Draws Home Equity Lines
   of Credit                                    14

                               TABLE OF CONTENTS

                                               Page                                                   Page
                                               ----                                                   ----
   Certificate Account                          32         Static Pool Information and Other
                                                           Disclosure                                   59
DESCRIPTION OF CERTIFICATES                     32
                                                        THE SPONSOR                                     59
   General                                      33
                                                        THE DEPOSITOR                                   60
   Definitive Form                              33
                                                        USE OF PROCEEDS                                 60
   Book-entry Form                              34
                                                        SERVICING OF THE MORTGAGE LOANS                 61
   Distributions                                39
                                                           The Master Servicer                          61
   Categories of Classes of Certificates        40
                                                           The Servicers                                61
   Residual Certificates                        44
                                                        THE POOLING AND SERVICING AGREEMENT             63
   Mandatory Auction of Certificates            44
                                                           Assignment of Mortgage Loans and/or
   Exchangeable REMIC Certificates and                     Mortgage Certificates to the Trustee         63
   Exchangeable Certificates                    45
                                                           Representations and Warranties               65
   Reports To Certificateholders                47
                                                           Special Servicing Agreements                 67
CREDIT ENHANCEMENT                              49
                                                           Payments on Mortgage Loans                   67
   General                                      49
                                                           Periodic Advances and Servicing Advances     70
   Subordination                                50
                                                           Collection and Other Servicing Procedures    71
   Limited Guarantee                            51
                                                           Enforcement of "Due-on-Sale" Clauses;
   Financial Guaranty Insurance Policy or                  Realization Upon Defaulted Mortgage Loans    71
   Surety Bond                                  51
                                                           Insurance Policies                           73
   Letter of Credit                             51
                                                           Primary Mortgage Insurance                   74
   Mortgage Pool Insurance Policy               51
                                                           Recoveries Under Primary Mortgage Insurance
   Special Hazard Insurance Policy              52         Policies                                     74

   Mortgagor Bankruptcy Bond                    53         Servicing Compensation and Payment of
                                                           Expenses                                     75
   Reserve Fund                                 53
                                                           Evidence as to Compliance                    75
   Cross-Collateralization                      54
                                                           Certain Matters Regarding the Depositor,
   Overcollateralization                        54         the Sponsor and the Master Servicer          76

   Excess Interest                              54         Events of Default                            76

   Cash Flow Agreements                         54         Rights Upon Event of Default                 77

   Fraud Waiver                                 55         Enforcement                                  77

   FHA Insurance or VA Guarantee                56         Amendment                                    77

PREPAYMENT AND YIELD CONSIDERATIONS             57         List of Certificateholders                   78

   Factors Affecting Prepayment                 57         Termination; Repurchase of Mortgage Loans
                                                           and Mortgage Certificates                    78
   Factors Affecting Prepayment of Home Equity
   Loans                                        57         The Trustee                                  79

   Effect of Principal Prepayments              58      CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS     80

   Weighted Average Life of Certificates        58         General                                      81

   Scheduled Delays In Distributions            59         Condominiums                                 81

                               TABLE OF CONTENTS

                                               Page                                                   Page
                                               ----                                                   ----
   Cooperatives                                 81         Federal Income Tax Consequences for
                                                           Exchangeable Certificates                   128
   Junior Mortgages; Rights of Senior
   Mortgagees                                   82      STATE AND LOCAL TAX CONSIDERATIONS             130

   Foreclosure                                  83      PLAN OF DISTRIBUTION                           130

   Rights of Redemption                         85      FINANCIAL INFORMATION                          131

   Anti-Deficiency Legislation, the Bankruptcy          LEGAL MATTERS                                  131
   Code and Other Limitations On Mortgagees     85
                                                        RATING                                         131
   Texas Home Equity Loans                      87
                                                        REPORTS TO CERTIFICATEHOLDERS                  132
   "Due-on-Sale" Clauses                        88
                                                        INCORPORATION OF CERTAIN INFORMATION BY
   Applicability of Usury Laws                  89      REFERENCE                                      132

   Forfeiture for Drug, RICO and Money                  WHERE YOU CAN FIND MORE INFORMATION            132
   Laundering Violations                        89

   Homeowners Protection Act of 1998            89

   Servicemembers Civil Relief Act and Similar
   Laws                                         90

   Environmental Considerations                 90

   Enforceability of Certain Provisions         92

BENEFIT PLAN CONSIDERATIONS                     93

   General                                      93

   Certain ERISA and Code Requirements          93

   ERISA Administrative Exemptions              95

   Non-ERISA Plans and Exempt Plans             98

   Unrelated Business Taxable Income--Residual
   Certificates                                 98

LEGAL INVESTMENT CONSIDERATIONS                 98

FEDERAL INCOME TAX CONSEQUENCES                100

   Opinions                                    100

   Federal Income Tax Consequences for REMIC
   Certificates                                101

   Taxation of Regular Certificates            103

   Taxation of Residual Certificates           110

   Taxes That May Be Imposed on the REMIC Pool 117

   Taxation of Certain Foreign Investors       119

   Federal Income Tax Consequences for
   Certificates as to Which No REMIC Election
   Is Made                                     121

   Stripped Certificates                       124

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

     Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to your series of certificates and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

     o    the principal balances and/or interest rates of each class;

     o    the timing and priority of interest and principal payments;

     o statistical and other information about the mortgage loans and/or mortgage certificates;

     o    information about credit enhancement for each class;

     o    the ratings for each class; and

     o    the method for selling the certificates.

To understand the structure and specific terms of your series of certificates, you must read carefully this prospectus and the accompanying prospectus supplement in their entirety.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide different information to you. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their covers.

     Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the accompanying prospectus supplement identify the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page 132 of this prospectus.

     The depositor's principal executive offices are located at 303 Peachtree Street, Atlanta, Georgia 30308 and the depositor's phone number is (404) 813-5123.

                                SUMMARY OF TERMS

     o This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a series of certificates, please read this entire document and the accompanying prospectus supplement carefully.

     o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the certificates and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

RELEVANT PARTIES                                                entity.   Each  servicer  will  perform  certain   servicing
                                                                functions  relating to the mortgage  loans serviced by it in
Issuing Entity                                                  accordance with the related pooling and servicing  agreement or underlying servicing agreement.
     Each series of mortgage pass-through  certificates will
be issued by a separate  common law trust,  which will serve    Master Servicer
as  the  issuing   entity.   Each  issuing  entity  will  be
established and each series of  certificates  will be issued         The  related  prospectus  supplement  may provide for a
under a  separate  pooling  and  servicing  agreement  to be    master servicer for that series of certificates.  The master
entered  into  among  the  depositor,   a  trustee  and,  as    servicer will supervise the servicers. A master servicer may
specified in the applicable prospectus supplement,  a master    be an affiliate of the  depositor,  the sponsor,  a servicer
servicer  and/or  one or  more  servicers  and a  securities    and/or an originator.
administrator.
                                                                Trustee
Depositor
                                                                     A trustee for each issuing  entity will be named in the
     SunTrust  Real  Estate  Trust,  LLC  will  serve as the    applicable prospectus supplement. The trustee generally will
depositor for each series of certificates.  The depositor is    be  responsible  under each pooling and servicing  agreement
a direct  subsidiary of SunTrust  Robinson Humphrey Funding,    for providing general  administrative  services on behalf of
LLC,  which is a  subsidiary  of  SunTrust  Bank.  It is not    the issuing entity for a series.  To the extent specified in
expected   that  the   depositor   will  have  any  business    the   related    prospectus    supplement,    a   securities
operations  other than  offering  certificates  and  related    administrator  or other  entity may  perform  certain of the
activities.                                                     duties of the trustee.

Sponsor                                                         ISSUING ENTITY ASSETS

     Unless   otherwise    indicated   in   the   prospectus         Each  issuing  entity will own the assets  specified in
supplement,  SunTrust Robinson  Humphrey  Funding,  LLC will    the related prospectus supplement. These assets will consist
serve as the sponsor for each  series of  certificates.  The    of any combination of the following items:
depositor   will   acquire   the   mortgage   loans   and/or
mortgage-backed certificates that will be transferred to the         o    mortgage  loans or  mortgage-backed  certificates,
issuing  entity  for a  series  from the  sponsor.  SunTrust              referred   to  as  mortgage   certificates,   that
Robinson  Humphrey  Funding,  LLC  is an  affiliate  of  the              represent interests in mortgage loans;
depositor  and may be an affiliate  of a servicer.  SunTrust
Robinson  Humphrey,  Inc., which is one of the underwriters,         o    any real estate acquired through  foreclosure of a
is an affiliate of the  depositor and may be an affiliate of              mortgage loan;
a servicer.

Servicer(s)

     One or more entities  affiliated or  unaffiliated  with
the  depositor  and  named  in  the  applicable   prospectus
supplement  will service the mortgage loans for each issuing

                                        1

     o    any   credit   enhancement   described   in   this    "--Cooperatives"  and  "--Leaseholds"  for a description  of
          prospectus; and                                       mortgage loans secured by condominium  units,  shares issued by cooperatives and leaseholds, respectively.
     o    amounts  on  deposit  in  the  servicer  custodial
          accounts,  master  servicer  custodial  account or         An issuing  entity may own one or more of the following
          certificate  account  maintained  for the  issuing    types of mortgage loans:
          entity.
                                                                     o    fixed-rate loans;
     If specified in the related  prospectus  supplement,  a
party may  retain the right to  receive  specified  interest         o    adjustable-rate loans;
payments to be made with  respect to the  mortgage  loans or
the  mortgage  certificates,  referred  to as  the  retained         o    interest only mortgage loans;
interests.  Payments  generated by these retained  interests
will not be available to make payments on any certificates.          o    subsidy loans;

     The  related  prospectus  supplement  will  specify the         o    buy-down loans;
cut-off  date after which the issuing  entity is entitled to
receive  collections  on  the  mortgage  loans  or  mortgage         o    pledged asset loans; and
certificates that it holds.
                                                                     o    balloon loans.
MORTGAGE LOANS
                                                                     The mortgage loans will be:
     If the related prospectus supplement specifies that the
issuing entity will own mortgage loans, such mortgage loans:         o    acquired by the depositor from the sponsor;

     o    will be  secured  by first or second  liens on fee         o    acquired   by  the   sponsor   from  one  or  more
          simple   or   leasehold   interests   in  one-  to              affiliated or unaffiliated entities; and
          four-family properties;
                                                                     o    underwritten  to the  standards  described  in the
     o    may include home equity lines of credit;                        applicable prospectus supplement.

     o    may include cooperative apartment loans secured by         See "The Trust  Estates--General"  for a description of
          shares  issued by private,  nonprofit  cooperative    the depositor's purchase program for mortgage loans.
          housing corporations;
                                                                     You   should   refer  to  the   applicable   prospectus
     o    may  be  secured  by  second   homes  or  investor    supplement  for  the  precise  characteristics  or  expected
          properties;                                           characteristics  of the mortgage loans that will be owned by the issuing entity.
     o    may be loans  not  insured  or  guaranteed  by any
          governmental agency or may be loans insured by the    MORTGAGE CERTIFICATES
          Federal Housing Authority or partially  guaranteed
          by the Veterans' Administration; and                       If the related prospectus supplement specifies that the
                                                                issuing entity will own mortgage certificates, such mortgage
     o    will be secured by real property located in one of    certificates may include:
          the fifty states, the District of Columbia,  Guam,
          Puerto Rico or any other  territory  of the United         o    Fannie Mae mortgage pass-through certificates;
          States.

     See "The Trust  Estates" for a description  of mortgage
loans  that may be owned by an issuing  entity and  "Certain
Legal   Aspects   of  the   Mortgage   Loans--Condominiums,"

                                        2

     o    Freddie Mac mortgage pass-through certificates;       Principal Distributions

     o    Ginnie Mae mortgage pass-through certificates; or          For  a  series  of  certificates,   principal  payments
                                                                (including  prepayments)  on the related  mortgage  loans or
     o    Private label mortgage  pass-through  certificates    mortgage  certificates  will be passed through to holders of
          or mortgage-backed debt securities.                   the related  certificates or otherwise applied in accordance with the related  pooling and  servicing  agreement  on each
     Each mortgage certificate will represent an interest in    distribution date. Principal distributions will be allocated
a pool of  mortgage  loans  and/or  payments  of interest or    among the classes of  certificates of a series in the manner
principal  on  mortgage   loans.   The  related   prospectus    specified  in  the  applicable  prospectus  supplement.  See
supplement  will  describe the mortgage  certificates  for a    "Description of Certificates--Distributions--Principal."
series in detail including the underlying collateral and any
credit enhancement for the mortgage certificates.               Distribution Dates

THE CERTIFICATES                                                     Distributions on the  certificates  will be made on the
                                                                dates specified in the related prospectus supplement.
     Each   certificate   of  a  series  will  represent  an
ownership  interest  in an  issuing  entity  or a  right  to         Distributions  on  certificates  may be  made  monthly,
specified  payments  from the  assets  owned by the  issuing    quarterly or  semi-annually,  as specified in the prospectus
entity.  A series of  certificates  will include one or more    supplement.
classes.  A class of certificates  will be entitled,  to the
extent of funds  available,  to receive  distributions  from    Record Dates
collections  on  the  related  mortgage  loans  or  mortgage
certificates  and,  to the extent  specified  in the related         Distributions will be made on each distribution date to
prospectus   supplement,   from  any   credit   enhancements    certificateholders  of  record on any of (i) at the close of
described in this prospectus.                                   business  on the  business  day  immediately  preceding  the distribution  date or (ii) at the close of  business  on the
Interest Distributions                                          last business day of the month  preceding the month in which the  distribution  date  occurs  or  (iii) on  another  date
     For  each  series  of  certificates,  interest  on  the    specified  in  the  applicable  prospectus  supplement.  See
related  mortgage  loans at the  weighted  average  of their    "Description of the Certificates."
mortgage  interest  rates (net of servicing fees and certain
other  amounts as  described  in this  prospectus  or in the    CREDIT ENHANCEMENT
applicable   prospectus   supplement)  or  interest  on  the
mortgage  certificates  (net of certain amounts described in    Subordination
this prospectus or in the applicable prospectus supplement),
will be passed through to holders of the related  classes of         A  series  of  certificates  may  include  one or  more
certificates in accordance with the particular terms of each    classes of senior  certificates  and one or more  classes of
class  of   certificates.   The  terms  of  each   class  of    subordinate  certificates.  The  rights  of the  holders  of
certificates  will be  described  in the related  prospectus    subordinate    certificates   of   a   series   to   receive
supplement.           See           "Description          of    distributions  will be  subordinated  to the  rights  of the
Certificates--Distributions--Interest."                         holders of the senior certificates of the same series to the extent  and  in  the  manner  specified  in  the  applicable
     Interest will accrue at the pass-through  rate for each    prospectus supplement.
class indicated in the applicable  prospectus  supplement on
its outstanding class balance or notional amount.                    Subordination  is intended to enhance the likelihood of
                                                                the timely receipt by the senior certificateholders of their proportionate  share  of  scheduled  monthly  principal  and interest  payments on the related mortgage loans or mortgage

                                        3

certificates   and  to  protect  them  from   losses.   This         o    reserve fund;
protection will be effected by:
                                                                     o    cross-collateralization;
     o    the    preferential    right    of   the    senior
          certificateholders   to  receive,   prior  to  any         o    overcollateralization;
          distribution  being made in respect of the related
          subordinated  certificates  on  each  distribution         o    excess interest;
          date,  current   distributions  of  principal  and
          interest due them on each distribution date out of         o    cash flow agreements;
          the  funds  available  for  distributions  on  the
          distribution date;                                         o    fraud waiver; or

     o    the  right  of the  senior  certificateholders  to         o    FHA insurance or a VA guarantee.
          receive future distributions on the mortgage loans
          that  would  otherwise  have been  payable  to the         See "Credit Enhancement."
          subordinate certificateholders;
                                                                ADVANCES OF DELINQUENT PAYMENTS
     o    the   prior    allocation   to   the   subordinate
          certificates   of  all  or  a  portion  of  losses         If specified in the related prospectus supplement,  the
          realized  on  the  underlying  mortgage  loans  or    servicers may be obligated to advance amounts  corresponding
          mortgage certificates; and/or                         to  delinquent   principal  and  interest  payments  on  the
                                                                mortgage loans until the date on which the related mortgaged
     o    any  other   method   specified   in  the  related    property  is  sold  at a  foreclosure  sale  or the  related
          prospectus supplement.                                mortgage  loan or mortgaged  property  acquired on behalf of the issuing entity is liquidated, or until any other time as
However,  subordination does not provide full assurance that    specified  in  the  related  prospectus  supplement,  unless
there will be no losses on the senior certificates.             determined to be non-recoverable.

Other Types of Credit Enhancement                                    If specified in the related prospectus supplement,  the
                                                                master  servicer,  the  trustee  or  another  entity  may be
     If specified in the applicable  prospectus  supplement,    required  to  make  advances  from  its  own  funds  if  the
the certificates of a series,  or any one or more classes of    servicers  fail to do so,  unless the master  servicer,  the
a series,  may be entitled to the benefits of one or more of    trustee or such other entity, as the case may be, determines
the following types of credit enhancement:                      that it  will  not be able to  recover  those  amounts  from future  payments  on the  mortgage  loan.  Advances  will be
     o    subordination;                                        reimbursable to the extent  described in this prospectus and in the related prospectus supplement.
     o    limited guarantee;
                                                                     See  "The  Pooling  and  Servicing  Agreement--Periodic
     o    financial  guaranty  insurance  policy  or  surety    Advances and Servicing Advances."
          bond;
                                                                FORMS OF CERTIFICATES
     o    letter of credit;
                                                                     The certificates will be issued either:
     o    mortgage pool insurance policy;
                                                                     o    in book-entry  form through the  facilities of The
     o    special hazard insurance policy;                                Depository Trust Company or DTC; or

     o    mortgagor bankruptcy bond;                                 o    in  definitive,   fully-registered,   certificated
                                                                          form.

                                        4

     If you own  certificates  in book-entry  form, you will         o    if one or more REMIC  elections are made,  whether
not  receive  a  physical   certificate   representing  your              the certificates are regular interests or residual
ownership  interest in the book-entry  certificates,  except              interests; and
under extraordinary circumstances.  Instead, DTC will effect
payments   and   transfers   by  means  of  its   electronic         o    whether the  certificates are interests in a trust
recordkeeping services, acting through certain participating              treated as a grantor trust.
organizations including Clearstream and Euroclear.  This may
result in certain  delays in your  receipt of  distributions         If one or more REMIC  elections are made,  certificates
and may restrict  your ability to pledge your  certificates.    that are regular  interests  will be treated as newly issued
Your  rights  relating  to  your   book-entry   certificates    debt  instruments  of the  REMIC and must be  accounted  for
generally  may  be  exercised   only  through  DTC  and  its    under an accrual method of accounting. Certificates that are
participating   organizations   including   Clearstream  and    residual interests are not treated as debt instruments,  but
Euroclear.                                                      rather must be treated  according to the rules prescribed in the  Internal  Revenue  Code for REMIC  residual  interests,
     See "Description of the Certificates--Book-entry Form."    including  restrictions on transfer and the reporting of net income or loss of the REMIC,  including the possibility of a
OPTIONAL TERMINATION                                            holder of such  certificate  having taxable income without a corresponding  distribution  of cash to pay taxes  currently
     If specified in the prospectus supplement for a series,    due.
the depositor or another specified party may purchase all or
a part of the mortgage loans or mortgage  certificates owned         See "Federal Income Tax Consequences."
by  the  issuing   entity  and  any  property   acquired  in
connection  with the mortgage  loans.  Any purchase  must be    BENEFIT PLAN CONSIDERATIONS
made in the  manner  and at the price  specified  under "The
Pooling and Servicing Agreement--Termination;  Repurchase of         If you are a fiduciary or other person acting on behalf
Mortgage Loans and Mortgage Certificates."                      of any employee benefit plan or other arrangement subject to
                                                                Title I of ERISA,  Section 4975 of the Internal Revenue Code
     If an  election  is made to  treat  the  related  trust    or similar law, you should  carefully review with your legal
estate  (or one or more  segregated  pools of  assets in the    counsel  whether  the  purchase  or holding of  certificates
trust   estate)  as  one  or  more  "real  estate   mortgage    could give rise to a  transaction  prohibited  or  otherwise
investment   conduits,"   any  optional   purchase  will  be    impermissible under these laws.
permitted  only  pursuant to a "qualified  liquidation,"  as
defined under Section  860F(a)(4)(A) of the Internal Revenue         Certain classes of certificates  may not be transferred
Code of 1986, as amended.                                       unless   the   trustee  is   furnished   with  a  letter  of
                                                                representation  or an opinion of counsel to the effect  that
     Exercise of the right of purchase  will cause the early    the  transfer   will  not  result  in  a  violation  of  the
retirement  of  some  or  all of the  certificates  of  that    prohibited  transaction  provisions of ERISA or the Internal
series.                                                         Revenue  Code  and  will  not  subject  the   trustee,   the
                                                                depositor, the sponsor, any servicers or the master servicer
     See "Prepayment and Yield Considerations."                 to additional obligations.

TAX STATUS                                                           See "Benefit Plan Considerations."

     The treatment of the  certificates  for federal  income    LEGAL INVESTMENT
tax purposes will depend on:
                                                                     The  applicable   prospectus  supplement  will  specify
     o    whether one or more REMIC elections are made for a    whether the class or classes of  certificates  offered  will
          series of certificates;                               constitute "mortgage related securities" for purposes of the
                                                                Secondary  Mortgage  Market  Enhancement  Act  of  1984,  as
                                                                amended.  If your  investment  authority is subject to legal restrictions  you should  consult your own legal advisors to

                                        5

determine whether and to what extent the certificates constitute legal investments for you.

     See "Legal Investment Considerations."

RATING

     Certificates  of any series will not be offered by this
prospectus  and a  prospectus  supplement  unless each class
offered  is  rated  in  one  of  the  four  highest   rating
categories by at least one nationally recognized statistical rating organization.

     o A security rating is not a recommendation to buy, sell or hold the certificates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

     o Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your certificates.

                                  RISK FACTORS

     An investment in the certificates involves significant risks and uncertainties. Before making an investment decision, you should carefully consider all of the following risk factors and the risk factors discussed in the related prospectus supplement.

Limited Source of Payments - No Recourse to Depositor, Sponsor, Master Servicer, Servicers or Trustee

     Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement:

     o the mortgage loans or mortgage certificates owned by the issuing entity for a series will be the sole source of payments on the certificates of a series;

     o the certificates of any series will not represent an interest in or obligation of the depositor, the sponsor, any originator or servicer, the master servicer, the trustee or any of their affiliates; and

     o except to the extent described in the related prospectus supplement, neither the certificates of any series nor the related mortgage loans or mortgage certificates will be guaranteed or insured by any governmental agency or instrumentality, the depositor, the sponsor, any originator or servicer, the master servicer, the trustee, any of their affiliates or any other person.

Consequently,  if  payments  on the  mortgage  loans  underlying  your series of certificates are insufficient or otherwise unavailable to make all payments required on your certificates, there will be no recourse to the depositor, the sponsor, any originator or servicer, the master servicer, the trustee or any of their affiliates or, except as specified in the applicable prospectus supplement, any other entity.

Limited   Liquidity  for   Certificates   May  Affect  Your  Ability  to  Resell
Certificates

     The liquidity of your certificates may be limited. You should consider that:

     o a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment or it may not continue for the life of the certificates of any series;

     o the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in those certificates, but no underwriter will be obligated to do so; and

     o    unless  specified  in  the  applicable  prospectus   supplement,   the
          certificates will not be listed on any securities exchange.

As a result, you may not be able to sell your certificates or you may not be able to sell your certificates at a high enough price to produce your desired return on investment.

     The secondary market for mortgage-backed certificates has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit, or interest rate risk (such as certificates that receive only payments of principal or interest or subordinate certificates), or that have been structured to meet the investment requirements of limited categories of investors. Illiquidity may also result from legal or regulatory changes or from the adoption or change of accounting rules, which may affect the certificates generally or specific types of certificates.

Certain Certificates May Not Be Appropriate For Individual or Other Investors

     An investment in the certificates will not be appropriate for all investors. Structured investment products, like the certificates, are complex instruments, and typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved. Any investor interested in purchasing certificates should conduct its own investigation and analysis of the product and consult its own professional advisers as to the risks involved in making such a purchase.

     If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of a class of certificates, certain certificates of a series may not be an appropriate investment for you. This may be the case because, among other things:

     o if you purchase your certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans;

     o the rate of principal distributions on, and the weighted average lives of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans and the priority of principal distributions among the classes of certificates. Because of this, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

     o you may not be able to reinvest amounts distributed relating to principal on your certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

     o a secondary market for the certificates may not develop or provide you with liquidity of investment; and

     o you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

     If you are an individual investor considering the purchase of a certificate of a series, you should also carefully consider the other risk factors discussed in this prospectus and in the applicable prospectus supplement.

Credit Enhancement is Limited in Amount and Coverage

     Credit enhancement for a series of certificates may be provided in limited amounts to cover certain types of losses on the underlying mortgage loans or mortgage certificates. Under certain circumstances, credit enhancement may be provided only for one or more classes of certificates of a series.

     Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to:

     o    subordination;

     o    limited guarantee;

     o    financial guaranty insurance policy or surety bond;

     o    letter of credit;

     o    mortgage pool insurance policy;

     o    special hazard insurance policy;

     o    mortgagor bankruptcy bond;

     o    reserve fund;

     o    cross-collateralization;

     o    overcollateralization;

     o    excess interest;

     o    cash flow agreements;

     o    fraud waiver; or

     o    FHA insurance or a VA guarantee.

     Regardless of the form of credit enhancement provided:

     o the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula; and

     o the credit enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses.

If losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, the losses will be borne by the holders of specified classes of the related certificates. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates. See "Credit Enhancement."

The Ratings of Your Certificates May Be Lowered or Withdrawn Which May Adversely Affect the Liquidity or Market Value of Your Certificates

     It is a condition to the issuance of the certificates that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. None of the depositor, the sponsor or any of their respective affiliates will have any obligations to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. If any rating is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected.

Real Estate Market Conditions May Affect Mortgage Loan Performance

     An investment in securities such as the certificates, which generally represent interests in pools of residential mortgage loans, are likely to be affected by a decline in real estate values and changes in the mortgagor's financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

     Delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the sponsor's prior securitizations involving the depositor, if the residential real estate market experiences an overall decline in property values large enough to cause the outstanding balance of the mortgage loans owned by the issuing entity and any secondary financing on the related mortgaged properties to become equal to or greater than the value of the mortgaged properties.

     If losses on mortgage loans underlying a series are not covered by credit enhancement, certificateholders will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. See "The Trust Estates--The Mortgage Loans."

Recent Developments in the Residential Mortgage Market May Adversely Affect the Market Value of Your Certificates

     Investors should note that the residential mortgage market has recently encountered difficulties which may adversely affect the performance or market value of your certificates.

     In the past year, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, there has been a proliferation in recent years of affordability products that provide for lower initial payments and/or little or no downpayment. As property values decline or stabilize after many years of robust gains and housing inventory for sale increases, it is likely that these negative performance trends will continue and may increase, especially as borrowers face increasing payments on adjustable rate and interest only mortgage loans in an environment of increasingly restrictive lending standards. A continued decline or a lack of increase in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values. In addition, a number of residential mortgage loan originators, particularly those who originate subprime loans, have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults. The inability to repurchase such loans in the event of early payment defaults may also affect the performance of any certificates backed by those loans.

     All of these general market conditions may affect the performance of the mortgage loans backing your certificates and, even if they do not affect performance, may adversely affect the market value of your certificates.

     Various federal, state and local regulatory authorities have taken on proposed actions that could hinder the ability of a servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the loans and the yield on and value of the certificates.

Balloon Loans May Have a Greater Default Risk at Maturity

     Certain of the mortgage loans underlying a series of certificates may provide for a lump-sum payment of the unamortized principal balance of the mortgage loan at maturity. See "The Mortgage Pool" in the applicable prospectus supplement.

     Because borrowers under this type of mortgage loan are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with such mortgage loans is greater than that associated with fully-amortizing mortgage loans. The ability of a mortgagor on this type of mortgage loan to repay the mortgage loan upon maturity frequently depends upon the mortgagor's ability:

     o to refinance the mortgage loan, which will be affected by a number of factors, including, without limitation, the level of mortgage interest rates available in the primary mortgage market at the time, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the condition of the mortgaged property, tax law, general economic conditions and the general willingness of financial institutions and primary mortgage bankers to extend credit; or

     o to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the lump-sum payment.

Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies

     Various factors in the process of originating the mortgage loans either owned by the issuing entity or underlying mortgage certificates owned by the issuing entity may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

     Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan originator, the appraiser may feel pressure from that broker or mortgagee to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

     Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective mortgagors. There has recently been an increasing number of mortgage loans originated under "stated income" programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these mortgagors have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the issuing entity.

     Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

     Non-owner occupied properties: Mortgage loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related mortgagors. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

     Broker and correspondent origination versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. Often these mortgage loans are acquired mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from those underwriting standards of the originator. Furthermore, the originators must rely on the representations and warranties received from unaffiliated brokers or correspondents because the originator did not control the underwriting process and may have conducted due diligence on only a small sample of mortgage loans.

     Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a mortgagor may present fraudulent documentation to an originator during the mortgage loan underwriting process, which may enable the mortgagor to qualify for a higher balance or lower interest rate mortgage loan than the mortgagor would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving mortgagors, particularly in the case of mortgage loans originated by

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
brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the issuing entity includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by mortgagors, brokers and other third parties on the yield on your certificates.

     Self-employed mortgagors: Self-employed mortgagors may be more likely to default on their mortgage loans than salaried or commissioned mortgagors and generally have less predictable income. In addition, many self-employed mortgagors are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed mortgagors may result in increased defaults on the mortgage loans in the issuing entity.

     First time mortgagors: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other mortgagors. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

     Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans owned by the issuing entity, unless specified in the prospectus supplement.

Geographic Concentration May Increase Rates of Loss and Delinquency

     The mortgage loans underlying certain series of certificates may be concentrated in certain regions. Any concentration may present risk considerations in addition to those generally present for similar mortgage-backed certificates without a concentration in a particular region. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage loans in affected areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under "The Pooling and Servicing Agreement--Insurance Policies," no mortgaged properties will be required to be otherwise insured against earthquake damage or any other loss not covered by standard insurance policies, as described under "The Pooling and Servicing Agreement--Insurance Policies."

     The ability of mortgagors to make payments on the mortgage loans may also be affected by factors that do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community, such as mortgagors relying on commission income and self-employed mortgagors. These factors may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans owned by the issuing entity and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to such mortgage loans.

     See the related prospectus supplement for further information regarding the geographic concentration of the mortgage loans underlying the certificates.

General Economic Conditions May Increase Risk of Loss

     Adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values (including the purposes for which the mortgage loans were made and the uses of the mortgaged properties) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on the mortgage loans. In addition, the performance of the mortgage loans or mortgage certificates could be adversely affected by other larger economic factors, including general economic conditions affecting capital markets and participants therein. Specifically, these factors would include, among others, (i) the economic downturns and uncertainties affecting economies and capital markets worldwide, (ii) the effects of, and disruptions and uncertainties resulting from, the terrorist attacks of September 11, 2001 and the military responses thereto, the continuing military conflict in Iraq and elsewhere, incidents of terrorism occurring outside the United States and other consequences thereof and similar events, (iii) recent concern about financial performance, accounting and other issues relating to various companies and (iv) recent and proposed changes in accounting and reporting standards. If these losses are not covered by the applicable credit enhancement, certificateholders will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties, which may be insufficient to recover the outstanding principal and unpaid interest on the defaulted mortgage loans.

Mortgage Loans With High Original Loan-to-Value Ratios May Present a Greater Risk of Loss

     As specified in the related prospectus supplement, some of the mortgage loans owned by the issuing entity may have original loan-to-value ratios greater than 80%, some of which may not have the benefit of primary mortgage insurance. Mortgage loans with high loan-to-value ratios may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

     Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a mortgagor's obligation to repay amounts otherwise due on a mortgage loan, none of the depositor, the sponsor, the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to certificateholders. In such event, you may suffer a loss on your investment.

Collateral Securing Cooperative Loans May Diminish in Value

     If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. In a cooperative loan, a tenant-stockholder's ownership interest in the cooperative and accompanying rights is financed through a cooperative share loan and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building and the underlying land. The interests of the individual occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage, and its consequent inability to make such final payment, could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

Risks Related to Mortgage Loans With Interest-Only Payments

     If specified in the related prospectus supplement, some of the mortgage loans owned by the issuing entity may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

     If applicable, the presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these loans not been included in the related issuing entity. In addition, mortgagors may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, mortgagors may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

     After a mortgagor's monthly payment has been increased to include principal amortization, and assuming the mortgagor does not refinance the related mortgage loan, delinquency or default may be more likely.

There Are Risks Relating to Mortgaged Properties Subject to Second Lien Mortgage Loans

     At the time of origination of certain of the first lien mortgage loans, the same mortgagee or another mortgagee may have originated a second lien mortgage loan with respect to the same mortgaged property. First lien mortgage loans that have second lien mortgage loans encumbering the same mortgaged property may have higher rates of delinquency and foreclosure relative to first lien mortgage loans that do not have second lien mortgage loans behind them. This may be due to changes in the mortgagor's debt-to-income profile, the fact that mortgagors may then have less equity in the mortgaged property and other factors. You should also note that any mortgagor could obtain a second lien mortgage loan at any time subsequent to the date of origination of their first lien mortgage loan from any mortgagee.

Mortgage Loans Secured By Junior Liens Are Subject to Additional Risks

     If a mortgage loan is in a junior lien position, a decline in property values could extinguish the value of the junior lien loan before having any effect on the related senior lien loan or loans. In general, the expenses of liquidating defaulted loans do not vary directly with the unpaid amount. So, assuming that a servicer would take the same steps to recover a defaulted loan with a small unpaid balance as it would a loan with a large unpaid balance, the net amount realized after paying liquidation expenses would be a smaller percentage of the balance of the small loan than of the large loan. In the case of any mortgage loan in a junior lien position, the proceeds from any liquidation will be applied first to the claims of the related senior mortgage holders, including foreclosure costs. In addition, a junior mortgage mortgagee may only foreclose subject to any related senior mortgage. As a result, the junior mortgage mortgagee generally must either pay each related senior mortgage mortgagee in full at or before the foreclosure sale or agree to make the regular payments on each senior mortgage. Since the issuing entity will not have any source of funds to satisfy any senior mortgages or to continue making payments on them, the issuing entity's ability as a practical matter to foreclose on any junior lien will be limited.

Shorter Amortization Period for Home Equity Lines of Credit

     If the related prospectus supplement indicates that the mortgage loan pool or pools contains home equity lines of credit, investors should note that many home equity lines of credit require no principal payments or minimal principal payments during the first several years following origination; however all home equity lines of credit will fully amortize over the remainder of the loan term after the initial period described above. Home equity lines of credit which require no principal payments or minimal principal payments during the first several years following origination pose a special payment risk because the mortgagor must start making substantially higher monthly payments at the start of the repayment period. If the mortgagor is unable to make such increased payments, the mortgagor may default. You may suffer a loss if the collateral for such home equity lines of credit, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss.

Reimbursement to Certain Classes of Certificates for Draws Home Equity Lines of Credit

     If the related prospectus supplement indicates that the mortgage loan pool or pools contains home equity lines of credit, the home equity lines of credit will be funded by principal collections during each collection period and such principal collections will not be payable to the certificateholders. In the event that draws during a particular collection period are greater than principal collections for such collection period, the servicer will fund the difference and amounts distributable to the certain classes of certificates indicated in the related prospectus supplement will be remitted by the holder thereof to the servicer in reimbursement of such additional balance advance amounts. As a result, a high rate of draws on the home equity lines of credit during any collection period could result in substantially reduced funds available to make payments to the holders of the certificates.

Leaseholds May Be Subject to Default Risk on the Underlying Lease

     If specified in the related prospectus supplement, certain of the mortgage loans may be secured by leasehold mortgages. Leasehold mortgages are subject to certain additional risks not associated with mortgage loans secured by a fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Any leasehold mortgages underlying a series of certificates will contain provisions protective of the mortgagee, as described under "The Trust Estates--The Mortgage Loans," such as the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor and to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

Yields of Certificates Sensitive to Rate and Timing of Principal Prepayment

     The yield on the certificates of each series will depend in part on the rate and timing of principal payment on the mortgage loans, including prepayments, liquidations due to defaults and mortgage loan repurchases. Your yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans. In particular:

     o the yield on classes of certificates entitling their holders primarily or exclusively to payments of interest, such as interest only certificates, or primarily or exclusively to payments of principal, such as principal only certificates, will be extremely sensitive to the rate and timing of prepayments on the related mortgage loans; and

     o the yield on certain other classes of certificates, such as companion certificates, may be relatively more sensitive to the rate and timing of prepayments of specified mortgage loans than other classes of certificates.

     If the underlying assets of the issuing entity are mortgage loans, you should be aware that mortgagors are permitted to prepay their mortgage loans, in whole or in part, at any time, in certain instances without penalty. In addition, home equity lines of credit usually are not viewed by mortgagors as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans. The principal payments on the mortgage loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the mortgage loans.

     The rate and timing of prepayments on mortgage loans is influenced by a number of factors, including but not limited to:

     o    the amortization schedules of the mortgage loans;

     o the rate of partial prepayments and full prepayments by mortgagors due to refinancing, job transfer, changes in property values or other factors;

     o    liquidations of the properties that secure defaulted mortgage loans;

     o repurchases of mortgage loans by the depositor, the sponsor or the originator, as applicable, as a result of defective documentation or breaches of representations or warranties;

     o the exercise of due-on-sale clauses by the applicable servicer in connection with transfers of mortgaged properties;

     o the optional repurchase of all the mortgage loans by the party specified in the related prospectus supplement to effect a termination of the transaction when the aggregate stated principal balance of the mortgage loans is less than the percentage specified in the applicable prospectus supplement of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date; and

     o    general  and  targeted   solicitations  for  refinancing  by  mortgage
          originators.

     o    local and national economic conditions;

     o    homeowner mobility; and

     o    the ability of mortgagors to obtain refinancing.

     The rate of principal payments on the mortgage loans will depend greatly on the level of mortgage interest rates:

     o If prevailing interest rates for similar mortgage loans fall below the interest rates on the mortgage loans owned by the issuing entity, the rate of prepayment is likely to increase.

     o Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the mortgage loans owned by the issuing entity, the rate of prepayment is likely to decrease.

     If you are purchasing certificates at a discount or are purchasing a principal-only certificate, you should consider the risk that if principal payments on the mortgage loans, or, in the case of any ratio strip certificates, the related mortgage loans, occur at a rate lower than you expected, your yield will be lower than you expected. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including a table demonstrating the particular sensitivity of any class of principal only certificates to the rate of prepayments.

     If you are purchasing certificates at a premium, or are purchasing an interest only certificate, you should consider the risk that if principal payments on the mortgage loans or, in the case of any interest only certificates entitled to a portion of interest paid on certain mortgage loans with higher mortgage interest rate, those mortgage loans, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing interest only certificates, you should consider the risk that a rapid rate of principal payments on the applicable mortgage loans could result in your failure to recover your initial investment. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including, in the case of interest only certificates that are extremely sensitive to principal prepayments, a table demonstrating the particular sensitivity of those interest only certificates to the rate of prepayments.

     If you are purchasing any inverse floating rate certificates, you should also consider the risk that a high rate of the applicable index may result in a lower actual yield than you expected or a negative yield. In particular, you should consider the risk that high constant rates of the applicable index or high constant prepayment rates on the mortgage loans may result in the failure to recover your initial investment. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including a table demonstrating the particular sensitivity of those certificates to the rate of prepayments on the mortgage loans and changes in the applicable index.

Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on the Certificates

     When a mortgage loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement and/or underlying servicing agreement relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable servicer or the master servicer will be obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the servicer's or the master servicer's, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing certificates as described in the related prospectus supplement. No comparable interest shortfall coverage will be provided by the servicer or the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be allocated by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements described in this prospectus.

Risk of Loss Is Greater on Subordinated Certificates

     The rights of subordinated certificateholders will be subordinate:

     o to the rights of the servicer, the securities administrator, any master servicer and any credit risk manager (to the extent of amounts in respect of indemnification of the servicer, the servicing fee, any credit risk manager fee, any accrued and unpaid servicing fee, reimbursement for certain unreimbursed advances and unreimbursed liquidation expenses, any securities administrator fee, amounts payable to the securities administrator and the trustee in respect of certain expenses and indemnification and any amounts reimbursable or payable to any master servicer); and

     o to the senior certificateholders to the extent described in the applicable prospectus supplement.

     As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinated certificates. See "Credit Enhancement--Subordination."

     The yields on the subordinated certificates may be extremely sensitive to the loss experience of the related mortgage loans and the timing of any such losses. If the actual rate and amount of losses experienced by the mortgage loans exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the subordinated certificates may be lower than anticipated.

Exercise of Rights Under Special Servicing Agreements May Be Adverse to Other Certificateholders

     The pooling and servicing agreement for a series may permit a servicer to enter into a special servicing agreement with an unaffiliated holder of a class of subordinate certificates or a class of securities backed by a class of subordinate certificates, pursuant to which the holder may instruct the servicer to commence or delay foreclosure proceedings with respect to delinquent mortgage loans. This right is intended to permit the holder of a class of certificates that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior certificates that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest-only certificates, while delaying foreclosure will adversely affect the yield to maturity of principal only certificates or certificates purchased at a discount.

Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans

     Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the operating agreement of which contains limitations on the nature of the depositor's business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under bankruptcy laws. Further, the transfer of the mortgage loans to the related issuing entity will be structured so that the trustee has no recourse to the depositor.

     If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the issuing entity should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor's estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the certificates. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the certificates.

Owners of Book-Entry Certificates are Not Entitled to Exercise Rights of Holders of Certificates

     If so provided in a prospectus supplement, one or more classes of certificates of a series may be issued in book-entry form. These book-entry certificates will be represented initially by one or more certificates registered in the name of Cede & Co., the nominee for DTC, and will not be registered in the names of the owners or their nominees. As a result, unless definitive certificates are issued, owners of beneficial interests in certificates will not be recognized by the trustee as "certificateholders" under the related pooling and servicing agreement. If you own book-entry certificates, you will not be able to exercise the rights of a certificateholder directly and must act indirectly through DTC and its participating organizations. For a more detailed discussion of the book-entry certificates, see "Description of Certificates--Book-entry Form."

Book-Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment

     Because transactions in the classes of book-entry certificates of any series generally can be effected only through DTC, DTC participants and indirect DTC participants:

     o your ability to pledge book-entry certificates to someone who does not participate in the DTC system, or to otherwise take action relating to your book-entry certificates, may be limited due to the lack of a physical certificate;

     o you may experience delays in your receipt of payments on book-entry certificates because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for DTC, rather than directly to you; and

     o you may experience delays in your receipt of payments on book-entry certificates in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

     See "Description of the Certificates--Book-entry Form."

Cash  Flow   Agreements  and  External  Credit   Enhancements   are  Subject  to
Counterparty Risk

     The assets of an issuing entity may, if specified in the related prospectus supplement, include cash flow agreements such as swap, cap, floor or similar agreements which will require a counterparty to the issuing entity or the related supplemental interest trust to make payments to the issuing entity under the circumstances described in the prospectus supplement. If payments on the certificates of the related series depend in part on payments to be received under this type of agreement, the ability of the issuing entity to make payments on the certificates will be subject to the credit risk of the provider of the agreement.

     In addition, the ratings assigned to the certificates of a series may depend in part on the ratings assigned to the provider of certain types of external credit enhancement, such as a mortgage pool insurance policy, surety bond, financial guaranty insurance policy or limited guarantee. Any reduction in

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
the ratings assigned to the provider of one of these types of external credit enhancement could result in the reduction of the ratings assigned to the certificates of the series. A reduction in the ratings assigned to the certificates of a series is likely to affect adversely the liquidity and market value of the certificates.

Risks Related to any Interest Rate Swap Agreement

     If the related prospectus supplement specifies that the issuing entity or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to certificateholders, and may reduce payments of interest on the certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the issuing entity or related supplemental interest trust makes net payments to a swap counterparty could adversely affect the yields on the certificates.

Amounts   Received  from  an  Auction  and  a  Related  Swap  Agreement  May  Be
Insufficient to Assure Completion of the Auction

     If specified in the prospectus supplement for a series, one or more classes of certificates may be subject to a mandatory auction. If you hold a class of certificates subject to a mandatory auction, on the distribution date specified in the related prospectus supplement for the auction, your certificate will be transferred to successful auction bidders, thereby ending your investment in that certificate. If the class balance of your class of auction certificates plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction, is greater than the amount received in the auction, a counterparty will be obligated, pursuant to a swap agreement, to pay the amount of that difference to the administrator of the auction for distribution to the holders of the class of auction certificates.
Auction bidders will be permitted to bid for all or a portion of a class of auction certificates. If the counterparty under a swap agreement defaults on its obligations, no bids for all or a portion of a class of auction certificates will be accepted unless the amount of the bids are equal to the class balance or a class of auction certificates plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction (or a pro rata portion of this price). If the counterparty under the swap agreement defaults and no bids for a class or portion of a class of auction certificates are accepted, or there are no bids for the class or portion of the class, all or a portion of the certificates of the class will not be transferred to auction bidders. In the event this happens, you will retain the non-transferred portion of your certificates after the distribution date for the auction.

     See "Description of the Certificates--Mandatory Auction of the Auction Certificates."

The Servicers' Collections Procedures May Affect the Timing of Collections on the Mortgage Loans

     In order to reduce mortgagor defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or mortgagor defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the mortgagor with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the certificateholders and complies with any REMIC election. For example, qualifying mortgagors might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the issuing entity's receipt of interest or principal payments.

Servicing Transfer Following Event of Default May Result in Payment Delays or Losses

     Following the occurrence of an event of default or other termination event under a pooling and servicing agreement, the trustee for the related series may, in its discretion or pursuant to direction from certificateholders, remove the defaulting master servicer or servicer and succeed to its responsibilities, or

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

may petition a court to appoint a successor master servicer or servicer. The trustee or the successor master servicer or servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or servicer, or from the assets of the related issuing entity if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or servicer is made from the assets of the issuing entity, the resulting shortfall will be borne by holders of the related certificates, to the extent not covered by any applicable credit support. In addition, during the pendency of a servicing transfer or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related certificates.

Effects of Failure to Comply With Consumer Protection Laws

     There are various federal and state laws, public policies and principles of equity that protect consumers. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of servicers and originators. There can be no assurance that new state or federal legislation will not be enacted that could be more restrictive and limit the ability of servicers to foreclose or take other collection actions with respect to mortgage loans, or that may entitle the mortgagor to a refund of amounts previously paid and, in addition, could subject the owner of mortgage loans, such as the issuing entity, to damages and administrative enforcement. Among other things, these laws, policies and principles:

     o    regulate interest rates and other charges;

     o    require certain disclosures;

     o    require licensing of mortgage loan originators;

     o limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;

     o    prohibit discriminatory or predatory lending practices;

     o    require   mortgagees  to  provide   credit   counseling   and/or  make
          affirmative determinations regarding the mortgagor's ability to repay the mortgage loan;

     o    regulate the use of consumer credit information; and

     o    regulate debt collection practices.

Violation of certain provisions of these laws, policies and principles:

     o may limit a servicer's ability to collect all or part of the principal of or interest on the mortgage loans;

     o    may entitle the mortgagor to a refund of amounts previously paid; and

     o    could subject a servicer to damages and administrative sanctions.

     Under the anti-predatory lending laws of some states, the mortgage loan is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan included in the issuing entity does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor or other entity specified in the applicable prospectus supplement will be required to purchase that mortgage loan from the issuing entity.

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
     The sponsor or other entity specified in the applicable prospectus supplement will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with federal and state laws and regulations. In addition, the sponsor or other specified entity may be required to pay to the applicable issuing entity, any costs or damages incurred by the related issuing entity as a result of a violation of these laws or regulations. If the sponsor or other entity specified in the applicable prospectus supplement is unable or otherwise fails to satisfy such obligations, the yield on the certificates may be materially and adversely affected.

Legal and Other Factors Could Reduce the Amount and Delay the Timing of Recoveries on Defaulted Loans

     The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related mortgage loans would equal or exceed those values:

     o an overall decline in the residential real estate markets where the properties are located,

     o    failure of mortgagors to maintain their properties adequately, and

     o    natural   disasters  that  are  not  necessarily   covered  by  hazard
          insurance, such as earthquakes and floods.

     Even if you assume that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could occur before defaulted mortgage loans are liquidated and the proceeds forwarded to certificateholders. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize other types of lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete. Moreover, some states prohibit a mortgagee from obtaining a judgment against the mortgagor for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, if a mortgagor defaults, these restrictions may impede the servicer's ability to dispose of the mortgagor's property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer is entitled to deduct from liquidation proceeds all the expenses it reasonably incurs in trying to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property preservation and maintenance expenses.

     State laws generally regulate interest rates and other loan charges, require certain disclosures, and often require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the provisions of the particular law or policy and the specific facts and circumstances involved, violations may limit the ability of the servicer to collect interest or principal on the loans. Also, the mortgagor may be entitled to a refund of amounts previously paid and the originator or the servicer may be subject to damage claims and administrative sanctions.

Increased Risk of Loss If Delinquent Mortgage Loans are Assets of the Issuing Entity

     A portion of the mortgage loans owned by an issuing entity may be delinquent when the related certificates are issued. You should consider the risk that the inclusion of delinquent mortgage loans in the issuing entity may cause the rate of defaults and prepayments on the mortgage loans to increase. As a result, the related credit enhancement for those series of certificates may not cover the related losses.

                                THE TRUST ESTATES

General

     Each series of certificates will be issued by a separate common law trust (each, an "Issuing Entity"). The assets of each Issuing Entity (each, a "Trust Estate") will be held by or on behalf of the trustee named in the related prospectus supplement (the "Trustee") for the benefit of the related certificateholders. Each Trust Estate will consist of a mortgage pool comprised of mortgage loans (the "Mortgage Loans") and/or mortgage-backed certificates (the "Mortgage Certificates" and, together with the Mortgage Loans, the

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
"Mortgage Assets") together with payments in respect of the Mortgage Assets and certain accounts, obligations or agreements, in each case as specified in the related prospectus supplement.

     The certificates of a series will be entitled to payment from the assets of the related Trust Estate and will not be entitled to payments in respect of the assets of any other Trust Estate established by the Depositor.

     If the Mortgage Assets consist of Mortgage Loans, the related prospectus supplement will contain information regarding the origination of the Mortgage Loans. The Depositor will purchase Mortgage Loans either directly or indirectly from approved originators, which may include an affiliate of the Depositor, the Sponsor, the Master Servicer or a Servicer. The Depositor has approved (or will approve) individual institutions as eligible originators by applying certain criteria, including the originator's depth of mortgage origination experience, servicing experience and financial stability. From time to time, however, the Depositor may purchase Mortgage Loans from originators that, while not meeting the generally applicable criteria, have been reviewed by the Depositor and found to be acceptable as originators of Mortgage Loans.

     Each Mortgage Loan purchased by the Depositor must meet certain credit, appraisal and underwriting standards, as described in the related prospectus supplement.

     The following is a brief description of the Mortgage Assets expected to be included in the Trust Estates. If specific information respecting the Mortgage Assets is not known at the closing date for a series of certificates, more general information of the nature described below will be provided in the related prospectus supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the closing date and to be filed with the Securities and Exchange Commission ("SEC") within four days of the closing date. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the Trustee upon delivery of the certificates.

The Mortgage Loans

   General

     The Mortgaged Properties securing the Mortgage Loans may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

   Payment Provisions of the Mortgage Loans

     The Mortgage Loans in a Trust Estate will have monthly payment dates as set forth in the related prospectus supplement. The payment terms of the Mortgage Loans to be included in a Trust Estate will be described in the related prospectus supplement and may include any of the following features or a combination thereof or other features described in the related prospectus supplement:

          a. Fixed-Rate Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain fixed-rate, fully amortizing Mortgage Loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than forty
     (40) years. If specified in the applicable prospectus supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of these Mortgage Loans and upon the satisfaction of other conditions specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, the pooling and servicing agreement will require the Depositor or another party identified in the applicable prospectus supplement to repurchase each of these converted Mortgage Loans at the price set forth in the applicable prospectus supplement. A Trust Estate containing fixed-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Estate and which are subject to no further conversions.

          b. Adjustable-Rate Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain adjustable-rate, fully amortizing Mortgage Loans having an original or modified term to maturity of not more than forty (40) years with a related mortgage interest rate which generally adjusts initially one, three or six months, or one, three, five, seven or ten years, subsequent to the initial Due Date, and thereafter at one-month,

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
     six-month, one-year or other intervals over the term of the Mortgage Loan to equal the sum of a fixed margin set forth in the related mortgage note (the "Gross Margin") and an index. The applicable prospectus supplement will set forth the relevant index and the highest, lowest and weighted average Gross Margin with respect to the adjustable-rate Mortgage Loans in the related Trust Estate. The index will be one of the following: one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), CMT (weekly or monthly average yields of U.S. treasury short- and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities), the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers) or a monthly or yearly average of these values. The applicable prospectus supplement will also indicate any periodic or lifetime limitations on the adjustment of any mortgage interest rate.

          If specified in the applicable prospectus supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates generally on the first, second or third adjustment date after origination of those Mortgage Loans at the option of the mortgagor. If specified in the applicable prospectus supplement, the Depositor or another party specified in the applicable prospectus supplement will generally be required to repurchase each of these converted Mortgage Loans at the price set forth in the applicable prospectus supplement, which will have the same effect as a prepayment in full of the related Mortgage Loan. A Trust Estate containing adjustable-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the Trust Estate.

          c. Interest Only Mortgage Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain "Interest Only Mortgage Loans" which are (i) Mortgage Loans having an original term to maturity of not more than forty (40) years with a Mortgage Interest Rate which adjusts initially either one, three or six months, or one, three, five, seven or ten years subsequent to the initial payment date (but no more than ten (10) years after the initial payment date), and thereafter at one-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Gross Margin and index, and providing for monthly payments of interest only for a period specified in the applicable prospectus supplement and monthly payments of principal and interest after the interest only period sufficient to fully amortize the Mortgage Loans over their remaining terms to maturity or (ii) fixed-rate, fully-amortizing Mortgage Loans having an original term to maturity of not more than forty
     (40) years providing for monthly payments of interest only prior to a date specified in the Mortgage Note and monthly payments of principal and interest after such date sufficient to fully-amortize the Mortgage Loans over their remaining terms to maturity.

          d. Subsidy Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on these Mortgage Loans with the present value of the resulting difference in payment ("Subsidy Payments") being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account ("Subsidy Account") by the related Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related mortgage note and Mortgage Loan.

          Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination of these programs. The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. The depositor will only purchase any Subsidy Loans on a fixed payment program. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the mortgage interest rates for specified periods, generally not in excess of ten years.

          Generally,  employers may terminate  subsidy  programs in the event of
     (i) the mortgagor's death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor,
     (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan under the "due on sale" clause contained in the mortgage, or

     (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the mortgage interest rate of that Subsidy Loan, the employer may request that the mortgagor refinance its Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to refinance its Subsidy Loan. In the event the mortgagor refinances its Subsidy Loan, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations." In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor's reduced monthly housing expense as a consequence of payments under a subsidy agreement may be used by the originator in determining certain expense to income ratios utilized in underwriting a Subsidy Loan.

          e. Buy Down Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy down plans ("Buy Down Loans") under which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if specified in the applicable prospectus supplement, placed in a custodial account (the "Buy Down Fund") by the related Servicer. If the mortgagor on a Buy Down Loan prepays the Mortgage Loan in its entirety, or defaults on the Mortgage Loan and the related Servicer liquidates the related Mortgaged Property, during the period when the mortgagor is not obligated, by virtue of the buy down plan, to pay the full monthly payment otherwise due on the loan, the unpaid principal balance of the Buy Down Loan will be reduced by the amounts remaining in the Buy Down Fund for the Buy Down Loan, and these amounts will be deposited in the Servicer Custodial Account or the Certificate Account, net of any amounts paid relating to the Buy Down Loan by any insurer, guarantor or other person under a credit enhancement arrangement described in the applicable prospectus supplement.

          f. Balloon Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans which are amortized over a fixed period not exceeding forty (40) years but which have shorter terms to maturity ("Balloon Loans") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). The mortgagor of a Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period. In the event the related mortgagor refinances a Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations" herein.

          g. Home Equity Loans. Home equity loans will consist of closed-end or revolving credit line home equity loans generally secured by junior liens on one- to four-family residential properties ("Home Equity Loans").

          As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to the maximum amount specified in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the issuing entity will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments in an amount necessary to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed four hundred eighty (480) months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a mortgagor may choose an interest only payment option, in which event the mortgagor is obligated to pay only the amount of interest which accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the mortgagor must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

          h. Pledged Asset Loans. If so specified in the applicable prospectus supplement, a Trust Estate may contain "Pledged Asset Loans," which are adjustable-rate or fixed-rate mortgage loans having original terms to stated maturity of not more than forty (40) years that, in addition to

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
     being secured by the related Mortgaged Property, are (i) secured by a security interest in Pledged Assets owned by the mortgagor, (ii) supported by a third party guarantee (usually a parent of the mortgagor) which is in turn secured by a security interest in Pledged Assets owned by such guarantor or (iii) supported by a third party letter of credit. "Pledged Assets" may be marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Pledged Assets owned by any guarantor, may consist of real estate.

          In most cases, the security agreements and other similar security instruments related to the Pledged Assets for the Mortgage Loans in a Trust Estate will, in the case of Pledged Assets consisting of personal property, create first liens on that personal property, and, in the case of Pledged Assets consisting of real estate, create first liens on those Pledged Assets. With respect to a Pledged Asset Loan, the value of the Pledged
     Assets, or the liens on those Pledged Assets in favor of the related Pledged Asset Loan, generally may not exceed 30% of the original principal balance of such Pledged Asset Loan.

          The requirements that Pledged Assets be maintained may be terminated in the case of the reduction of the loan-to-value ratios or principal balances of the related Pledged Asset Loans to pre-determined amounts. For this purpose, the loan-to-value ratio may be reduced as a result of an appraisal obtained subsequent to origination.

          Pledged Assets, including any related third-party guarantees, insurance policies or other forms of credit enhancement may be provided in lieu of a junior lien or in lieu of primary mortgage insurance policies for the Pledged Asset Loans in a Trust Estate, as specified in the related prospectus supplement. If a Trust Estate includes Pledged Asset Loans, the related prospectus supplement will specify the nature and extent of those Pledged Asset Loans and of the related Pledged Assets. The Pledged Assets may be administered by one or more third parties. The related prospectus supplement will specify such parties and the extent to which Pledged Assets will be assigned to the Trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Pledged Assets for any of the Pledged Asset Loans. See "Certain Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Mortgagees."

     Mortgage  Loans with  certain  loan-to-value  ratios or  certain  principal balances may be covered wholly or partially by primary mortgage insurance policies. The existence, extent and duration of any coverage will be described in the related prospectus supplement. The loan-to-value ratio of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then-outstanding principal balance of the Mortgage Loan to the appraised value of the related Mortgaged Property. The appraised value is either:

     (i) the lesser of:

          (a) the appraised value determined in an appraisal obtained by the originator of the Mortgage Loan and

          (b)  the sales price for the property,

     except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the related Mortgaged Property is the appraised value determined in an appraisal obtained at the time of refinancing; or

     (ii) the appraised value determined in an appraisal made at the request of a mortgagor subsequent to origination to eliminate the mortgagor's obligation to keep a primary mortgage insurance policy in force.

   Mortgage Loan Information in Prospectus Supplement

          Each prospectus supplement for a series representing interests in a Trust Estate that consists of Mortgage Loans will contain information, as of the Cut-off Date and to the extent known to the Depositor, with respect to the Mortgage Loans contained in the Trust Estate, including:

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
     o    the payment provisions of the Mortgage Loans;

     o    the number of Mortgage Loans;

     o    the geographic distribution of the Mortgage Loans;

     o    the aggregate principal balance of the Mortgage Loans;

     o    the types of dwelling constituting the Mortgaged Properties;

     o    the longest and shortest scheduled term to maturity;

     o    the maximum principal balance of the Mortgage Loans;

     o the maximum loan-to-value ratio of the Mortgage Loans at origination or other date specified in the related prospectus supplement;

     o    the maximum and minimum interest rates on the Mortgage Loans; and

     o    the  aggregate  principal  balance  of   nonowner-occupied   Mortgaged
          Properties.

   Single Family and Cooperative Loans

     Mortgage Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in those instruments, secured by first or second liens on one- to four-family residential properties (the "Mortgaged Properties") or other Mortgage Loans specified in the related prospectus supplement. If so specified, the Mortgage Loans may include cooperative loans secured by security interests in stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as "Cooperatives," and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. These loans may be loans that are not insured or guaranteed by any governmental agency or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement.

     The Mortgaged Properties relating to single family mortgage loans will consist of:

     o    detached or semi-detached one-family dwelling units;

     o    two- to four-family dwelling units;

     o    townhouses;

     o    rowhouses;

     o individual condominium units, including condominium hotels, where features of the property may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space;

     o    individual units in planned unit developments; and

     o    certain other dwelling units.

     The Mortgaged Properties may include:

     o    vacation homes;

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
     o    second homes;

     o    investment properties;

     o    leasehold interests; and

     o    manufactured housing.

     In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years. Certain Mortgage Loans may be originated or acquired in connection with corporate programs, including employee relocation programs. In limited instances, a mortgagor who uses the dwelling unit as a primary residence may also make some business use of the property.

   Substitution of Mortgage Loans

     Substitution of Mortgage Loans will be permitted in the event of breaches of representations and warranties relating to any original Mortgage Loan or if the documentation relating to any Mortgage Loan is determined by the Trustee or a custodian appointed by the Trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Loans may be substituted for Mortgage Loans initially included in the Trust Estate.

Mortgage Certificates

     A Trust Estate that contains Mortgage Certificates will have either Ginnie Mae Certificates, Freddie Mac Certificates, Fannie Mae Certificates, Private Certificates or a combination of any of those types of Mortgage Certificates. The Mortgage Certificates will be acquired by the Depositor from one or more affiliated or unaffiliated sellers.

     All of the Mortgage Certificates will be registered in the name of the Trustee or its nominee or, in the case of Mortgage Certificates issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Mortgage Certificate will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

     The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae Certificates and of Private Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest from that pool. Ginnie Mae, Freddie Mac, Fannie Mae or the issuer of a particular series of Private Certificates may also issue mortgage-backed certificates representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest, or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any issuer may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any Mortgage Certificates that are included in a Trust Estate (and of the underlying mortgage loans) will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the actual terms of those Mortgage Certificates.

   Ginnie Mae

     The Government National Mortgage Association ("Ginnie Mae") is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development ("HUD"). Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans ("FHA Loans") insured or guaranteed by the United States Federal Housing Administration (the "FHA") under the Housing Act or Title V of the Housing Act of 1949, or by the

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

United States Department of Veteran Affairs (the "VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." To meet its obligations under its guaranties, Ginnie Mae is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

   Ginnie Mae Certificates

     All of the Ginnie Mae certificates (the "Ginnie Mae Certificates") will be mortgage-backed certificates issued and serviced by Ginnie Mae- or Fannie Mae-approved mortgage servicers. The mortgage loans underlying Ginnie Mae Certificates may consist of FHA Loans secured by mortgages on one- to four family residential properties or multifamily residential properties, loans secured by mortgages on one- to four-family residential properties or multifamily residential properties, mortgage loans which are partially guaranteed by the VA and other mortgage loans eligible for inclusion in mortgage pools underlying Ginnie Mae Certificates. At least 90% by original principal amount of the mortgage loans underlying a Ginnie Mae Certificate will be mortgage loans having maturities of 20 years or more.

     Each Ginnie Mae Certificate provides for the payment by or on behalf of the issuer of the Ginnie Mae Certificate to the registered holder of that Ginnie Mae Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each mortgage loan over the Ginnie Mae Certificate pass-through rate. In addition, each payment to a holder of a Ginnie Mae Certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the mortgage loan underlying the Ginnie Mae Certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of the mortgage loan.

     The Ginnie Mae Certificates included in a Trust Estate may be issued under either or both of the Ginnie Mae I program ("Ginnie Mae I Certificates") and the Ginnie Mae II program ("Ginnie Mae II Certificates"). All mortgages underlying a particular Ginnie Mae I Certificate must have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each Ginnie Mae I Certificate is one-half percentage point less than the annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae I Certificate. Mortgages underlying a particular Ginnie Mae II Certificate may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II
Certificate will be between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae II Certificate.

     Ginnie Mae will have approved the issuance of each of the Ginnie Mae Certificates in accordance with a guaranty agreement between Ginnie Mae and the servicer of the mortgage loans underlying the Ginnie Mae Certificate. Pursuant to this type of agreement, the servicer is required to advance its own funds to make timely payments of all amounts due on the Ginnie Mae Certificate, even if the payments received by the servicer on the mortgage loans backing the Ginnie Mae Certificate are less than the amounts due on the Ginnie Mae Certificate. If a servicer is unable to make payments on a Ginnie Mae Certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae Certificate. If no payment is made by the servicer and the servicer fails to notify and request Ginnie Mae to make the payment, the registered holder of the Ginnie Mae Certificate has recourse only against Ginnie Mae to obtain the payment. The registered holder of the Ginnie Mae Certificates included in a Trust Estate is entitled to proceed directly against Ginnie Mae under the terms of each Ginnie Mae Certificate or the guaranty agreement or contract relating to the Ginnie Mae Certificate for any amounts that are not paid when due under each Ginnie Mae Certificate.

     As described above, the Ginnie Mae Certificates included in a Trust Estate, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

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
   Freddie Mac

     The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a federally-chartered and stockholder-owned corporation created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien residential mortgage loans or participation interests in those mortgage loans and the resale of those mortgage loans in the form of mortgage securities. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgages which it deems to be of the quality, type and class that meet generally the purchase standards imposed by private institutional mortgage investors.

   Freddie Mac Certificates

     Freddie Mac certificates ("Freddie Mac Certificates") represent an undivided interest in a group of mortgage loans purchased by Freddie Mac. Mortgage loans underlying the Freddie Mac Certificates included in a Trust
Estate will consist of fixed- or adjustable-rate mortgage loans with original terms to maturity of from 10 to 30 years, all of which are secured by first liens on one-to four-family residential properties or properties containing five or more units and designed primarily for residential use.

     Freddie Mac Certificates are issued and maintained and may be transferred only on the book-entry system of a Federal Reserve Bank and may only be held of record by entities eligible to maintain book-entry accounts at a Federal Reserve Bank. Beneficial owners will hold Freddie Mac Certificates ordinarily through one or more financial intermediaries. The rights of a beneficial owner of a Freddie Mac Certificate against Freddie Mac or a Federal Reserve Bank may be exercised only through the Federal Reserve Bank on whose book-entry system the Freddie Mac Certificate is held.

     Under its Cash and Guarantor Programs, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest at the rate provided for by the Freddie Mac Certificate on the registered holder's pro rata share of the unpaid principal balance outstanding of the related mortgage loans, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share thereof, but does not, except if specified in the related prospectus supplement for a series of Certificates, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of ultimate collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i) foreclosure sale, (ii) payment of the claim by any mortgage insurer, or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment with respect to the mortgages in the same manner as for mortgages that it has purchased but not sold.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the interest rate on the Freddie Mac Certificate. For Freddie Mac Pools formed under Freddie Mac's Guarantor Program having pool numbers beginning with 18-012, the range between the lowest and highest annual interest rates on the mortgage loans does not exceed two percentage points.

     Under its Gold PC Program, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest calculated in the same manner as described above, as well as timely installments of scheduled principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution for the related Freddie Mac Certificate.

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
     Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.

     As described above, the Freddie Mac Certificates included in a Trust Estate, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

   Fannie Mae

     Fannie Mae, formerly the Federal National Mortgage Association, is a federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local mortgagees, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed certificates primarily in exchange for pools of mortgage loans from mortgagees.

   Fannie Mae Certificates

     Fannie Mae certificates ("Fannie Mae Certificates") represent fractional interests in a pool of mortgage loans formed by Fannie Mae.

     Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. If Fannie Mae were unable to perform these obligations, distributions on Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of Fannie Mae Certificates. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.

     As described above, the Fannie Mae Certificates included in a Trust Estate, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

  Private Certificates

     Private label, non-agency mortgage-backed certificates ("Private Certificates") may consist of (a) mortgage pass-through certificates or participation certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Mortgage Loans (the "Underlying Loans") or (b) collateralized mortgage obligations secured by Underlying Loans. Private Certificates may include stripped mortgage-backed certificates representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some portion of the principal and interest distributions (but not all of those distributions) or certain mortgage loans. The Private Certificates will have previously been (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided that a period of two years has elapsed since the later of the date the

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
securities were acquired from the issuer or one of its affiliates. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Certificates themselves will not be so insured or guaranteed. The sellers and servicers of the underlying mortgage loans will have entered into a pooling and servicing agreement, an indenture or similar agreement (a "PC Agreement") with the trustee under that PC Agreement (the "PC Trustee") or assigned to the PC Trustee. The PC Trustee or its agent, or a custodian, will possess the mortgage loans underlying those Private Certificates. The mortgage loans underlying the Private Certificates may be subserviced by one or more loan servicing institutions under the supervision of a master servicer (the "PC Servicer").

     The sponsor of the Private Certificates (the "PC Sponsor") will be a financial institution or other entity that is or has affiliates that are engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling mortgage loans to those trusts and selling beneficial interests in those trusts. The PC Sponsor may be an affiliate of the Depositor. The obligations of the PC Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related Issuing Entity. The PC Sponsor will not have guaranteed any of the assets conveyed to the related Issuing Entity or any of the Private Certificates issued under the PC Agreement. Additionally, although the mortgage loans underlying the Private Certificates may be guaranteed by an agency or instrumentality of the United States, the Private Certificates themselves will not be so guaranteed.

     The   Depositor   will  acquire   Private   Certificates   in  open  market
transactions, which may be with or through affiliates, or in privately negotiated transactions.

     The prospectus supplement for a series for which the Trust Estate includes Private Certificates will specify (this disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement) to the extent relevant and to the extent the information is reasonably available to the Depositor and the Depositor reasonably believes the information to be reliable:

     o the aggregate approximate principal amount and type of the Private Certificates to be included in the Trust Estate;

     o certain characteristics of the mortgage loans that comprise the underlying assets for the Private Certificates including:

          o    the payment features of the underlying mortgage loans;

          o    the  approximate   aggregate  principal  balance,  if  known,  of
               underlying mortgage loans insured or guaranteed by a governmental entity;

          o the servicing fee or range of servicing fees with respect to the underlying mortgage loans; and

          o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     o    the   maximum   original   term-to-stated   maturity  of  the  Private
          Certificates;

     o    the   weighted   average   term-to-stated   maturity  of  the  Private
          Certificates;

     o    the pass-through or certificate rate of the Private Certificates;

     o the weighted average pass-through or certificate rate of the Private Certificates;

     o    the PC Sponsor, the PC Trustee and the PC Servicer;

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
     o certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Certificates or to the Private Certificates themselves;

     o the terms on which the underlying mortgage loans for the Private Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Certificates; and

     o the terms on which mortgage loans may be substituted for those originally underlying the Private Certificates.

Certificate Account

     The Trustee or other entity identified in the related prospectus supplement will, as to each series of Certificates, establish and maintain an account or accounts (collectively, the "Certificate Account") for the benefit of the Trustee and holders of the Certificates of that series for receipt of:

     o each distribution or monthly payment, as the case may be, made to the Trustee with respect to the Mortgage Assets;

     o the amount of cash, if any, specified in the related pooling and servicing agreement to be initially deposited therein;

     o the amount of cash, if any, withdrawn from any related reserve fund or other fund;

     o    the reinvestment income, if any; and

     o certain other payments received in respect of other credit enhancement as specified in the related prospectus supplement.

     The pooling and servicing agreement for a series may authorize the Trustee to invest the funds in the Certificate Account in certain investments that will qualify as "permitted investments" under Code Section 860G(a)(5) in the case of REMIC Certificates. These eligible investments will generally mature not later than the business day immediately preceding the next Distribution Date for the series (or, in certain cases, on the Distribution Date). Eligible investments include, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper carrying the ratings specified in the related pooling and servicing agreement of each rating agency rating the Certificates of that series that has rated the commercial paper, demand and time deposits and banker's acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities and certain minimum reinvestment agreements. Reinvestment earnings, if any, on funds in the Certificate Account generally will belong to the Trustee and will not be part of the Trust Estate.

                           DESCRIPTION OF CERTIFICATES

     Each series of certificates (the "Certificates") will be issued pursuant to a separate pooling and servicing agreement among the Depositor, the Sponsor (if so provided in the related prospectus supplement), the Trustee (and, if applicable, a securities administrator or other entity identified in the related prospectus supplement) and a Master Servicer and/or one or more Servicers. A form of pooling and servicing agreement is filed as an exhibit to the Registration Statement of which this prospectus is a part. The following summaries describe material provisions that may appear in each pooling and servicing agreement. The prospectus supplement for a series of Certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement and the prospectus supplement related to a particular series of Certificates.

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
General

     The Certificates are issuable in series, each series evidencing an ownership interest in a Trust Estate of assets consisting primarily of Mortgage Assets. The Certificates of each series will be issued either in fully registered form or in book-entry form and in the authorized denominations for each class specified in the related prospectus supplement. The Certificates of each series will evidence specified beneficial ownership interests in the related Trust Estate created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other Trust Estate established by the Depositor. The Certificates will not represent obligations of the Depositor, the Master Servicer, the Servicers, the Trustee or any affiliate of those parties. Any qualifications on direct or indirect ownership of Residual Certificates, as well as restrictions on the transfer of Residual Certificates, will be set forth in the related prospectus supplement.

     Each series of Certificates will be issued in one or more classes. Each class of Certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Estate. A series of Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of that series. Certain series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of Certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of Certificates may be made:

     o    prior to one or more other classes;

     o    after the occurrence of specified events;

     o    in accordance with a schedule or formula;

     o on the basis of collections from designated portions of the Mortgage Assets in the related Trust Estate; or

     o    on a different basis;

in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Definitive Form

     Certificates of a series that are issued in fully-registered, certificated form are referred to as "Definitive Certificates." Distributions of principal of, and interest on, Definitive Certificates will be made directly to holders of Definitive Certificates in accordance with the procedures set forth in the pooling and servicing agreement. The Definitive Certificates of a series offered by this prospectus and the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or other entity for that purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Certificates, but the Trustee or another entity may require payment of a sum sufficient to cover any tax or other governmental charges in connection with the transfer or exchange.

     In the event that an election or multiple elections are made to treat the Trust Estate (or one or more segregated pools of assets of the Trust Estate) as one or more REMICs, the Residual Certificate will be issued as a Definitive Certificate. No legal or beneficial interest in all or any portion of any "residual interest" may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (1) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee or middleman) of a disqualified organization and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest. Further, the transferee must state in the affidavit that it (a) historically has paid its debts as they have come due, (b) intends to pay its debts as they come due in the future and (c) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (a), (b) and (c) of the preceding sentence are false. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxation of Residual Certificates----Tax-Related Restrictions on Transfer of Residual Certificates."

Book-entry Form

     Persons acquiring beneficial ownership interests ("Beneficial Owners") in the Certificates issued in book-entry form (the "Book-Entry Certificates") will hold their Certificates through DTC in the United States, or Clearstream or Euroclear (in Europe) if they are participants of those systems (the "Participants"), or indirectly through organizations which are participants in those systems (the "Indirect Participants"). Each class of the Book-Entry Certificates of a series initially will be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of DTC, which will be the "holder" or "Certificateholder" of those Certificates, as those terms are used in this prospectus and the applicable prospectus supplement for a series. No Beneficial Owner of a Book-Entry Certificate will be entitled to receive a Definitive Certificate representing that person's interest in the Book-Entry Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references in this prospectus and the applicable prospectus supplement for a series to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, National Association will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations of $1,000.

     The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream or Euroclear, as appropriate).

     Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with whom Beneficial Owners have accounts for their Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive
Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the

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
account of the purchasers of the Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

     Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see "--Certain U.S. Federal Income Tax Documentation Requirements" below and "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors" and "--Backup Withholding."

     Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     The Depository Trust Company ("DTC") is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A, of the Securities Exchange Act of 1934, as amended. DTC performs services for its Participants, some of which (or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

     Clearstream   International,   a  Luxembourg   limited   liability  company
("Clearstream"), was formed in January 2000 through the merger of Cede & Co. International and Deutsche Boerse Clearing.

     Clearstream is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

     Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. (which operates Euroclear) as the Euroclear operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

     Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

     The Euroclear System ("Euroclear") was created in 1968 to hold securities for its Participants and to clear and settle transactions between its participants ("Euroclear Participants") through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions of Euroclear only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of these distributions to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing these distributions to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors" and "--Backup Withholding." Because DTC can only act on behalf of DTC Participants, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions regarding their Book-Entry Certificates, may be limited due to the lack of physical certificates for their Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of the Book-Entry Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     DTC has advised the Depositor that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the pooling and servicing agreement only at the direction of one or more DTC Participants to whose DTC accounts the Book-Entry Certificates are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the pooling and servicing agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (b) in the case of Certificates of a series that receive distributions pursuant to request or random lot, if pro rata distributions cannot be made through the facilities of DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify the applicable beneficial owners of the occurrence of the event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of those Definitive Certificates as Certificateholders under the pooling and servicing agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, any Servicers or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of the Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if the coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to the Book-Entry Certificates may be impaired.

   Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When Book-Entry Certificates are to be transferred from the account of a DTC
Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Book-Entry Certificates against payment. Payment will include interest accrued on the Book-Entry Certificates from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC

Participant's account against delivery of the Book-Entry Certificates. After settlement has been completed, the Book-Entry Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Book-Entry Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Book-Entry Certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Book-Entry Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Book-Entry Certificates were credited to their accounts. However, interest on the Book-Entry Certificates would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Certificates earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Book-Entry Certificates to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Book-Entry Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Book-Entry Certificates from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i, e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase Book-Entry Certificates from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Book-Entry Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Book-Entry Certificates sufficient time to be reflected in their
     Clearstream or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

     Certain U.S. Federal Income Tax Documentation Requirements. A Beneficial Owner of Book-Entry Certificates that is not a U.S. Person within the meaning of Code Section 7701(a)(30) holding a Book-Entry Certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless it provides certain documentation to the Trustee, a Paying Agent or any other entity required to withhold tax establishing an exemption from withholding.

     In addition, all holders, including holders that are U.S. Persons, holding Book-Entry Certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder provides appropriate documentation or otherwise qualifies for an exemption. See "Federal Income Tax Consequences" herein, and in particular "--Taxation of Certain Foreign Investors."

     Prospective investors should be aware, however, that this discussion and the discussions referenced herein do not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors. Prospective investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Book-Entry Certificates. Each certificateholder is encouraged to consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Distributions

     Distributions of principal of and interest on the Certificates of a series will be made on the dates specified in the related prospectus supplement (each, a "Distribution Date"), and allocated to the classes in the amounts and in the order specified, in the related prospectus supplement. Distributions will be made by wire transfer (in the case of Certificates that are of a certain minimum denomination, as specified in the related prospectus supplement) or by check mailed to record holders of those Certificates as of the related record date at their addresses appearing on the certificate register, except that the Trustee will make the final distribution of principal only upon presentation and surrender of each Certificate at the office or agency of the Trustee or a paying agent specified in the related prospectus supplement. Notice will be mailed before the Distribution Date on which the final distribution is expected to be made to the holder of a Certificate. If the Certificates of a series are issued in book-entry form, the Trustee will make distributions on those Certificates, including the final distribution in retirement of those Certificates, through the facilities of a depository in accordance with the depository's usual procedures in the manner described in the related prospectus supplement.

     The Trustee will distribute principal of and interest on the Certificates out of the Certificate Account established under the pooling and servicing agreement. All distributions on the Mortgage Certificates, if any, included in the Trust Estate for a series, remittances on the Mortgage Loans by the Master Servicer pursuant to the pooling and servicing agreement, together with any reinvestment income (if so specified in the related prospectus supplement) from those funds, and amounts withdrawn from any reserve fund or other fund or payments in respect of other credit enhancement are required to be deposited directly into the Certificate Account. These funds will be available (except for funds held for future distribution and for funds payable to the Master Servicer) to make distributions on Certificates of that series on the next Distribution Date. See "The Trust Estates--Certificate Account" and "The Pooling and Servicing Agreement--Payments on Mortgage Loans."

   Interest

     Interest will accrue on the Class Balance (or, in the case of Interest Only Certificates, the notional amount) of each class of Certificates entitled to interest at the pass-through rate (which may be a fixed rate or a rate adjustable as specified in the prospectus supplement) during each interest accrual period specified in the related prospectus supplement. The interest accrual period with respect to any Distribution Date is the one-month period beginning on the prior Distribution Date (or, in the case of the first Distribution Date, the closing date for the series of Certificates) ending on the last day of the month preceding such Distribution Date, or any other period as may be specified in the related prospectus supplement. If funds are available for distribution, the Trustee will distribute interest accrued during each interest accrual period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable on the Distribution Dates specified in the related prospectus supplement) until the Class Balance of that class is reduced to zero or, in the case of a class of Certificates entitled only to distributions allocable to interest, until the notional amount of that class is reduced to zero or for the period of time designated in the related prospectus supplement. The notional amount of an Interest Only Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     The Trustee will begin distributing interest on each class of Accrual Certificates only after the occurrence of the events specified in the related prospectus supplement and, prior to that time, interest will be added to the Class Balance of each class of Accrual Certificates. Any class of Accrual Certificates then will accrue interest on its outstanding Class Balance as adjusted. For a description of Accrual Certificates, see "--Categories of Classes of Certificates."

   Principal

     The "Class Balance" of any class of Certificates entitled to distributions of principal (other than any Exchangeable REMIC Certificates and Exchangeable Certificates) will be the initial Class Balance of that class of Certificates specified in the prospectus supplement or, in the case of a class of Exchangeable REMIC Certificates or Exchangeable Certificates, the portion then represented by the outstanding Certificates of such class of the initial maximum Class Balance, reduced by all distributions reported to holders of the Certificates as allocable to principal and adjustments, if any, in respect of losses and in the case of Accrual Certificates, increased by all interest accrued but not then distributable on those Accrual Certificates. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which that amount will be allocated among the classes of Certificates entitled to distributions of principal.

     Each class of Certificates of a series (except for a class of Interest Only Certificates), to the extent of funds available for distribution, will receive distributions of principal in the amounts, at the times and in the manner specified in the related prospectus supplement until its initial Class Balance has been reduced to zero. The Trustee will allocate distributions of principal to the Certificates of each class, during the periods and in the order specified in the related prospectus supplement.

Categories of Classes of Certificates

     In general, the classes of Certificates of each series fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the classes of that series by reference to the following categories.

                                 PRINCIPAL TYPES

Categories of Classes                       Definitions
-------------------------------------       ----------------------------------------------------------------------
Accretion Directed Certificates             A class of Certificates that receives  principal payments from amounts that otherwise  would be distributed as interest on specified  Accrual
                                            Certificates.  These  principal  payments  may  be  in  lieu  of or in
                                            addition  to  principal   payments  from  principal  receipts  on  the
                                            Mortgage  Assets or other  assets of the Trust  Estate for the related series.

Companion Certificates or Support           A  class  of  Certificates  that  receives  principal  payments  on  a
Certificates                                Distribution Date  only  if  scheduled  payments  have  been  made  on specified Planned  Amortization  Certificates,  Targeted  Amortization
                                            Certificates and/or Scheduled Amortization Certificates.

Component Certificates                      A  class  of   Certificates   consisting  of  two  or  more  specified
                                            components,  as described  in the  applicable  prospectus  supplement.
                                            The  components  of  a  class  of  Component   Certificates  may  have
                                            different  principal  and/or  interest  payment   characteristics  but
                                            together  constitute  a  single  class  and do not  represent  several interests.  Each  component of a class of Component  Certificates  may be  identified  as falling into one or more of the  categories in this chart.

Exchangeable Certificates                   A class  of  Certificates  that  may be  exchanged  for  proportionate interests  in one or more  other  specified  classes  of  Exchangeable
                                            REMIC  Certificates in the same series, as described in the applicable prospectus  supplement.  Each class of Exchangeable  Certificates  may be  identified  as falling into one or more of the  categories in this chart.

Exchangeable REMIC Certificates             A class  of  Certificates  that  may be  exchanged  for  proportionate interests  in one or more  other  specified  classes  of  Exchangeable
                                            Certificates  in the  same  series,  as  described  in the  applicable prospectus  supplement.  Each class of Exchangeable REMIC Certificates may be  identified  as falling into one or more of the  categories  in this chart.

Lockout Certificates                        A class of Senior  Certificates  that is locked out of or is  designed not to  participate in or to participate to a limited extent in, for a specified  period,  the receipt of (1)  principal  prepayments  on the
                                            Mortgage  Loans that are allocated  disproportionately  to the classes of Senior  Certificates  of the  series as a group  under a  "shifting interest"  structure  and/or (2) scheduled  principal  payments on the
                                            Mortgage   Loans  that  are   allocated   to  the  classes  of  Senior
                                            Certificates   of  the   series  as  a  group.   A  class  of  Lockout
                                            Certificates  typically  will not receive  distributions  of principal prepayments and/or scheduled principal payments, as applicable,  for a period of  several  years,  during  which time all or a portion of the principal  payments that it would otherwise  receive in the absence of a "lockout"  structure  will be  distributed in reduction of the Class
                                            Balances  of  other  Senior  Certificates.  Lockout  Certificates  are designed to minimize their  weighted  average life  volatility  during the lockout period.

Notional Amount Certificates                A class of Certificates having no Class Balance and  bearing  interest on a notional amount. The notional amount  is  a  hypothetical  amount used for calculating interest distributions.

                                       41

Pass-Through Certificates                   A class of Senior Certificates that receives a specified percentage of
                                            the  principal   payments  that  are   distributable   to  the  Senior
                                            Certificates or a group of Senior  Certificates,  other than any Ratio
                                            Strip  Certificates,  in the aggregate on a Distribution Date and that is not a class of Sequential Pay Certificates.

Planned Amortization Certificates or        A class of Certificates that is designed to receive principal payments
PAC Certificates                            (or has a notional amount that is based on the Class Balance(s) of one or more classes of Certificates that are designed to receive principal payments) using a predetermined  principal balance schedule derived by assuming two constant  prepayment  rates for the  underlying  Mortgage
                                            Assets.  These two rates are the endpoints for the "structuring range"
                                            for the  class  of  Planned  Amortization  Certificates.  The  Planned
                                            Amortization  Certificates  in  any  series  may  be  subdivided  into different  categories such as Planned  Amortization  Certificates I or
                                            PAC I  Certificates,  Planned  Amortization  Certificates II or PAC II
                                            Certificates   and  so  forth  which  are  derived   using   different
                                            structuring ranges. A class of PAC Certificates is designed to provide protection against prepayments occurring at a constant rate within the

Ratio Strip Certificates                    A class of Certificates that receives a constant proportion, or "ratio strip,"  of the  principal  payments  on some  or all of the  Mortgage
                                            Assets.

Scheduled Amortization Certificates         A class of Certificates that is designed to receive principal payments
                                            (or has a notional amount that is based on the Class Balance(s) of one or more classes of Certificates that are designed to receive principal payments) using a predetermined  principal balance schedule but is not designated as a class of Planned Amortization Certificates or Targeted
                                            Amortization Certificates.  The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the  Mortgage  Assets.  In the case of two constant  rates,  these two rates are the endpoints for the  "structuring  range" for the class of
                                            Scheduled  Amortization   Certificates  and  the  range  generally  is
                                            narrower than that for a class of Planned  Amortization  Certificates.
                                            Typically,  the  Support  Certificates  for the  applicable  series of
                                            Certificates  generally will represent a smaller percentage of a class of Scheduled  Amortization  Certificates than the Support Certificates generally  would  represent  in  relation  to a  Planned  Amortization
                                            Certificate  or  a  Targeted  Amortization  Certificate.  A  Scheduled
                                            Amortization  Certificate  generally is less  sensitive to prepayments than a  Support  Certificate,  but is more  sensitive  than a class of
                                            Planned   Amortization    Certificates   or   Targeted    Amortization
                                            Certificates.

Senior Certificates                         A class of  Certificates  that is  entitled  to  receive  payments  of principal and interest on each  Distribution Date prior to the classes of Subordinate Certificates.

                                       42

Sequential Pay Certificates                 A  class  of  Certificates  that  receives  principal  payments  in  a prescribed  sequence,  that  does not have a  predetermined  principal balance  schedule  and that,  in most  cases,  is  entitled to receive payments of principal continuously from the first Distribution Date on which  they  receive  principal  until  they are  retired.  A class of
                                            Sequential  Pay   Certificates   may  receive  payments  of  principal
                                            concurrently  with  one  or  more  other  classes  of  Sequential  Pay
                                            Certificates.  A single  class that is entitled  to receive  principal payments  before  or after  all other  classes  in the same  series of
                                            Certificates may be identified as a Sequential Pay Certificate.

Subordinate Certificates                    A class of  Certificates  that  receives  payments  of  principal  and interest on each Distribution Date only after the Senior  Certificates and  classes of  Subordinate  Certificates  with  higher  priority  of
                                            distributions   have  received   their  full  principal  and  interest
                                            entitlements.

Super Senior Certificates                   A class of Senior Certificates that will not bear its share of certain losses, after the Subordinate  Certificates are no longer outstanding, for so long as one or more  specified  classes of Senior  Certificates are outstanding.

Super Senior Support Certificates           A  class  of  Senior  Certificates  that  bears  certain  losses  that otherwise  would  have  been  allocated  to a class  of  Super  Senior
                                            Certificates.

Targeted Amortization Certificates or       A class of  Certificates  that receives  principal  payments (or has a
TAC Certificates                            notional  amount that is based on the Class  Balance(s) of one or more classes  of  Certificates  that  are  designed  to  receive  principal payments) using a predetermined  principal balance schedule derived by assuming a single constant  prepayment rate for the Mortgage Assets. A class of TAC  Certificates  is  designed  to provide  some  protection
                                            against   prepayments  at  a  rate  exceeding  the  assumed   constant
                                            prepayment  used to derive the  principal  balance  schedule  for that class.


                                 INTEREST TYPES

Categories of Classes                       Definitions
-------------------------------------       ----------------------------------------------------------------------

Accrual Certificates                        A class of Certificates  that accretes the amount of accrued  interest otherwise  distributable  on the class,  which amount will be added to the Class Balance of the class on each applicable  Distribution  Date.
                                            The accretion may continue until some specified  event has occurred or until  the  class  of  Accrual  Certificates  is  retired.

Fixed-Rate Certificates                     A class of Certificates with an interest rate that is fixed throughout the life of the class.

Floating-Rate Certificates                  A class of Certificates with an interest rate (or an effective rate as a result of a Cash Flow Agreement) that resets periodically based upon a designated index and that varies directly with changes in the index.


                                       43

Interest Only  Certificates                 A class of  Certificates  that  receives  some or all of the  interest payments  made on the  Mortgage  Assets  and  little or no  principal.
                                            Interest  Only  Certificates  have either a nominal Class Balance or a notional amount. A nominal Class Balance  represents  actual principal that will be paid on the  Certificates.  It is  referred to as nominal since it is  extremely  small  compared to other  classes.  A notional amount is a  hypothetical  amount used as a reference to calculate the amount of interest due on a class of Interest Only  Certificates  that is not entitled to any distributions in respect of principal.

Inverse Floating-Rate Certificates          The class of certificates  with an interest rate (or an effective rate as a result of a Cash Flow Agreement) that resets  periodically  based upon a designated  index and that varies inversely with changes in the index.  The  interest  rate  for  a  class  of  Inverse  Floating-Rate
                                            Certificates  typically  will  vary  inversely  with  changes  in  the interest  rate on a class of  Floating-Rate  Certificates  in the same series.

Principal Only Certificates                 A class of Certificates that does not bear interest and is entitled to receive only distributions in respect of principal.

Step Coupon Certificates                    A class of Certificates  with a fixed interest rate that is reduced to a lower fixed rate after a specified  period of time.  The  difference between the initial  interest rate and the lower interest rate will be supported by a reserve fund  established  on the closing date for that series  of  Certificates.

Variable  Rate  Certificates               A class of Certificates with an interest rate that resets periodically and is  calculated  by  reference  to the rate or  rates  of  interest applicable  to the  Mortgage  Assets or  another  class or  classes of
                                           Certificates.

Residual Certificates

     A  series  of  REMIC   Certificates   will  include  a  class  of  Residual
Certificates representing the right to receive on each Distribution Date, in addition to any other distributions to which they may be entitled, the excess of the sum of distributions, payments and other amounts received over the sum of
(i)  the  amount  required  to be  distributed  to the  holders  of the  Regular
Certificates for such series on that Distribution Date and (ii) certain expenses, all as more specifically described in the related prospectus supplement. In addition, after the aggregate Class Balance of all classes of Regular Certificates has been fully amortized, holders of the Residual Certificates will be the sole owners of the related Trust Estate and will have sole rights with respect to the Mortgage Assets and other assets remaining in the Trust Estate. Some or all of the Residual Certificates of a series may be offered by this prospectus and the related prospectus supplement; if so, the terms of those Residual Certificates will be described in the prospectus supplement. Any qualifications on direct or indirect ownership of Residual Certificates offered by this prospectus and the related prospectus supplement, as well as restrictions on the transfer of those Residual Certificates, will be set forth in the related prospectus supplement. If Residual Certificates are not so offered, the Depositor may (but need not) sell some or all of the Residual Certificates on or after the date of original issuance of that series in transactions exempt from registration under the Securities Act of 1933, as amended, and otherwise under circumstances that will not adversely affect the REMIC status of the Trust Estate.

Mandatory Auction of Certificates

     If specified in the prospectus supplement for a series, one or more classes of Certificates ("Auction Certificates") may be subject to a mandatory auction. Prior to a Distribution Date specified in the applicable prospectus supplement (the "Auction Distribution Date"), the Trustee or another party specified in the prospectus supplement, in its capacity as auction administrator (the "Auction Administrator"), will solicit bids for the purchase of each class of Auction Certificates then outstanding from third-party investors.

     On the Auction Distribution Date, the Auction Certificates will be transferred to third-party investors, and upon this transfer the holders of each class of Auction Certificates will be entitled to receive an amount (the "Par Price") equal to the related Class Balance, plus, if applicable, accrued interest on that Class Balance (following all distributions and the allocation of Realized Losses on the Auction Distribution Date.

     The Auction Administrator will enter into a swap agreement pursuant to which the counterparty will agree to pay the excess, if any, of the Par Price over the amounts received for a class of Auction Certificates in the auction. If all or a portion of a class of Auction Certificates is not sold in the auction, the counterparty will pay the Auction Administrator the Par Price (or a portion of the Par Price) of the unsold Certificates. If the amount received in the auction is greater than the Par Price, that excess will be paid by the Issuing Entity to the counterparty to the swap agreement and will not be available for distribution to Certificateholders.

     If the counterparty defaults on its obligations under the swap agreement, no Certificates of a class of Auction Certificates will be transferred to third parties unless bids equal to or higher than the applicable Par Price (or pro rata portion in the case of a bid for less than all of a class) are received. In addition, if the counterparty defaults and third-party investors bid an amount equal to or higher than the pro rata portion of the Par Price for some, but not all, of a class of Auction Certificates, only a portion of the Certificates of such class will be transferred to the successful bidders on the Auction Distribution Date. If only a portion of a class is transferred, each holder of such class will transfer only a pro rata portion of its Certificates on the Auction Distribution Date.

     See "Risk Factors--Amounts Received from the Auction and the Swap Agreement May Be Insufficient to Assure Completion of the Auction."

Exchangeable REMIC Certificates and Exchangeable Certificates

     General. If specified in a prospectus supplement for a series, certain classes of Certificates may be Exchangeable REMIC Certificates and Exchangeable Certificates. In any of these series, the holders of one or more of the classes of Exchangeable REMIC Certificates will be entitled, after notice and payment to the Trustee or other entity identified in the related prospectus supplement of an administrative fee, to exchange all or a portion of those classes of Exchangeable REMIC Certificates for proportionate interests in one or more other specified classes of Exchangeable Certificates in the same series and vice versa.

     If a series  includes  Exchangeable  REMIC  Certificates  and  Exchangeable
Certificates, all of these classes of Exchangeable REMIC Certificates and Exchangeable Certificates will be listed in the related prospectus supplement. The classes of Certificates that are exchangeable for one another will be referred to in the related prospectus supplement as "Related" to each other, each related grouping of Exchangeable REMIC Certificates and Exchangeable Certificates will be referred to as a "Combination," with the classes of Exchangeable REMIC Certificates in the Combination referred to as a "REMIC Combination" and the classes of Exchangeable Certificates in the Combination referred to as an "Exchangeable Combination." The classes of Exchangeable Certificates constituting each Combination will, in the aggregate, represent a distinct combination of Exchangeable REMIC Certificates in the related Issuing Entity. At any time after its initial issuance, any class of Exchangeable REMIC Certificates may be exchanged for the Related class or classes of Exchangeable Certificates provided the requirements detailed below are met. In some cases, multiple classes of Exchangeable REMIC Certificates may be exchanged for one or more classes of Related Exchangeable Certificates and vice versa.

     The descriptions in the related prospectus supplement of the Certificates of a series that includes Exchangeable REMIC Certificates and Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denominations of Certificates, credit enhancement, prepayment and yield considerations, tax and legal investment considerations and ERISA considerations, also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the prepayment and yield considerations applicable to, and the risks of investment in, each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

     Exchanges.  If a  holder  of  Exchangeable  REMIC  Certificates  elects  to
exchange  its  Exchangeable   REMIC   Certificates   for  Related   Exchangeable
Certificates, then:

     o the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable REMIC Certificates so exchanged (for purposes of an exchange, Interest Only Certificates will have a principal balance of zero);

     o the aggregate amount of interest payable on each Distribution Date with respect to the Related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest payable on each Distribution Date with respect to the Exchangeable REMIC Certificates so exchanged; and

     o    the  class  or  classes  of  Exchangeable   REMIC   Certificates   and
          Exchangeable   Certificates   will  be  exchanged  in  the  applicable
          proportions, if any, described in the related prospectus supplement.

     Different types of Combinations may exist. Any individual series of Certificates may have multiple types of Combinations. Some examples of Combinations of Exchangeable REMIC Certificates and Exchangeable Certificates that differ in their interest characteristics include:

     o Floating-Rate Certificates and Inverse Floating-Rate Certificates that are Exchangeable REMIC Certificates may be exchangeable, together, for Related Fixed-Rate Certificates. In such a Combination, the Floating-Rate Certificates and Inverse Floating-Rate Certificates would produce, in the aggregate, an annual interest amount equal to that generated by the Related Fixed-Rate Certificates. In addition, the aggregate Class Balance of a class of Floating-Rate Certificates and a class of Inverse Floating-Rate Certificates would equal the aggregate Class Balance of the Related Fixed-Rate Certificates.

     o Interest Only Certificates and Principal Only Certificates that are Exchangeable REMIC Certificates may be exchangeable, together, for Related Exchangeable Certificates that are entitled to both principal and interest payments. In such a Combination, the Class Balance of the class of Related Exchangeable Certificates would be equal to the Class Balance of the class of Principal Only Certificates, and the interest rate on the class of Related Exchangeable Certificates, when applied to the Class Balance of this Related class, would generate interest equal to the annual interest amount of the Interest Only Certificates.

     o Two classes of Fixed-Rate Certificates that are Exchangeable REMIC Certificates with different interest rates may be exchangeable, together, for a single class of Related Exchangeable Certificates with a fixed interest rate. In such a Combination, the Class Balance of the single class of Related Exchangeable Certificates would be equal to the aggregate Class Balance of the two classes of Exchangeable REMIC Certificates, and the single class of Related Exchangeable Certificates would have a fixed interest rate that, when applied to the aggregate Class Balance of the two classes of Exchangeable REMIC Certificates, would generate interest equal to the aggregate annual interest amount of the two classes of Exchangeable REMIC Certificates.

     In some series, a Certificateholder may be able to exchange its Exchangeable REMIC Certificates for Related Exchangeable Certificates that have different principal payment characteristics. Some examples of Combinations that have different principal payment characteristics include:

     o A class of Exchangeable REMIC Certificates that is a class of Accrual Certificates, and a second class of Exchangeable REMIC Certificates that is a class of Accretion Directed Certificates and receives all of the interest accrued on the class of Accrual Certificates for so long as the Accrual Certificates are accreting, may be exchangeable, together, for a single class of Related Exchangeable Certificates that receives payments of interest continuously from the first Distribution Date on which it receives interest until it is retired.

     o A class of Exchangeable REMIC Certificates that is a class of PAC, Scheduled Amortization or TAC Certificates, and a class of
          Exchangeable   REMIC   Certificates  that  is  a  class  of  Companion
          Certificates, may be exchangeable, together, for a class of Related Exchangeable Certificates that receives principal payments without regard to the amortization schedule for the class of PAC, Scheduled Amortization or TAC Certificates from the first Distribution Date on which it receives principal until it is retired.

     The holder of the class or classes of Exchangeable Certificates in any of the example Combinations described above may also exchange its Exchangeable Certificates for the Related Exchangeable REMIC Certificates and this process may occur repeatedly in each direction.

     A number of factors may limit the ability of a holder of Exchangeable REMIC Certificates or Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable REMIC Certificates or Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a
Certificateholder does not own the necessary classes of Exchangeable REMIC Certificates or Exchangeable Certificates or does not own the necessary classes of Exchangeable REMIC Certificates or Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable REMIC Certificates or Exchangeable Certificates, as the case may be. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable REMIC Certificates or Exchangeable Certificates from the then-current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable REMIC Certificates or Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable REMIC Certificates or Exchangeable Certificates.

     Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable REMIC Certificates and Exchangeable Certificates. A Certificateholder will be required to provide notice to the Trustee or such other entity identified in the related prospectus supplement prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include, among other things, the outstanding principal balance or notional amount of the Exchangeable Certificates to be exchanged, the Related Exchangeable Certificates to be received and the proposed exchange date. When the Trustee or such other entity identified in the related prospectus supplement receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable REMIC Certificates or Exchangeable Certificates, as the case may be, and payment of the administrative fee. A Certificateholder's notice to the Trustee or such other entity identified in the related prospectus supplement will become irrevocable on the second day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable REMIC Certificates or Exchangeable Certificates that are Book-Entry Certificates will be subject to DTC's Rules.

     If the related prospectus supplement describes exchange proportions for a Combination of classes of Exchangeable REMIC Certificates and Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal balances or notional amounts of these classes.

     Distributions on an Exchangeable REMIC Certificates or Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement. Distributions will be made to the applicable Certificateholder of record as of the applicable record date.

Reports To Certificateholders

     Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in the related prospectus supplement, the Master Servicer or the Trustee will make available to each Certificateholder of record of the related series a statement setting forth, if applicable to that series of Certificates, among other things:

          (i) the amount of the distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments, and Liquidation Proceeds and the amount of the distribution allocable to interest on the related Mortgage Loans;

          (ii) if the distribution to Certificateholders is less than the full amount that would be distributable if there were sufficient funds available, the amount of the shortfall and the allocation of the shortfall between principal and interest;

          (iii) the Class Balance of each class of Certificates after giving effect to the distribution of principal on the Distribution Date;

          (iv) the amount of servicing compensation with respect to the related Trust Estate and any other customary information as is required to enable Certificateholders to prepare their tax returns;

          (v) the amount by which the Servicing Fee or Master Servicing Fee, as applicable, for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

          (vi) the amount of Advances included in the distribution on the Distribution Date, the aggregate amount of Advances outstanding as of the close of business on the Distribution Date and the amount of Advances reimbursed since the previous Distribution Date;

          (vii) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement;

               (a)  the  amounts  so  distributed   under  the  form  of  credit
          enhancement on the applicable Distribution Date; and

               (b) the amount of coverage remaining under the form of credit enhancement, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

          (viii) any payments made or accrued relating to credit enhancement provided by a party, identifying the general purpose of the payments and the party receiving the payments.;

          (ix) the Pass-Through Rate (if any) for each class of Certificates;

          (x) for any Mortgage Loan that became and REO Property during the preceding calendar month, the loan number and Stated Principal Balance of the Mortgage Loan as of the close of business on the Determination Date preceding the Distribution Date and the date of acquisition thereof;

          (xi) the total number and principal balance of any REO Properties (and
     market   value,   if  available)  as  of  the  close  of  business  on  the
     Determination Date preceding the Distribution Date;

          (xii) the aggregate amount of Realized Losses incurred during the preceding calendar month;

          (xiii) any expenses or indemnification amounts paid by the related Trust Estate, the specific purpose of each payment and the parties to whom these payments are made;

          (xiv) the number and total principal balance of the Mortgage Loans, the weighted average mortgage interest rate and weighted average remaining term to maturity of the Mortgage Loans and cumulative prepayment amounts;

          (xv) any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments since the previous Distribution Date or cumulatively since the closing date for that series of Certificates;

          (xvi) any material breaches of representations and warranties relating to the Mortgage Loans or material breaches of transaction covenants;

          (xvii) the number and aggregate principal balance of any Mortgage Loans repurchased by the Depositor from the related Trust Estate since the previous Distribution Date;

          (xviii) the number and aggregate  principal  amounts of Mortgage Loans
     (A) delinquent  (exclusive of Mortgage Loans in foreclosure or bankruptcy),
     (B) in foreclosure, as of the close of business on the last day of the calendar month preceding the Distribution Date and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding the Distribution Date; and

          (xix) whether any exchanges of Exchangeable REMIC and Exchangeable Certificates have taken place since the preceding Distribution Date and, if applicable, the class designations, Class Balances or notional amounts, pass-through rates, and any interest or principal paid, including any shortfalls allocated, of any classes of Certificates that were received by Certificateholders as a result of such exchange.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class specified in the related prospectus supplement. The report to certificateholders for any series of Certificates may include additional or other information of a similar nature to that specified above.

     In  addition,  within a  reasonable  period  of time  after the end of each
calendar  year,   the  Master   Servicer  or  the  Trustee  will  mail  to  each
certificateholder of record at any time during that calendar year a report:

     o    as to the  aggregate of amounts  reported  pursuant to clauses (i) and
          (ii) for that calendar year or, if a person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year; and

     o    other   customary   information  as  is  necessary  or  desirable  for
          certificateholders to prepare their tax returns.

                               CREDIT ENHANCEMENT

General

     Credit enhancement may be provided with respect to one or more classes of a series of Certificates or with respect to the Mortgage Assets in the related Trust Estate. Credit enhancement may be only in the form of any one or more of the following:

     o    subordination;

     o    limited guarantee;

     o    financial guaranty insurance policy or surety bond;

     o    letter of credit;

     o    mortgage pool insurance policy;

     o    special hazard insurance policy;

     o    mortgagor bankruptcy bond;

     o    reserve fund;

     o    cross-collateralization;

     o    overcollateralization;

     o    excess interest;

     o    cash flow agreements;

     o    fraud waiver; or

     o    FHA insurance or a VA guarantee.

If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more related Trust Estates. If applicable, the related prospectus supplement will identify the Trust Estates to which the credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of the coverage to the identified Trust Estates.

     The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of Certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and financial information required by Item 1114(b)(2) of Regulation AB (17 C.F.R. ss. 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Subordination

     If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinate Certificates will be subordinate to the rights of holders of one or more classes of senior Certificates of that series to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate Certificates under the circumstances and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, certain classes of subordinate Certificates may be senior to other classes of Subordinate Certificates and be rated investment grade. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and certain losses with respect to the Mortgage Assets will be borne first by the various classes of subordinate Certificates and thereafter by the various classes of senior Certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of Mortgage Assets which must be borne by the subordinate Certificates because of subordination and the amount of distributions otherwise distributable to subordinate certificateholders that will be distributable to senior certificateholders on any Distribution Date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on their Certificates.

     If specified in the related prospectus supplement, various classes of senior certificates and subordinate Certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior Certificates and subordinate Certificates through a cross-collateralization mechanism or otherwise.

     As between classes of senior Certificates and as between classes of subordinate Certificates, distributions may be allocated among those classes:

     o    in the order of their scheduled final distribution dates;

     o    in accordance with a schedule or formula;

     o    in relation to the occurrence of events; or

     o    otherwise, as specified in the related prospectus supplement.

Limited Guarantee

     If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in that prospectus supplement. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Certificates of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the Mortgage Loans included in a Trust Estate, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the Mortgage Loans or principal payment rate on the Mortgage Loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the Mortgage Loans or Certificates specified in the applicable prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond

     If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by one or more insurers named in that prospectus supplement. The financial guarantee insurance policy will guarantee, with respect to one or more classes of Certificates of the related series, timely distributions of interest and ultimate distributions of principal at the dates set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code.

Letter of Credit

     If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided by a letter of credit issued by a bank or other financial institution specified in the applicable prospectus supplement. Under the letter of credit, the provider will be obligated to pay up to an aggregate fixed dollar amount, net of previous drawings on the letter, equal to the percentage specified in the prospectus supplement of the unpaid principal balance of the Mortgage Loans or of one or more classes of Certificates. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a mortgagor and the application of certain provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to misrepresentations in connection with the origination of a Mortgage Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments previously paid. The obligations of the provider under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the Issuing Entity.

Mortgage Pool Insurance Policy

     If specified in the prospectus supplement relating to a series of Certificates, credit enhancement may be provided by a mortgage pool insurance policy for the Mortgage Loans in the related Trust Estate. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover any loss by reason of default on a Mortgage Loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the Mortgage Loans. As described under "The Pooling and Servicing Agreement--Primary Mortgage Insurance," the Master Servicer generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

     As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable mortgage interest rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the mortgage interest rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

     Certificateholders may experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Certificateholders may also experience losses with respect to the related Certificates in connection with payments made under a mortgage pool insurance policy to the extent that the related Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related Servicer from funds otherwise payable to the Certificateholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a Servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more classes of Certificates on liquidation of the Mortgage Loan after reimbursement of the related Servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

     A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor, the seller, or other persons involved in the origination or the Mortgage Loan, failure to construct a Mortgaged Property in accordance with plans and specifications, or bankruptcy, unless, as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

     The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related Servicer or Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Certificates, to the extent not covered by other credit enhancement.

Special Hazard Insurance Policy

     Any insurance policy covering special hazard losses obtained for an Issuing Entity will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related Certificateholders from special hazard losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related pooling and servicing agreement and will be subject to reduction as described in the related pooling and servicing agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the Mortgaged Property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the related Servicer or Master Servicer, as the case may be.

     In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the Mortgaged Property securing a foreclosed Mortgage Loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related Servicer or Master Servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related Mortgaged Property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the Mortgage Loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage interest rate to the date of claim settlement and certain expenses incurred by the related Servicer or the Master Servicer, as the case may be, with respect to the related Mortgaged Property.

     If the Mortgaged Property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above, reduced by the net proceeds of the sale of the Mortgaged Property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount, less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted Mortgage Loan secured by the related Mortgaged Property. The payment described under (ii) above will render presentation of a claim relating to a Mortgage Loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard mortgage insurance policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain Advances will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

Mortgagor Bankruptcy Bond

     If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by the court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by the court of the unpaid principal balance of a Mortgage Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the prospectus supplement.

Reserve Fund

     If specified in the applicable prospectus supplement, credit enhancement with respect to a series of Certificates may be provided by the establishment of one or more reserve funds for the series. Any reserve fund for a series may be funded (i) by a deposit of cash, U.S. Treasury securities or instruments evidencing entitlements to principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination of these in the aggregate amount specified in the applicable prospectus supplement or (ii) by the deposit from time to time of certain amounts received on or in respect of the related Mortgage Loans, as specified in the applicable prospectus supplement.

     If specified in the prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain interest shortfalls arising from the timing of principal prepayments, certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a mortgagor and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Mortgage Loan. Following each Distribution Date, amounts in a reserve fund in excess of any required reserve fund amount may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the related Certificates.

     If specified in the prospectus supplement, any reinvestment income or other gain from investments in eligible investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to the reserve fund. The reserve fund for a series will not be a part of the Trust Estate.

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

     Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Cross-Collateralization

     If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of Mortgage Loans included in a Trust Estate may be evidenced by separate classes of Certificates. In this case, credit support may be provided by a cross-collateralization feature which requires that distributions be made to certain classes from Mortgage Loan payments that would otherwise be distributed to Subordinate Certificates evidencing a beneficial ownership interest in other loan groups within the same Trust Estate. As a result, the amount of credit enhancement available to a class of Certificates against future losses on the Mortgage Loans in which that class represents an interest may be reduced as the result of losses on a group of Mortgage Loans in which that class has no interest. The applicable prospectus supplement for a series that includes a cross-collateralization feature will describe its specific operation.

Overcollateralization

     If specified in the applicable prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more classes of Certificates relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Certificates. This acceleration feature creates, with respect to the Mortgage Loans or a group of Mortgage Loans, overcollateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or group of Mortgage Loans, over the Class Balance of the related class or classes of Certificates. This acceleration may continue for the life of the related Certificates, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest

     If specified in the applicable prospectus supplement, the Mortgage Loans in an Issuing Entity may generate more interest than is necessary to pay the interest earned on the classes of Certificates each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain classes of Certificates and to reimburse certain classes of Certificates for losses and certain shortfalls that they experienced previously.

Cash Flow Agreements

     If specified in the prospectus supplement, the Trust Estate may include cash flow agreements consisting of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more classes of Certificates (each, a "Cash Flow Agreement"). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related series of Certificates will disclose whether the significance percentage is less than 10%, at least 10% but less than 20%, or more than 20%, calculated in accordance with Item 1115 of Regulation AB (17 C.F.R. ss. 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 C.F.R. ss. 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 C.F.R. ss. 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination of the Cash Flow Agreement or the substitution of another Cash Flow Agreement for the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the Commission as an exhibit to a Current Report on Form 8-K.

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
     Guaranteed Investment Contracts. If specified in the related prospectus supplement, the Trustee on behalf of the Issuing Entity may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between
Distribution Dates pending distribution to Certificateholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of principal. Any payments received from the issuer of the contract by the Issuing Entity will be distributed to the related class or classes of Certificates as specified in the applicable prospectus supplement.

     Yield Maintenance Agreements. If specified in the related prospectus supplement, the Trustee on behalf of the Issuing Entity will enter into one or more yield maintenance agreements in order to support the yield on one or more classes of Certificates. The counterparty to a yield maintenance agreement will receive an upfront payment and the Issuing Entity will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA, the Prime Rate or a monthly or yearly average of these values, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the Trustee an amount equal to that excess, multiplied by a notional amount or the Class Balance or balances of one or more classes of Certificates, multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related class or classes of Certificates and will be paid to the class or classes of Certificates as specified in the related prospectus supplement.

     Swap Agreements. If specified in the related prospectus supplement, the Trustee on behalf of the Issuing Entity or a supplemental interest trust will enter into a swap agreement to support the yield on one or more classes of Certificates. Under the swap agreement, the Issuing Entity or a supplemental interest trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty or, as specified in the related prospectus supplement, the lesser of such amount and the class balances of certain specified certificates and the Issuing Entity will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the Issuing Entity is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Certificateholders. Generally, any payments received from the counterparty by the Issuing Entity will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

     If specified in the related prospectus supplement, the Trustee on behalf of the Issuing Entity or a supplemental interest trust will enter into one or more swap agreements to cover any shortfalls on one or more classes of Certificates in the event those Certificates are auctioned to third-party investors on a date specified in the related prospectus supplement and the proceeds from the auction are less than the outstanding Class Balance of the applicable class or classes of Certificates plus any accrued and unpaid interest. In the event the proceeds from the auction are greater than the outstanding Class Balance of the applicable class or classes of Certificates plus any accrued and unpaid interest, this excess will be paid to the counterparty or counterparties under the swap agreement(s). See "Risk Factors--Amounts Received from the Auction and the Swap Agreement May Be Insufficient to Assure Completion of the Auction" and "--Mandatory Auction of Certificates."

Fraud Waiver

     If so specified in the related prospectus supplement, a letter may be obtained from the issuer of a pool insurance policy waiving the right of the insurer to deny a claim or rescind coverage under the related pool insurance policy by reason of fraud, dishonesty or misrepresentation in connection with the origination of, or application for insurance for, the related Mortgage Loan or the denial or adjustment of coverage under any related primary mortgage insurance policy because of that fraud, dishonesty or misrepresentation. In these circumstances, the issuer of the pool insurance policy will be indemnified by the Sponsor for the amount of any loss paid by the issuer of the pool insurance policy under the terms of the waiver letter. The maximum aggregate amount of these fraud losses covered under the waiver letter and the period of time during which the coverage will be provided will be specified in the related prospectus supplement.

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
FHA Insurance or VA Guarantee

     The Housing Act authorizes various FHA mortgage insurance programs. If so specified in the related prospectus supplement, some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under Section 203(b), the FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by the FHA under Section
234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, the FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

     Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

     The regulations governing these programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

     When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to contracts underlying a series of Certificates will be described in the accompanying prospectus supplement.

     The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or, in certain instances, his or her spouse, to obtain a mortgage loan guaranty by the VA, covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home, at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the Depositor for VA loans in excess of certain amounts. The amount of any additional coverage will be described in the accompanying prospectus supplement. Any VA guaranty relating to contracts underlying a series of Certificates will be described in the accompanying prospectus supplement.

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                       PREPAYMENT AND YIELD CONSIDERATIONS

     The yields to maturity and weighted average lives of Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related Trust Estate. The original terms to maturity of the Mortgage Assets in a given mortgage pool will vary depending upon the type of Mortgage Assets in the pool. Each prospectus supplement will contain information with respect to the type and maturities of the Mortgage Assets in the related mortgage pool. Mortgage Assets may be prepaid without penalty in full or in part at any time except as specified in the prospectus supplement. The prepayment experience on the Mortgage Assets in the Trust Estate will affect the life of the related series of certificates.

Factors Affecting Prepayment

     A number of factors, including, but not limited to, homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, may affect prepayment experience of mortgage loans. Some of these factors, as well as other factors including limitations on prepayment and the relative tax benefits associated with the ownership of income-producing real property, may affect the prepayment experience of Mortgage Loans secured by multifamily residential properties.

     Generally Mortgage Loans may be partially or fully repaid at any time. Fixed-rate Mortgage Loans generally will contain "due-on-sale" clauses that permit the mortgagee to accelerate the maturity of a Mortgage Loan upon the conveyance of the related Mortgaged Property. Adjustable-rate Mortgage Loans generally will permit creditworthy mortgagors to assume a Mortgage Loan upon a transfer of the related Mortgaged Property.

     The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

Factors Affecting Prepayment of Home Equity Loans

     Generally, Home Equity Loans are not viewed by mortgagors as permanent financing. Accordingly, these loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because Home Equity Loans that are revolving credit line loans generally are not fully amortizing, the absence of voluntary mortgagor prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the Issuing Entity may also be affected by the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of mortgagors to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of these loans.

     Collections on Home Equity Loans that are revolving credit line loans may vary because, among other things, mortgagors may:

          o make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for revolving credit line loans and, in more limited circumstances, closed-end loans, as to which an interest-only payment option has been selected, the interest and the fees and charges for that month; or

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          o    make payments as high as the entire outstanding principal balance plus accrued interest and related fees and charges.

     It is possible that mortgagors may fail to make the required periodic payments. In addition, collections on these loans may vary due to seasonal purchasing and the payment habits of mortgagors.

Effect of Principal Prepayments

     When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement or Underlying Servicing Agreement relating to a series may provide that with respect to certain principal prepayments received, the related Servicer will be obligated to pay an amount equal to the lesser of (i) the aggregate interest shortfall for that Distribution Date resulting from principal prepayments and (ii) all or a portion of the related Servicer's servicing compensation for that Distribution Date, as specified in the applicable prospectus supplement. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements.

     A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information relating to yield on those Certificates will be included in the applicable prospectus supplement.

Weighted Average Life of Certificates

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model, if any, used with respect to a particular series will be identified and described in the related prospectus supplement. The prospectus supplement for a series of Certificates may contain tables setting forth percentages of the initial Class Balance of each class expected to be outstanding after each of the dates shown in each table. Any table will be based upon a number of assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans underlying the related Mortgage Certificates or on the Mortgage Loans are made at rates corresponding to various percentages of the specified prepayment model. It is unlikely, however, that the prepayment of the Mortgage Loans underlying the Mortgage Certificates, or of the Mortgage Loans, underlying any series will conform to any of the percentages of the prepayment model described in a table.

     The rate of principal prepayments on pools of mortgage loans underlying the Mortgage Certificates and on the Mortgage Loans is influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on those mortgage loans or on the Mortgage Loans included in a Trust Estate, those mortgage loans or Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those mortgage loans or Mortgage Loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on those mortgage loans or on the rates borne by the Mortgage Loans included in a Trust Estate, those mortgage loans or Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the rates borne by those mortgage loans or Mortgage Rates. Other factors affecting prepayment of mortgage loans and Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the properties securing the mortgage loans and Mortgage Loans and servicing decisions. However, because many different factors affect prepayment behavior, as described above, prepayments may not rise or fall in direct relation to changes in mortgage interest rates. It should be noted that Certificates of a series may evidence an interest in a Trust Estate with Mortgage Loans with different mortgage interest rates.

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     Prepayments  may also  result  from the  enforcement  of any  "due-on-sale"
provisions contained in a mortgage note permitting the holder of the mortgage note to demand immediate repayment of the outstanding balance of the Mortgage Loan upon conveyance by the mortgagor of the underlying Mortgaged Property. The Servicer(s) will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Servicer(s) will not take any action in relation to the enforcement of any "due-on-sale" provision which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. Under current law, that exercise is permitted for substantially all the mortgage loans which contain those clauses. Acceleration is not permitted, however, for certain types of transfers, including transfers upon the death of a joint tenant or tenant by the entirety and the granting of a leasehold interest of three years or less not containing an option to purchase. See the related prospectus supplement for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     The Sponsor, an originator, a loan seller or the Depositor, as specified in the related prospectus supplement, will be obligated, under the circumstances specified in "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee," to repurchase Mortgage Loans that have breached representations or warranties, or with respect to which all proper documentation has not been delivered to the Trustee. In addition, if so specified in the applicable prospectus supplement, the person identified therein will have the option to purchase all, but not less than all, of the Mortgage Assets in any Trust Estate under the limited conditions specified in the prospectus supplement. For any series of Certificates for which an election has been made to treat the Trust Estate (or one or more segregated pools of assets in the Trust Estate) as a REMIC, any purchase or repurchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A). See "The Pooling and Servicing Agreement--Termination; Repurchase of Mortgage Loans and Mortgage Certificates." Any purchase or repurchase of Mortgage Assets will shorten the weighted average life of one or more classes of Certificates of the related series.

Scheduled Delays In Distributions

     Upon the issuance of Certificates of a series offered by this prospectus and the applicable prospectus supplement, the initial purchasers may be required to pay for accrued interest at the applicable pass-through rate from the Cut-off Date for that series to the date of issuance. The effective yield to certificateholders will be below the yield otherwise produced by the applicable pass-through rate because the distribution of principal and interest that is due on each due date will not be made until the Distribution Date in the month in which that due date occurs.

Static Pool Information and Other Disclosure

     For each  Trust  Estate,  the  Issuing  Entity  will  provide  static  pool information with respect to the Sponsor's prior residential mortgage loan securitizations and/or other appropriate entities prior residential mortgage loan securitizations or originations. With respect to each series of Certificates, this information will be provided through an internet web site at the address disclosed in the related prospectus supplement.

     If any originator or group of affiliated originators originated 10% or more of the Mortgage Loans in a Trust Estate, the applicable prospectus supplement will disclose the identity of the originator, and, if such originator or group of affiliated originators originated 20% or more of the Mortgage Loans, the applicable prospectus supplement will provide information about the originator's form of organization and, to the extent material, a description of the originator's origination program and how long it has been engaged in originating mortgage loans of the same type.

                                   THE SPONSOR

     Unless otherwise specified in the related prospectus supplement, SunTrust Robinson Humphrey Funding, LLC will serve as sponsor (the "Sponsor") of the Certificates.

     SunTrust Robinson Humphrey Funding, LLC was formerly known as SunTrust Asset Funding, LLC and is a direct, wholly owned subsidiary of SunTrust Bank, one of the nation's largest commercial banking organizations, and is affiliated

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with SunTrust  Capital  Markets,  Inc., which is expected to serve as one of the underwriters for the Depositor's securitization program. SunTrust Robinson Humphrey Funding, LLC is a Delaware limited liability company formed in August 2005. The principal offices of the SunTrust Robinson Humphrey Funding, LLC are located at 303 Peachtree Street, NE, 23rd Floor, Atlanta, Georgia 30308. Its telephone number is (404) 813-5123.

     SunTrust Bank and its affiliates are engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and the servicing rights. SunTrust Bank and its affiliates also have participated in asset-backed commercial paper programs and have served as sponsors, dealers, servicers and other roles on a number of securitization transactions involving a variety of asset types. SunTrust Robinson Humphrey Funding, LLC has served as sponsor on prior mortgage-backed securitizations closing in 2005 and 2007 and involving the securitization of over $1 billion, in aggregate, fixed and adjustable rate, first and second lien and alt-A residential mortgage loans originated by affiliated and non-affiliated parties.

     In connection with securitizations, the Sponsor typically would be involved in the pooling of the Mortgage Loans, making certain loan level representations and warranties and repurchasing mortgage loans in the event of certain material breaches, selecting the servicer and other transaction parties in the securitization and otherwise cooperating and participating in the securitization process.

     SunTrust Robinson Humphrey, Inc. is expected to serve as an underwriter for the Depositor's securitization program and is an affiliate of SunTrust Robinson Humphrey Funding, LLC. See "Plan of Distribution."

     See "The Trust Estates--General" for information regarding SunTrust Robinson Humphrey Funding, LLC's procedures for acquiring mortgage loans similar to the Mortgage Loans. If specified in the related prospectus supplement, SunTrust Bank or an affiliate may agree to perform certain obligations of the Sponsor in the event the Sponsor fails to perform such obligation.

                                  THE DEPOSITOR

     SunTrust Real Estate Trust, LLC, a Delaware limited liability company (the "Depositor"), was organized on July 18, 2007, for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in Mortgage Assets. The Depositor is a direct subsidiary of SunTrust Robinson Humphrey Funding, LLC and an indirect subsidiary of SunTrust Bank. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

     The Depositor will have limited obligations and rights under each pooling and servicing agreement after the closing date for any series, including, but not limited to, repurchasing Mortgage Loans due to breaches of representations and warranties.

     The Depositor maintains its principal office at 303 Peachtree Street, NE, 23rd Floor, Atlanta, Georgia 30308. Its telephone number is (404) 813-5123.

     The Depositor and any manager, director, officer, employee or agent of the Depositor shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations and duties under the pooling and servicing agreement.

     Neither the Depositor nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any series.

                                 USE OF PROCEEDS

The Depositor will use substantially all of the net proceeds received from the sale of each series of Certificates to purchase the Mortgage Assets related to that series and for its general corporate purposes.

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                         SERVICING OF THE MORTGAGE LOANS

     The servicing of the Mortgage Loans underlying a series of Certificates will be performed by one or more Servicers, which may include affiliates of the Sponsor. A master servicer, which may be an affiliate of the Sponsor (the "Master Servicer"), may be engaged to supervise some or all of the Servicers. The applicable prospectus supplement will identify (i) any Master Servicer, (ii) each Servicer affiliated with the Sponsor, (iii) each Servicer that services 10% or more of the Mortgage Loans and (iv) any other material servicer that is responsible for performing an aspect of the servicing on which the performance of the related Mortgage Loans or Certificates are materially dependent.

     The following is a summary of the material servicing provisions of the pooling and servicing agreements. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The pooling and servicing agreement for each series will be filed with the Commission following the date of initial issuance of the related Certificates.

The Master Servicer

     The Master Servicer generally will be responsible under each applicable pooling and servicing agreement for, among other things, (i) administering and supervising the performance by the Servicers of their duties and responsibilities under the Underlying Servicing Agreements, (ii) oversight of payments received on Mortgage Loans, (iii) preparation of periodic reports to the Trustee regarding the foregoing matters, (iv) performing certain of the servicing obligations of a terminated Servicer as described below under "--The Servicers" and (v) making Periodic Advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described below under the heading "The Pooling and Servicing Agreement--Periodic Advances and Servicing Advances," if those amounts are not advanced by a Servicer. The Master Servicer will also perform additional duties as described in the applicable prospectus supplement. The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for a series to cover its fees as Master Servicer or will be paid in another manner specified in the applicable prospectus supplement. The Master Servicer may subcontract with any other entity the obligations of the Master Servicer under any pooling and servicing agreement. The Master Servicer will remain primarily liable for the contractor's performance in accordance with the applicable prospectus supplement. The Master Servicer may be released from its obligations in certain circumstances. See "--The Servicers."

The Servicers

     With respect to any series, one or more servicers (each, a "Servicer") specified in the applicable prospectus supplement, which may include an affiliate of the Sponsor, will provide certain customary servicing functions for the Mortgage Loans pursuant to the related pooling and servicing agreement or separate underlying servicing agreements (each, an "Underlying Servicing Agreement") with the Depositor or an affiliate of the Depositor. These Servicers may be the originators of the Mortgage Loans or affiliates of the applicable originators or third parties identified in the applicable prospectus supplement. The rights of the Depositor or an affiliate of the Depositor under the applicable Underlying Servicing Agreements relating to the Mortgage Loans included in the Trust Estate for a series will be assigned (directly or indirectly) to the Trustee for the benefit of Certificateholders of that series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

     The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be unrecoverable under the applicable insurance policies, from proceeds of liquidation of those Mortgage Loans or otherwise. Each Servicer also will provide necessary accounting and reporting services to provide required information to the Trustee or to enable the Master Servicer to provide required information to the Trustee for the Mortgage Loans included in the Trust Estate for a series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan

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serviced  by  it.  The  obligations  of a  Servicer  may  be  performed  through subservicers or vendors, provided that the Servicer remains primarily liable for the servicing of the Mortgage Loans owned by the applicable Issuing Entity. In the event a Servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 C.F.R. ss. 229.1108), the applicable prospectus supplement will provide the disclosure required by Items 1108(b) and
(c) of Regulation AB (17 C.F.R. ss. 229.1108). In the event that such appointment occurs after the issuance of the related series of Certificates, the Depositor will report such appointment on Form 8-K (for so long as the related Issuing Entity is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended).

     The Trustee, or if so provided in the applicable pooling and servicing agreement, the Master Servicer, may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the pooling and servicing agreement and/or Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer by the Trustee or the Master Servicer, the Trustee or the Master Servicer, as the case may be, will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer. Neither the Master Servicer's nor the Trustee's obligations to act as substitute Servicer following the termination of an Underlying Servicing Agreement or termination of the Servicer under the applicable pooling and servicing agreement will, however, require the Master Servicer or the Trustee, as applicable, to purchase a Mortgage Loan from the Trust Estate due to a breach by the terminated Servicer of a representation or warranty in respect of the Mortgage Loan.

     The Trustee or a successor servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor servicer. In the event that the predecessor servicer fails to reimburse the Trustee or successor servicer, the Trustee or successor servicer will be entitled to reimbursement from the assets of the related Issuing Entity.

     If a Servicer has executed the pooling and servicing agreement, the pooling and servicing agreement will provide that the Servicer may not resign from its obligations and duties under the pooling and servicing agreement for that series, except upon its determination that its duties under the pooling and servicing agreement are no longer permissible under applicable law. No resignation will become effective until the Trustee for a series or a successor servicer or Master Servicer has assumed the Servicer's obligations and duties under the pooling and servicing agreement. If a Servicer resigns for the foregoing reason and the Trustee is unable or unwilling to assume responsibility for its duties under the pooling and servicing agreement, it may appoint another institution to so act as described under "The Pooling and Servicing Agreement--Rights Upon Event of Default" below.

     If a Servicer has executed the pooling and servicing agreement, the pooling and servicing agreement will provide that neither the Servicer nor any director, officer, employee or agent of the Servicer will be under any liability to the Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided that no Servicer nor any director, officer, employee or agent of any Servicer will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the pooling and servicing agreement. Each Servicer and any director, officer, employee or agent of each Servicer shall be indemnified by the Issuing Entity from the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement and/or Underlying Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of it duties under the pooling and servicing agreement and/or Underlying Servicing Agreement or by reason of reckless disregard of obligations and duties under the pooling and servicing agreement and/or Underlying Servicing Agreement. In addition, the pooling and servicing agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. A Servicer may, however, in its discretion, undertake any action deemed by it necessary or desirable relating to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the Certificateholders. In this event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the Issuing Entity and the Servicer will be entitled to be reimbursed out of the Servicer Custodial
Account,  and any  loss  to the  Issuing  Entity  arising  from  this  right  of

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reimbursement will be allocated first to the Subordinate Certificate of a series before being allocated to the related Senior Certificates, or if the series does not contain Subordinate Certificates, pro rata among the various classes of Certificates or in another manner specified in the applicable prospectus supplement.

     Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to the business, or otherwise, of the Servicer will be the successor of the Servicer under the terms of the pooling and servicing agreement for each series provided that the successor or resulting entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac.

     The Servicer also has the right to assign its rights and delegate its duties and obligations under the pooling and servicing agreement for each series; provided that, if the Servicer desires to be released from its obligations under the pooling and servicing agreement, (i) the purchaser or transferee accepting the assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, (ii) the purchaser is satisfactory to the Trustee for the series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the pooling and servicing agreement from and after the date of the agreement, and (iii) each applicable Rating Agency's rating of any Certificates for the series in effect immediately prior to the assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer and the Certificates would not be placed on credit review status by any Rating Agency. The Servicer will be released from its obligations under the pooling and servicing agreement upon the assignment and delegation of its duties and obligations, except that the Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

     In the event that there is a Master Servicer for a series, the provisions described above will apply to the Master Servicer and substantially similar
provisions   will  apply  to  each  Servicer  under  the  Underlying   Servicing
Agreements.

                       THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of each pooling and servicing agreement which are not described in other parts of this prospectus. The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each pooling and servicing agreement. When particular provisions or terms used in a pooling and servicing agreement are mentioned in this discussion, you should review those provisions in the form of pooling and servicing agreement that was filed with the Securities and Exchange Commission as part of the registration statement of which this prospectus is a part.

Assignment of Mortgage Loans and/or Mortgage Certificates to the Trustee

   Assignment of Mortgage Loans and/or Mortgage Certificates

     At the time of issuance of each series of Certificates, the Depositor will assign or cause the Mortgage Loans or Mortgage Certificates comprising the related Trust Estate to be assigned to the Trustee, for the benefit of the certificateholders, together with all principal and interest on the Mortgage Loans and/or Mortgage Certificates, except for principal and interest due on or before the cut-off date set forth in the related prospectus supplement (the
"Cut-Off Date"). The Trustee, concurrently with that assignment, will authenticate and deliver the Certificates to the Depositor or its designated agent in exchange for the Mortgage Loans and other assets, if any. Each Mortgage Loan and/or Mortgage Certificate will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. The schedule will include the principal balance of each Mortgage Loan and/or Mortgage Certificate, the mortgage interest rate or interest rate, as applicable, the maturity of each mortgage note or Mortgage Certificate and other information.

     With respect to each Pledged Asset Loan, the related prospectus supplement will specify the extent to which the Pledged Assets will be assigned to the Trustee and the nature of any such assignment.

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     The  Depositor  will  deliver or cause to be  delivered to the Trustee or a custodian, as to each Mortgage Loan, all of the documents the Depositor is required to deliver to the Trustee or a custodian under the pooling and servicing agreement.

     Despite the requirements to deliver certain documents, a Trust Estate may include Mortgage Loans where the original mortgage note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original has been lost or destroyed. With respect to these Mortgage Loans, the Trustee may not be able to enforce the mortgage note against the related mortgagor. The Depositor (or other representing party as specified in the related prospectus supplement) will be required to agree to repurchase, or substitute for, each Mortgage Loan that is subsequently in default if the enforcement of the related mortgage is materially adversely affected by the absence of the original mortgage note. The related pooling and servicing agreement will generally require the Depositor or another party specified in the related prospectus supplement to promptly cause the assignments of the related loans to be delivered for recording in the appropriate public office for real property records, except (1) in states in which, in the opinion of counsel acceptable to the Trustee, the recording is not required to protect the Trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of the loans or (2) in states where recordation is not required by the rating agencies rating the series of Certificates.

     In lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     With respect to any Mortgage Loans that are cooperative loans, the Depositor will generally be required to cause to be delivered to the Trustee;

     o    the stock certificate;

     o    the stock power executed in blank;

     o    the executed proprietary lease;

     o    the executed recognition agreement;

     o    the executed assignment of recognition agreement, if any;

     o    an executed financing statement with evidence of recording thereon;

     o the executed financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in form suitable for recordation); and

     o    any other document specified in the related prospectus supplement.

     The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each cooperative loan.

     The Trustee or a custodian will review the mortgage loan documents within a specified number of days of receipt to ascertain that all required documents have been properly executed and received. The Trustee will hold the mortgage loan documents for each series in trust for the benefit of holders of the Certificates. If any document is found by the Trustee or custodian not to have been properly executed or received or to be unrelated to the Mortgage Loans identified in the pooling and servicing agreement, and any defect cannot be cured within the permitted time period, the Sponsor or other party specified in


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the  prospectus  supplement  will  replace  the  Mortgage  Loan with an eligible substitute Mortgage Loan (as described in the related prospectus supplement) or repurchase the related Mortgage Loan from the Trustee at a price generally equal to the principal balance thereof, plus accrued and unpaid interest thereon. Upon receipt of the repurchase price, in the case of a repurchase, the Trustee will reimburse any unreimbursed Advances of principal and interest by the Master Servicer with respect to that Mortgage Loan or unreimbursed payments under any form of credit support. The remaining portion of the repurchase price will then be passed through to holders of the Certificates as liquidation proceeds in accordance with the procedures specified under "Description of Certificates-- Distributions." This substitution/repurchase obligation constitutes the sole remedy available to Certificateholders or the Trustee for a defect in a mortgage loan document.

     Any restrictions on substitution or repurchase with respect to a series of Certificates will be set forth in the related prospectus supplement.

   Assignment of Mortgage Certificates

     The Depositor will cause each Mortgage Certificate to be registered in the name of the Trustee. The Trustee or a custodian will hold each Mortgage Certificate in the manner described in the related prospectus supplement. The Trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage Certificate. Each Mortgage Certificate will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information.

Representations and Warranties

     As further described below, the Sponsor will make certain representations and warranties concerning the Mortgage Loans or Mortgage Certificates in the related pooling and servicing agreement or under the mortgage loan sale agreement between the Sponsor and the Depositor. Under certain circumstances the Sponsor may be required to repurchase or substitute for a Mortgage Loan or Mortgage Certificate as a result of a breach of those representations or warranties. In certain cases in which the Sponsor acquired some or all of the Mortgage Loans from another seller, the Sponsor may, rather than itself making representations and warranties, assign representations and warranties made by such seller to the Depositor. Pursuant to the related pooling and servicing agreement the Depositor will assign to the Trustee its rights with respect to representations and warranties made or assigned by the Sponsor in the mortgage loan sale agreement.

     The representations and warranties made or assigned to the Issuing Entity (whether made by the Sponsor or another party) will generally include the following with respect to the Mortgage Loans or Mortgage Certificates, or each Mortgage Loan or Mortgage Certificate, as the case may be:

     o the information set forth in the schedule of Mortgage Loans or Mortgage Certificates is true and correct in all material respects;

     o at the time of transfer the Sponsor had good title to the Mortgage Loans or Mortgage Certificates and, if Mortgage Loans, the mortgage notes were subject to no offsets, defenses or counterclaims, except if the buydown agreement for a Buydown Loan forgives certain indebtedness of a mortgagor;

     o as of the Cut-off Date, unless otherwise specified in the related prospectus supplement, no Mortgage Loan was more than 30 days delinquent;

     o if Mortgage Loans, a title policy (or other satisfactory evidence of title) was issued on the date of the origination of each Mortgage Loan and that policy or other evidence of title is valid and remains in full force and effect;

     o if Mortgage Loans and a primary mortgage insurance policy is required with respect to a Mortgage Loan, the policy is valid and remains in full force and effect as of the closing date for that series of Certificates;

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
     o if Mortgage Loans, as of the closing date for that series of Certificates, each Mortgage Loan is secured by a first or second lien mortgage, a first or second deed of trust or a land sale contract on the related Mortgaged Property free and clear of all liens, claims and encumbrances, other than the land sale contract, if applicable, subject only to:

          o    liens for current real property taxes and special assessments;

          o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage, those exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator's appraisal;

          o if a junior lien loan, the related senior lien mortgage or mortgages; and

          o other matters to which like properties are commonly subject (which do not materially interfere with the benefits of the security intended to be provided by the Mortgage);

     o if Mortgage Loans, the Mortgage Loan has not been satisfied, cancelled, rescinded or, except for certain permitted encumbrances, subordinated in whole or in part, and the related Mortgaged Property had not been released from the lien of such mortgage, in whole or in part in any manner that materially and adversely affected the value thereof;

     o if Mortgage Loans, the Sponsor has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property;

     o if Mortgage Loans, each mortgage note, mortgage and other agreement that evidences or secures the Mortgage Loan is, subject to certain creditors' rights exceptions, general principles of equity and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, to the Sponsor's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related mortgagor with respect to such mortgage note, mortgage or other agreement;

     o if Mortgage Loans, the related Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan encumbers the interest of a mortgagor as a lessee under a ground lease of the Mortgaged Property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the Sponsor and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage Loan; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage Loan, other than certain permitted encumbrances; (c) the mortgagor's interest in such ground lease is assignable to Issuing Entity and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the Sponsor has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any material default by the lessee to the holder of the Mortgage Loan and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (f) the holder of the Mortgage Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease and; (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than ten (10) years beyond the full amortization term of the related Mortgage Loan;

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

     o if Mortgage Loans, as of the closing date for that series of Certificates, each Mortgaged Property is free of damage and is in good repair, ordinary wear and tear excepted; and

     o if Mortgage Loans, any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable at the origination and servicing of the Mortgage Loans have been complied with.

     If the Sponsor (or other party specified in the prospectus supplement) discovers a breach of any of its representations or warranties which materially and adversely affects the interest of Certificateholders in the related Mortgage Loan, or receives notice of a breach from the Trustee or the Master Servicer, the Sponsor (or other party) will cure the breach within the time permitted by the related pooling and servicing agreement or substitute a substantially similar substitute mortgage loan for that Mortgage Loan or repurchase the related Mortgage Loan, or any Mortgaged Property acquired in respect of a loan, on the terms set forth above under "--Assignment of Mortgage Loans to the Trustee" and in the related prospectus supplement. The proceeds of any repurchase will be passed through to certificateholders as liquidation proceeds.

Special Servicing Agreements

     The pooling and servicing agreement may permit each Servicer to enter into a special servicing agreement with an unaffiliated holder of a class of Subordinate Certificates or of a class of securities representing interests in one or more classes of Subordinate Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to a special servicing agreement, this holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans or to transfer servicing with respect to certain delinquent Mortgage Loans to a special servicer in accordance with the pooling and servicing agreement and/or Underlying Servicing Agreement. In the event that there is a Master Servicer for a series, the pooling and servicing agreement may permit the Master Servicer to enter into an agreement with those holders which will allow the Master Servicer to instruct the Servicers, to the extent provided in the applicable Underlying Servicing Agreements, to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans or to enter into a special servicing agreement.

Payments on Mortgage Loans

     Pursuant to the pooling and servicing agreement and/or Underlying Servicing Agreement, if any, for a series, each Servicer will be required to establish and maintain one or more accounts (collectively, the "Servicer Custodial Account") into which the Servicer will be required to deposit on a daily basis amounts received relating to the Mortgage Loans serviced by the Servicer included in the Trust Estate for a series, as more fully described below. Each Servicer Custodial Account must be a separate custodial account insured to the available limits by the FDIC or otherwise acceptable to the applicable Rating Agencies (an acceptable account, an "Eligible Custodial Account") and will generally be limited to funds held relating to a particular series.

     Funds credited to a Servicer Custodial Account may be invested for the benefit and at the risk of the Servicer in certain investments acceptable to the Rating Agencies ("Eligible Investments") maturing in general not later than the business day preceding the next Distribution Date. All losses from investments of funds in a Servicer Custodial Account are required to be deposited by the applicable Servicer out of its own funds to the Servicer Custodial Account immediately as realized.

     Each Servicer will be required to remit to the Trustee for deposit to the Certificate Account for each series of Certificates on the date the Certificates are issued any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by it due after the applicable Cut-off Date but received on or prior thereto. Each Servicer will be required to remit to the Master Servicer for deposit in an Eligible Custodial Account maintained by the Master Servicer in the name of the Trustee (the "Master Servicer Custodial Account") or, if there is no Master Servicer, to remit to the Trustee for deposit in the Certificate Account, the following payments and collections

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received or made by it relating to the Mortgage  Loans serviced by it subsequent to the applicable Cut-off Date (other than (a) payments due on or before the Cut-off Date and (b) amounts held for future distribution):

          (i) all payments on account of principal, including prepayments, and interest;

          (ii) all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired relating to the defaulted Mortgage Loan, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law ("Liquidation Proceeds") less, to the extent permitted under the pooling and servicing agreement and/or Underlying Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of the applicable Mortgage Loans;

          (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the pooling and servicing agreement and/or Underlying Servicing Agreement;

          (iv) all Periodic Advances made by the Servicer;

          (v) all amounts withdrawn from Buy-Down Funds or subsidy funds, if any, with respect to the Mortgage Loans, in accordance with the terms of the applicable agreements;

          (vi) all proceeds of any Mortgage Loans or property acquired relating to the Mortgage Loan purchased or repurchased pursuant to the pooling and servicing agreement and/or Underlying Servicing Agreement; and

          (vii) all other amounts required to be deposited to the Certificate Account pursuant to the pooling and servicing agreement and/or Underlying Servicing Agreement.

     Notwithstanding the foregoing, each Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee from any payment or other recovery on account of interest as received and prior to deposit in the Servicer Custodial Account or (b) to withdraw from the Servicer Custodial Account the applicable Servicing Fee after the entire payment or recovery has been deposited.

     Each Servicer is also permitted, from time to time, to make withdrawals from the applicable Servicer Custodial Account for the following purposes, to the extent permitted in the pooling and servicing agreement and/or Underlying Servicing Agreement:

          (i) to pay to itself, to the extent not previously retained, the servicing compensation to which it is entitled;

          (ii) to reimburse itself for Advances, to the extent of amounts received on the Mortgage Loan(s) relating to which the Advances were made;

          (iii) to reimburse itself for any Nonrecoverable Advance previously made, to the extent of amounts received on the Mortgage Loans in the same loan group as the Mortgage Loan(s) relating to which the Nonrecoverable Advances were made;

          (iv) to reimburse itself for expenses covered by insurance policies from proceeds of those policies;

          (v) to pay itself or the Depositor any indemnification payments described under "The Depositor" and "Servicing of the Mortgage Loans--The Servicers";

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
          (vi) to pay to the Depositor, itself or the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Depositor or purchased by it or the Master Servicer all amounts received after the date of repurchase or purchase;

          (vii) to withdraw from the Servicer Custodial Account any amount deposited in that account that was not required to be deposited therein; and

          (viii) to clear and terminate the Servicer Custodial Account.

     If there is a Master Servicer for a series of Certificates, the Master Servicer will be permitted by the pooling and servicing agreement to make withdrawals from the Master Servicer Custodial Account to the extent described above for a Servicer and to the extent permitted in the applicable pooling and servicing agreement. The Master Servicer or Trustee will be required to deposit in the Certificate Account any Periodic Advances made by the Master Servicer or Trustee, as applicable, in the event of a Servicer default not later than the Distribution Date on which the Periodic Advances are required to be distributed. All other amounts deposited in the Master Servicer Custodial Account (other than Master Servicing Fees, if any, and, to the extent the Master Servicer is entitled thereto under the applicable pooling and servicing agreement, interest on amounts in the Master Servicer Custodial Account) are required to be remitted by the Master Servicer to the Trustee for deposit in the Certificate Account not later than the applicable Distribution Date. On each Distribution Date, the
Trustee will withdraw from the Certificate Account and remit to Certificateholders all amounts constituting the available funds for that Distribution Date.

     If a Servicer, the Master Servicer or the Trustee deposits in the Certificate Account for a series any amount not required to be deposited, the Trustee may at any time withdraw the amount from the Certificate Account for itself or for remittance to the applicable Servicer or the Master Servicer, as applicable. Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the business day preceding the next Distribution Date (except that if the Eligible Investment is an obligation of the institution that maintains the Certificate Account, then the Eligible Investment may mature not later than the next Distribution Date). In the event that one or more elections has been made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a series as one or more REMICs, no Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Trustee has received an opinion of counsel or other evidence satisfactory to it that the sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause any REMIC to fail to qualify as a REMIC while any Certificates of the series are outstanding. All income and gain realized from any investment of funds in the Certificate Account will generally be for the account of the Trustee as additional compensation and all losses from investments of funds in the Certificate Account will be deposited by the Trustee out of its own funds to the Certificate Account immediately as realized.

     The Trustee is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable pooling and servicing agreement:

          (i) to pay itself the applicable trustee fee, if any;

          (ii) to reimburse itself for certain expenses and to pay itself any amounts representing indemnification, each as described under "--The Trustee";

          (iii) to pay to itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all of this interest or income to be withdrawn not later than the next Distribution
     Date);

          (iv) to withdraw from the Certificate Account any amount deposited in that account that was not required to be deposited therein; and

          (v) to clear and terminate the Certificate Account.

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
     The Trustee will be authorized to appoint a paying agent (the "Paying Agent") to make distributions, as agent for the Trustee, to Certificateholders of a series. If the Paying Agent for a series is not the Trustee for that series, the Trustee will, on each Distribution Date, deposit in immediately available funds in an account designated by the Paying Agent the amount required to be distributed to the Certificateholders on that Distribution Date.

     The Trustee will cause any Paying Agent to execute and deliver to the Trustee an instrument in which the Paying Agent agrees with the Trustee that the Paying Agent will hold all amounts deposited with it by the Trustee for distribution to Certificateholders in trust for the benefit of Certificateholders until the amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable pooling and servicing agreement.

Periodic Advances and Servicing Advances

     Generally each Servicer will be required to make (i) an advance prior to each Distribution Date of an amount equal to the payment of principal and interest on each Mortgage Loan (net of the related Servicing Fee) which was due on the related Due Date on the Mortgage Loans and which was delinquent on the related Determination Date (a "Periodic Advance") and (ii) other advances of cash ("Servicing Advances" and, collectively with Periodic Advances, "Advances") to cover (a) delinquent payments of taxes, insurance premiums, and other escrowed items and (b) rehabilitation expenses and foreclosure costs, including reasonable attorneys' fees, in either case unless the Servicer has determined that any subsequent payments on that Mortgage Loan or from the mortgagor will ultimately not be available to reimburse it for those amounts.

     Advances by each Servicer will be made from its own funds or funds in the applicable Servicer Custodial Account that do not constitute a portion of the applicable available funds for that Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or Mortgaged Property relating to the Mortgage Loan unless the Servicer determines, based on its estimation of the value of the Mortgaged Property in relation to the sum of the unpaid principal balance of the related Mortgage Loan, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, that the advance (a "Nonrecoverable Advance") would not ultimately be recoverable under any applicable insurance policies, from proceeds of liquidation of the Mortgage Loan or otherwise. An "REO Property" is a Mortgaged Property that has been acquired by a Servicer on behalf of the Issuing Entity through foreclosure or grant of a deed in lieu of foreclosure.

     The failure of a Servicer to make any required Periodic Advances or Servicing Advances under the pooling and servicing agreement and/or Underlying Servicing Agreement constitutes a default for which the Servicer will be subject to termination. Upon default by a Servicer, the Master Servicer, if any, or the Trustee will be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain Servicing Advances, provided that the Master Servicer or Trustee, as applicable, determines that funds will ultimately be available to reimburse it from proceeds of the related Mortgaged Property. In the case of Certificates of any series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Depositor may obtain an endorsement to the mortgage pool insurance policy which obligates the pool insurer to advance delinquent payments of principal and interest. The pool insurer would only be obligated under the endorsement to the extent the mortgagor fails to make his or her payment and the Master Servicer or Trustee fails to make a required advance.

     Any Periodic Advances made by the Servicers, the Master Servicer or Trustee must be deposited into the applicable Servicer Custodial Account, Master Servicer Custodial Account or the Certificate Account and will be due no later than the business day before the Distribution Date to which the delinquent payment relates. Advances by the Servicers, the Master Servicer or Trustee will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Servicing Advances, future payments on, the Mortgage Loans for which the amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves, or is deemed by the Servicer, the Master Servicer or the Trustee, to be unrecoverable, the Servicer, the Master Servicer or the Trustee will be entitled to reimbursement from funds in the applicable Servicer Custodial Account, the Master Servicer Custodial Account or the Certificate Account prior to the distribution of payments to the Certificateholders to the extent provided in the pooling and servicing agreement and/or Underlying Servicing Agreement.

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     Any  Periodic  Advances  made by a  Servicer,  the Master  Servicer  or the
Trustee relating to Mortgage Loans included in the Trust Estate for any series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of the series. However, none of the Master Servicer, the Trustee or any Servicer will insure or guarantee the Certificates of any series or the Mortgage Loans included in the Trust Estate for any Certificates.

Collection and Other Servicing Procedures

     Each Servicer will be required by the pooling and servicing agreement and/or Underlying Servicing Agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the pooling and servicing agreement and/or Underlying Servicing Agreement and any applicable agreement governing any form of credit enhancement, to follow the collection procedures as it follows for mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment premiums, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 120 days (or any longer period to which the Master Servicer, if any, and any applicable pool insurer or primary mortgage insurer have consented) after the applicable Due Date.

     Under each pooling and servicing agreement and/or Underlying Servicing Agreement, each Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each account, an "Escrow Account") in which it will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Escrow Account may be made to make timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Escrow Account, if required, and to clear and terminate the Escrow Account. Each Servicer will be responsible for the administration of its Escrow Account. A Servicer will be obligated to advance certain tax and insurance amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Escrow Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and each Rating Agency rating the related series of Certificates, covering loss occasioned by the failure to escrow amounts.

     Any Pledged Assets will be administered by one or more third parties in accordance with the related pledge agreement or guaranty agreement, as applicable. The Servicer of the Pledged Asset Loan will be required to attempt to realize on any Pledged Assets if the related Pledged Asset Loan is liquidated on default. In such instance, either the Servicer or the administrator(s) of the Pledged Assets will be responsible for making all reasonable efforts to realize on any security interest in Pledged Assets. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Pledged Assets. Proceeds from the liquidation of any such Pledged Assets will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement or guaranty agreement, as applicable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" and "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Mortgagees."

Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage Loans

     With respect to each Mortgage Loan having a fixed interest rate, the pooling and servicing agreement and/or Underlying Servicing Agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of the prospective conveyance, exercise its rights to accelerate the maturity of the Mortgage Loan under the "due-on-sale" clause in the Mortgage Note, if any, unless it is not exercisable under applicable law or if the exercise would result in loss of insurance coverage relating to the Mortgage Loan or would, in the Servicer's judgment, be reasonably likely to result in litigation by the mortgagor and the Servicer, if applicable, has not obtained the Master Servicer's consent to the exercise of the clause. In either case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the Mortgaged Property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor also remains liable under the Mortgage Note, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage

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insurance  policy and the mortgage  interest  rate relating to the Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been or is about to be conveyed, under which the original mortgagor is released from liability and the person is substituted as mortgagor and becomes liable under the Mortgage Note.

     Each pooling and servicing agreement and/or Underlying Servicing Agreement with respect to a series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Estate for the series and to take reasonable steps as are necessary to permit recovery under the insurance policies relating to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.

     Each Servicer is obligated to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. Notwithstanding the foregoing, each Servicer is authorized to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Servicer's judgment, the default is unlikely to be cured and the assuming mortgagor meets the applicable underwriting guidelines. In connection with any assumption, the mortgage interest rate and the payment terms of the related Mortgage Note will not be changed. Each Servicer may also, with the consent of the Master Servicer, if any, modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the Trust Estate rather than foreclose on those Mortgage Loans; provided that no modification shall forgive principal owing under a Mortgage Loan or permanently reduce the interest rate on a Mortgage Loan. Further, a Servicer may encourage the refinancing of defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy mortgagors to assume the outstanding indebtedness.

     In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that the foreclosure or restoration will increase the proceeds to Certificateholders of the series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that its expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy relating to the Mortgage Loan. In the event that a Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the applicable Servicer Custodial Account an amount equal to all costs and expenses incurred by it.

     No Servicer will be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations." If a Servicer does not foreclose on a Mortgaged Property, the Certificateholders of the related series may experience a loss on the related Mortgage Loan. A Servicer will not be liable to the Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if the Mortgaged Property is, in fact, not so contaminated or affected. Conversely, a Servicer will not be liable to the Certificateholders if, based on its belief that no contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to the Mortgaged Property, and thereafter the Mortgaged Property is determined to be so contaminated or affected.

     The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person, may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and will not be required under the pooling and servicing agreement and/or Underlying Servicing Agreement to seek deficiency judgments. In lieu of foreclosure, each Servicer may arrange for the sale by the mortgagor of the Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling the Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Mortgagees" for a discussion of the availability of deficiency judgments.

     If the defaulted Mortgage Loan is a Pledged Asset Loan, the related Servicer, if the lien on the Pledged Assets for that Pledged Asset Loan is not

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assigned to the Trustee on behalf of the Certificateholders, may proceed against the related Mortgaged Property or the related Pledged Assets first or may proceed against both concurrently, as permitted by applicable law and the terms under which those Pledged Assets are held, including any third-party guarantee.

     With respect to a Trust Estate (or any segregated pool of assets within a Trust Estate) as to which one or more REMIC elections has been made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by the Mortgaged Property, the Trustee or Master Servicer will be required to dispose of the property prior to the close of the third calendar year following the year the Trust Estate acquired the property (or any shorter period as is provided in the pooling and servicing agreement and/or Underlying Servicing Agreement) unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1) or cause any REMIC to fail to qualify as a REMIC or (b) applies for and is granted an extension of the applicable period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Estate of any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in property or the receipt of rental income based on the profits of the lessee of the property. See "Federal Income Tax Consequences."

Insurance Policies

     Each Servicer will generally be required to cause to be maintained for each Mortgage Loan (other than Mortgage Loans secured by cooperative shares and condominium apartments) a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying each Mortgage Loan against loss by fire, with extended coverage (a "Standard Hazard Insurance Policy"). A Standard Hazard Insurance Policy will be required to be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of the Mortgage Loan; provided that the amount may not be less than the minimum amount required to avoid the application of any coinsurance clause. Each Servicer will also generally maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of the property plus liability insurance and, if applicable, flood insurance as described below. Any amounts collected under any of these insurance policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with normal servicing procedures) will be deposited in the Servicer Custodial Account for remittance to the Certificate Account by the applicable Servicer.

     The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, the policies will not contain identical terms and conditions. The most significant terms of these policies, however, generally will be determined by state law and generally will be similar. Most of these policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

     In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management
Agency as having special flood hazards (and flood insurance has been made available) each pooling and servicing agreement and/or Underlying Servicing Agreement will require the related Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of Fannie Mae or Freddie Mac with a generally acceptable insurance carrier.

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     Each Servicer may maintain a blanket policy insuring  against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard Hazard Insurance Policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. Each Servicer will be liable for the amount of any deductible under a blanket policy if that amount would have been covered by a required Standard Hazard Insurance Policy or flood insurance, had it been maintained.

     Any losses incurred relating to Mortgage Loans due to uninsured risks (including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Certificateholders.

Primary Mortgage Insurance

     If specified in the related prospectus supplement, a Mortgage Loan secured by a Mortgaged Property having a loan-to-value ratio in excess of 80% may have a primary mortgage insurance policy insuring against default on all or a specified portion of the principal amount thereof in excess of that percentage of the value of the Mortgaged Property, as specified in the related prospectus supplement.

     Evidence of each primary mortgage insurance policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related Mortgage Loan. Each Servicer, on behalf of the Trust Estate, is required to present claims to the insurer under any primary mortgage insurance policy or mortgage pool insurance policy and to take the reasonable steps that are necessary to permit recovery with respect to defaulted Mortgage Loans. Amounts collected by each Servicer on behalf of the Trust Estate will be deposited in the Servicer Custodial Account for distribution as set forth above. Each Servicer will not cancel or refuse to renew any primary mortgage insurance policy required to be kept in force by the pooling and servicing agreement.

Recoveries Under Primary Mortgage Insurance Policies

     Each Servicer will exercise its reasonable efforts to keep each primary mortgage insurance policy in full force and effect at least until the outstanding principal balance of the related Mortgage Loan is equal to the percentage of the appraised value of the Mortgaged Property specified in the related prospectus supplement. Each Servicer will generally be required to pay the premium for each primary mortgage insurance policy on a timely basis if the mortgagor does not make the required payments.

     Each Servicer, on behalf of the Trust Estate, will present claims to the insurer under any applicable primary mortgage insurance policy and will take necessary reasonable steps to permit recovery under those insurance policies respecting defaulted Mortgage Loans. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable primary mortgage insurance policy, each Servicer will not be required to expend its own funds to restore the damaged property unless the applicable Servicer determines:

     o that restoration will increase the proceeds to Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses; and

     o that those expenses will be recoverable to it through liquidation proceeds.

     Regardless of whether recovery under any primary mortgage insurance policy is available or any further amount is payable under the credit support for a series of Certificates, each Servicer is obligated to follow the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If at any time no further amount is payable under the credit support for a series of Certificates, and if the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loans plus accrued interest, certificateholders will realize a loss in the amount of that difference plus the aggregate of unreimbursed Advances of the Servicer with respect to that Mortgage Loan and expenses incurred by the Servicer in connection with those proceedings and which are reimbursable under the pooling and servicing agreement.

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Servicing Compensation and Payment of Expenses

     For each series of Certificates, each Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by it until termination of the pooling and servicing agreement and/or Underlying Servicing Agreement. A Servicer, at its election, will pay itself the Servicing Fee for a series relating to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of the payment in the Servicer Custodial Account for the series or (b) withdrawing the Servicing Fee from the Servicer Custodial Account after the entire interest payment has been deposited. A Servicer may also pay itself out of the Liquidation Proceeds or other recoveries of a Mortgage Loan. The Servicing Fee or the range of Servicing Fees relating to the Mortgage Loans underlying the Certificates of a series will be set forth in an expense table in the applicable prospectus supplement. Additional servicing compensation in the form of prepayment premiums, assumption fees, late payment charges, foreclosure profits or otherwise will be retained by the Servicers.

     Each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by it underlying a series, including, without limitation, payment of the Standard Hazard Insurance Policy premiums. The Servicer will be entitled, in certain circumstances, to reimbursement from the Servicer Custodial Account of Periodic Advances, of Servicing Advances made by it to pay taxes, insurance premiums and similar items with respect to any Mortgaged Property or for expenditures incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of the related Mortgaged Property) and of certain losses against which it is indemnified by the Trust Estate as described above under "Servicing of the Mortgage Loans--The Servicers."

     As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it, and payment of additional fees for certain extraordinary services rendered by it (provided that those fees do not exceed those which would be charged by third parties for similar services) in connection with the liquidation of defaulted Mortgage Loans and related Mortgaged Properties. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

Evidence as to Compliance

     Each Servicer and Master Servicer will deliver annually to the Trustee or Master Servicer, as applicable, on or before the date specified in the pooling and servicing agreement and/or Underlying Servicing Agreement, an officer's certificate stating that (i) a review of the Servicer's or Master Servicer's activities during the preceding calendar year and of performance under the pooling and servicing agreement and/or Underlying Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, the Servicer or Master Servicer has fulfilled all its obligations under the pooling and servicing agreement and/or Underlying Servicing Agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and other assets comprising a Trust Estate will deliver annually to the Depositor and the Trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. ss. 229.1122) and that contains the following:

     o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     o a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

     o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

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     o    a statement  that a registered  public  accounting  firm has issued an
          Attestation Report on the party's Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

     Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Depositor, the Sponsor and the Master Servicer

     The pooling and servicing agreement for each series of Certificates backed in whole or in part by Mortgage Loans will generally provide that the Master Servicer may not resign from its obligations and duties as Master Servicer, except upon a determination that its duties are no longer permissible under applicable law. No resignation under this clause is effective until the Trustee or a successor has assumed the Master Servicer's obligations and duties under the pooling and servicing agreement.

     The pooling and servicing agreement will also provide that none of the Depositor, the Master Servicer or the Sponsor, or any directors, officers, employees or agents of any of them will be under any liability to the Trust Estate or certificateholders or the Trustee, any subservicer or others for any action taken or not taken by any of those parties, any subservicer or the Trustee in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the Depositor, the Sponsor, the Master Servicer or any of the parties described above will be protected against any liability that otherwise would be imposed on one of those parties by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties. The pooling and servicing agreement will provide that each of the parties described above is entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the Certificates for a series, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of that party's duties or by reason of reckless disregard by that party of its obligations and duties. In addition, the pooling and servicing agreement will provide that none of the Depositor, the Sponsor or the Master Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to, in the case of the Depositor, the Sponsor or the Master Servicer, its duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. Each of the Depositor, the Sponsor and the Master Servicer may, however, in its discretion, undertake any action that it deems necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of certificateholders. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate, and the Depositor, the Sponsor and the Master Servicer will be entitled to be reimbursed from the Master Servicer Custodial Account or Servicer Custodial Account, as applicable.

Events of Default

     Events of default by the Master Servicer or a Servicer under the pooling and servicing agreement for each series of Certificates evidencing an interest in Mortgage Loans will consist of:

     o any failure by the Master Servicer or, if a Servicer has executed the pooling and servicing agreement, that Servicer, to deposit amounts in the Certificate Account, Master Servicer Custodial Account or Servicer Custodial Account, as applicable, in the amount and manner provided in the pooling and servicing agreement so as to enable the Trustee to distribute to Certificateholders any required payment (other than Periodic Advances) which continues unremedied for a specified time period;

     o any failure by the Master Servicer or a Servicer that has executed the pooling and servicing agreement duly to observe or perform in any material respects any other of its covenants or agreements in the Certificates or the pooling and servicing agreement which continues

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          unremedied for a specified  number of days after the giving of written notice of the failure to the Master Servicer or Servicer by the Trustee or the Depositor, or, if specified in the pooling and servicing agreement, to the Master Servicer or the Servicer and the Trustee by holders of Certificates evidencing not less than 25% of the aggregate voting rights of all the Certificates affected thereby;

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer or a Servicer that has executed the pooling and servicing agreement indicating insolvency, reorganization or inability to pay its obligations; and

     o the failure of the Master Servicer or a Servicer to remit any Periodic Advance required to be remitted by it which failure continues unremedied at 3:00 p.m. on the related Distributed Date.

Rights Upon Event of Default

     As long as an event of default under the pooling and servicing agreement remains unremedied, the Trustee may, and upon direction of holders of Certificates evidencing not less than 51% of the aggregate voting rights, will be required to terminate all of the rights and obligations of the Master Servicer or Servicer under the pooling and servicing agreement. Upon a termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer or Servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements and limitations on liability. If the Trustee is unwilling or unable to act, it may appoint or petition a court of competent jurisdiction for the appointment of an institution with a net worth of at least $10,000,000 to act as successor Master Servicer or Servicer; provided that the appointment not adversely affect the rating then assigned to any class of Certificates and that until a successor Master Servicer or Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer or the Servicer under the pooling and servicing agreement, unless prohibited by law, the Trustee will continue as the successor to the Master Servicer or the Servicer as described above. Pending any appointment, the Trustee is obligated to act as successor Master Servicer or Servicer. The Trustee and the successor may agree upon the servicing compensation to be paid, which will not be greater than the compensation of the Master Servicer or Servicer under the pooling and servicing agreement. The Trustee or the successor Master Servicer or Servicer will be entitled to be reimbursed from the predecessor Master Servicer or Servicer (or the Issuing Entity if the predecessor Master Servicer or Servicer is unable to fulfill its obligations under the pooling and servicing agreement) for all costs associated with the transfer of servicing.

Enforcement

     No certificateholder of any series will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the certificateholder previously has given to the Trustee written notice of default and the continuance thereof and unless holders of Certificates evidencing not less than 25% of each class of certificates affected thereby have made written requests to the Trustee to institute a proceeding in its own name as Trustee and have offered and provided to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute the proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement for any series or to make any investigation of matters arising under the pooling and servicing agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any certificateholders, unless those certificateholders have offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Amendment

     The pooling and servicing agreement for each series may be amended by the Depositor, the Sponsor (if a party thereto), the Master Servicer, the Servicer and the Trustee, without notice to or the consent of any certificateholder to, among other things:

     o    cure any ambiguity or mistake;

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     o    correct or supplement any provision that may be inconsistent  with any other provision of the pooling and servicing agreement or the related prospectus supplement;

     o    comply  with  any  requirements   imposed  by  the  Code  or  any  tax
          regulation; or

     o make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions of the pooling and servicing agreement;

provided that the amendment will not adversely affect in any material respect the interests of any certificateholder of that series.

     Any amendment should be deemed not to adversely affect in any material respect the interests of any certificateholders if the Trustee receives either an opinion of counsel to that effect or written confirmation from the rating agency rating the certificates that the amendment will not cause that rating agency to reduce its then-current rating of the Certificates. The pooling and servicing agreement for each series may also be amended by the Depositor, the Sponsor (if a party thereto), the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66?% of the aggregate voting rights of each class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of holders of Certificates of that series. However, no amendment of this type may:

     o reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans or distributions that are required to be made in respect of any Certificate without the consent of the holder of the Certificate; or

     o with respect to any series of Certificates, reduce the percentage of Certificates the holders of which are required to consent to any amendment without the consent of the holders of all outstanding Certificates of the series.

List of Certificateholders

     If the Trustee is not the certificate registrar for a series of Certificates, upon written request of the Trustee, the certificate registrar will provide to the Trustee within thirty (30) days after the receipt of that request a list of the names and addresses of all certificateholders of record of a series as of the most recent record date. Upon written request of three or more certificateholders of record of a series of Certificates, for purposes of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement for that series, the Trustee will afford those certificateholders access during business hours to the most recent list of certificateholders of that series held by the Trustee.

Termination; Repurchase of Mortgage Loans and Mortgage Certificates

     The obligations of the Depositor, the Sponsor (if a party thereto), the Master Servicer, the Servicer and the Trustee created by the pooling and servicing agreement will terminate upon the earlier of:

     o the maturity or other liquidation of the last Mortgage Loan or Mortgage Certificate in the related Trust Estate and the disposition of all property acquired upon foreclosure of any Mortgage Loan; and

     o the payment to certificateholders of that series of all amounts required to be paid to them pursuant to the pooling and servicing agreement.

In no event, however, will the Trust Estate created by any pooling and servicing agreement continue beyond the expiration of twenty-one (21) years from the death of the survivor of the persons named in the pooling and servicing agreement. For each series of Certificates, the Trustee will give written notice of termination of the pooling and servicing agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Depositor and specified in

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the notice of termination.  The termination of the Issuing Entity is required to
be  effected  in  a  manner  consistent  with  applicable   federal  income  tax
regulations and the REMIC status of any REMIC.

     The pooling and servicing agreement for each series may permit the entity specified in the related prospectus supplement to repurchase, or permit or require the Trustee to auction, all or a portion of the remaining Mortgage Assets and property acquired in respect of a Mortgage Loan, at a purchase price generally equal to the unpaid principal balance of the Mortgage Loans in the applicable group or groups plus the fair market value of any related Mortgaged Properties acquired upon foreclosure of the related Mortgage Loans, together with accrued and unpaid interest at the applicable mortgage interest rate on the related Mortgage Loans. However, if the pooling and servicing agreement for a series permits the entity specified in the related prospectus supplement to exercise the purchase option, for so long as the entity specified in the related prospectus supplement is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, the entity specified in the related prospectus supplement may exercise its purchase option only if the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the purchase price described in the preceding sentence. The exercise of this right will effect early retirement of the Certificates of that series, but such entity's right so to repurchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than the percentage of the aggregate initial principal amount of all Certificates of that series at the Cut-off Date specified in the related prospectus supplement.

     Distributions in respect of an optional purchase described above will be paid to Certificateholders (or in the case of the optional purchase of one or more, but less than all, groups of Mortgage Loans, to Certificateholders entitled to distributions from that group or groups) in order of their priority of distribution as described in the applicable prospectus supplement. The proceeds from an optional purchase may not be sufficient to distribute the full amount to which each class of Certificates is entitled if the purchase price is based in part on the fair market value of the REO Property and this fair market value is less than the unpaid principal balance of the related Mortgage Loan.

     The holders of the Residual Certificates of a series of REMIC Certificates may have the option to purchase the remaining Mortgage Assets included in the Trust Estate. This option will be exercisable, in the case of holders of Residual Certificates, at the time and under the circumstances specified in the related prospectus supplement. For this type of purchase to take place, the Trustee must receive an opinion of counsel that the repurchase and related distributions to certificateholders:

     o will be part of a "qualified liquidation" as defined in Code Section 860F(a)(4)(A);

     o will not cause the REMIC to be treated as an association taxable as a corporation; and

     o    will not otherwise subject the REMIC to tax.

     For each series, the Trustee will give written notice of termination of the pooling and servicing agreement to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in the notice of termination.

The Trustee

     The Trustee for each series of Certificates will be named in the related prospectus supplement. The Trustee may have normal banking relationships with the Depositor, the Sponsor, any originator, any Master Servicer, any credit support provider and any Servicer or any subservicer. With respect to certain series of Certificates, a securities administrator or other entity specified in the related prospectus supplement may perform certain duties and functions normally performed by the Trustee. Any securities administrator or other such entity will be a party to the pooling and servicing agreement and will be named in the applicable prospectus supplement. Any securities administrator or other such entity will have obligations and rights similar to the Trustee as described herein.

     The Trustee generally will be responsible under each pooling and servicing agreement for providing general administrative services for the Trust Estate for

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any series, including,  among other things, (i) establishing and maintaining the
Certificate   Account;    (ii)   calculation   of   the   amounts   payable   to
certificateholders on each Distribution Date; (iii) making distributions to certificateholders; (iv) preparation of federal and applicable state and local tax and information returns; (v) preparation of reports, if any, required under the Securities Exchange Act of 1934, as amended, for execution by the Depositor, Master Servicer or Servicer on behalf of the Issuing Entity; (vi) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any series; and (vii) making Periodic Advances on the Mortgage Loans
to  the   limited   extent   described   under  "The   Pooling   and   Servicing
Agreement--Periodic Advances and Servicing Advances," if those amounts are not advanced by a Servicer or the Master Servicer.

     The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification by the Trust Estate and held harmless against any loss, liability or expense (including reasonable attorney's fees)
(a) incurred in connection with any claim or legal action relating to (i) the pooling and servicing agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties under the pooling and servicing agreement, unless the loss, liability or expense was incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties under the pooling and servicing agreement, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the applicable Servicer, Master Servicer or securities administrator and (c) arising out of the transfer of any Certificate not in compliance with ERISA, the Code or other applicable law.

     The Trustee generally shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by it in the ordinary course of its duties as Trustee under the pooling and servicing agreement or for any other expenses. If, however, one or more REMIC elections have been made, the expense is unanticipated and did not arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trustee shall be entitled to reimbursement from the Trust Estate for all reasonable expenses, disbursements and advances incurred or made it in accordance with any of the provisions of the pooling and servicing agreement to the extent permitted by Treasury regulations Section 1.860G-1(b)(3)(ii), which allows reimbursement for "unanticipated expenses."

     The Trustee may resign at any time, in which event the Master Servicer or, if there is no Master Servicer, the Servicer(s) will be obligated to appoint a successor trustee. The Master Servicer or, if there is no Master Servicer, the Servicer(s) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the pooling and servicing agreement, is incapable of acting or if the Trustee becomes insolvent. Upon becoming aware of these circumstances, the Master Servicer or, if there is no Master Servicer, the Servicer(s) will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights in the Trust Estate, except that any Certificate registered in the name of the Depositor or any affiliate thereof will not be taken into account in determining whether the requisite Voting Rights in the Trust Estate necessary to effect this removal have been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee. The Trustee, and any successor trustee, must be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee, either an institution (i) the long term unsecured debt obligations meet certain minimum ratings of the applicable rating agencies or
(ii) whose serving as Trustee would not result in the lowering of the ratings originally assigned to any class of Certificates.

     Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related Trust Estate. Notwithstanding the foregoing, if the predecessor Trustee has been removed by a vote of the holders of the Certificates as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related Trust Estate.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

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     The following  discussion contains summaries,  which are general in nature, of certain legal aspects of mortgage loans. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries are not exhaustive, do not reflect the laws of any particular state and do not encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

     The Mortgages Loans will be secured by either deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the Mortgaged Property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording in a county or municipal office. There are two parties to a mortgage: the mortgagor, who is the debtor on the loan and homeowner, and the mortgagee, who lends the money to the mortgagor in return for a secured interest in the mortgaged property and the promise of repayment of principal of the loan and future streams of interest. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the mortgagor-homeowner, called the trustor (similar to a mortgagor), a lender (similar to a mortgagee), called the beneficiary, and a third-party grantee, called the trustee. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time the underlying debt is repaid. The trustee's authority under a deed of trust, the lender's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law, by the express provisions of the document and, in some cases, with respect to some deeds of trust, by the directions of the beneficiary.

Condominiums

     Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

Cooperatives

     Certain of the Mortgage Loans may be cooperative loans. The Cooperative either owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the Cooperative incurs a blanket mortgage in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.

     The Cooperative is owned by tenant stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. In a cooperative loan, an ownership interest in a Cooperative and accompanying rights is financed

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through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The mortgagee takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant stockholder, the mortgagee may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     See "Risk Factors--Collateral Securing Cooperative Loans May Diminish in Value."

Junior Mortgages; Rights of Senior Mortgagees

     To the extent that the Mortgage Loans owned by the Issuing Entity for a series are secured by mortgages which are junior to other mortgages held by other mortgagees or institutional investors, the rights of the Issuing Entity (and therefore the Certificateholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional mortgagees confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional mortgagees obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional mortgagees which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor by the beneficiary or mortgagee are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the Issuing Entity. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or mortgagee advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or mortgagee had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the

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advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the mortgagee of a written notice of lien from a judgment lien creditor of the trustor.

     See "Risk Factors--Loans Secured By Junior Liens Are Subject to Additional Risks."

Foreclosure

   Mortgages and Deeds of Trust

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings sometimes are not contested by any of the parties. However, when the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court may issue a judgment of foreclosure and appoint a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the mortgagor under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the mortgagor or any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The mortgagor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limiting attorneys' fees, which may be recovered by a mortgagee. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the mortgagee to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Subject to the right of the mortgagor in some states to remain in possession during the redemption period, the mortgagee then will assume the burdens of ownership, including obtaining casualty insurance and making repairs at its expense that are necessary to render the property suitable for sale. The mortgagee will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the mortgagee's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the mortgagor for the deficiency. See "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Mortgagees" below.

   Cooperatives

     The cooperative shares owned by the tenant-stockholder and pledged to the mortgagee are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other

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obligations  or charges  owed by the  tenant-stockholder,  including  mechanics'
liens   against   the   cooperative   apartment   building   incurred   by   the
tenant-stockholder or if the  tenant-stockholder  defaults in the performance of
covenants   required  under  the  proprietary  lease  or  occupancy   agreement.
Typically, the mortgagee and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease
or  occupancy  agreement.  A  default  by  the   tenant-stockholder   under  the
proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the mortgagee and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the mortgagee has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the mortgagee's lien against proceeds from a sale of the cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the mortgagee generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

     Recognition agreements also provide that upon a foreclosure on a cooperative loan, the mortgagee must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the mortgagee is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the mortgagee's security interest. The recognition agreement, however, generally provides that the mortgagee's right to the reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the mortgagee must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Mortgagees" below.

   Leaseholds

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these considerations is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

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     In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's
bankruptcy   and   rejection  of  the  ground  lease  by  the  trustee  for  the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the "Bankruptcy Code"), although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

     See "Risk Factors--Leaseholds May Be Subject to Default Risk on the Underlying Lease."

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of the mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states where the right of redemption is available, redemption may occur only upon payment of the foreclosure purchase price, expenses of foreclosure, accrued interest and taxes. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to delay the ability of the mortgagee to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the mortgagee subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the mortgagee to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations On Mortgagees

     Certain states have imposed statutory prohibitions that restrict or eliminate the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the mortgagee. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. Finally, other statutory provisions may limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-610 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be the shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     For Mortgage Loans secured by collateral in addition to the related Mortgaged Properties, realization on the pledged assets may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in a number of circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens on pledged assets consisting of various types of personal property, including, for example, bank accounts and, to some extent, insurance policies and annuities. Realization on that pledged assets will be governed by state laws applicable to those pledged assets rather than by the UCC, and the

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availability of deficiency awards under those state laws may be limited. Whether realization on any pledged assets is governed by the UCC or by other state laws, the ability of secured parties to realize on the pledged assets may be limited by statutory prohibitions that limit remedies for the related Mortgage Loans. Those prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both of those mortgaged properties and the pledged assets concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize on the related pledged assets, including any
third-party  guarantees.   Other  state  statutes  require  secured  parties  to
foreclose on mortgaged properties and pledged assets concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against mortgagors or guarantors following foreclosure on the related mortgaged properties and where secured parties either are required or elect to proceed against those mortgaged properties before proceeding against the related pledged assets, limitations on the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties on the disposition of those pledged assets. Further, in some states where secured parties may choose whether to proceed against the related mortgaged properties or pledged assets first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies for the other. Consequently, the practical effect of the election requirement, in those states permitting that election, is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

     The Master Servicer generally will not be required under the pooling and servicing agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgagee to obtain payment of a mortgage loan, to realize upon collateral or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, which is an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay a senior mortgagee from taking action to foreclose.

     A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code.

     o Under Chapter 7, the assets of the debtor are liquidated and a mortgagee secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "--Foreclosure."

     o Under Chapter 11, a homeowner can reorganize his or her debts through his or her reorganization plan.

     o Under Chapter 13, a homeowner can address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11.

     The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the mortgagee provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the mortgagee's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the mortgagee as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A mortgagor's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, or a reduction

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in the  outstanding  balance  of the  secured  portion  of the loan.  In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

     A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the mortgagee accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, with the term commencing when the repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

     Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgagee if the mortgagor elects to retain the property, the property is the mortgagor's principal residence and the property is the mortgagee's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

     The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of this type of loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

     State statutes and general principles of equity may also provide a mortgagor with a means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a mortgagee would not otherwise accept.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the mortgagee. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     The Code provides priority to certain tax liens over the lien of the mortgage. For mortgage loans secured by collateral in addition to the related mortgaged properties, those tax liens may in some circumstances provide priority over the lien on those pledged assets. In addition, substantive requirements are imposed upon mortgage mortgagees in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon mortgagees who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

Texas Home Equity Loans

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     Generally, any "cash-out" refinance or other non-purchase money transaction
(except for certain rate or term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas and its implementing statutes and regulations (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for:

     o    certain disclosure requirements,

     o    caps on allowable fees,

     o    required loan closing procedures and

     o    certain other restrictions.

Failure, inadvertent or otherwise, to comply with any requirement may render a Mortgage Loan unenforceable and/or the lien on a Mortgaged Property voidable unless cured within 60 days after the mortgagor provides notice of the defect to the mortgagee. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosures as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of those loans. If a court were to find that any requirement of the Texas Home Equity Laws was not satisfied, the court could:

     o    refuse to allow foreclosure to proceed,

     o    declare the lien on a Mortgaged Property to be void, and/or

     o require the originating mortgagee or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan.

Title insurance generally available on those Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

"Due-on-Sale" Clauses

     The forms of note, mortgage and deed of trust relating to Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the mortgagor transfers its interest in the property. Court decisions and legislative actions placed substantial restrictions on the right of mortgagees to enforce these clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the OTS, as successor to the Federal Home Loan Bank Board, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The  Garn  Act  created  a  limited  exemption  from  its  general  rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal mortgagees and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "Window Period"). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, Freddie Mac has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were:
Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New

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Mexico,  Utah and  Washington.  Under the Garn Act, unless a Window Period State took  action by  October  15,  1985,  the end of the Window  Period,  to further
regulate   enforcement   of  "due-on  sale"  clauses  in  Window  Period  Loans,
"due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among these states.

     By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the mortgagor, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase; (ii) a transfer to a relative resulting from the death of a mortgagor, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property; (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property; (iv) the creation of a lien or other encumbrance subordinate to the mortgagee's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that the lien or encumbrance is not created pursuant to a contract for deed); (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety;
(vi) a transfer into an inter vivos trust in which the mortgagor is the beneficiary and which does not relate to a transfer of rights of occupancy; and
(vii) other transfers as set forth in the Garn Act and the regulations thereunder. Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain mortgagees after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Currently, fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Forfeiture for Drug, RICO and Money Laundering Violations

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a mortgagee may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the mortgagee, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that this defense will be successful.

Homeowners Protection Act of 1998

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     The  Homeowners  Protection  Act of  1998  ("HOPA")  provides  for  certain disclosure and termination requirements for primary mortgage insurance. The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. The termination provisions govern when a mortgagor may cancel the requirement to maintain primary mortgage insurance and when the requirement to maintain primary
mortgage   insurance  is  automatically   terminated.   In  general,   voluntary
termination is permitted when the principal balance of a mortgage loan is reduced to 80% of the original property value and automatic termination occurs when the principal balance of a mortgage loan is reduced to 78% of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. These disclosure requirements include notification of the circumstances under which a mortgagor may cancel primary mortgage insurance, the date when primary mortgage insurance automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of primary mortgage insurance, the servicer shall provide written notification that primary mortgage insurance is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

Servicemembers Civil Relief Act and Similar Laws

     Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a mortgagor who enters military service after the origination of their Mortgage Loan (including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the mortgagor's active duty status. In addition to adjusting the interest, the mortgagee must forgive this interest in excess of 6% per annum, unless a court or administrative agency orders otherwise upon the application of the mortgagee. It is possible that the Relief Act could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act or any amendment thereto could result in losses to the holders of the Certificates of the related series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status. Thus, in the event that an affected Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application of the mortgagor. Certain states have enacted comparable legislation which may lead to the modification of a mortgage loan or interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of mortgagors in these states who are active or reserve members of the armed services or national guard. For example, California has extended legislation providing protection equivalent to that provided by the Relief Act to California national guard members called up for active service by the Governor or President and reservists called to active duty.

Environmental Considerations

     A mortgagee may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things:

     o    emissions of air pollutants;

     o    discharges of wastewater or storm water;

     o generation, transport, storage or disposal of hazardous waste or hazardous substances;

     o    operation, closure and removal of underground storage tanks;

     o    removal and disposal of asbestos-containing materials; or

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
     o management of electrical or other equipment containing polychlorinated biphenyls.

     Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on a property are subordinated to these environmental liens and, in some states, even prior recorded liens are subordinated to these liens. In the latter states, the security interest of the Trustee in a property that is subject to this type of lien could be adversely affected. Environmental contamination on a property is likely to have a negative impact on the value of the property, which may lead to losses on the related series of Certificates.

     Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action or cleanup costs if hazardous wastes or hazardous substances have been released or disposed of on the property. The cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation or damage costs on several classes of "potentially responsible parties," including current "owners or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, as well as jointly and severally, liable for environmental remediation or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

     The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured mortgagee like a Trust Estate. Under the laws of some states and under CERCLA, a mortgagee may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the mortgagee or its agents or employees have "participated in the management" of the operations of the mortgagor, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "CERCLA Secured-Creditor Exemption"). This exemption for holders of a security interest like a secured mortgagee applies only if a mortgagee seeks to protect its security interest in the contaminated facility or property. Accordingly, if a mortgagee's activities begin to encroach on the actual management of a facility or property, the mortgagee faces potential liability as an "owner or operator" under CERCLA. Similarly, when a mortgagee forecloses and takes title to a contaminated facility or property, the mortgagee may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

     The Resource Conservation and Recovery Act, as amended ("RCRA"), contains an exemption similar to the CERCLA Secured-Creditor Exemption (the "RCRA Secured-Creditor Exemption")for those mortgagees who hold a security interest in a petroleum underground storage tank or in real estate containing an underground storage tank, or that acquire title to a petroleum underground storage tank or facility or property on which a underground storage tank is located. As under CERCLA, a mortgagee may lose its RCRA Secured-Creditor Exemption and be held liable under RCRA as a underground storage tank owner or operator if the mortgagee or its employees or agents participate in the management of the underground storage tank. In addition, if the mortgagee takes title to or possession of the underground storage tank or the real estate containing the underground storage tank, under certain circumstances the RCRA Secured-Creditor Exemption may be deemed to be unavailable.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed the CERCLA Secured-Creditor Exemption. The court's opinion suggested that a mortgagee need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a mortgagee if its involvement with the management of the facility were broad enough to support the inference

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that the mortgagee had the capacity to influence  the  mortgagor's  treatment of hazardous waste. The court added that a mortgagee's capacity to influence those decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured mortgagee had no liability absent "some actual management of the facility" on the part of the mortgagee.

     The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act") was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more clearly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the CERCLA Secured-Creditor Exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the RCRA Secured-Creditor Exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to mortgagees and that the risk of liability remains.

     If a secured mortgagee does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. As a result, it is possible that cleanup or other environmental liability costs could become a liability of a Trust Estate and occasion a loss to a Trust Estate and to certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the CERCLA Secured-Creditor Exemption.

     Traditionally, residential mortgagees have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, at the time the Mortgage Loans were originated these evaluations were not required, nor are these evaluations required prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any other entity makes any representations or warranties or assumes any liability with respect to:

     o    the environmental condition of a mortgaged property;

     o the absence, presence or effect of hazardous wastes or hazardous substances on any mortgaged property;

     o any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from a mortgaged property;

     o the impact on certificateholders of any environmental condition or presence of any substance on or near a mortgaged property; or

     o    the compliance of any mortgaged property with any environmental laws.

     In addition, no agent, person or entity otherwise affiliated with the Depositor is authorized or able to make any similar representation, warranty or assumption or liability relative to any Mortgaged Property. See "The Trust Estates--The Mortgage Loans" and "--`Due-on-Sale' Clauses" above.

Enforceability of Certain Provisions

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the mortgagor to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or

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
penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a mortgagee may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a mortgagee may collect from a mortgagor as an additional charge if the loan is prepaid. Under the pooling and servicing agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the mortgagee undertake affirmative and expensive actions to determine the causes for the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the mortgagee's judgment and have required mortgagees to reinstate loans or recast payment schedules to accommodate mortgagors who are suffering from temporary financial disability. In some cases, courts have limited the right of mortgagees to foreclose if the default under the mortgage instrument is not monetary, such as the mortgagor failing to adequately maintain the property or the mortgagor executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that mortgagors under the deeds of trust receive notices in addition to the statutorily prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

                           BENEFIT PLAN CONSIDERATIONS

General

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Code Section 4975 impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to these employee benefit plans and arrangements. The following is a general discussion of these requirements, and certain applicable exceptions to and administrative exemptions from these requirements.

     For purposes of this discussion, employee benefit plans and arrangements to which both Title I of ERISA and the Code apply are referred to as "ERISA Plans." An individual retirement account established under Code Section 408 (an "IRA") is an ERISA Plan if the IRA is endorsed by or contributed to by the IRA participant's employer or employee organization. Other IRAs, as well as certain employee benefit plans covering only self-employed individuals (collectively, "Non-ERISA Plans"), are not considered ERISA Plans, but these Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of Code Section 4975. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) (collectively, "Exempt Plans") are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of Code Section 4975. Accordingly, Exempt Plans also are not considered ERISA Plans, but these Exempt Plans may be subject to similar provisions of other applicable federal, state and local law. Exempt Plans, ERISA Plans and Non-ERISA Plans are collectively referred to as "Benefit Plans."

     Before purchasing any Certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether any prohibition to its purchase exists under the requirements of ERISA or the Code, whether any prohibited transaction exemption such as U.S. Department of Labor ("DOL") Prohibited Transaction Class Exemption ("PTCE") 83-1 or any individual administrative exemption (as described below) applies to its purchase, including whether the required conditions for the exemption would be met, or whether any statutory prohibited transaction exemption is applicable to that purchase. In addition, an ERISA Plan fiduciary should consult the discussion relating to Benefit Plans in the prospectus supplement relating to a series of Certificates.

Certain ERISA and Code Requirements

   General

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
     In accordance with ERISA's general fiduciary standards, before investing in a Certificate, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing instruments of the ERISA Plan and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed under "Prepayment and Yield Considerations".

   Parties in Interest/Disqualified Persons

     The provisions of Section 406 of ERISA (and corresponding provisions of Code Section 4975) prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA
Plan  (so-called   "parties  in  interest"   within  the  meaning  of  ERISA  or
"disqualified persons" within the meaning of the Code). The Depositor, an originator, the Sponsor, a Master Servicer, a Servicer or the Trustee or certain of their affiliates might be or might become "parties in interest" or "disqualified persons" with respect to an ERISA Plan. As a result, the acquisition or holding of Certificates by or on behalf of an ERISA Plan could give rise to a "prohibited transaction" within the meaning of Section 406 of ERISA and Code Section 4975 unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before the assets of an ERISA Plan (including assets that may be held in an insurance company's separate or general accounts where assets in those accounts may be deemed plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to those assets, the Depositor, an originator, the Sponsor, a Master Servicer, a Servicer or the Trustee or one of their affiliates either (a) has investment discretion with respect to the investment of the assets of the ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and will be based on the particular investment needs of the ERISA Plan.

   Delegation of Fiduciary Duty

     If an investing ERISA Plan's assets were deemed to include an undivided ownership interest in the assets included in a Trust Estate, the investment of the assets of the Trust Estate could be subject to the fiduciary requirements of ERISA, and certain transactions involved in the operation of the Trust Estate might be deemed to constitute prohibited transactions under ERISA and Code
Section 4975. Neither ERISA nor the Code define the term "plan assets."

     DOL regulations at 29 CFR Section 2510.101, as modified by Section 3(42) of ERISA (the "DOL Regulations") describe whether an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting, disclosure and fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of Section 406 of ERISA and Code Section 4975, if the ERISA Plan acquires an "equity interest" (such as a Certificate) in the entity.

     Certain exceptions are provided in the DOL Regulations whereby an investing ERISA Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the underlying assets of the related Trust Estate. However, it cannot be predicted in advance, nor can there be any continuing assurance whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the DOL Regulations. For example, one of the exceptions in the DOL Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which term is defined to include such ERISA Plans and any entity whose underlying assets include "plan assets" of such plans by reason of such plan's investment in that entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

     The DOL Regulations provide that where an ERISA Plan acquires a "guaranteed governmental mortgage pool certificate," the ERISA Plan's assets include that certificate, but do not, solely by reason of the ERISA Plan's holdings of that certificate, include any of the mortgage loans underlying that certificate. The DOL Regulations include in the definition of a "guaranteed governmental mortgage

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pool certificate" the types of Freddie Mac Certificates, Ginnie Mae Certificates and Fannie Mae Certificates that may be included in a Trust Estate underlying a series of Certificates. Accordingly, even if a "guaranteed governmental mortgage pool certificates" included in a Trust Estate were deemed to be assets of ERISA Plan investors, the mortgage loans underlying those "guaranteed governmental mortgage pool certificates" would not be treated as plan assets of those ERISA Plans. Private Certificates are not "guaranteed governmental mortgage pool certificates." Potential ERISA Plan investors should consult the discussion relating to Benefit Plans in the related prospectus supplement before purchasing any those Certificates.

   Applicability to Non-ERISA Plans

     Since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to "disqualified persons" and prohibited transactions applies to Non-ERISA Plans as well as ERISA Plans.

ERISA Administrative Exemptions

   Individual Administrative Exemptions

     Several underwriters of mortgage-backed certificates have received individual administrative exemptions (each, an "Underwriter's Exemption") from certain of the prohibited transaction provisions of ERISA and Code Section 4975. These Underwriter's Exemptions are broader in some respects than PTCE 83-1, which is discussed below. These Underwriter's Exemptions apply only to mortgage-backed certificates that, among other conditions, are sold in an offering for which the applicable underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If an Underwriter's Exemption might be applicable to a series of Certificates, the related prospectus supplement will discuss that possibility.

     Among the conditions that must be satisfied for an Underwriter's Exemption to apply are the following:

     o the acquisition of the Certificates by an ERISA Plan is on terms (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

     o the Certificates acquired by the ERISA Plan have received a rating at the time of acquisition that is one of the four highest generic rating categories from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Ratings, Inc. ("Fitch") or DBRS Limited or DBRS, Inc. (collectively, "DBRS" );

     o the Trustee must not be an affiliate of any other member of the Restricted Group (as described below) other than an underwriter;

     o the sum of all payments made to and retained by the underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of the Mortgage Loans; the sum of all payments made to and retained by the Master Servicer or any Servicer represents not more than reasonable compensation for the person's services under the agreement pursuant to which the loans are pooled and reimbursements of the person's reasonable expenses; and

     o the ERISA Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Trust Estate must also meet the following requirements:

     o the corpus of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;

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
     o certificates in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's, Fitch or DBRS for at least one year prior to the ERISA Plan's acquisition of the Certificates; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Certificates.

     Notwithstanding the discussion above, special rules apply for the application of an Underwriter's Exemption in the case of certificates backed by pools containing residential or home equity loans with loan-to-value ratios in excess of 100%.

     (a) The rights and interests evidenced by the certificates acquired by ERISA Plans cannot be subordinated to the rights and interests evidenced by other certificates issued by the same Issuing Entity;

     (b) The certificates acquired by ERISA Plans must have received a rating from S&P, Moody's, Fitch or DBRS at the time of the acquisition that is in one of the two highest generic rating categories; and

     (c) The loan-to-value ratio (where the loan amount equals the sum of (i) the outstanding principal balance due under any obligation which is held by the Issuing Entity and (ii) the outstanding principal balance(s) of any other obligation(s) of higher priority (whether or not held by the Issuing Entity) which are secured by the same collateral) of the loans does not exceed 125%.

     Moreover, an Underwriter's Exemption generally can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when an ERISA Plan fiduciary causes an ERISA Plan to acquire and hold Certificates in a Trust Estate as to which the fiduciary (or its affiliate) is an obligor on the Mortgage Assets held in the Trust Estate; provided that, among other requirements:

     o in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group;

     o the fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the Trust Estate;

     o the ERISA Plan's investment in Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

     o immediately after the acquisition, no more than 25% of the assets of the ERISA Plan with respect to which that person is a fiduciary is invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     An Underwriter's Exemption does not apply to ERISA Plans sponsored by the Depositor, the related underwriter, the Trustee, any Master Servicer, any insurer with respect to the Mortgage Assets, any counterparty under a swap agreement, any obligor with respect to Mortgage Assets included in the Trust Estate constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of those parties (collectively, the "Restricted Group").

     The prospectus supplement for each series of Certificates will indicate the classes of Certificates, if any, as to which an Underwriter's Exemption should apply.

   Other Exemptions

     In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemptions, an ERISA Plan

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

fiduciary should consider the possible availability of any other prohibited transaction exemptions and, in particular, PTCE 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts. PTCE 83-1 permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by ERISA Plans, whether or not the ERISA Plan's assets would be deemed to include an ownership interest in the mortgage loans in the mortgage pool, and whether or not the transactions would otherwise be prohibited under ERISA or Code Section 4975.

     The term "mortgage pool pass-through certificate" is defined in PTCE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of the certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTCE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single class or in multiple classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Estate.

     However, it appears that PTCE 83-1 does not or might not apply to the purchase and holding of:

     o Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) from a Trust Estate or only of a specified percentage of future principal payments from a Trust Estate;

     o    Residual Certificates;

     o Certificates evidencing ownership interests in a Trust Estate that includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations;

     o    Subordinate Certificates;

     o    Certificates   evidencing   ownership  interests  in  a  Trust  Estate
          containing Mortgage Certificates; or

     o Certificates evidencing ownership interests in the reinvestment income of funds on deposit in the related Servicer Custodial Account, Master Servicer Custodial Account or Certificate Account.

     PTCE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTCE 83-1 sets forth the following general conditions to the application of the exemption:

          (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and the property securing the loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;

          (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

          (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

     The system of insurance or protection referred to in clause (i) above must provide protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTCE 83-1 (and a predecessor exemption), the DOL did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

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
Non-ERISA Plans and Exempt Plans

     Although Non-ERISA Plans and Exempt Plans are not considered ERISA Plans for purposes of the preceding discussion, Non-ERISA Plans are subject to the prohibited transaction provisions of Code Section 4975, and both Non-ERISA Plans and Exempt Plans may be subject to certain other ERISA-like requirements of applicable law. As a result, before purchasing any Certificates by or on behalf of a Non-ERISA Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of its investment under the Code or other applicable law.

Unrelated Business Taxable Income--Residual Certificates

     The purchase of a Residual Certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of Benefit Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511 through 515 and Code Section 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to the transferor, the Trustee and the Depositor that it is not, nor is it purchasing a Residential Certificate on behalf of, a "disqualified organization," which term as defined herein includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans. In addition, prior to the transfer of a Residual Certificate, the Trustee may require an opinion of counsel to the effect that the transferee is not a "disqualified organization" and that the transfer will not subject the Trustee, the Depositor, the Master Servicer or any Servicer to additional obligations imposed by ERISA or the Code.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are acting on behalf of any employee benefit plan or arrangement or using assets of any such employee benefit plan or arrangement consult with their legal counsel regarding the consequences under ERISA, the Code and other applicable law of their acquisition and ownership of certificates.

     The sale of certificates to any employee benefit plan or arrangement is in no respect a representation by the depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by employee benefit plans generally or any particular employee benefit plan or arrangement, or that this investment is appropriate for employee benefit plans generally or any particular employee benefit plan or arrangement.

                         LEGAL INVESTMENT CONSIDERATIONS

     If so specified in the related prospectus supplement, certain classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of Offered Certificates which will qualify as "mortgage related securities" will be those that (i) are rated in one of the two highest rating categories by at least one nationally-recognized statistical rating organization and (ii) are part of a series representing interests in a Trust Estate consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including state-chartered depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent

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

that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.ss. 24 (Seventh), subject in each case to regulations the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R.ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.
703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities" which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. This policy statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any of the Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The preceding discussion does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

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
     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by
regulatory   authorities  should  consult  with  their  own  legal  advisors  in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is based on the advice of Hunton & Williams LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules.

     The authorities on which this discussion and the opinion referred to herein are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, or the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary, or those opinions, to exculpate them from the asserted penalties. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State Tax Considerations."

     If a series of Certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates constitutes an Exchangeable Strip Certificate or a Composite Certificate. The Exchangeable Certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under "--Federal Income Tax Consequences for Exchangeable Certificates" below.

     References  to  a  "holder"  or   "certificateholder"  in  this  discussion
generally mean the beneficial owner of a Certificate.

Opinions

     Upon the issuance of each series of REMIC Certificates, Hunton & Williams LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance (without waiver) with all provisions of the related operative documents, (ii) there is continued compliance with applicable provisions of the Code and applicable Treasury regulations issued thereunder and
(iii) one or more REMIC elections are made timely and properly, for federal income tax purposes, the related Trust Estate, or each applicable group of segregated assets held by the related Trust Estate as to which an election to be treated as a REMIC will be made, will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC regular interests or a REMIC residual interest in the related REMIC or REMICs within the meaning of the REMIC Provisions. In addition, for each Trust Estate for which a REMIC election is not made, Hunton & Williams LLP will render its opinion tat assuming compliance with the related operative agreements and applicable law, such Trust

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
Estate will constitute one or more grantor trusts under subpart E, part 1 of Subchapter J of the Code and not as an association classified as a corporation or as a taxable mortgage pool within the meaning of Code Section 77401(i).

     Hunton & Williams LLP has not been asked to opine on any other material federal income tax matter, other than as described in the following paragraphs, and the balance of this summary is a discussion of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests in such pools of assets generally, and does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter. Such discussion is a general summary of federal income tax consequences relating to an investment in a REMIC regular and residual interest and that summary does not set forth any opinion as to the particular treatment of such interests other than as specifically stated herein.

     In addition, Hunton & Williams LLP will render its opinion that the statements made in the following discussion, as supplemented by the discussion under the heading "Federal Income Tax Consequences," if any, in the prospectus supplement accompanying this prospectus, to the extent that they constitute matters of the law or legal conclusions, provide a fair and accurate summary of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests therein, as of the date of such prospectus supplement.

     Hunton & Williams LLP have not been asked to, and do not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the certificates. See "--State and Local Tax Consequences."

Federal Income Tax Consequences for REMIC Certificates

   General

     With respect to a series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets in the Trust Estate as one or more real estate mortgage investment conduits (each, a "REMIC") within the meaning of Code Section 860D. A Trust Estate or a portion or portions of a Trust Estate as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions.

     For each series of REMIC Certificates, Hunton & Williams LLP, as counsel to the Depositor, has advised the Depositor that in the opinion of Hunton &
Williams LLP, assuming (i) the making of an appropriate election, (ii) compliance with the pooling and servicing agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. As a REMIC, the Trust Estate is not subject to any entity level tax and will not be characterized as an association, publicly traded partnership or a taxable mortgage pool, taxable as a corporation. In the event that more than one REMIC election is made with respect to the related Trust Estate, references to "REMIC" or "REMIC Pool" in this prospectus shall be deemed to refer to each REMIC Pool.

   Status of REMIC Certificates

     REMIC  Certificates  held by a domestic  building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B),

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
and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of the REMIC. Under Code Section 25(e)(10), the term "single family residence" includes any manufactured home which as a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.

     Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In some instances, loans, Pledged Assets Loans, may not be treated entirely as assets described in the foregoing paragraph. If the assets of a REMIC include Pledged Asset Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the loans, including Pledged Asset Loans, that may not be so treated. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of the assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related Buydown Funds. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i).

   Qualification as a REMIC

     For the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor under which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the mortgagor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or
(ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool (i) to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market of that reserve cannot exceed 50% of the aggregate fair market value of all assets of the REMIC on the Startup Day. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service.

     In addition to requirements described above, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. A specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal on the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and any following year. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that corporation. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

   General

     In general, interest, Original Issue Discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder"), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not previously reported as income).

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
Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting they otherwise use.

   Original Issue Discount

     Accrual Certificates will be, and other classes of Regular Certificates may be, issued with "Original Issue Discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having Original Issue Discount generally must include Original Issue Discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on temporary and final Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent these issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an antiabuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to this discussion and the appropriate method for reporting interest and Original Issue Discount for the Regular Certificates.

     Each Regular Certificate (except to the extent described below for a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "Non-Pro Rata Certificate")) will be treated as a single installment obligation for purposes of determining the Original Issue Discount includible in a Regular Certificateholder's income. In general, the total amount of Original Issue Discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of the class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest on the Regular Certificates as qualified stated interest. Distributions of interest on a Accrual Certificate, or on other Regular Certificates for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal. Likewise, it is anticipated that the Trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of a longer interval, and the interest attributable to the additional days, in the case of a shorter interval, will be included in the stated redemption price at maturity.

     Under a de minimis rule, Original Issue Discount on a Regular Certificate will be considered to be zero if the Original Issue Discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the applicable prospectus supplement. Holders generally must report de minimis Original Issue Discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis Original Issue Discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the Original Issue Discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Certificate, a calculation will be made of the Original Issue Discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of Original Issue Discount is intended to be based on the Prepayment Assumption. Other than as discussed below for a Non-Pro Rata Certificate, the Original Issue Discount accruing in a full accrual period would be the excess, if any, of (i) the sum of
(a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over
(ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of Original Issue Discount for the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The Original Issue Discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of Original Issue Discount for each day in the period. If an initial accrual period is shorter than a full accrual period, the daily portions of Original Issue Discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of Original Issue Discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans for a series of Regular Certificates can result in both a change in the priority of principal payments for certain classes of Regular Certificates and either an increase or decrease in the daily portions of Original Issue Discount for the Regular Certificates.

     In the case of a Non-Pro Rata Certificate, it is anticipated that the Trustee will determine the yield to maturity of that Certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the Original Issue Discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the Original Issue Discount for the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion

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
of this unpaid principal balance), (a) the remaining unaccrued Original Issue Discount allocable to the Certificate (or to the portion) will accrue at the time of that distribution, and (b) the accrual of Original Issue Discount allocable to each remaining Certificate of that class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of Original Issue Discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record dates and Distribution Dates. Under the proposed regulations, the period over which original issue discount accrues would coincide with the period over which the right of Regular Certificateholders to interest payments accrues under the pooling and servicing agreement for a series or indenture for a series rather than over the period between Distribution Dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the closing date of the series to the first record date for such series, but would not be required to accrue interest after the last record date for such series. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

   Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the Original Issue Discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

   Interest Weighted Securities.

     An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Stripped Certificates" below.

   Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as a contingent interest if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is unconditionally payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single

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"objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified  inverse  floating  rate." A floating rate is a qualified  floating
rate  if  variations  in  the  rate  can   reasonably  be  expected  to  measure
contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the Issuing Entity or a related party or (ii) unique to the circumstances of the Issuing Entity or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class like this may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more of these variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, it is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for Original Issue Discount reporting purposes.

     The amount of Original Issue Discount for a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat this interest as qualified stated interest, except for variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     It is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except if initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis Original Issue Discount. The yield on these Regular Certificates for purposes of accruing Original Issue Discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on these Regular Certificates.

   Market Discount

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     A  purchaser  of a Regular  Certificate  also may be  subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of Original Issue Discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having Original Issue Discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. That purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding that distribution. This market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The
Conference   Committee  Report  to  the  1986  Act  provides  that  until  those regulations are issued, this market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with Original Issue Discount, in the ratio of Original Issue Discount accrued for the relevant period to the sum of the Original Issue Discount accrued for the period plus the remaining Original Issue Discount as of the end of the period. That purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. That purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of that interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or following taxable years, in which case the interest deferral rule will not apply. See "-- Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which this election may be deemed to be made.

     By analogy to the OID Regulations, market discount on a Regular Certificate will be considered to be zero if that market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis Original Issue Discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued and, as a result, investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

   Premium

     A Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds its Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the
Regular Certificateholder may elect under Code Section 171 to amortize its premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or following taxable years, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. However, it is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium. Whether any holder of the REMIC Regular Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Regular Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Regular

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
Certificateholder. Holders of such classes of Certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize such premium. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

   Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, Original Issue Discount, de minimis Original Issue Discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or following taxable years. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their tax advisors regarding the advisability of making this election.

   Treatment of Losses

     Regular Certificateholders will be required to report income on Regular Certificates using the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that those amounts are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinate Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that, while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that Original Issue Discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code
Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, although not entirely clear, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any of their Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular Certificateholders should be allowed a bad debt deduction at the time the principal balance of their Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable class of Regular Certificates has been otherwise retired. The
Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer these deductions for all holders, such as reducing future cash flow for purposes of computing Original Issue Discount this may have the effect of creating "negative" Original Issue Discount which would be deductible only against future positive Original Issue Discount or otherwise upon termination of the class. Regular Certificateholders are urged to consult their tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued Original Issue Discount may only be deducted as

                                      109
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capital losses in the case of non-corporate  holders who do not hold the Regular
Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

   Sale or Exchange of Regular Certificates

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any Original Issue Discount or market discount previously included in the seller's gross income for the Regular Certificate and reduced (but not below zero) by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above relating to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (as described below). This gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction, or if the Regular Certificate is held as part of a straddle, (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code
Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) if the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on its Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to its Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss under Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Residual Certificates

   Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except, in addition to certain other adjustments, that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, Original Issue Discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment  of cash  flows  and  reserve  assets,  plus  any  cancellation  of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and Original Issue Discount expense on the Regular Certificates, servicing fees on the Mortgage

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Loans,  other  administrative  expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC Pool will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or if a class of REMIC Certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC Pool in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC Pool in the mortgage loans and other property held by the REMIC Pool.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and Original Issue Discount or market discount income or amortization of premium on the Mortgage Loans, on the one hand, and the timing of deductions for interest (including Original Issue Discount) or income from amortization of issue premium on the Regular Certificates on the other hand. If an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon distributions of principal on those Regular Certificates on account of any unaccrued Original Issue Discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates if those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years because interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed-rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of this mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by the Residual Holder for those periods in accordance with generally accepted accounting principles. Investors should consult their accountants concerning the accounting treatment of their investment in Residual Certificates.

   Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. This basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely for a Residual Holder as to whom a loss was disallowed and may be used by that Residual Holder only to offset any income generated by the same REMIC Pool.

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     A Residual  Holder will not be permitted  to amortize  directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price for this type of residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued regarding the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the Residual Holder uses for financial reporting purposes, provided that this period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on those interests under the applicable prepayment assumption. If the Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. A prospective purchaser of a Residual Certificate should consult with its tax counsel regarding the effect of these regulations.

     Further, if the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of its basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not provide for that outcome. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

   Treatment of Certain Items of REMIC Income and Expense

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income for the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for Original Issue Discount and income from amortization of issue premium will be determined in the same manner as Original Issue Discount income on Regular Certificates as described above under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Market Discount. The REMIC Pool will have market discount income on the Mortgage Loans if, in general, the basis of the REMIC Pool in those Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that this basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to Original Issue Discount. Market discount income generally should accrue in the manner described above under "--Taxation of Regular Certificates--Market Discount."

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
     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the Mortgage Loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium on those Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by their holder. The allocation of this premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that this premium should be allocated in a different manner, such as allocating this premium entirely to the final payment of principal.

   Limitations on Offset or Exemption of REMIC Income

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made on the Residual Certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

   Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the

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
present value of the total anticipated excess inclusions for that Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code
Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for the tax for a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income on a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period the interest is held by that Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual
Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an Electing Large Partnership" holds a Residual Certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code
Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an Electing Large Partnership.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that this term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any similar governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis, and (iii) an "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

     The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing the Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to these restrictions on

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transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Sponsor or the Trustee may charge a fee for computing and providing this information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a noneconomic residual interest (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person, and (iv) one of the two following tests is satisfied: either

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest will not exceed the sum of:

          (1) the present value of any consideration given to the transferee to acquire the residual interest;

          (2) the present value of the expected future distributions on the residual interest; and

          (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

     (b) (1) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          (2) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirement for a safe harbor transfer; and

          (3) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

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
     For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

     The pooling and servicing agreement for each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in requirements (i) through (iii) above as part of the affidavit described above under "--Disqualified Organizations." The pooling and servicing agreement will not require that transfers of the Residual Certificates meet requirement (iv) above. Consequently, those transfers may not meet the safe harbor. Persons considering the purchase of the Residual Certificates of a series should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Certificates.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears to apply to a transferee who is not a U.S. Person (as defined below) and may apply to United States partnerships that have any non-U.S. Persons as partners, unless that transferee's or that non-U.S. Person partner's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the Certificates of a series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

   Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Basis and Losses") of the Residual Holder in its Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income if any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. That income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds its Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of its remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of

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property  that was held as a part of that  transaction  or (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss under Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after that sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

   Mark-to-Market Regulations

     The Internal Revenue Service has issued final regulations (the "Mark-to-Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

   Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv) of the preceding sentence, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional prepayment of the remaining principal balance of a class of Regular Certificates to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a qualified mortgage generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable-rate Mortgage Loan.

   Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or cleanup call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

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   Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

   Liquidation of the REMIC Pool

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

   Administrative Matters

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for this income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer or the Trustee, as specified in the related pooling and servicing agreement, will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit the Master Servicer or the Trustee to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

   Limitations on Deduction of Certain Expenses

     An investor who is an individual, estate or trust will be subject to limitation on certain itemized deductions described in Code Section 67, if those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable Code Section 68 reduction is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of these expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause these investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable

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portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. All of those expenses generally will be allocable to the Residual Certificates. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates for a
REMIC  Pool.  As  a  result,  individuals,   estates  or  trusts  holding  REMIC
Certificates   (either   directly  or  indirectly   through  a  grantor   trust,
partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

Taxation of Certain Foreign Investors

   Regular Certificates

     Interest, including Original Issue Discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (i) such interest is not effectively connected with the conduct of a trade or business in the United States of the Certificateholder, and (ii) such non-U.S. Person is not a "10-percent shareholder" within the meaning of Code
Section  871(h)(3)(B)  or a  controlled  foreign  corporation  described in Code
Section 881(c)(3)(C). To avoid withholding tax, such Certificateholders must provide certain documentation. The appropriate documentation includes IRS Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or IRS Form W-8IMY, if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and IRS Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding, on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certificate. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such non-U.S. Person. In the latter case, such non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

   Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only if (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets in the Trust Estate (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be,

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considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates-- Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have Original Issue Discount. See "--Taxation of
Residual   Certificates--Tax-Related   Restrictions   on  Transfer  of  Residual
Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential."

     The Internal Revenue Service issued temporary regulations on August 1, 2006 (the "Temporary Regulations") modifying the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The Temporary Regulations are effective generally for interests in a REMIC residual interest first acquired on or after August 1, 2006, and accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The Temporary Regulations also provide that excess inclusions are United States source income.

     In the case of REMIC residual interests held by a foreign person through a partnership, the Temporary Regulations deem the amount of excess inclusion income allocated to the foreign partner to be received by the foreign partner on the last day of the partnership's taxable year, except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

     In the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the foreign person must include in income the amount of excess inclusion allocated to it at the same time that other income from the trust, company, fund, or organization would be taken into account.

     The Temporary Regulations also expressly make subject to withholding tax excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity). In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary Regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

     Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

   Backup Withholding

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at the rate of 28% (increasing to 31% after 2010) on "reportable payments" (including interest distributions, Original Issue Discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section

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1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular
Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Prospective investors are encouraged to consult their own tax advisors regarding the application to them of information reporting.

   Reporting Requirements

     Reports of accrued interest, Original Issue Discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, nonexempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request this information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request this information from the nominee.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "--Limitations on Deduction of Certain Expenses" above) allocable to these holders. Furthermore, under the Treasury regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Status of REMIC Certificates."

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

   General

     If no election is made to treat a Trust Estate (or a segregated pool of assets in the Trust Estate) with respect to a series of Certificates as a REMIC, Hunton & Williams LLP will render an opinion that assuming compliance with the applicable agreements and applicable law, the Trust Estate will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where Certificates are not designated as Stripped Certificates, the holder of each Certificate in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the mortgage interest rate on the Mortgage Loans, Original Issue Discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with that certificateholder's method of accounting. A certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Trust Estate, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if

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any, of adjusted gross income over a statutory  threshold  amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. These limitations will be phased out and eliminated by 2010. As a result, investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on their Certificates relating to interest at the pass-through rate or as discount income on their Certificates. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Moreover, where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "--Recharacterization of Servicing Fees."

   Tax Status

     Hunton & Williams LLP has advised the Depositor that, except as described below with respect to Stripped Certificates:

          (i) A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in that section of the Code.

          (ii) A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
     Section 856(c)(4)(A) to the extent the assets of the related Trust Estate consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

          (iii) A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent the assets of the related Trust Estate consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     An issue arises as to whether Buydown Loans may be characterized in their entirety under the Code provisions cited in clauses (i) and (ii) of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buydown Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is correct. Accordingly, Certificateholders are urged to consult their tax advisors concerning the effects of these arrangements on the characterization of their investment for federal income tax purposes.

   Premium and Discount

     Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or afterwards.

   Premium

     The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

   Original Issue Discount

     The Original Issue Discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to

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which the  conditions  for the  application  of those  sections  are met.  Rules regarding periodic inclusion of Original Issue Discount income are applicable to
mortgages  of  corporations   originated  after  May  27,  1969,   mortgages  of
noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, Original Issue Discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the mortgagor under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped Certificates" below regarding Original Issue Discount on Stripped Certificates.

     Original Issue Discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Generally, no Prepayment Assumption will be assumed for purposes of this accrual. However, Code Section 1272 provides for a reduction in the amount of Original Issue Discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued Original Issue Discount, less prior payments of principal. Accordingly, if Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of those Mortgage Loans, no Original Issue Discount attributable to the difference between the issue price and the original principal amount of those Mortgage Loans (i.e., points) will be includible by the holder.

   Market Discount

     Certificateholders also will be subject to the market discount rules if the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Generally, no Prepayment Assumption will be assumed for purposes of that accrual.

   Recharacterization of Servicing Fees

     If the servicing fees paid to a Master Servicer were deemed to exceed reasonable servicing compensation, the amount of any excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a Master Servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the Original Issue Discount rules of the Code would apply to its holder. While certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the grantor trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including this portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely

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facilitating  direct  investments  in the  trust  assets  and the  existence  of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

   Sale or Exchange of Certificates

     Upon sale or exchange of a Certificate, a certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the certificateholder's cost for the Certificate, increased by the amount of any income previously reported relating to the Certificate and decreased (but not below zero) by the amount of any losses previously reported for the Certificate and the amount of any distributions received on the certificate. Except as provided above relating to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

   General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans because it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "--Recharacterization of Servicing Fees" above), or (iii) a series of Certificates is issued in two or more classes or subclasses that represent the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" for its pro rata share of all or a portion of the principal payments on each Mortgage Loan or "stripped coupons" relating to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to a Master Servicer, if these fees represent reasonable compensation for services rendered. See the discussion above under "--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--General," subject to the limitation described in that section.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an Original Issue Discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time,

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particularly  where those  Stripped  Certificates  are issued with  respect to a
Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating Original Issue Discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The pooling and servicing agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any Original Issue Discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with Original Issue Discount or market discount (as described below), at a de minimis Original Issue Discount, or, presumably, at a premium. This treatment indicates that the interest component of this type of Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of this type of Stripped Certificate will be required to account for any discount as market discount rather than Original Issue Discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any of this market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule discussed in that section, assuming that a prepayment assumption is employed in the computation.

     In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the related closing date for the series, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped
Certificates generally will be different than that reported to Certificateholders and the Internal Revenue Service. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to you if you should fail to do so.

   Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Specifically, it is not clear whether Stripped Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, as "obligation[s] . . . principally secured by an interest in real property" under Section 860G(a)(3)(A) or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or Original Issue Discount derived from the Stripped Certificates will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. Accordingly, Stripped Certificates may not be a suitable investment for inclusion in a REMIC or for an investor intending to qualify as a REIT or a domestic building and loan association. Prospective purchasers are encouraged to consult their tax advisors regarding the characterization of the Stripped Certificates and the income therefrom.

   Taxation of Stripped Certificates

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     Original Issue Discount.  Except as described above under "--General," each
Stripped Certificate will be considered to have been issued at an Original Issue Discount for Federal income tax purposes. It appears that Original Issue Discount with respect to a Stripped Certificate will be required to be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the related income. Based in part on the OID Regulations and the amendments to the Original Issue Discount sections of the Code made by the 1986 Act, the amount of Original Issue Discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each holder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder,
presumably  under  the  Prepayment  Assumption,   other  than  qualified  stated
interest.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of Original Issue Discount will be either accelerated or decelerated and the amount of the Original Issue Discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by the Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize a loss (which may be a capital loss) equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. If the contingent payment rules under the OID Regulations were to apply, the holder of a Stripped Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Stripped Certificate determines a projected payment schedule on which interest will accrue. Holders of Stripped Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Stripped Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Stripped Certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Stripped Certificate would be required to include as interest income in each month the adjusted issue price of the Stripped Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities like as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in the Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." If a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were Original Issue Discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped

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Certificateholder  other than an original Stripped  Certificateholder  should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one class of Stripped Certificates, it is unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal or interest to be made on the Mortgage Loan. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Regulations regarding Original Issue Discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether Original Issue Discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

   Reporting Requirements and Backup Withholding

     The Master Servicer or the Trustee, as specified in the related prospectus supplement, will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during that year, the information (prepared on the basis described above) as is necessary to enable those certificateholders to prepare their federal income tax returns. This information will include the amount of Original Issue Discount accrued on Certificates held by persons other than certificateholders exempted from the reporting requirements. The amount required to be reported by the Master Servicer or the Trustee may not be equal to the proper amount of Original Issue Discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, this reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Master Servicer or the Trustee will also file the Original Issue Discount information with the Internal Revenue Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."

     On January 24, 2006, the Internal Revenue Service published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury Regulation Section 301.7701-4(c) which is a U.S. Person and in which any interest is held by a middleman, which includes, but is not limited to
(i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The Trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the related Issuing Entity in accordance with these new regulations beginning with respect to the 2007 calendar year. The Trustee (or its designated agent), or the applicable middleman (in the case of interests held through a

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middleman),  will be  required  to file  information  returns  with  the IRS and provide tax information statements to Certificateholders in accordance with these new regulations after December 31, 2007.

   Taxation of Certain Foreign Investors

     If a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or Original Issue Discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons ("Foreign Persons") generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued Original Issue Discount recognized by the certificateholder on the sale or exchange of a Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or Original Issue Discount paid by the Trustee or other withholding agent to a Foreign Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates."

Federal Income Tax Consequences for Exchangeable Certificates

     Exchangeable Certificates represent either a proportionate interest in two or more REMIC regular interests (each such Exchangeable Certificate, a "Composite Certificate") or a disproportionate interest in one or more REMIC regular interests (each such Exchangeable Certificate, an "Exchangeable Strip Certificate"). The related prospectus supplement for a series will specify whether an Exchangeable Certificate is a Composite Certificate or an Exchangeable Strip Certificate.

   Taxation of Composite Certificates

     The related prospectus supplement for a series will specify whether an Exchangeable Certificate constitutes a Composite Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as described under "-Federal Income Tax Consequences for REMIC Certificates." The beneficial owner must allocate its basis among the underlying REMIC regular interests in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Exchangeable Certificate, the beneficial owner must allocate the amount received on the sale among the underlying REMIC regular interests in accordance with their relative fair market values as of the time of sale.

     Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or a related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if a Composite Certificate represents beneficial ownership of two or more Exchangeable REMIC Certificates, those Exchangeable REMIC Certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more Exchangeable REMIC Certificates underlying a Composite Certificate were aggregated for OID purposes and a beneficial owner of a Composite Certificate were to (i) exchange that Composite Certificate for multiple Exchangeable Certificates, each of which relates to a single related underlying Exchangeable REMIC Certificate, (ii) sell one of those Exchangeable Certificates and (iii) retain one or more of the remaining related Exchangeable Certificates, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. See "--Taxation of Exchangeable Strip Certificates" below. The Trustee will treat each Exchangeable REMIC Certificate underlying a Composite Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more Exchangeable REMIC Certificates underlying a Composite Certificate were aggregated, the timing of accruals of Original Issue Discount applicable to a Composite Certificate could be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the Exchangeable REMIC Certificates underlying the Composite Certificates should be aggregated for Original Issue Discount purposes.

   Taxation of Exchangeable Strip Certificates

     The related prospectus supplement for a series will specify whether an Exchangeable Certificate constitutes an Exchangeable Strip Certificate. The beneficial owner of such an Exchangeable Certificate will be treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such REMIC regular interest. Under Code Section 1286, each beneficial owner of an Exchangeable Strip Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and having Original Issue Discount equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Strip Certificate is determined in the same manner as described with respect to REMIC regular interests under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount."

     Each beneficial owner of an Exchangeable Strip Certificate should calculate Original Issue Discount and include it in ordinary income as it accrues, which may be prior to the receipt of cash attributable to such income, in accordance with a method analogous to that described with respect to a REMIC regular interest under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates-Original Issue Discount." A beneficial owner should determine its yield to maturity based on the purchase price for the Exchangeable Certificate and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. It is not clear whether the prepayment assumption a beneficial owner should use to calculate Original Issue Discount would be one determined at the time the Exchangeable Certificate is acquired or would be the original prepayment assumption with respect to the underlying REMIC regular interest. In light of the application of Section 1286 of the Code, a beneficial owner of an Exchangeable Strip Certificate generally will be required to compute accruals of Original Issue Discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Strip Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of Original Issue Discount for these Certificates. Prospective investors therefore should be aware that the timing of accruals of Original Issue Discount applicable to an Exchangeable Strip Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of Original Issue Discount accruals and any possible tax consequences should they fail to do so.

     While the matter is not free from doubt, if a beneficial owner acquires a combination of Exchangeable Certificates in separate transactions which in the aggregate represent a single REMIC regular interest, it appears that the owner should account for each such Exchangeable Certificate separately, even if it exchanges the Exchangeable Certificates for the underlying REMIC regular interest. However, if a beneficial owner acquires such a combination in a single transaction, it is possible that the beneficial owner's interests should be aggregated, with the beneficial owner treated as owning the underlying REMIC regular interest (regardless of whether it has exchanged the Exchangeable Certificates for the underlying REMIC regular interest). Accounting separately for the Exchangeable Certificates may lead to significantly different accruals of interest and Original Issue Discount than would be the case if the owner aggregated such interests. Prospective investors should consult their own tax advisors as to the proper treatment of an Exchangeable Certificate in either of these circumstances.

     It is not clear whether Exchangeable Strip Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, as "obligation[s] . . . principally secured by an interest in real property" under Section 860G(a)(3)(A) or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or Original Issue Discount derived from the Exchangeable Strip Certificates will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. Accordingly, Exchangeable Strip Certificates may not be a suitable investment for inclusion in another REMIC or for an investor intending to qualify as a REIT or a domestic building and loan association. Prospective purchasers are encouraged to consult their tax advisors regarding the characterization of the Exchangeable Strip Certificates and the income therefrom.

   Sales, Exchanges and Other Dispositions of Exchangeable Certificates

     If a beneficial owner exchanges one or more underlying REMIC regular interests for one or more Exchangeable Certificates in the manner described under "Description of the Certificates--Exchangeable REMIC and Exchangeable Certificates," the exchange will not be taxable. Likewise, if a beneficial owner exchanges one or more Exchangeable Certificates for the corresponding REMIC regular interest or interests, the exchange will not be taxable.

     Upon the sale, exchange or other disposition of an Exchangeable Certificate other than an exchange described in the preceding paragraph, a beneficial owner generally will recognize gain or loss equal to the difference between the amount realized and the beneficial owner's adjusted basis or bases in the REMIC regular interest or interests underlying the Exchangeable Certificate. The adjusted basis of each such REMIC regular interest will be determined as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates."

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Potential investors should consult their tax advisors with respect to the various tax consequences of investments in the Certificates.

                              PLAN OF DISTRIBUTION

     The Certificates are being offered by this prospectus and the applicable prospectus supplement through one or more of the various methods described below. The applicable prospectus supplement for each series will describe the method of offering being used for that series. The prospectus supplement will state the public offering or purchase price of each class of Certificates of that series, or the method by which the price is to be determined, and the net proceeds to the Depositor from the sale of the Certificates.

     The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a series of Certificates may be made through a combination of two or more of the following methods:

     o by negotiated firm commitment underwriting and public offering by an underwriter specified in the related prospectus supplement;

     o by placements by the Depositor with institutional investors through dealers;

     o by direct placements by the Depositor with investors, in which event the Depositor will be an underwriter with respect to the Certificates; and

     o by inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the Depositor or an affiliate of the Depositor may act as the depositor. In the event that the Depositor or an affiliate of the Depositor acts as depositor with respect to the other series of mortgage pass-through certificates, the Depositor or its affiliate will be an underwriter with respect to the underlying securities.

     If underwriters are used in a sale of any Certificates, these Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for sale. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, for the offer and sale of a series of Certificates will be set forth on the cover of the prospectus supplement applicable to that series and members of the underwriting syndicate, if any, will be named in that prospectus supplement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of Certificates will be obligated to purchase all of those Certificates if any are purchased. The Depositor and, if specified in the applicable prospectus supplement, an affiliate of the Depositor, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

     The prospectus supplement for any series of Certificates offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the Depositor and dealers or the Depositor and purchasers of Certificates.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any reoffer or sale.

     If specified in the prospectus supplement relating to a series of Certificates, the Depositor or any affiliate thereof may purchase some or all of one or more classes of Certificates of that series from the underwriter or underwriters at a price specified or described in the prospectus supplement. That purchaser may then from time to time offer and sell, pursuant to this prospectus, some or all of the Certificates purchased directly, through one or more underwriters to be designated at the time of the offering of the Certificates or through dealers acting as agent and/or principal. Any of these offerings may be restricted in the manner specified in the applicable prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a purchaser's offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of Certificates will be an "underwriter" within the meaning of the Securities Act of 1933, as amended, and any commissions and discounts received by that dealer and any profit on the resale of Certificates by that dealer will be underwriting discounts and commissions under the Securities Act of 1933, as amended.

                              FINANCIAL INFORMATION

     A new Issuing Entity will be formed by the Depositor for each series of Certificates. As a result, no Issuing Entity will engage in any business activity or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements for any Issuing Entity will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The legality of, and certain federal income tax matters related to, the Certificates of a series will be passed upon for the Depositor by Hunton &Williams LLP.

                                     RATING

     The Certificates of any series offered pursuant to this prospectus and a prospectus supplement will be rated in one of the four highest categories by one or more nationally-recognized statistical rating agencies listed in the related prospectus supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                          REPORTS TO CERTIFICATEHOLDERS

     The Trustee or the Master Servicer will prepare and make available to the certificateholders of each series statements containing information with respect to principal and interest payments and the related Trust Estate, as described under "Description of Certificates--Reports to Certificateholders." Copies of these statements will be filed with the Commission through its EDGAR system located at http://www.sec.gov under the name of the Issuing Entity as an exhibit to the Issuing Entity's monthly distribution reports on Form 10-D for each series of Certificates for so long as the Issuing Entity is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Monthly distribution reports on Form 10-D are generally due within 15 days after each Distribution Date, unless such due date falls on a weekend or holiday, in which case the due date extends to the first business day following. In addition, each party to the servicing function, for a series of Certificates (generally the Trustee and the Servicer (any Master Servicer)) will furnish to the Trustee or Master Servicer, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under "The Pooling and Servicing Agreement--Evidence as to Compliance." Copies of these statements and reports will be filed with the SEC under the name of the Issuing Entity as an exhibit to the Issuing Entity's annual statement on Form 10-K for each series of Certificates.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Securities and Exchange Commission (the "Commission") allows the Depositor to "incorporate by reference" information it files with the Commission, which means that the Depositor can disclose important information to you by referring you to documents which contain that information. Information incorporated by reference is considered to be part of this prospectus. Certain information that the Depositor will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The Depositor incorporates by reference any future monthly distribution reports on Form 10-D and any current reports on Form 8-K filed by or on behalf of the Issuing Entity until the Depositor terminates the offering of the related Certificates.

     At your request, the Depositor will send copies of these documents and reports to you at no charge. You may contact the Depositor by writing or calling it at the address and phone number listed under "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

     The  Depositor  has  filed  a  registration   statement   relating  to  the
Certificates with the Commission. This prospectus is part of the registration statement, but the registration statement contains additional information.

     Copies of the registration statement and any other materials the Depositor files with the Commission, including distribution reports on Form 10-D, annual reports, on Form 10-K, current reports on Form 8-K and amendments to these reports (collectively, "Periodic Reports"), may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information concerning the operation of the Commission's Public Reference Room may be obtained by calling the Commission at (800) SEC-0330. The Commission also maintains an Internet Web site at http://www.sec.gov at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Our SEC filings may be located by using the SEC Central Index Key (CIK) for the depositor, 0001407749. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus. The Depositor has filed the registration statement, including all exhibits, through the EDGAR system and therefore those materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a prospectus is delivered upon written or oral request directed to SunTrust Real Estate Trust, LLC, 303 Peachtree Street, NE, 23rd Floor, Atlanta, Georgia 30308, Attention: Tony D. Atkins, telephone number (404) 926-5180.

     Copies of filed Periodic Reports relating to an Issuing Entity will also be available on the applicable Trustee's website promptly after they are filed through the EDGAR system (which may not be the same day) as described in the related prospectus supplement.

     At such time as may be required under relevant SEC rules and regulations, we may provide static pool information otherwise required to be set forth in this prospectus through an Internet Web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.

                                 INDEX OF TERMS

                                                 Page                                                    Page
                                                 ----                                                    ----

1986 Act..........................................103   Exchangeable Combination...........................45
Accretion Directed Certificates....................41   Exchangeable REMIC Certificates....................41
Accrual Certificates...............................43   Exchangeable Strip Certificate....................128
Advances...........................................70   Exempt Plans.......................................93
Assessment of Compliance...........................75   Fannie Mae Certificates............................30
Asset Conservation Act.............................92   FHA................................................27
Attestation Report.................................76   FHA Loans..........................................27
Auction Administrator..............................44   Financial Intermediary.............................34
Auction Certificates...............................44   Fitch..............................................95
Auction Distribution Date..........................44   Fixed-Rate Certificates............................43
Balloon Loans......................................24   Floating-Rate Certificates.........................43
Balloon Period.....................................24   Foreign Persons...................................128
Bankruptcy Code....................................85   Freddie Mac........................................29
Beneficial Owners..................................34   Freddie Mac Act....................................29
Benefit Plans......................................93   Freddie Mac Certificates...........................29
Book-Entry Certificates............................34   Garn Act...........................................88
Buy Down Fund......................................24   Ginnie Mae.........................................27
Buy Down Loans.....................................24   Ginnie Mae Certificates............................28
Cash Flow Agreement................................54   Ginnie Mae I Certificates..........................28
CERCLA.............................................91   Ginnie Mae II Certificates.........................28
CERCLA Secured-Creditor Exemption..................91   Gross Margin.......................................23
Certificate Account................................32   Home Equity Loans..................................24
Certificates.......................................32   HOPA...............................................90
Class Balance......................................40   Housing Act........................................27
Clearstream........................................35   HUD................................................27
Code..............................................100   Indirect Participants..............................34
Combination........................................45   Interest Only Certificates.........................44
Commission........................................132   Interest Only Mortgage Loans.......................23
Companion Certificates.............................41   Inverse Floating-Rate Certificates.................44
Component Certificates.............................41   IRA................................................93
Composite Certificate.............................128   Issuing Entity.....................................21
Cooperatives.......................................26   Liquidation Proceeds...............................68
Cut-Off Date.......................................63   Lockout Certificates...............................41
DBRS...............................................95   Mark-to-Market Regulations........................117
Definitive Certificates............................33   Master Servicer....................................61
Depositor..........................................60   Master Servicer Custodial Account..................67
Disqualified Organization.........................114   MERS...............................................64
Distribution Date..................................39   Moody's............................................95
DOL................................................93   Mortgage Assets....................................21
DOL Regulations....................................94   Mortgage Certificates..............................21
DTC................................................35   Mortgage Loans.....................................21
Due-on-Sale........................................88   Mortgaged Properties...............................26
Electing Large Partnership........................114   NCUA...............................................99
Eligible Custodial Account.........................67   Non-ERISA Plans....................................93
Eligible Investments...............................67   Non-Pro Rata Certificate..........................104
ERISA..............................................93   Nonrecoverable Advance.............................70
ERISA Plans........................................93   Non-SMMEA Certificates.............................98
Escrow Account.....................................71   Notional Amount Certificates.......................41
Euroclear..........................................36   OID Regulations...................................104
Euroclear Operator.................................36   Original Issue Discount...........................104
Euroclear Participants.............................36   PAC Certificates...................................42
European Depositaries..............................34   PAC I..............................................42
Exchangeable Certificates..........................41   PAC II.............................................42


                                      134

                                                 Page                                                    Page
                                                 ----                                                    ----

Par Price..........................................45   SEC................................................22
Participants.......................................34   Senior Certificates................................42
Pass-Through Certificates..........................42   Sequential Pay Certificates........................43
Pass-through Entity...............................114   Servicer...........................................61
Paying Agent.......................................70   Servicer Custodial Account.........................67
PC Agreement.......................................31   Servicing Advances.................................70
PC Servicer........................................31   SMMEA..............................................98
PC Sponsor.........................................31   Sponsor............................................59
PC Trustee.........................................31   Standard Hazard Insurance Policy...................73
Periodic Advance...................................70   Startup Day.......................................102
Periodic Reports..................................132   Step Coupon Certificates...........................44
Planned Amortization Certificates..................42   Stripped Certificateholder........................126
Pledged Asset Loans................................24   Stripped Certificates.............................124
Pledged Assets.....................................25   Subordinate Certificates...........................43
Prepayment Assumption.............................105   Subsidy Account....................................23
Principal Only Certificates........................44   Subsidy Loans......................................23
Private Certificates...............................30   Subsidy Payments...................................23
PTCE...............................................93   Super Senior Certificates..........................43
Ratio Strip Certificates...........................42   Super Senior Support Certificates..................43
RCRA...............................................91   Support Certificates...............................41
RCRA Secured-Creditor Exemption....................91   TAC Certificates...................................43
Regular Certificateholder.........................103   Targeted Amortization Certificates.................43
Regular Certificates..............................101   Temporary Regulations.............................120
Related............................................45   Texas Home Equity Laws.............................88
Relevant Depositary................................34   Title V............................................89
Relief Act.........................................90   Trust Estate.......................................21
REMIC.............................................101   Trustee............................................21
REMIC Certificates................................101   U.S. Person.......................................116
REMIC Combination..................................45   UCC................................................84
REMIC Pool........................................101   Underlying Loans...................................30
REO Property.......................................70   Underlying Servicing Agreement.....................61
Residual Certificates.............................101   Underwriter's Exemption............................95
Residual Holders..................................110   VA.................................................28
Restricted Group...................................96   Variable Rate Certificates.........................44
Rules..............................................34   Window Period......................................88
S&P................................................95   Window Period Loans................................88
Scheduled Amortization Certificates................42   Window Period States...............................88

                  SUBJECT TO COMPLETION, DATED OCTOBER 2, 2007

PROSPECTUS SUPPLEMENT
(To Prospectus Dated [_____________], 20[__])


                                 [SPONSOR LOGO]


SunTrust Real Estate Trust, LLC                    [___________] Trust [20__-__]
         Depositor                                           Issuing Entity


       [-----------]                                          [-----------]
          Sponsor                                            Master Servicer

                                $[ ](Approximate)
            Mortgage Pass-Through Certificates, Series 20[__] -[___]
  Principal and/or interest payable monthly, beginning in [___________], 20[__]



You should carefully               The issuing entity will issue --
consider the "Risk Factors"        o Six classes of senior certificates.
beginning on page S-16 of          o Six classes of subordinate certificates, all of which are subordinated to, and provide
this prospectus supplement         credit enhancement for, the senior certificates.  Each class of subordinate certificate is
and on page 7 of the               also subordinated to each class of subordinate certificates, if any, higher in order of
prospectus.                        payment priority.


Neither the offered certificates   The classes of offered certificates are listed in the table on page S[5].
nor the mortgage loans are         The assets of the issuing entity will consist primarily of mortgage loans --
insured or guaranteed by any       o [Acquired][Originated] by the sponsor, [which is anaffiliateof the depositor andone
governmental agency or               of the underwriters].
instrumentality or any other       o All of which are [fixed-rate][and][adjustable-rate], fully-amortizing mortgage loans
entity.                              secured by [first][and][second] liens one one- to four-family properties.

The offered certificates           o All of which have original terms to maturity of [   ] years or less.
represent interest in the
issuing entity only and will not   Credit enhancement will consist of --
be obligations of the depositor,   o Subordination of the subordinate certificates to the senior certificates for the
the sponsor or any other entity.     distributionof principal and interest and the allocationof losses.

This prospectus supplement         o Shifting interest inprepayments through the allocation, subject to certain exceptions,
may be used to offer and sell        of most principal collections on the mortgage loans to the senior non-PO certificates
the offered certificates only if     for the first five years and a lesser, but still disproportionately large, allocation of these
accompanied by the                   collections to the senior non-PO certificates during the following four years.
prospectus.  Please read both
documents carefully to             o Subordination of the super senior support certificates to the super senior certificates if
understand the risks associated      the subordinate certificates are no longer outstaning.
with these investments.
                                   Interest rate support will be provided for --

                                   o The class A-4 certificates through an interest rate cap agreement with [   ].  See
                                     "Description of the Certificates -- Interest Rate Cap Agreement."


Neither the Securities and Exchange Commission nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The offered certificates will be offered by SunTrust Robinson Humphrey, Inc. [other underwriter], as underwriter[s], at varying prices to be determined at the time of sale to investors. The anticipated delivery date for the offered certificates is [___ ,___]. Total proceeds to SunTrust Real Estate Trust, LLC for the offered certificates will be approximately [____]% of the initial class balance of the offered certificates, plus accrued interest, if applicable, before deducting expenses payable by the depositor.
                           SunTrust Robinson Humphrey
                               [Other Underwriter]
                              [___] [___] , 20[__]

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN
THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS........................S-3     Lack of Liquidity in the Secondary Market
                                                                                    May Adversely Affect Your Certificates......S-21
SUMMARY OF TERMS.....................................................S-6     The Depositor, the Sponsor or the
RISK FACTORS.........................................................S-16           Originators May Not Be Able
         The Rate of Principal Payments on the                                      to Repurchase Defective
                Mortgage Loans Will Affect the Yield on                             Mortgage Loans..............................S-21
                the Offered Certificates.............................S-16    Subordination of Super Senior Support
         [Mortgage Loans Paying Interest Only                                       Certificates and Subordinate
                During the Related Interest Only Period                             Certificates Increases Risk of Loss.........S-21
                May Have a Higher Risk of Delinquency,                       Risks Related to Exchangeable REMIC
                Default or Rates of Prepayment].....................S-17             and Exchangeable Certificates..............S-22
         [Alternative Underwriting Standards                                 The Class A-4 Certificates Are
                May Increase Risk of Loss]..........................S-17            Subject to Cap Provider Risk................S-22
         Stricter Lending Standards May Limit                                The Class A-4 Certificates May Not
                Refinancing and Increase Risk of Loss...............S-18            Receive Amounts Expected
         [The Rate of Default on Mortgage                                           Under the Interest Rate Cap
                Loans that Are Secured by                                           Agreement...................................S-22
                Investor Properties May be                                   Geographic Concentrations May
                Higher than on Other Mortgage                                       Increase Risk of Loss Due to
                Loans]..............................................S-18            Adverse Economic Conditions
         [There Are Risks Relating to Mortgaged                                     or Natural Disaster.........................S-22
                Properties Subject to Second                                 The Recording of the Mortgages in the
                Lien Mortgage Loans]................................S-18            Name of MERS May Affect
         Delinquencies and Losses on the                                            the Yield on the Certificates...............S-23
                Mortgage Loans or Mortgage                                   Tax Consequences of Residual
                Certificates Will Adversely Affect Your Yield.......S-18            Certificate.................................S-23
         Mortgage Loans with Large Principal                                 United States Military Operations May
                Balances May Increase Risk of                                       Increase Risk of Relief Act
                Loss on Certificates................................S-18            Shortfalls..................................S-23
        [Inclusion of Mortgage Loans that Have                               THE MORTGAGE POOL..................................S-24
                Been Delinquent in the Past                                  THE ORIGINATOR(S)..................................S-26
                May Increase Risk of Loss]..........................S-19     MORTGAGE LOAN UNDERWRITING
         Credit Scores May Not Accurately                                           STANDARDS...................................S-26
                Predict the Likelihood of Default...................S-19     THE SPONSOR........................................S-27
         Decrement and Sensitivity Tables Are                                STATIC POOL INFORMATION............................S-27
         Based Upon Assumptions and Models..........................S-19     THE DEPOSITOR......................................S-27
         There Is a Risk that Interest Payments                              THE ISSUING ENTITY.................................S-27
                on the Mortgage Loans May Be                                 SERVICING OF MORTGAGE LOANS........................S-28
                Insufficient to Pay Interest on                                    The Master Servicer..........................S-28
                Your Certificates...................................S-19           The Servicers................................S-28
         [Adjustable-Rate Mortgage Loan                                      THE POOLING AND SERVICING
                Mortgagors May Be More                                              AGREEMENT AND THE
                Likely to Prepay]...................................S-20            UNDERLYING SERVICING
         [The Variable Rate of Interest on the                                      AGREEMENT...................................S-29
                Mortgage Loans May Affect Your Yield]...............S-20            Assignment of Mortgage Loans................S-29
         Residential Real Estate Values May                                         Repurchases of Mortgage Loans...............S-30
                Fluctuate and Adversely Affect                                      Payments on Mortgage Loans;
                Your Investment.....................................S-20                    Accounts............................S-31
                                                                                       Compensating Interest....................S-31
                                                                                       Advances.................................S-32
                                                                                       Optional Termination.....................S-33
                                                                                       The Securities Administrator.............S-33
                                                                                       The Trustee..............................S-33
                                                                                       Compensation and Payment of
                                                                                               Expenses of the Transaction
                                                                                               Parties..........................S-34
                                                                                       Voting Rights............................S-36


                                      S-1

        DESCRIPTION OF CERTIFICATES....................................S-36     USE OF PROCEEDS.................................S-55
                Distributions..........................................S-36     FEDERAL INCOME TAX CONSEQUENCES.................S-55
                Exchangeable REMIC Certificates                                         Regular Interests.......................S-55
                and Exchangeable Certificates..........................S-37             Taxation of the Notional Principal
                Pool Distribution Amount...............................S-38                     Contract Arrangements...........S-56
                Priority of Distributions..............................S-39             Residual Certificates...................S-57
                Interest...............................................S-39             Exchangeable Certificates...............S-57
                Principal..............................................S-40             Backup Withholding and Reporting
                PO Principal Distribution Amount.......................S-43                     Requirements....................S-58
                Subordinate Principal Distribution                              ERISA CONSIDERATIONS............................S-58
                        Amount.........................................S-43     REPORTS TO CERTIFICATEHOLDERS...................S-59
                Residual Certificate...................................S-44     METHOD OF DISTRIBUTION..........................S-60
                Allocation of Losses...................................S-44     AFFILIATIONS AND RELATIONSHIPS
                Restrictions on Transfer of the Class A-                                AMONG THE PARTIES.......................S-60
                        R Certificate..................................S-46     LEGAL MATTERS...................................S-60
                Interest Rate Cap Agreement............................S-48     CERTIFICATE RATINGS.............................S-60
                The Cap Account........................................S-49     INDEX TO DEFINED TERMS..........................S-62
        PREPAYMENT AND YIELD                                                    Appendix A: Mortgage Loan Data..................A-1
                CONSIDERATIONS.........................................S-49     Appendix B: Decrement Tables....................B-1
                Assumptions Relating to Tables.........................S-51     Appendix C: Hypothetical Mortgage Loans.........C-1
                Weighted Average Lives of the Offered                           Appendix D: Sensitivity and Aggregate
                        Certificates...................................S-51             Realized Loss Tables....................D-1
                Yield on the Class A-PO Certificates...................S-52     Appendix E: Schedule for Interest Rate Cap
                Yield on the Class A-R Certificate.....................S-53             Agreement.................................1
                Yield on the Subordinate Certificates..................S-53     Appendix F: Available Combinations of
                Yield Considerations with respect to the                                Exchangeable REMIC Certificates and
                        Class B-2 and Class B-3                                         Exchangeable Certificates.................1
                        Certificates...................................S-54


                  Important Notice About Information Presented
                in this Prospectus Supplement and the Prospectus

     The offered certificates are described in two separate documents that progressively provide more detail: (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates such as your certificates; and (ii) this prospectus supplement, which incorporates and includes the appendices and describes the specific terms of your certificates.

     If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriter[s].

     Cross-references are included in this prospectus supplement and the prospectus to captions in these materials where you can find additional information. The "Table of Contents" in this prospectus supplement and the "Table of Contents" in the prospectus provide the locations of these captions.

     The "Index to Defined Terms" beginning on page S-[__] of this prospectus supplement and the "Index of Defined Terms" beginning on page [___] of the prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

     SunTrust Real Estate Trust, LLC's principal offices are located at 303 Peachtree Street, 23rd Floor, Atlanta, Georgia 30308, and its phone number is
(404) 813-5123.

                              ---------------------

     This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings "Risk Factors" and "Prepayment and Yield Considerations" and in the appendices. Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language such as "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                             EUROPEAN ECONOMIC AREA

     In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the offered certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

          (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any offered certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

     The underwriter has represented and agreed that:

          (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the offered certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the issuing entity; and

          (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

     The distribution of this prospectus supplement and accompanying prospectus, if made by a person who is not an authorized person under the Financial Services and Markets Act, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or
Article 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement and accompanying prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement and accompanying prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                      THE SERIES 20[__]-[___] CERTIFICATES


                                                                                                Initial Rating of
                                                                                                  Certificate(3)
                     Initial                                                                  [Name of      [Name of
                      Class       Pass-Through                                 Interest        Rating        Rating
     Class         Balance(1)       Rate           Principal Type(2)           Type(2)         Agency]       Agency]      CUSIP
Offered
Certificates
Class A-1        $[__]             [___]%    Super Senior, Sequential       Fixed Rate       [_______]     [_______]    [_______]
                                             Pay, Exchangeable REMIC

Class A-2        $[__]             [___]%    Super Senior Support,          Fixed Rate       [_______]     [_______]    [_______]
                                             Sequential Pay, Exchangeable
                                             REMIC

Class A-3        $[__]             [___]%    Senior, Sequential Pay,        Fixed Rate       [_______]     [_______]    [_______]
                                             Exchangeable

Class A-4        $[__]            [___]%(4)  Senior, Sequential Pay         Floating Rate    [_______]     [_______]    [_______]

Class A-R        $[__]             [___]%    Senior, Sequential Pay         Fixed Rate      [_______]     [_______]     [_______]

Class A-PO       $[__]               (5)     Senior, Ratio Strip            Principal Only   [_______]     [_______]    [_______]

Class B-1        $[__]             [___]%    Subordinate                    Fixed Rate       [_______]     [_______]    [_______]

Class B-1        $[__]             [___]%    Subordinate                    Fixed Rate       [_______]     [_______]    [_______]

Class B-3        $[__]             [___]%    Subordinate                    Fixed Rate       [_______]     [_______]    [_______]

Non-Offered                        [___]%
Certificates
Class B-4        $[__]             [___]%    Subordinate                    Fixed Rate      [_______]     [_______]     [_______]

Class B-5        $[__]             [___]%    Subordinate                    Fixed Rate      [_______]     [_______]     [_______]

Class B-6        $[__]             [___]%    Subordinate                    Fixed Rate      [_______]     [_______]     [_______]



--------------------

(1) Approximate. The aggregate initial class balance of the offered certificates may vary by a total of plus or minus 5%. The initial class balance shown for a class of exchangeable REMIC certificates or exchangeable certificates represents the approximate maximum initial class balance of such class. The maximum initial class balance of a class of exchangeable REMIC certificates represents the initial class balance of such class prior to any exchanges. The maximum initial class balance of a class of exchangeable certificates represents the maximum class balance of such class that could be issued in an exchange.

(2) See "Description of Certificates--Categories of Classes of Certificates" in the prospectus for a description of these principal and interest types and see "Description of Certificates--Priority of Distributions" and "--Allocation of Losses" in this prospectus supplement for a description of the effects of subordination.

(3) The offered certificates will not be issued unless they receive at least the ratings set forth in this table. See "Certificate Ratings" in this prospectus supplement.

(4) This annual rate represents payments from the mortgage loans. On or prior to the distribution date in [__________], the class A-4 certificates will also be entitled to amounts received under an interest rate cap agreement. During this period, the class A-4 certificates will receive payments on each distribution date at an effective annual rate equal to [one-month LIBOR] plus [___]%, subject to a minimum rate of [___]% and a maximum rate of [___]%. For the initial distribution date, this effective annual rate is equal to [___]%. See "Description of Certificates--Interest Rate Cap Agreement" and "--The Cap Account" in this prospectus supplement.

(5) The Class A-PO Certificates are principal only certificates and are not entitled to distributions of principal.

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you should read this entire prospectus supplement and the prospectus carefully.




Title of Series:           [_______] Trust [20___-__]    Trustee:                  [_______]

Depositor:                SunTrust Real Estate Trust,    Securities                [_______]
                          LLC                            Administrator:

Issuing Entity:           [_______] Trust [20___-__]     Determination Date:       The [__] day of each month in
                                                                                   which a distribution date occurs
                                                                                   (or if not a business day, the
                                                                                   immediately preceding business
                                                                                   day).

Sponsor:                  [__]                           Distribution Date:        The [__] day of each month (or, if
                                                                                   not a business day, the next
                                                                                   business day) beginning [_______].

Originator[s]:            [_______]                      Closing Date:             On or about [_______].

[Master Servicer]:        [_______]                      Cut-off Date:             [_______]

Servicer[s]:              [_______]                      Record Date:              Other than for the class A-4
                                                                                   certificates, the last business
                                                                                   day of the month preceding a
                                                                                   distribution date.  For the class
                                                                                   A-4 certificates, the business day
                                                                                   immediately preceding a
                                                                                   distribution date.
Cap Counterparty          [_______]                      Custodian                 [_______]


Prepayment Period         [_______]
                                                        -----------------------------


The Transaction Parties

     On the closing date the sponsor will sell the mortgage loans to the depositor, who will in turn deposit them into a New York common law trust, which is the issuing entity. The issuing entity will be formed pursuant to a pooling and servicing agreement, to be dated the closing date, among the depositor, the master servicer, the securities administrator and the trustee. [The master servicer will supervise the servicing of the mortgage loans by [the] [each] servicer in accordance with the pooling and servicing agreement.] The securities administrator will calculate distributions and other information regarding the certificates.

     The transfers of the mortgage loans from the sponsor to the depositor to the issuing entity in exchange for the certificates are illustrated below:




              --------------------
              |                   |
              |     Sponsor       |
              |                   |
              --------------------
                   |          ^
Mortgage Loans     |          |
                   |          |  Cash         Offered
                   |          |             Certificates
                   V          |                                 --------------------
              -------------------- ---------------------------> |                   |
              |                   |                             |    Underwriter    |
              |     Depositor     |<--------------------------  |                   |
              |                   |          Cash               --------------------
              --------------------                                   |          ^
                   |          ^                           Offered    |          |
Mortgage Loans     |          |                         Certificates |          | Cash
                   |          |  All Certificates                    |          |
                   |          |                                      V          |
                   V          |                                 --------------------
              --------------------                              |                   |
              |                   |                             |    Investors      |
              |     Issuing       |                             |                   |
              |     Entity        |                             --------------------
              |                   |
              --------------------


Offered Certificates

     A summary table of the initial class balances, principal types, pass-through rates, interest types, ratings and CUSIP numbers of the offered certificates offered by this prospectus supplement is set forth beginning on page S-[__].

     The certificates represent all of the beneficial ownership interest in the issuing entity.

----------------------------------------------------------------------------------------------------------------------
                                     Classifications of Classes of Certificates

-------------------------------------------------------- -------------------------------------------------------------
Offered Certificates:                                    A-1, A-2, A-3, A-4, A-R, A-PO, B-1, B-2 and B-3

-------------------------------------------------------- -------------------------------------------------------------
Non-Offered Certificates:                                B-4, B-5 and B-6

-------------------------------------------------------- -------------------------------------------------------------
Senior Certificates:                                     A-1, A-2, A-3, A-4, A-R and A-PO

-------------------------------------------------------- -------------------------------------------------------------
Senior Non-PO Certificates:                              A-1, A-2, A-3, A-4 and A-R

-------------------------------------------------------- -------------------------------------------------------------
Subordinate Certificates:                                B-1, B-2, B-3, B-4, B-5 and B-6

-------------------------------------------------------- -------------------------------------------------------------
Exchangeable REMIC Certificates:                         A-1 and A-2

-------------------------------------------------------- -------------------------------------------------------------
Exchangeable Certificates:                               A-3

-------------------------------------------------------- -------------------------------------------------------------
Floating Rate Certificates:                              A-4

-------------------------------------------------------- -------------------------------------------------------------
Principal-Only Certificates:                             A-PO

-------------------------------------------------------- -------------------------------------------------------------
Residual Certificate:                                    A-R

-------------------------------------------------------- -------------------------------------------------------------
Super Senior Certificates:                               A-1

-------------------------------------------------------- -------------------------------------------------------------
Super Senior Support Certificates:                       A-2

-------------------------------------------------------------- -------------------------------------------------------

     Only the senior certificates and the Class B-1, Class B-2 and Class B-3 Certificates are offered by this prospectus supplement.

     The Class B-4, Class B-5 and Class B-6 Certificates are not offered by this prospectus supplement. These non-offered certificates are subordinated to the offered certificates for distributions of principal and interest and for allocations of losses on the mortgage loans and the subordinate certificates with a higher number are subordinate to the subordinate certificates with a lower number for distributions of principal and interest and for allocations of losses on the mortgage loans.

     Information provided about non-offered certificates is included in this prospectus supplement to aid your understanding of the offered certificates.

     The classes of exchangeable REMIC certificates may be exchanged for the class of exchangeable certificates and vice versa. See "Description of Certificates--Exchangeable REMIC Certificates and Exchangeable Certificates" in this prospectus supplement for a detailed description of the exchangeable REMIC certificates and exchangeable certificates, exchange procedures and fees.

Mortgage Pool

     The assets of the issuing entity are expected to consist of [fixed-rate][and][adjustable-rate], fully-amortizing mortgage loans secured by [first][and][second] liens on one- to four-family residential properties. All of the mortgage loans were [acquired][originated] by the sponsor[, which is an affiliate of the depositor and the underwriter].

     As of the cut-off date, the mortgage pool consisted of [__] mortgage loans having a total principal balance of approximately $[__].

     [The mortgage interest rates of all of the mortgage loans adjust, commencing approximately [__] years after origination. Interest rate adjustments generally will be subject to certain limitations stated in the related mortgage note on increases and decreases for any adjustment. In addition, interest rate adjustments will be subject to an overall maximum mortgage interest rate and a minimum mortgage interest rate generally equal to the related gross margin. The index for each mortgage loan will be [_____________], as published in [______________]. Approximately [__]% of the mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of [__] years following origination of these mortgage loans. At the end of the interest-only period, the monthly payments for these mortgage loans will be increased to an amount sufficient to amortize the principal balance of these mortgage loans over their remaining [__]-year term and to pay interest at the related mortgage interest rate.]

     The depositor expects the mortgage loans to have the following approximate characteristics:

              Selected Mortgage Loan Data as of [_______,_________]


----------------------------------------------------------------------------------------------------------------------------
                                                                             Range or Total              Weighted Average
----------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                                          [ ]                           --
----------------------------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                                                $[ ]                          --
----------------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                                      $[ ] to $[ ]                   $[ ](1)
----------------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rates                                                       [ ]% to [ ]%                     [ ]%
----------------------------------------------------------------------------------------------------------------------------
[Gross Margin                                                                [__]% to [__]%                   [___]%]
----------------------------------------------------------------------------------------------------------------------------
[Rate Ceiling                                                                [__]% to [__]%                   [___]%]
----------------------------------------------------------------------------------------------------------------------------
[Months to Next Adjustment Date                                            [_] to [__] months              [__] months]
----------------------------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                                       [ ]% to [ ]%                     [ ]%
----------------------------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                                     [ ] months to [   ] months           [ ] months
----------------------------------------------------------------------------------------------------------------------------
Loan Age                                                               [ ] months to [   ] months           [ ] months
----------------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                                  [ ]% to [ ]%                     [ ]%
----------------------------------------------------------------------------------------------------------------------------
Debt-to-Income Ratio                                                          [ ]% to [ ]%                     [ ]%
----------------------------------------------------------------------------------------------------------------------------
Credit Scores                                                                  [ ] to [ ]                      [ ]
----------------------------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5% of the
   Aggregate Unpaid Principal Balance:
      [STATE] [ ]% -- [STATE] [ ]% --
----------------------------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration                                             [ ]%                          --
----------------------------------------------------------------------------------------------------------------------------
[Other Data]
----------------------------------------------------------------------------------------------------------------------------


(1) The balance shown is the average unpaid principal balance of the mortgage loans.

     The characteristics of the mortgage pool may change because:

     o Prior to the issuance of the certificates, the depositor may remove mortgage loans from the mortgage pool. The depositor also may substitute new mortgage loans for mortgage loans in the mortgage pool prior to the closing date.

     o After the issuance of the certificates, mortgage loans may be removed from the issuing entity because of repurchases by the depositor, the sponsor or the originator, as applicable, for breaches of representations or failure to deliver required documents. Under certain circumstances and generally only during the two-year period following the closing date, the depositor, the sponsor or the originator may instead make substitutions for these mortgage loans.

     See "The Pooling and Servicing Agreement and the Underlying Servicing Agreement--Repurchases of Mortgage Loans" in this prospectus supplement for a discussion of the circumstances under which the depositor, the sponsor or the originator may be required to repurchase or substitute for mortgage loans. These removals and/or substitutions may result in changes in the mortgage pool characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the offered certificates.

     Additional information on the mortgage pool appears in Appendix A to this prospectus supplement, and information regarding repurchases and substitutions of the mortgage loans after the closing date will be available on the issuing entity's monthly distribution reports on form 10-D. See "Reports to Certificateholders" in this prospectus supplement.

Servicing and Master Servicing Fees; Securities Administrator and Trustee Compensation

     The administrative fees for the mortgage loans shown in the table below are payable out of the interest payments on the mortgage loans, prior to distributions to certificateholders. The administrative fees, which are comprised of the servicing fees and the master servicing fees, accrue on the mortgage loans at the administrative fee rate or rates set forth in the table below. In addition to the servicing fees, [the][each] servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees, [prepayment premiums] and other similar charges, (ii) net income from investment of funds in the servicer custodial account and (iii) any profits from the liquidation of mortgage loans. See "The Pooling and Servicing Agreement and the Underlying Servicing Agreement--Compensation and Payment of Expenses of the Transaction Parties" in this prospectus supplement for more information about fees and expenses of [the][each] servicer, master servicer, securities administrator and trustee.

                    Servicing and Master Servicing Fee Rates



             Fee                                      Rate (per annum)


     The securities administrator will receive as its compensation net income from the investment of funds in the certificate account. The master servicer will receive, in addition to the master servicing fee, net income from the investment of funds in the master servicer custodial account. The securities administrator will pay the compensation of the trustee.

     See "The Pooling and Servicing Agreement and the Underlying Servicing Agreement--Compensation and Payment of Expenses of the Transaction Parties" in this prospectus supplement for more information about fees and expenses of the master servicer, servicer(s), the securities administrator and the trustee.

Optional Termination

     At its option, the [__________________] may purchase all remaining Mortgage Loans in the issuing entity on any distribution date on which the stated principal balance of the mortgage pool is less than [__]% of the unpaid principal balance of the mortgage pool as of the cut-off date; provided that any such optional termination will be permitted only pursuant to a "qualified liquidation" as defined under Section 860F of the Internal Revenue Code of 1986, as amended.

     See "The Pooling and Servicing Agreement and the Underlying Servicing Agreement--Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in this prospectus supplement.

     If [_______________] exercises its right to repurchase all of the mortgage loans, the certificates outstanding at that time will be retired earlier than would otherwise be the case.

     See "Prepayment and Yield Considerations" in this prospectus supplement and "The Pooling and Servicing Agreement--Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the prospectus.

Final Scheduled Distribution Date

     The final scheduled distribution date for the [____] certificates will be the distribution date in [__]. The final scheduled distribution date represents the distribution date in the month following the latest maturity date of any related mortgage loan. The actual final payment on your certificates could occur earlier or later than the applicable final scheduled distribution date.

Denominations and Form

     The offered certificates (other than the Class A-R Certificate) will be issuable in book-entry form only. The Class A-R Certificate will be issued in definitive, fully-registered form. The following table sets forth the original certificate form, the minimum denomination and the incremental denomination of the offered certificates. The offered certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

                 Form and Denominations of Offered Certificates

                                                                            Original         Minimum     Incremental
Class                                                                   Certificate Form  Denomination   Denomination
------------------------------------------------------------------      ----------------  ------------   ------------
A-1, A-2, A-3 and A-4..............................................     Book-Entry        $[____]        $[____]
A-R................................................................     Definitive        $[____]            N/A
A-PO, B-1, B-2 and B-3.............................................     Book Entry        $[____]        $[____]



Priority of Distributions

     Distributions on the senior certificates and on the subordinate certificates will be made on each distribution date from the collections on the mortgage loans, less certain expenses (such as administrative fees, reimbursements for advances and payment of other expenses and indemnities described in this prospectus supplement) in the following order of priority:


--------------------------------------------------------------
 first, to the senior non-PO certificates, to pay interest;
--------------------------------------------------------------
                                |
                                |
                                V
--------------------------------------------------------------
  second, to the classes of senior certificates entitled to receive such distributions of principal, to pay principal;
--------------------------------------------------------------
                                |
                                |
                                V
--------------------------------------------------------------
    third, to the class A-PO certificates, to pay any PO
      deferred amounts, but only from amounts otherwise distributable on the subordinate certificates, to pay principal;
--------------------------------------------------------------
                                |
                                |
                                V
--------------------------------------------------------------
 fourth, to each class of subordinate certificates, first to pay interest and then to pay principal, in numerical order beginning with the class B-1 certificates; and
--------------------------------------------------------------
                                |
                                |
                                V
--------------------------------------------------------------
 fifth, to the class A-R certificate, any remaining amounts.
--------------------------------------------------------------

     The source of the distributions to certificateholders is more fully described under "Description of the Certificates--Pool Distribution Amount" in this prospectus supplement. The amount of interest and principal distributions on each class of certificates is more fully described under "Description of the Certificates--Interest" and "--Principal" in this prospectus supplement.

     All of the distributions described above are subject to the limitations set
forth    in    this    prospectus     supplement    under     "Description    of
Certificates--Interest" and "--Principal."

     Distributions or losses allocated to a class of exchangeable REMIC certificates will be calculated assuming no exchanges have ever occurred. If exchanges of all or a portion of a class of exchangeable REMIC certificates have occurred, the related exchangeable certificates will be entitled to receive, in the aggregate, their proportionate share of distributions allocated to the related exchangeable REMIC certificates and will be allocated, in the aggregate, their proportionate share of realized losses allocated to such exchangeable REMIC certificates.

Interest Distributions

     The amount of interest that will accrue on each interest-bearing class of certificates during each interest accrual period is equal to:

     o interest accrued at the applicable pass-through rate on such class during the related interest accrual period, minus

     o the amount allocated to such class of certain interest shortfalls arising from the timing of prepayments on the mortgage loans and interest rate limitations applicable to certain military or similar personnel, as described under "The Pooling and Servicing Agreement and the Underlying Servicing Agreement--Compensating Interest" and "Description of Certificates--Interest" in this prospectus supplement.

     For each Distribution Date, the interest accrual period for each class of certificates, other than the class A-4 certificates, will be the calendar month preceding the month in which the Distribution Date occurs. For each Distribution Date, the interest accrual period for the class A-4 certificates will be the period from and including the [____]th day of the month immediately preceding such Distribution Date (or in the case of the first Distribution Date, [____]) to and including the [____]th day of the month of such Distribution Date.

     Interest on all classes of certificates entitled to interest, other than the class A-4 certificates, for all interest accrual periods will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months. Interest on the class A-4 certificates for all interest accrual periods will be calculated and payable on the basis of a 360-day year consisting of the actual number of days in each interest accrual period.]

     Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

     In the event exchangeable REMIC certificates are exchanged for related exchangeable certificates, these related exchangeable certificates in the combination will be entitled to the aggregate interest distributions on the exchangeable REMIC certificates so exchanged in such combination.

     The class A-PO certificates are principal only certificates and will not be entitled to distributions of interest.

Principal Distributions

     The amount of principal distributable on the certificates on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the mortgage loans and available to make distributions on the certificates. Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by mortgagors, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

     On each distribution date, principal distributions in respect of the certificates will be made in the order and priority described under "Description of Certificates--Priority of Distributions" in this prospectus supplement.

     On each distribution date on which the subordinate certificate are outstanding, the portion of principal received or advanced on the mortgage loans that is allocated to the senior non-PO certificates will be distributed as described in "Description of Certificates--Principal" in this prospectus supplement. However, if the subordinate certificates are no longer outstanding, each senior non-PO certificate will generally receive principal pro rata according to its class balance.

     The class A-PO certificates will generally receive principal as described in "Description of Certificates--PO Principal Distribution Amount" in this prospectus supplement.

Credit Support

     Subordination

     The subordinate classes of certificates will provide credit enhancement for the senior certificates as follows:

                  Subordination of Subordinate Certificates(1)

----------------- -------------------------- ----------------
Priority of       Senior Certificates
Payment           (Credit Support [   ]%)

      |           --------------------------         ^
      |           Class B-1                          |
      |           (Credit Support [   ]%)            |

      |           --------------------------         |
      |           Class B-2                          |
      |           (Credit Support [   ]%)            |

      |           --------------------------         |
      |           Class B-3                          |
      |           (Credit Support [   ]%)            |

      |           --------------------------         |
      |           Class B-4                          |
      |           (Credit Support [   ]%)            |

      |           --------------------------         |
      |           Class B-5                          |
      |           (Credit Support [   ]%)            |

      |           -------------------------- ----------------
      |           Class B-6                  Order of
      |           (Credit Support [0.00]%)   Loss Allocation
      V           -------------------------- ----------------
---------------------------

(1) The credit support percentages set forth in this chart shows the initial class balance of the class or classes of subordinate certificates subordinate to the applicable class or classes as a percentage of the aggregate unpaid principal balance of the initial mortgage pool.

     If the mortgage loans experience losses, then, generally, the principal amount of the subordinate class of certificates that is lowest in seniority and still outstanding will be reduced by the amount of those realized losses until the total outstanding principal balance of that class equals zero.

     Shifting Interest in Prepayments

     Additional credit enhancement is provided by the allocation, subject to certain exceptions, of the non-PO percentage of principal prepayments and certain  liquidation  proceeds  on  the  mortgage  loans  to the  senior  non-PO certificates for the first five years after the closing date and the disproportionately greater allocation of prepayments to those senior certificates over the following four years. This disproportionate allocation of prepayments and certain liquidation proceeds will accelerate the amortization of those senior certificates relative to the amortization of the related subordinate certificates. As a result, the credit support percentage for those senior certificates should be maintained and may be increased during the first nine years.

     Super Senior Support Certificates

     After the subordinate certificates are no longer outstanding, any principal losses allocated to the class of super senior certificates will be borne by the class of super senior support certificates, for so long as the class of super senior support certificates is outstanding. See "Description of Certificates--Allocation of Losses."

Exchangeable REMIC and Exchangeable Certificates

     In the event exchangeable REMIC certificates are exchanged for exchangeable certificates, the principal balance of, amount of interest and principal distributable on, and amount of principal interest losses and interest shortfalls allocated to, the exchangeable certificates will, in the aggregate, equal the aggregate principal balance of, and the aggregate amounts that would have been distributed on or allocated to, those exchangeable REMIC certificates if such exchange had not occurred.

     The exchangeable certificates will be entitled to the principal distributions and principal losses that would have been otherwise distributed on or allocated to the exchangeable REMIC certificates. See "Description of Certificates--Exchangeable REMIC and Exchangeable Certificates--Procedures" in this prospectus supplement and "Description of Certificates--Exchangeable REMIC and Exchangeable Certificates" in the prospectus for a description of exchangeable REMIC and exchangeable certificates and exchange procedures and fees.

Interest Rate Support

     On the closing date, the securities administrator on behalf of the issuing entity will enter into an interest rate cap agreement with the cap counterparty for the benefit of the class A-4 certificates.

     Under the interest rate cap agreement, the cap counterparty will be obligated to pay, on each distribution date, to the securities administrator, for deposit into the cap account, an amount equal to the product of (a) the excess, if any, of (i) the lesser of (x) [one-month LIBOR] (calculated as described in the interest rate cap agreement) and (y) the high strike rate for that distribution date set forth on the interest rate cap agreement schedule in Appendix E to this prospectus supplement over (ii) the low strike rate for that distribution date set forth on the schedule and (b) the lesser of (i) the class balance of the class A-4 certificates prior to distributions on that distribution date and (ii) the then-current notional amount set forth on the schedule, based on an "actual/360" basis until the interest rate cap agreement is terminated. Generally, these interest rate cap payments will be deposited into the cap account by the securities administrator and will be distributed in the priority set forth under "Description of Certificates--Interest Rate Cap Agreement."

Prepayment and Yield Considerations

     The yield to maturity and weighted average lives on your offered certificates will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults and liquidations) on the mortgage loans. As a result, your yield may fluctuate significantly.

     o In general, if you purchased your offered certificate at a premium and principal distributions occur at a rate faster than you assumed, your actual yield to maturity will be lower than anticipated.

     o Conversely, if you purchased your offered certificate at a discount and principal distributions occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

     Because the class A-PO certificates represent the right to receive only a portion of the principal received with respect to the mortgage loans with net mortgage rates less than [___]%, the yield to maturity on the class A-PO certificates will be extremely sensitive to the rate and timing of principal payments on these mortgage loans.

     Because the super senior support certificates will bear principal losses allocated to the super senior certificates, as well as their own share of such losses, once the subordinate certificates are no longer outstanding, the yield to maturity of the super senior support certificates will be more sensitive to the amount and timing of losses on the mortgage loans than the super senior certificates. See "Description of Certificates--Allocation of Losses" in this prospectus supplement.

     The yield to maturity on the class A-4 certificates will be sensitive to changes in the rate of [one-month LIBOR].

     The yield to maturity of the class B-1, class B-2 and class B-3 certificates will be increasingly sensitive to the amount and timing of losses on the mortgage loans due to the fact that, once the aggregate balance of the more junior classes of subordinate certificates has been reduced to zero, all losses will be allocated to the class B-3, class B-2 and class B-1 certificates, in that order, until the class balance of each class has been reduced to zero.

     Because the mortgage loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on your offered certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your offered certificates.



                      Weighted Average Lives (in years)(1)

                                                                                           PSA(2)
A-1
A-2
A-3
A-4
A-PO
A-R
B-1
B-2
B-3
-----------------


(1) Determined as described under "Prepayment and Yield Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of offered certificates are likely to differ from those shown, perhaps significantly.

(2) "PSA" is the Prepayment Standard Assumption which is described under "Prepayment and Yield Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

Federal Income Tax Consequences

     The issuing entity for your certificates is a New York common law trust. For federal income tax purposes, (an) election(s) will be made to treat certain portions of the issuing entity (exclusive of the interest rate cap agreement, the cap account and certain other assets specified in the pooling and servicing agreement) as multiple separate "real estate mortgage investment conduits" or "REMICs."

     o The offered certificates (other than the class A-4 certificates, the class A-R certificate and the exchangeable certificates) will constitute "regular interests" in the REMIC that generally will be treated as debt instruments for federal income tax purposes.

     o The class A-4 certificates will constitute (i) "regular interests" in a REMIC that will be treated as a debt instrument for federal income tax purposes and (ii) the right to receive payments from the cap account. The right to receive payments from the cap account in respect of the interest rate cap agreement will be treated as an interest in a notional principal contract for federal income tax purposes.

     o The class A-R certificate will constitute the sole "residual interest" in each REMIC.

     Interest on the offered certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer. See "Federal Income Tax Consequences--Federal Income Tax Consequences for Exchangeable Certificates" in the prospectus for a discussion of certain federal income tax consequences applicable to the exchangeable certificates.

     Certain classes of offered certificates may, depending on their respective issue prices, be issued with original issue discount for federal income tax purposes. If you hold such a certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of when you receive the cash attributable to such original issue discount. See "Federal Income Tax Consequences--Federal Income Tax Consequences for Exchangeable Certificates" in the prospectus for a discussion of original issue discount with respect to the exchangeable certificates.

     The holder of the class A-R certificate will be required to report as ordinary income or loss the net income or the net loss of the REMIC, and will be required to fund tax liabilities relating to any of this net income although no cash distributions are expected to be made with respect to the class A-R certificate (other than the distribution of its class balance and interest on that balance).

     For federal income tax purposes, the arrangement under which the exchangeable certificates are created will be classified as one or more grantor trusts and the exchangeable certificates will represent beneficial ownership of an interest in the related exchangeable REMIC certificates, which represent regular interests in a REMIC for federal income tax purposes.

     See "Federal Income Tax Consequences" in this prospectus supplement and the prospectus.

Legal Investment

     If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of offered certificates.

     o The senior certificates [and the class B-1 certificates] will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or "SMMEA," so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

     o The [class B-2 and class B-3 certificates] will not constitute "mortgage related securities" under SMMEA.

ERISA Considerations

     If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended, or "ERISA," the Internal Revenue Code of 1986, as amended, or any federal, state or local law which is similar to ERISA or the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of an offered certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or similar law.

     Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus supplement, it is expected that the offered certificates (other than the class A-R certificate) may be purchased by benefit plans. The class A-R certificate may not be acquired by benefit plans.

Affiliations

     [SunTrust Robinson Humphrey Funding, LLC, which is the sponsor, is the direct parent of the depositor and is an affiliate of SunTrust Robinson Humphrey, Inc.] [Other Affiliations] There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

Legal Proceedings

     [Describe briefly any legal proceedings pending against the Sponsor, Depositor, Master Servicer, Securities Administrator, Originator, Trustee, Issuing Entity or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Certificateholders. Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

                                  RISK FACTORS

     o The risk factors discussed below and under the heading "Risk Factors" in the prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.

     o    The  offered   certificates  are  not  suitable  investments  for  all
          investors.

     o The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

     o    You  should  not   purchase  any  offered   certificates   unless  you
          understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those offered certificates.

     o All statistical information referred to in this section is based on the mortgage pools as constituted on the cut-off date.

The Rate of Principal Payments on the Mortgage Loans Will Affect the Yield on the Offered Certificates

     Because principal prepayments on the mortgage loans will be distributed currently on the senior certificates entitled to distributions of principal, the rate of distributions of principal and the yield to maturity on your certificates will be directly related to (i) the rate of payments of principal on the mortgage loans and (ii) the amount and timing of defaults by borrowers that result in losses on the mortgage loans. Borrowers are permitted to prepay their mortgage loans, in whole or in part, at any time, without penalty. The principal payments on the mortgage loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments may result in distributions to you of amounts that would otherwise be distributed over the remaining term of the mortgage loans.

     The rate of principal payments on the mortgage loans will be affected by the following:

     o    the amortization schedules of the mortgage loans;

     o the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

     o    liquidations of the properties that secure defaulted mortgage loans;

     o repurchases of mortgage loans by the depositor, the sponsor or an originator, as applicable, as a result of defective documentation or breaches of representations or warranties or certain early payment defaults;

     o the exercise of due-on-sale clauses by the servicer in connection with transfers of mortgaged properties;

     o the optional repurchase of all the mortgage loans by [________] to effect a termination of the issuing entity when the aggregate stated principal balance of the mortgage loans is less than [__]% of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date; and

     o    general  and  targeted   solicitations  for  refinancing  by  mortgage
          originators.

     The rate of principal payments on the mortgage loans will depend greatly on the level of mortgage interest rates:

     o If prevailing interest rates for similar mortgage loans fall below the interest rates on the mortgage loans owned by the issuing entity, the rate of prepayment is likely to increase.

     o Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the mortgage loans owned by the issuing entity, the rate of prepayment is likely to decrease.

     If you are purchasing offered certificates at a discount, and specifically if you are purchasing the class A-PO certificates, you should consider the risk that if principal payments on the mortgage loans occur at a rate slower than you expected, your yield will be lower than you expected. See "Prepayment and Yield Considerations--Yield on the Class A-PO Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of the principal only certificates. See Appendix D for a table demonstrating the particular sensitivity of the class A-PO certificates to the rate of prepayments on the mortgage loans.

     If you are purchasing offered certificates at a premium[, or are purchasing interest only certificates (which have no class balance)], you should consider the risk that if principal payments on the related mortgage loans occur at a rate faster than you expected, your yield may be lower than you expected. [If you are purchasing interest only certificates, you should consider the risk that a rapid rate of principal payments on the mortgage loans could result in your failure to recover your initial investment.]

     You must make your own decisions as to the appropriate prepayment assumptions to be used when purchasing offered certificates.

     As described in this prospectus supplement under "Description of Certificates--Principal," the senior prepayment percentage of the applicable non-PO percentage of principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) on the mortgage loans initially will be distributed to the related classes of senior non-PO certificates that are entitled to receive principal prepayment distributions at that time. This may result in all (or a disproportionately high percentage) of those principal prepayments being distributed to the senior non-PO certificates and none (or a disproportionately low percentage) of those principal prepayments being distributed to holders of the subordinate certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

     The timing of changes in the rate of prepayments may significantly affect your actual yield, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the applicable mortgage loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

[Mortgage Loans Paying Interest Only During the Related Interest Only Period May Have a Higher Risk of Delinquency, Default or Rates of Prepayment]

     [Certain of the mortgage loans have an initial interest only period of up to [___] years after the date of origination. During this interest only period, the payment due from the related mortgagor will be less than that of a traditional mortgage loan. In addition, the principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period. Accordingly, no principal payments will be distributed to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

     After the initial interest only period, payments on a mortgage loan with an interest only period will be recalculated to amortize fully its unpaid principal balance over its remaining life (other than a balloon loan) and the mortgagor will be required to make scheduled payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of delinquency, default or prepayment under the related mortgage loan. In underwriting mortgage loans with interest only periods, originators generally do not consider the ability of mortgagors to make payments of principal at the end of the interest only period. Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments. In addition, in default situations losses may be greater on these mortgage loans because they do not amortize during the related interest only period. Losses, to the extent not covered by credit enhancement, will be allocated as set forth in "Description of Certificates--Allocation of Losses."

     The performance of mortgage loans with an initial interest only period may be significantly different from mortgage loans that amortize from origination. In particular, these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment speeds than would otherwise be the case.]

[Alternative Underwriting Standards May Increase Risk of Loss]

     [Approximately [___]% of the mortgage loans (by aggregate stated principal balance as of the cut-off date) were originated using an originator's
alternative  underwriting  guidelines.   See  "The  Mortgage  Loan  Underwriting

Standards--Alternative Underwriting Standards" in this prospectus supplement. These underwriting guidelines are different from and, in certain respects, less stringent than the general underwriting guidelines employed by the originator. For example, certain of the mortgage loans may have been originated with less than standard documentation or with higher maximum loan-to-value ratios. Accordingly, the mortgage loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using the originators' general underwriting standards.]

Stricter Lending Standards May Limit Refinancing and Increase Risk of Loss

     In recent months, in response to rising delinquencies and defaults with respect to mortgage loans, many mortgage loan originators have implemented more conservative underwriting criteria, particularly for loans originated under alternative guidelines and subprime mortgage loans. This may result in reduced availability of financing alternatives for mortgagors seeking to refinance their mortgage loans. The reduced availability of refinancing options for a mortgagor may result in higher rates of delinquencies and losses on the mortgage loans, particularly mortgagors with adjustable rate mortgage loans or interest only mortgage loans that experience significant increases in their monthly payments following the adjustment date or the end of the interest only period, respectively.

[The Rate of Default on Mortgage Loans that Are Secured by Investor Properties May be Higher than on Other Mortgage Loans]

     [Approximately [___]% of the mortgage loans (by aggregate stated principal balance as of the cut-off date) are expected to be secured by investor properties. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor's primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, the mortgagor may not have sufficient resources to make payments on the mortgage loan.]

[There Are Risks Relating to Mortgaged Properties Subject to Second Lien Mortgage Loans]

     [At the time of origination of certain of the Mortgage Loans, a mortgagee other than the applicable Originator may have originated a second lien mortgage loan. Mortgage loans that have second lien mortgage loans encumbering the same mortgaged property may have higher rates of delinquency and foreclosure relative to mortgage loans that do not have second lien mortgage loans behind them. This may be due to changes in the mortgagor's debt-to-income profile, the fact that mortgagors may then have less equity in the mortgaged property or other factors. You should also note that any mortgagor could obtain a second lien mortgage loan at any time subsequent to the date of origination of their first lien mortgage loan from any mortgagee.]

Delinquencies  and Losses on the  Mortgage  Loans or  Mortgage
Certificates Will Adversely Affect Your Yield

     Delinquencies on the mortgage loans which are not advanced by or on behalf of the servicer (because the servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the senior certificates and the subordinate certificates. The servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds or other recoveries in respect of the mortgage loan. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances will be borne first by the subordinate certificates (in reverse numerical order) and then by the senior certificates.

     Net interest shortfalls will adversely affect the yields on the offered certificates. In addition, the non-PO percentage of realized losses generally will be borne by the subordinate certificates, as described in this prospectus supplement under "Description of Certificates--Allocation of Losses." As a result, the yields on the offered certificates will depend on the rate and timing of realized losses on the mortgage loans.

Mortgage Loans with Large Principal Balances May Increase Risk of Loss on Certificates

     Mortgage Loans with large principal balances relative to the class balances of the more subordinated classes of subordinate certificates may, in the event of liquidation, result in realized losses large enough to significantly reduce or eliminate the class balance of one or more of such classes.

     In addition, any realized loss that reduces the class balance of a class of subordinate certificates decreases the subordination provided to the senior certificates.

     The current principal balances of the mortgage loans and the percentages they represent of the initial aggregate stated principal balance of the mortgage loans are specified in Appendix A to this prospectus supplement.

[Inclusion of Mortgage Loans that Have Been Delinquent in the Past May Increase Risk of Loss]

     [Although all of the mortgage loans were current as of the cut-off date, certain of the mortgage loans have been delinquent in the past. Historical delinquency information with respect to the mortgage loans is set forth in Appendix A to this prospectus supplement. A mortgage loan that has been delinquent more than once in the recent past may be more likely than other mortgage loans to become delinquent in the future.]

Credit Scores May Not Accurately Predict the Likelihood of Default

     The originators generally use credit scores as part of their underwriting processes. The table in Appendix A shows credit scores for the mortgagors obtained at the time of origination of their mortgage loans. A credit score purports only to be a measurement of the relative degree of risk a mortgagor represents to a mortgagee, i.e., that a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the mortgagor. None of the originators, the depositor or the sponsor makes any representations or warranties as to any mortgagor's current credit score or the actual performance of any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that a mortgagor will repay its mortgage loan according to its terms.

Decrement and Sensitivity Tables Are Based Upon Assumptions and Models

     The decrement tables set forth in Appendix B and the sensitivity tables set forth in Appendix D have been prepared on the basis of the modeling assumptions described under "Prepayment and Yield Considerations--Assumptions Relating to Tables." There will likely be discrepancies between the characteristics of the actual mortgage loans in the mortgage pool and the characteristics of the assumed mortgage loans used in preparing the decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the decrement tables (and the weighted average lives on the offered certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the mortgage loans that actually are included in the mortgage pool have characteristics that differ from those assumed in preparing the decrement tables and the sensitivity tables, the class balance of a class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables and the yield to maturity may be higher or lower than indicated in the sensitivity tables.

     The models used in this prospectus supplement for prepayments and defaults also do not purport to be a historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of mortgage loans, including the mortgage loans owned by the issuing entity. It is highly unlikely that the mortgage loans will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of SDA and PSA and the loss severity percentages shown in the appendices are for illustrative purposes only. For a description of SDA and PSA, see "Prepayment and Yield Considerations" in this prospectus supplement. The actual rates of prepayment and liquidation and loss severity experience of the mortgage loans may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, the weighted average lives of the offered certificates may differ from the weighted average lives shown in the tables in Appendix B.

There Is a Risk that Interest Payments on the Mortgage Loans May Be Insufficient to Pay Interest on Your Certificates

     When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. When a mortgagor makes a partial principal prepayment on a mortgage loan, the mortgagor is not charged interest on the prepayment for the month in which the principal prepayment was received. This may result in a shortfall in interest collections available for payment on the next distribution date. Each servicer is required to cover a portion of the shortfall in interest collections that is attributable to prepayments in full and partial prepayments on the mortgage loans it services, but in each case only up to the amount of compensating interest for each distribution date as described under "The Pooling and Servicing Agreement and the Underlying Servicing Agreement--Compensating Interest" in this prospectus supplement.

[Adjustable-Rate Mortgage Loan Mortgagors May Be More Likely to Prepay]

     [Mortgage interest rates on the adjustable-rate mortgage loans at any time may not equal the prevailing mortgage interest rates for similar mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though these mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors' adjustable-rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, such as, among other things, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.]

[The Variable Rate of Interest on the Mortgage Loans May Affect Your Yield]

     [The mortgage interest rate on each hybrid adjustable rate mortgage loan will be fixed for an initial period ranging from approximately [__] years to [__] years from its date of origination. After the applicable fixed-rate period, the mortgage interest rate on each hybrid adjustable rate mortgage loan will adjust semi-annually or annually to equal the sum of the applicable index and a gross margin. Mortgage interest rate adjustments will be subject to the limitations stated in the mortgage note on increases and decreases for any adjustment (i.e., a "periodic cap"). In addition, the mortgage interest rate for each mortgage loan will be subject to an overall maximum mortgage interest rate and a minimum mortgage interest rate generally equal to the applicable gross margin. [Because the pass-through rates on the class [_____] certificates are equal to or based upon the net mortgage interest rates of the mortgage loans, the interest rate on each class of class [______] certificates may decrease, and may decrease significantly, after the mortgage interest rates on the hybrid adjustable rate mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in the applicable index.] In addition, even if the applicable index increases, a rate ceiling or a periodic cap may limit the mortgage interest rate, which could adversely affect the yield on the related certificates.]

Residential   Real  Estate  Values  May  Fluctuate  and  Adversely  Affect  Your
Investment

     In the past year, delinquencies and defaults on mortgage loans generally have increased and may continue to increase in the future. In addition, there has been a proliferation in recent years of affordability products that provide for lower initial payments and/or little or no downpayment. As property values decline or stabilize after many years of robust gains and housing inventory for sale increases, it is likely that these negative performance trends will continue and may increase, especially as borrowers face increasing payments on adjustable rate and interest only mortgage loans in an environment of increasingly restrictive lending standards. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios shown in the table in Appendix A might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the mortgage loans. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the mortgage loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the sponsor's prior securitizations.

     In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

Lack of Liquidity in the Secondary Market May Adversely Affect Your Certificates

     The secondary market for mortgage-backed securities and mortgage loans is experiencing significantly reduced liquidity, particularly for subprime or second-lien mortgage loans and securities backed by these assets. This period of illiquidity may continue and may adversely affect the market value of your certificates. See "Risk Factors--Limited Liquidity for Certificates May Affect Your Ability to Resell Certificates" in the prospectus.

The Depositor, the Sponsor or the Originators May Not Be Able to Repurchase Defective Mortgage Loans

     The depositor, the sponsor and the originators have or will make various representations and warranties related to the mortgage loans. If the depositor, the sponsor or an originator, as applicable, fails to cure a material breach of its representations and warranties with respect to any mortgage loan sold by it in a timely manner, then the depositor, the sponsor or that originator, as applicable, would be required to repurchase, or in certain circumstances, substitute for, the defective mortgage loan.

     Recently, numerous residential mortgage lenders have experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for their mortgage loan originations and claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. Other lenders which rely on the credit markets to fund their mortgage loan originations have been severely impacted by recent turmoil in these markets, forcing significant write-downs to their loan portfolios and considerable margin calls. It is possible that the depositor, the sponsor or an originator may not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons.

     The inability of the depositor, the sponsor or an originator to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

Subordination of Super Senior Support Certificates and Subordinate Certificates Increases Risk of Loss

     Subordinate certificateholders are more likely to suffer losses as a result
of  losses  or   delinquencies   on  the   mortgage   loans   than  are   senior
certificateholders.

     o The rights of the holders of each class of subordinate certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the senior certificates and the holders of each class of subordinate certificates with a lower number. For example, the holders of the class B-2 certificates will not receive principal or interest on a distribution date until the holders of the senior certificates and class B-1 certificates have received the amounts to which they are entitled on that distribution date.

     o The non-PO percentage of losses that are realized on the mortgage loans will be allocated first to the class B-6 certificates, then to the class B-5 certificates and so on, in reverse of the numerical order of the subordinate certificates, until the outstanding class balances of those classes have been reduced to zero. After the outstanding balances of the subordinated certificates have been reduced to zero, all losses will be allocated to the senior certificates.

     o The class A-PO certificates will be entitled to reimbursement for certain losses allocated to them from amounts otherwise distributable to the subordinate certificates, in reverse order of payment priority.

     If you purchase the super senior support certificates, you should consider the risk that after the subordinate certificates are no longer outstanding, the principal portion of losses realized on the mortgage loans will be borne by your super senior support certificates, rather than the super senior certificates, for so long as the super senior support certificates are outstanding. See "Description of Certificates--Allocation of Losses" in this prospectus supplement.

     For a more  detailed  description  of  the  subordination  features  of the
subordinate  certificates,   see  "Description  of  Certificates--Allocation  of
Losses" in this prospectus supplement.

Risks Related to Exchangeable REMIC and Exchangeable Certificates

     The characteristics of the exchangeable certificates will reflect the characteristics of the exchangeable REMIC certificates. You should consider a number of factors that will limit your ability to exchange exchangeable REMIC certificates for exchangeable certificates and vice versa:

     o At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make an exchange;

     o A certificateholder that does not own the certificates may be unable to obtain the necessary exchangeable REMIC certificates or exchangeable certificates because the needed certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange;

     o The certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them;

     o Principal distributions will decrease the amounts available for exchange over time; and

     o    Certificates may only be held in authorized denominations.

The Class A-4 Certificates Are Subject to Cap Provider Risk

     The securities administrator, on behalf of the issuing entity, will enter into an interest rate cap agreement with [___________], as cap provider, for the benefit of the class A-4 certificates. This interest rate cap agreement will require the cap provider to make certain payments in the circumstances set forth under "Description of Certificates--Interest Rate Cap Agreement." To the extent that payments on the class A-4 certificates depend in part on payments to be received by the issuing entity under the interest rate cap agreement, the ability of the issuing entity to make these payments on the class A-4 certificates will be subject to the credit risk of the cap provider.

The Class A-4 Certificates May Not Receive Amounts Expected Under the Interest Rate Cap Agreement

     The interest rate cap agreement payments for the class A-4 certificates for any distribution date are based on the lesser of (x) the class balance of the class A-4 certificates, prior to distributions on that distribution date, or (y) the notional amount (as set forth in the table in Appendix E), which decreases for each distribution date during the life of the interest rate cap agreement. The notional amounts for the class A-4 certificates specified in Appendix E were derived by using an assumed prepayment rate of approximately [___% PSA]. The actual rate of prepayment on the mortgage loans is likely to differ from the rate assumed. If prepayments on the mortgage loans occur at a rate slower than the rate used in determining the notional amounts specified in Appendix E, the class balance of the class A-4 certificates will be greater than the related notional amount for a distribution date and a holder of a class A-4 certificate will receive less than if the cap provider were required to make payments based on the class balance of the class A-4 certificates.

Geographic Concentrations May Increase Risk of Loss Due to Adverse Economic Conditions or Natural Disaster

     At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, California, Florida, Louisiana and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies. Any concentration of mortgaged properties in a state or region may present unique risk considerations.

     The following chart lists the states with concentrations of mortgaged properties in excess of 10% in the mortgage pool:

                              Mortgage Pool
                                 [State]
                                 [State]

     Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of mortgagors to make payments on the mortgage loans, may result in losses on the mortgage loans. Any losses may adversely effect the yield to maturity of the offered certificates.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates

     The mortgages or assignments of mortgage for some of the mortgage loans may have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the related originator and its successors and assigns, including the issuing entity. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, any related expenses will be paid by the issuing entity and will reduce the amount available to make distributions on the related certificates.

     The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with mortgagees seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

Tax Consequences of Residual Certificate

     o The class A-R certificate will be the sole "residual interest" in the REMIC for federal income tax purposes.

     o The holder of the class A-R certificate must report as ordinary income or loss the net income or the net loss of the REMIC whether or not any cash distributions are made to it. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the class A-R certificate other than the distribution of its class balance and interest on that balance.

     o Treasury Regulations require a seller of the class A-R certificate to either pay the buyer an amount designed to compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for "safe harbor" protection from possible disregard of such transfer.

     o Due to its tax consequences, the class A-R certificate will be subject to restrictions on transfer that may affect its liquidity. In addition, the class A-R certificate may not be acquired by benefit plans.

     See "Description of Certificates--Restrictions on Transfer of the Class A-R Certificate," "Prepayment and Yield Considerations--Yield on the Class A-R
Certificate," "ERISA Considerations" and "Federal Income Tax Consequences" in this prospectus supplement.

United States Military Operations May Increase Risk of Relief Act Shortfalls

     The terrorist attacks in the United States on September 11, 2001 suggest that there is the potential for future terrorist activity in the United States. Investors should consider the possible effects of past and possible future terrorist attacks on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the [pooling and servicing agreement] [underlying servicing agreements], the servicers may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to mortgagors affected in some way by past and possible future events.

     As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan owned by the issuing entity, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. This may result in interest shortfalls on the mortgage loans owned by the issuing entity, which will be borne by all classes of interest-bearing certificates. Neither the sponsor nor the depositor has taken any action to determine whether any of the mortgage loans would be affected by these interest rate limitations. See "Description of Certificates--Interest" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and Similar Laws" in the prospectus.

                               THE MORTGAGE POOL

     The assets of the issuing entity are expected to consist of a pool (the "Mortgage Pool") of [fixed-rate][and][adjustable-rate], fully-amortizing mortgage loans secured by [first][and][second] liens on one- to four-family residential properties (the "Mortgage Loans"). The descriptions of the Mortgage Loans and the mortgaged properties below and in Appendix A to this prospectus supplement are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted on the Closing Date. Unless the context requires otherwise, references below and in Appendix A to this prospectus supplement to percentages of the Mortgage Loans in the aggregate are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     The "Stated Principal Balance" of a Mortgage Loan means, as to any due date, the unpaid principal balance of that Mortgage Loan as of that due date, as specified in the related amortization schedule at such time (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Periodic Advances) allocable to principal received and to the payment of principal due on that due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

     As used in this prospectus supplement, a "Deficient Valuation" occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. However, none of these events will be considered a Debt Service Reduction or Deficient Valuation so long as the applicable Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled monthly payments are being advanced by the applicable Servicer without giving effect to any Debt Service Reduction.

     The Mortgage Loans were selected by the Sponsor, with advice from [SunTrust Robinson Humphrey, Inc.][other Underwriter] as to the characteristics of the Mortgage Loans that will optimize marketability of the Certificates, from the Sponsor's [acquired][originated] portfolio of first and second lien, closed-end, [fixed-rate][and][adjustable-rate] mortgage loans, and were chosen to meet the requirements imposed by the rating agencies to achieve the credit support percentages listed under "Summary of Terms--Credit Support--Subordination."

     The Mortgage Pool consists of Mortgage Loans purchased by the Sponsor from [________] and [______] (each, an "Originator"). The Sponsor [acquired][originated] the Mortgage Loans pursuant to a mortgage loan purchase program operated by the Originators. The Mortgage Loans will be sold by the Sponsor to the Depositor prior to the Closing Date pursuant to one or more mortgage loan sale agreements, between the Sponsor and the Depositor.

     As of the Cut-off Date, [no] Mortgage Loan was delinquent. See the applicable table in Appendix A to this prospectus supplement for statistical information regarding historical delinquencies with respect to the Mortgage Loans.

     [As of the Cut-off Date, certain of the Mortgage Loans will be subject to buydown agreements. See "Summary of Terms--Mortgage Pool" for the percentages of these Mortgage Loans in the Mortgage Pool. See "The Trust Estates--The Mortgage Loans--Payment Provisions of the Mortgage Loans" in the prospectus for a description of mortgage loans with buydown agreements.]

     As of the Cut-off Date, no Mortgage Loan will have a Loan-to-Value Ratio of more than [___]%. For more information on the Loan-to-Value Ratios of the Mortgage Loans, see the "Original Loan-to-Value Ratios" table in Appendix A.

Certain of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% may be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae, formerly the Federal National Mortgage Association ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("Freddie Mac"). No primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80%. Notwithstanding the foregoing, a Mortgage Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by such policy as a result of the mortgagor obtaining an appraisal after origination indicating a loan-to-value ratio at the time of such appraisal of less than 80%.

     The "Loan-to-Value Ratio" of a Mortgage Loan generally means the ratio, expressed as a percentage, of (i) the principal balance of the Mortgage Loan at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property, as established by an appraisal (or in certain cases, an automated valuation model or tax assessed value) obtained by the applicable Originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such mortgaged property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the applicable Originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any mortgage loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal (or automated valuation model or tax assessed value) obtained in connection with the origination of the replacement loan. The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans. For more information on the Loan-to-Value Ratios of the Mortgage Loans, see the "Original Loan-to-Value Ratios" table in Appendix A to this prospectus supplement.

     The Originators may have used Credit Scores as part of their origination processes. "Credit Scores" are statistical credit scores obtained by many mortgagees in connection with the loan application to help assess a mortgagor's credit-worthiness. Credit Scores are generated by models developed by a third party and are made available to mortgagees through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica). The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the mortgagor's probability of default. A Credit Score is based on a mortgagor's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a mortgagor represents to a mortgagee, i.e., that a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the mortgagor. The Credit Scores set forth in the table in Appendix A to this prospectus supplement were obtained at either the time of origination of the Mortgage Loan or more recently. None of the Depositor, the Sponsor or the Originators makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that a mortgagor will repay its Mortgage Loan according to its terms.

     [As of the Cut-off Date, approximately [___]% of the Mortgage Loans in the Mortgage Pool are adjustable rate mortgage loans with an initial fixed rate period ("Hybrid ARM Mortgage Loans"). The mortgage note for each Hybrid ARM Mortgage Loan provides for adjustments to the mortgage interest rate thereon at the end of the initial fixed-rate period set forth on the table on page S-[__] and adjusts semi annually or annually thereafter (each, an "Adjustment Date"). Each Hybrid ARM Mortgage Loan will be fully-amortized by the maturity of such Mortgage Loan.]

     [On each Adjustment Date, the mortgage interest rate of each Hybrid ARM Mortgage Loan will adjust to the sum of the applicable index and the number of basis points specified in the applicable mortgage note (the "Gross Margin"), rounded up as specified in the related note, generally subject to the limitation that with respect to each Adjustment Date the interest rate after such adjustment may not vary from the mortgage interest rate in effect prior to such adjustment by more than the amount specified in the mortgage note (the "Periodic Cap"). The Periodic Caps for the Hybrid ARM Mortgage Loans range from [__]% to [__]% for the first Adjustment Date and range from [__]% to [__]% thereafter. On the first due date following each Adjustment Date for each Hybrid ARM Mortgage Loan (other than with respect to certain of the Hybrid ARM Mortgage Loans with interest only periods in excess of their initial fixed rate period), the monthly payment for the Hybrid ARM Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Hybrid ARM Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity. In addition, adjustments to the interest rate for each Hybrid ARM Mortgage Loan are subject to a lifetime maximum mortgage interest rate (a "Rate Ceiling"). See the tables in Appendix A to this prospectus supplement for certain statistical information on Rate Ceilings applicable to the Mortgage Loans. The minimum mortgage interest rate for each Hybrid ARM Mortgage Loan will be the applicable Gross Margin. Approximately [___]% of the Mortgage Loans have interest only periods in excess of their initial fixed rate period. The monthly payment on these Hybrid ARM Mortgage Loans will adjust on each Adjustment Date until the end of the interest only period to fully pay the interest accrued at the applicable mortgage interest rate and then the monthly payment will adjust to an amount to fully amortize each such Hybrid ARM Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.]

     [The index for approximately [___]% of the Hybrid ARM Mortgage Loans will be [___________], [as published in __________] [as made available by] and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date. In the event [______] is no longer available, the applicable Servicer will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

     Listed below are historical values of [____________] available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of [_________] and may not be indicative of future rates. The source of the values shown below is [______________].


                                                                                    Year
                                                        ---------- --------- ---------- --------- ---------- ---------
Month                                                    20[__]     20[__]    20[__]     20[__]    20[__]     20[__]
-----
                                                        ---------- --------- ---------- --------- ---------- ---------
January..............................................   [__]%      [__]%     [__]%      [__]%     [__]%      [__]%
February.............................................   [__]       [__]      [__]       [__]      [__]       [__]
March................................................   [__]       [__]      [__]       [__]      [__]       [__]
April................................................   [__]       [__]      [__]       [__]      [__]       [__]
May..................................................   [__]       [__]      [__]       [__]      [__]       [__]
June.................................................   [__]       [__]      [__]       [__]      [__]       [__]
July.................................................   [__]       [__]      [__]       [__]      [__]       [__]
August...............................................   [__]       [__]      [__]       [__]      [__]       [__]
September............................................   [__]       [__]      [__]       [__]      [__]       [__]
October..............................................   [__]       [__]      [__]       [__]      [__]       [__]
November.............................................   [__]       [__]      [__]       [__]      [__]       [__]
December.............................................   [__]       [__]      [__]       [__]      [__]       [__]


                               THE ORIGINATOR(S)

     [Identify the Originator(s) and describe the Originator(s)' form of organization. To the extent material, describe the Originator(s)' origination program and how long the Originator has been originating assets, including a discussion of the Originator(s)' experience in originating assets of the type included in the current transaction. Include, if material, information regarding the size and composition of the Originator(s)' origination portfolio as well as information material to an analysis of the performance of the pool assets.]

                      MORTGAGE LOAN UNDERWRITING STANDARDS

     [A separate subheading for each Originator shall follow with a description of their underwriting standards]

     All of the Mortgage Loans were underwritten by [_______] in accordance with the following guidelines.

     General

     [Describe the Originator's general underwriting criteria for loans similar to the Mortgage Loans, including, to the extent known, any changes in such criteria and the extent to which such criteria are or could be overridden.]

     [Alternative Underwriting Standards

     In addition to the general underwriting standards described above under "--General," the Originator provides for certain alternative underwriting programs for qualified mortgagors.]

                                   THE SPONSOR

     [The Sponsor, [SunTrust Robinson Humphrey Funding, LLC], is a direct wholly-owned subsidiary of SunTrust Bank].

     [The Sponsor will be [__________]. The Sponsor was incorporated in the State of [__________] on [__________, ____] as a [__________]. The Sponsor was
organized for the purpose of [______________].

     The sponsor maintains its principal office at [__________].

     [Background information on the Sponsor.]

     [Background information on the loans.]

     The Sponsor has been securitizing residential mortgage loans since [_______]. [Add a table that describes size, composition and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.]

     [See "The Sponsor, " "The Trust Estates--General" and "The Pooling and Servicing Agreement" in the prospectus for more information about the Sponsor, its securitization programs and its material roles and duties in this securitization.]

                            STATIC POOL INFORMATION

     [Static pool information, to the extent material, regarding delinquencies, cumulative losses and prepayments regarding [fixed-rate][adjustable-rate] [first][and][second] lien mortgage loans will be made available to investors. To the extent material, this information (i) may relate to the Sponsor or to one or more other parties, (ii) may be presented by vintage year or for prior securitized pools and (iii) may be made available at a website on the internet or included or incorporated by reference herein. Investors will be able to view any static pool information provided via a website without charge or registration.]

     The static pool data referred to above relating to [securitized pools issued prior to][vintage years prior to] January 1, 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the Depositor's registration statement.

     The performance of [prior securitized pools][portfolios by vintage year] may not be indicative of the future performance of the Mortgage Loans.

                                 THE DEPOSITOR

     The Depositor is SunTrust Real Estate Trust, LLC, a subsidiary of SunTrust Robinson Humphrey Funding, LLC.

     See "The Depositor" and "The Pooling and Servicing Agreement" in the prospectus for more information about the Depositor and its material roles and duties in this securitization.

                               THE ISSUING ENTITY

     The issuing entity will be a New York common law trust (the "Issuing Entity"), formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the Issuing Entity under the Pooling and Servicing Agreement as described in the prospectus under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans and/or Mortgage Certificates to the Trustee." The Issuing Entity will have no officers or directors and no activities or continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The fiscal year end of the Issuing Entity will be December 31 of each year.

     The Issuing Entity will be administered by the Trustee pursuant to the terms of the Pooling and Servicing Agreement as described under "The Pooling and Servicing Agreement and the Underlying Servicing Agreement--The Trustee" in this prospectus supplement. The Trustee, on behalf of the Issuing Entity, is, prior to an event of default under the Pooling and Servicing Agreement, only permitted to take the actions specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

     The Issuing Entity, as a common law trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a "business trust" for purposes of federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the Issuing Entity would be considered a "business trust." In addition, in the event of the insolvency or bankruptcy of the Sponsor or the Depositor, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy of a third party; however, the transfer of the Mortgage Loans to the Issuing Entity may be challenged. See "Risk Factors--Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans" in the prospectus.

                          SERVICING OF MORTGAGE LOANS

     [__________] and [______] (each, a "Servicer") will service the Mortgage Loans pursuant to sale and servicing agreements, dated as of [ ] (each, an "Underlying Servicing Agreement"), between the Sponsor and the applicable Servicer. The Servicers may perform any of their obligations under the Underlying Servicing Agreements through one or more subservicers. Despite the existence of subservicing arrangements, each Servicer will be liable for its servicing duties and obligations under the Underlying Servicing Agreements as if such Servicer alone were servicing the Mortgage Loans. All of the Mortgage Loans will be master serviced by [________] (in such capacity, the "Master Servicer") in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer will be required to supervise, monitor and oversee the performance of the Servicers, but will not be directly responsible for the servicing of the Mortgage Loans. In the event of a default by a Servicer under an Underlying Servicing Agreement, the Master Servicer will be required to enforce any remedies against that Servicer and will be required to either find a successor servicer or assume the primary servicing obligations of the related Mortgage Loans.

The Master Servicer

     [ ], a [describe form of organization], will be the Master Servicer under the Pooling and Servicing Agreement.

     [State how long the Master Servicer has been master servicing mortgage loans. To the extent material, provide a general discussion of the Master Servicer's experience in master servicing assets of any type as well as a more detailed discussion of the Master Servicer's experience in, and procedures for, the master servicing function it will perform in this transaction for the Mortgage Loans. To the extent material, include information regarding the size, composition and growth of the Master Servicer's mortgage loan master servicing portfolio and information on factors related to the Master Servicer that may be material to an analysis of the master servicing of the Mortgage Loans.]

     [[ ]'s master servicing policies and procedures have been generally consistent for the last three years in all material respects. The only significant changes in [ ]'s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac.]

     [Provide information regarding the Master Servicer's financial condition to the extent that there is a material risk that the effect on one or more aspects of master servicing from such financial condition could have a material impact on the performance of the Mortgage Pool or the performance of the Certificates.]

The Servicers

     General

     [For each Servicer]

     [ ], a [describe form of organization], will be a Servicer under the applicable Underlying Servicing Agreement.

     [State how long the Servicer has been servicing mortgage loans. To the extent material, provide a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform in this transaction for the Mortgage Loans. To the extent material, include information regarding the size, composition and growth of the Servicer's mortgage loan servicing portfolio and information on factors related to the Servicer that may be material to an analysis of the servicing of the Mortgage Loans.]

     [[ ]'s servicing policies and procedures have been generally consistent for the last three years in all material respects. The only significant changes in [ ]'s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac.]

     [Provide information regarding the Servicer's financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing from such financial condition could have a material impact on the performance of the Mortgage Pool or the performance of the Certificates.]

     Delinquencies, Losses, Bankruptcies and Recoveries

     [Describe, to the extent material, the Servicer's process for handling delinquencies, losses, bankruptcies and recoveries. Describe, to the extent material, any ability of the Servicer to waive or modify and terms, fees, penalties or payments on the Mortgage Loans and the effect, if any, of such ability, if material, on the potential cash flows from the assets.]

   THE POOLING AND SERVICING AGREEMENT AND THE UNDERLYING SERVICING AGREEMENT

     The Series 20[__]-[__] certificates (the "Certificates") will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated the Closing Date, among the Depositor, the Master Servicer, the Securities Administrator and the Trustee. The prospectus contains important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. See "The Pooling and Servicing Agreement" in the prospectus.

     The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Pooling and Servicing Agreement. The Depositor plans to file a final copy of the Pooling and Servicing Agreement with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K after the Closing Date.

Assignment of Mortgage Loans

     In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage Loan (collectively, the "Mortgage File"):

     o the original mortgage note endorsed without recourse in blank or to the order of the Trustee (or its nominee) or a certificate signed by an officer of the Sponsor certifying that the related original Mortgage Note has been lost;

     o the original or a certified copy of the mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee or custodian of the Trustee as soon as the same is available to the Depositor);

     o except as described below, an assignment in recordable form of the mortgage (or a copy, if such assignment has been submitted for recording); and

     o if applicable, any riders or modifications to such mortgage note and mortgage.

     Assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded, except in states where recordation is required by the rating agencies to obtain the initial ratings of the Certificates set forth in the table beginning on page S-[__] in this prospectus supplement. In addition to the foregoing, assignments of the Mortgage Loans will not be recorded (i) in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Sponsor or the originator of such Mortgage Loan, or (ii) with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee. With respect to any Mortgage that has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Servicers will be required to take all actions as are necessary to cause the Issuing Entity to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. See "Risk Factors-- The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates" in this prospectus supplement. The Trustee, or a custodian on behalf of the Trustee, will promptly review each Mortgage File after the Closing Date (or promptly after receipt by the Trustee, or a custodian on behalf of the Trustee, of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents is missing. If any portion of the Mortgage File is not delivered to the Trustee, or a custodian on behalf of the Trustee, and the Depositor does not cure such omission or defect within ninety (90) days, the Depositor will be required to repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price described below to the extent such omission or defect materially and adversely affects the value of such Mortgage Loan.

Repurchases of Mortgage Loans

     The Sponsor [acquired the Mortgage Loans from the Originators pursuant to the Underlying Servicing Agreements]. Under the Underlying Servicing Agreements, the Originators made certain representations and warranties with respect to the Mortgage Loans, as of the date of transfer of the Mortgage Loans to the Sponsor, which will be assigned by the Sponsor to the Depositor, and by the Depositor to the Trustee for the benefit of the certificateholders. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of any of these representations made by an Originator with respect thereto and such breach materially and adversely affects the value of a Mortgage Loan or the interest of the purchaser therein, such Originator will be obligated to cure such breach. If such Originator does not cure such breach in accordance with the applicable Underlying Servicing Agreement, the related Originator will be required to repurchase such Mortgage Loan (or any property acquired in respect thereof) at a price (the "Purchase Price") equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related mortgage interest rate minus, so long as the entity repurchasing such Mortgage Loan is the servicer of such Mortgage Loan, the related Servicing Fee Rate or substitute an Eligible Substitute Mortgage Loan for such Mortgage Loan (provided such substitution generally is permitted only within two (2) years of the Closing Date). In addition, in the case of the breach of the representation made by an Originator that a Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, the applicable Originator will be required to pay any costs or damages incurred by the Issuing Entity as a result of a violation of such laws.

     Under the mortgage loan sale agreements, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of certificateholders) certain limited representations and warranties as of the Closing Date generally intended to address the accuracy of the mortgage loan schedule and the payment and delinquency status of each Mortgage Loan acquired by the Sponsor pursuant to the Underlying Servicing Agreements. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by an Originator under the related Underlying Servicing Agreement as described above, the Sponsor will be required to either (i) repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price or (ii) substitute an Eligible Substitute Mortgage Loan; however, such substitution generally is permitted only within two
(2) years of the Closing Date. Any Mortgage Loan repurchased or subject to a substitution as described in this section is referred to as a "Deleted Mortgage Loan." In addition, in the case of the breach of the representation made by the Sponsor that a Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, the Sponsor will be required to pay any costs or damages incurred by the Issuing Entity as a result of a violation of such laws (to the extent not paid by the applicable Originator).

     An "Eligible Substitute Mortgage Loan" generally will:

     o have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be delivered to the Master Servicer by the entity obligated to repurchase such Mortgage Loan and held for distribution to the certificateholders on the related Distribution Date (a "Substitution Adjustment Amount"));

     o have a mortgage interest rate less the applicable Administrative Fee Rate (the "Net Mortgage Rate") not less than, and not more than 2% greater than, that of the Deleted Mortgage Loan;

     o    [have a Gross Margin not less than that of the Deleted Mortgage Loan;]

     o    [have the same Index as that of the Deleted Mortgage Loan;]

     o    be of the same type as the Deleted Mortgage Loan;

     o have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan;

     o    have a Credit Score not less than that of the Deleted Mortgage Loan;

     o have a credit grade not lower in quality than that of the Deleted Mortgage Loan;

     o    have the same lien priority as the Deleted Mortgage Loan;

     o have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

     o comply with all of the applicable representations and warranties in the applicable Underlying Servicing Agreement, the mortgage loan sale agreement and the Pooling and Servicing Agreement as of the date of substitution.

     To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both a representation and warranty of an Originator under the applicable Underlying Servicing Agreement and a breach of a representation and warranty of the Sponsor under the mortgage loan sale agreement, the only right or remedy of the Trustee or any certificateholder will be the Trustee's right to enforce the obligations of the related Originator under the applicable Underlying Servicing Agreement, and there will be no remedy against the Sponsor for such breach (other than the Sponsor's obligation to pay any costs or damages incurred by the Issuing Entity as a result of violation of any applicable federal, state or local predatory or abusive lending laws, to the extent not paid by the related Originator).

     This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document or for a material breach of a representation or warranty of an Originator under the related Underlying Servicing Agreement or the Sponsor under the mortgage loan sale agreements.

Payments on Mortgage Loans; Accounts

     Prior to the Closing Date, each Servicer will establish an account (a "Servicer Custodial Account"), which will be maintained as a separate trust account by each Servicer. Funds credited to the Servicer Custodial Accounts may be invested for the benefit of and at the risk of the related Servicer in certain eligible investments, as described in the applicable Underlying Servicing Agreement. On the [ ] day of each month (or if such day is not a business day, the preceding business day) (the "Remittance Date"), each Servicer will withdraw from the applicable Servicer Custodial Account all amounts required to be remitted by such Servicer for such month pursuant to the related Underlying Servicing Agreement and will remit such amount to the Master Servicer for deposit in an account established by the Master Servicer on or prior to the Closing Date (the "Master Servicer Custodial Account"). The Master Servicer Custodial Account will be maintained as a separate trust account by the Master Servicer in trust for the benefit of the certificateholders. Funds credited to the Master Servicer Custodial Account may be invested at the direction of the Master Servicer and for the benefit and at the risk of the Master Servicer in certain eligible investments, as described in the Pooling and Servicing Agreement, that are scheduled to mature on or prior to the Distribution Date.

     The Master Servicer will cause all amounts required to be remitted for such month pursuant to the Pooling and Servicing Agreement to be deposited into an account established by the Securities Administrator on or prior to the Closing Date (the "Certificate Account"). The Master Servicer shall remit funds to the Securities Administrator no later than the business day prior to each Distribution Date. The Certificate Account will be maintained as a separate trust account by the Securities Administrator in trust for the benefit of certificateholders. Funds credited to the Certificate Account may be invested at the direction of the Securities Administrator and for the benefit and risk of the Securities Administrator in certain eligible investments, as described in the Pooling and Servicing Agreement, that are scheduled to mature on or prior to the Distribution Date.

Compensating Interest

     When a mortgagor prepays its mortgage loan in full or in part between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates. Prepayments will be distributed to certificateholders on the Distribution Date in the month following the month of receipt.

     To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of prepayments on a Mortgage Loan, the Servicers will pass through Compensating Interest to the certificateholders to the limited extent and in the manner described below.

     Pursuant to the applicable Underlying Servicing Agreement, the aggregate Servicing Fee payable to a Servicer for any Distribution Date will be reduced (but not below zero) by an amount (such amount, "Compensating Interest") equal to the aggregate Prepayment Interest Shortfall for the Mortgage Loans serviced by such Servicer for such Distribution Date.

     A "Prepayment Interest Shortfall" is an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (net of the Servicing Fee Rate) on the amount of such principal prepayment for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the calendar month in which applied.

     Any Prepayment Interest Shortfalls on the Mortgage Loans in excess of the amount of Compensating Interest paid by the Servicers will reduce the amount of interest available to be distributed on the Certificates from what would have been the case in the absence of such Prepayment Interest Shortfalls. See "Description of Certificates--Interest" in this prospectus supplement.

Advances

     Subject to the following limitations, each Servicer will be required pursuant to the related Underlying Servicing Agreement to advance (any such advance, an "Periodic Advance") on or prior to each Remittance Date an amount equal to with respect to the Mortgage Loans, the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the Mortgage Loans serviced by such Servicer and which were delinquent on the related Determination Date. Periodic Advances made by each Servicer will be made from its own funds or funds in the related Servicer Custodial Account that are not required to be remitted by such Servicer to the Master Servicer for deposit to Master Servicer Custodial Account for the related Distribution Date. The obligation to make a Periodic Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or mortgaged property relating to such Mortgage Loan. An "REO Property" is a mortgaged property that has been acquired by the Issuing Entity through foreclosure or grant of a deed in lieu of foreclosure.

     Periodic Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Periodic Advances if the Periodic Advances are, in its good faith judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If a Servicer determines on any Determination Date to make a Periodic Advance, such Periodic Advance will be included with the distribution to certificateholders on the related Distribution Date. In the event that a Servicer determines that a Periodic Advance previously made is not recoverable from future payments and collections, it is entitled to reimbursement from funds in the related Servicer Custodial Account relating to any Mortgage Loan serviced by such Servicer. In the event a Servicer fails to make a required Periodic Advance, such failure will constitute an event of default under the applicable Servicing Agreement and the Master Servicer will be obligated to make the Periodic Advance, in accordance with the terms of the Pooling and Servicing Agreement.

     Each Servicer is required to advance amounts with respect to the Mortgage Loans serviced by it, subject to such Servicer's determination that such advance would be recoverable, constituting reasonable "out-of-pocket" costs and expenses relating to:

     o the preservation, restoration, inspection and protection of the mortgaged property,

     o    enforcement or judicial proceedings, including foreclosures,

     o    the management and liquidation of any REO property, and

     o certain other customary amounts described in the Underlying Servicing Agreements (collectively, "Servicing Advances").

     These Servicing Advances by the Servicers are reimbursable to the Servicers subject to certain conditions and restrictions. In the event that, notwithstanding a Servicers' good faith determination at the time the Servicing Advance was made that it would be recoverable, the Servicing Advance becomes a nonrecoverable advance, the applicable Servicer will be entitled to reimbursement for that advance from the Issuing Entity.

Optional Termination

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than [__]% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date, [__________] may, at its option, subject to certain conditions, purchase the Mortgage Loans and any related property of the Issuing Entity; provided, however, any optional termination will be permitted only pursuant to a "qualified liquidation" as defined under Section 860F of the Internal Revenue Code of 1986, as amended. The purchase price will generally be equal to the sum of the unpaid principal balances of the Mortgage Loans and the fair market value of any related REO Properties held by the Issuing Entity together with the amount of any accrued and unpaid interest on such Mortgage Loans at the applicable mortgage interest rate. However, for so long as [_________] is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, it may exercise its purchase option only if the aggregate fair market value of the Mortgage Loans and related REO Properties is greater than or equal to the purchase price described in the preceding sentence. If this option is exercised, the Certificates outstanding at that time will be retired earlier than would otherwise be the case.

     See "Payment and Yield Considerations" in this prospectus supplement and "The Pooling and Servicing Agreement--Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the prospectus.

     Distributions in respect of an optional termination will be paid to certificateholders in order of their priority of distributions as described below under "Description of Certificates--Priority of Distributions." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of any REO Properties and such fair market value is less than the unpaid principal balances of the related Mortgage Loans.

     In no event will the Issuing Entity created by the Pooling and Servicing Agreement continue beyond the later of (a) the repurchase described above, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling and Servicing Agreement and (c) the final distribution to certificateholders of amounts received in respect of the assets of the Issuing Entity. The termination of the Issuing Entity will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Issuing Entity.

The Securities Administrator

     [____] will be the securities administrator (in such capacity, the "Securities Administrator") under the Pooling and Servicing Agreement.

     Under the terms of the Pooling and Servicing Agreement, the Securities Administrator will be responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports and exchanges of Exchangeable REMIC Certificates and Exchangeable Certificates. As Securities Administrator, [____] will be responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the Issuing Entity and the preparation and filing of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. [____] has been engaged in the business of securities administration since [____]. As of [____],[____] was acting as securities administrator with respect to more than $[____] of outstanding residential mortgage-backed securities.

     [____]'s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, [____], furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122[___] servicing criteria during that reporting period.

The Trustee

     [ ] (the "Trustee") will be the Trustee under the Pooling and Servicing Agreement. The Trustee, a [describe form of organization], is engaged in [describe business].

     The Trustee's principal office is located at [____] (the "Corporate Trust Office"). Certificate transfer services are conducted at the Trustee's offices in [____]. The Trustee otherwise conducts its trustee and securities administration services at its offices in [____]. Its address there is [____]. Certificateholders and other interested parties should direct their inquires to the [_____] office. The telephone number of the Trustee in [___] is (___) [_____]. The Trustee may make available each month, to any interested party, the monthly statement to certificateholders via the Trustee's website, electronic bulletin board and its fax-on-demand service. The Trustee's website will be located at "www.[______].com." The Trustee's electronic bulletin board may be accessed by calling (__) [_____], and its fax-on-demand service may be accessed by calling (___) [______].

     The Trustee has provided corporate trust services since [___]. As of [___], the Trustee was acting as trustee with respect to over [___] series of securities with an aggregate outstanding principal balance of approximately $[__]. This portfolio includes [describe securities]. As of [ ], the Trustee was acting as trustee on more than [__] series of residential mortgage-backed securities with an aggregate principal balance of approximately $[__].

     [The Trustee will also act as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement. The Trustee has been engaged in the mortgage document custody business for [___] years. The Trustee maintains document custody facilities in its [___] office. The Trustee maintains a vault in this location with an aggregate capacity of [___] files. As of [___], the Trustee was acting as custodian of more than [___] residential mortgage loan files.]

     [In its capacity as custodian, the Trustee will be responsible to hold and safeguard the mortgage notes and other contents of the Mortgage Files on behalf of the certificateholders. The Trustee will segregate the Mortgage Files by boarding each in an electronic tracking system which identifies the owner of the Mortgage File and Mortgage File's specific location in the Trustee's vault.]

     The Depositor, the Sponsor and the Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located.

     In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing its duties under the Pooling and Servicing Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the Issuing Entity or any portion of the Issuing Entity in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the Trustee.

     See "The Pooling and Servicing Agreement--The Trustee" in the prospectus for more information about the Trustee and its obligations under the Pooling and Servicing Agreement.

Compensation and Payment of Expenses of the Transaction Parties

     The fees  payable  each  month  from  interest  payments  received  on each
Mortgage Loan are called the  Administrative  Fees.  The  "Administrative  Fees"
consist of (a) a servicing fee payable to each Servicer in respect of its servicing activities (the "Servicing Fee") and (b) a fee paid to the Master Servicer for its services (the "Master Servicing Fee"). The Administrative Fees will accrue on the Stated Principal Balance of each Mortgage Loan as of the Due Date in the month preceding the month of the related Distribution Date at a rate (the "Administrative Fee Rate") equal to the sum of the Servicing Fee Rate and the Master Servicing Fee Rate. The "Master Servicing Fee Rate" and the "Servicing Fee Rate" for each Mortgage Loan will be a per annum rate set forth in the table below. The following fees and expenses will be paid from amounts received or advanced on the Mortgage Loans prior to distributions to certificateholders:


                    Recipient                       Frequency of Payment              Type of Fee or Expense
                    ---------                       --------------------              ----------------------
                  Each Servicer                            Monthly          Servicing Fee at the Servicing Fee Rate of
                                                                                              [---]%
                 Master Servicer                           Monthly         Master Servicing Fee at the Master Servicing
                                                                                        Fee Rate of [___]%
                  Each Servicer                       From Time to Time       Reimbursement for Periodic Advances and
                                                                                        Servicing Advances
                 Master Servicer                     From Time to Time,       Reimbursement for Periodic Advances and
                                                        if Applicable                   Servicing Advances
Depositor, Master Servicer, Servicers, Securities     From Time to Time      Indemnification Payments pursuant to the
            Administrator and Trustee                                           Pooling and Servicing Agreement or
                                                                                  Underlying Servicing Agreement


     Each Servicer is obligated to pay certain ongoing expenses incurred by such Servicer in connection with its responsibilities under the related Underlying Servicing Agreement. Those amounts, including the fees of any subservicer hired by such Servicer, will be paid by each Servicer out of its Servicing Fee. For each Mortgage Loan, the amount of the Servicing Fee for each Servicer is subject to adjustment with respect to certain prepayments, as described above under "--Compensating Interest." In the event the Master Servicer succeeds to the role of a Servicer, it will be entitled to the same Servicing Fee as the predecessor servicer, and if the Master Servicer appoints a successor servicer under the Pooling and Servicing Agreement, the Master Servicer may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate. In addition to the Servicing Fee, the Servicers will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees, prepayment premiums and other similar charges, (ii) net income from investment of funds in the related Servicer Custodial Account and (iii) the excess of the amount by which Liquidation Proceeds on a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable Liquidation Proceeds have been received (a "Liquidated Mortgage Loan") exceeds the unpaid principal balance thereof plus accrued interest thereon at the mortgage interest rate (such excess, "Foreclosure Profits").

     The Servicing Fees for the Mortgage Loans will be retained by the Servicers out of the interest payments on the Mortgage Loans, prior to any payments to the Master Servicer or distributions to Certificateholders. The Master Servicing Fee will be retained by the Master Servicer from funds in the Master Servicer Custodial Account prior to any payments to the Securities Administrator or distributions to Certificateholders.

     Each Servicer is generally obligated to pay expenses incurred by it in connection with its responsibilities under the Underlying Servicing Agreement. Those amounts, including the fees of any subservicer hired by a Servicer, will be paid by such Servicer out of its own funds, without reimbursement. Each Servicer is entitled to be reimbursed from collections on the Mortgage Loans for any Periodic Advances previously made by it, as described under "The Pooling and Servicing Agreement and the Underlying Servicing Agreement--Advances" in this prospectus supplement.

     The Securities Administrator will be entitled, as compensation for its duties under the Pooling and Servicing Agreement, to any income from investment of amounts on deposit in the Certificate Account. The Securities Administrator is obligated to pay certain ongoing expenses associated with the Issuing Entity and incurred by the Securities Administrator in connection with its responsibilities under the Pooling and Servicing Agreement without reimbursement from the Issuing Entity.

     The Master Servicer will be entitled, in addition to the Master Servicing Fee, to any income from investment of funds on deposit in the Master Servicer Custodial Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Issuing Entity and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement without reimbursement from the Issuing Entity.

     Compensation payable to the Trustee for its responsibilities under the Pooling and Servicing Agreement will be payable by the Securities Administrator, without reimbursement from the Issuing Entity. Any co-trustee, if applicable, will be paid pursuant to the Pooling and Servicing Agreement, without reimbursement from the Issuing Entity.

     The Depositor, the Master Servicer, the Servicers and the Sponsor are entitled to indemnification and reimbursement of certain expenses from the Issuing Entity under the Pooling and Servicing Agreement as discussed in the prospectus under the headings "The Depositor," "Servicing of the Mortgage Loans--The Servicers," and "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Sponsor and the Master Servicer."

Voting Rights

     Voting rights for certain actions specified in the Pooling and Servicing Agreement will be allocated as follows:

o 99% of all voting rights will be allocated among the holders of the Senior Certificates (other than the Class A-R Certificate) and subordinate certificates based on the outstanding balances of their Certificates.

o 1% of all voting rights will be allocated to the holder of the Class A-R Certificate.

     The voting rights allocated to each class will be allocated among the Certificates of such class based on their Percentage Interests.

     The "Percentage Interest" of a Certificate of a class (other than the Class A-R Certificate or a class of Exchangeable REMIC Certificates or Exchangeable Certificates) is the percentage obtained by dividing the principal balance of the Certificate by the aggregate initial class balance of its class. The Percentage Interest of a class of Exchangeable REMIC Certificates or Exchangeable Certificates is the percentage obtained by dividing the denomination of such certificate by the aggregate denomination of all outstanding certificates of such class.

     In the event that all or a portion of the classes of Exchangeable REMIC Certificates is exchanged for a proportionate portion of the class of
Exchangeable Certificates, the class of Exchangeable Certificates will be entitled to a proportionate share of the voting rights allocated to the classes of Exchangeable REMIC Certificates.

                          DESCRIPTION OF CERTIFICATES

     The Certificates will consist of (i) the nine classes of Offered Certificates listed in the table on page S-5 of this prospectus supplement and
(ii) the Class B-4, Class B-5 and Class B-6 Certificates which are not offered by this prospectus supplement.

     The Senior Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately [___]% in the Issuing Entity and the Subordinate Certificates will evidence in the aggregate the remaining [__]% undivided interest in the Issuing Entity. The Class A-PO Certificates are Principal-Only Certificates and are not entitled to distributions in respect of interest.

     The Offered Certificates will be issuable in the forms and denominations set forth in the table beginning on page S-[10]. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than the minimum denominations in the table.

Distributions

     Distributions on the Certificates will be made by the Securities Administrator on the [___]th day of each month (or, if not a business day, the next business day), commencing in [___] (each, a "Distribution Date"), to the persons in whose names such Certificates are registered [at the close of business on the last business day of the month preceding the month of such Distribution Date] [on the business day prior to such Distribution Date] (the "Record Date").

     If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described under "Description of the Certificates--Book-entry Form" in the prospectus. Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or, if you hold 100% of a class of Certificates or if you hold Certificates with an aggregate initial certificate balance of $1,000,000 or more and have notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Trustee.

     Interest will accrue on each class of Certificates entitled to distributions of interest (other than the Class A-4 Certificates) during each one-month period ending on the last day of the calendar month preceding the calendar month in which each Distribution Date occurs (each, a "Prior Month Interest Accrual Period"). The initial Prior Month Interest Accrual Period will be deemed to have commenced on [____]. Interest which accrues on each class of Certificates entitled to distributions of interest during a Prior Month Interest Accrual Period will be calculated on the assumption that distributions in reduction of the class balances thereof on the Distribution Date in that Prior Month Interest Accrual Period are made on the first day of that Prior Month Interest Accrual Period. Calculations of interest for each Prior Month Interest Accrual Period will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

     Interest will accrue on the Class A-4 Certificates during the period commencing on the Distribution Date in the prior month (or the Closing Date, in the case of the first period) and ending on the day prior to the current Distribution Date (each a "No Delay Interest Accrual Period" and, together with a Prior Month Interest Accrual Period, an "Interest Accrual Period")). Calculations of interest for each No Delay Interest Accrual Period will be made on the basis of the actual number of days in the No Delay Interest Accrual Period and on a 360-day year.

     The "Class Balance" of a class of Certificates (other than a class of Exchangeable Certificates) at any time will equal its initial class balance (or, in the case of a class of Exchangeable REMIC Certificates, the portion of the maximum initial class balance thereof then represented by the outstanding Certificates of such class) less (i) all distributions of principal made to such class (or, in the case of Exchangeable REMIC Certificates, distributed in reduction of the class balance of such class and the class of Exchangeable Certificates) and (ii) losses allocated to that class (or, in the case of Exchangeable REMIC Certificates, losses allocated to the class balance of such class and the class of Exchangeable Certificates) as described under "--Allocation of Losses" below, plus any Recoveries allocated to such class for previous Distribution Dates.

     The Class Balances of Exchangeable REMIC Certificates are calculated assuming no exchanges have occurred. Because Exchangeable Certificates receive distributions of interest and principal and are allocated Realized Losses based on distribution amounts and losses allocated to the related Exchangeable REMIC Certificates, a class of Exchangeable Certificates has no "Class Balance" as such term is defined in this prospectus supplement. However, the holder of an Exchangeable Certificate can calculate a Class Balance of its Certificate as described under "--Exchangeable REMIC and Exchangeable Certificates" above for the purpose of calculating interest distributable on its Exchangeable Certificates on any Distribution Date (before the allocation of any interest losses or shortfalls).

     The "Final Scheduled Distribution Date" for the Certificates will be the Distribution Date in [_____]. The Final Scheduled Distribution Date represents the Distribution Date in the month following the latest maturity date of any Mortgage Loan. The actual final payment on your Certificates could occur earlier or later than the applicable Final Scheduled Distribution Date.

     A "Recovery" is an amount received with respect to a Mortgage Loan as to which a Realized Loss had previously been allocated to a class of Certificates.

     In general, a "Realized Loss" means, (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan and (b) a Bankruptcy Loss.

     "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions or Deficient Valuations.

Exchangeable REMIC Certificates and Exchangeable Certificates

     General

     The holder of both classes of Exchangeable REMIC Certificates may exchange all or part of both classes of Exchangeable REMIC Certificates for a proportionate interest in the class of Exchangeable Certificates provided such holder owns the necessary Exchangeable REMIC Certificates to make the exchange. The holder of the class of Exchangeable Certificates may also exchange all or part of such class of Exchangeable Certificates for a proportionate interest in the classes of Exchangeable REMIC Certificates. This process may occur repeatedly.

     The classes of Exchangeable REMIC Certificates and Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Balances of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur.

     Holders of Exchangeable Certificates will be the beneficial owners of an interest in both classes of Exchangeable REMIC Certificates. With respect to any Distribution Date, the aggregate amount of principal and interest distributable to, and the aggregate amount of principal and interest losses and interest shortfalls on, all of the Exchangeable Certificates on such Distribution Date will be identical to the aggregate amount of principal and interest distributable to, and the aggregate amount of principal and interest losses and interest shortfalls on, all of the Exchangeable REMIC Certificates on such Distribution Date.

     Procedures

     If a certificateholder wishes to exchange its Exchangeable REMIC Certificates or Exchangeable Certificates, the certificateholder must notify the Securities Administrator by e-mail at [________________] no later than two business days before the proposed exchange date. The exchange date can be any business day other than the first or last business day of the month, subject to the Securities Administrator's approval. In addition, the certificateholder must provide notice on the certificateholder's letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received, the outstanding Class Balance and the maximum initial Class Balance of the Certificates to be exchanged, the certificateholder's DTC participant number and the proposed exchange date. After receiving such notice, the Securities Administrator will e-mail the certificateholder with wire payment instructions relating to the exchange fee. The certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates.

     The Certificates to be exchanged must be in the correct exchange proportions. The Securities Administrator will verify the proposed proportions to ensure that the principal and interest entitlements of the Certificates received equal the entitlements of the Certificates surrendered. If there is an error, the exchange will not occur until such error is corrected. Unless rejected for error, the notice of exchange will become irrevocable on the second business day before the proposed exchange date.

     In connection with each exchange, the certificateholder must pay the Securities Administrator a fee equal to $[_____].

     The Securities Administrator will make the first distribution on an Exchangeable REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the certificateholder of record as of the close of business on the last day of the month of the exchange.

Pool Distribution Amount

     The "Pool Distribution Amount" with respect to any Distribution Date will be determined by reference to amounts received in connection with the Mortgage Loans, less certain reimbursable expenses and indemnity payments pursuant to the Pooling and Servicing Agreement or the related Underlying Servicing Agreement, and will generally be equal to the sum of:

     (a) all scheduled installments of interest (net of the related Administrative Fees) and principal due on the Mortgage Loans on the due date in the calendar month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Periodic Advances or any Compensating Interest;

     (b) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the related Servicer's normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise (collectively, "Liquidation Proceeds"), during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Periodic Advances, if any);

     (c) all partial or full prepayments received during the related Prepayment Period (other than early prepayments of scheduled installments of principal and interest received during such period that are intended by the related mortgagor to be applied on subsequent due dates ("Payaheads"));

     (d) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of any Deleted Mortgage Loan or amounts received in connection with the optional repurchase of the Mortgage Loans by [__________] as of such Distribution Date, reduced by amounts in reimbursement for Periodic Advances previously made, Servicing Advances previously made and other amounts as to which the applicable Servicer is entitled to be reimbursed pursuant to the applicable Underlying Servicing Agreement;

     (e) any amounts required to be paid by an Originator or the Sponsor to the Issuing Entity during the related Prepayment Period with respect to the Mortgage Loans as a result of a breach of certain representations and warranties regarding compliance with predatory or abusive lending laws (the "Reimbursement Amount"), net of any portion thereof used to reimburse any class of Certificates that previously bore a loss as a result of such breach; and

     (f) any Recoveries (as described under "--Allocation of Losses") received during the calendar month preceding the month of the Distribution Date.

     The Pool Distribution Amount will not include any profit received by the Servicer on the foreclosure of a Mortgage Loan. These amounts, if any, will be retained by the Servicer as additional servicing compensation.

Priority of Distributions

     The aggregate amount available for distribution to the Certificates on each Distribution Date will be the Pool Distribution Amount.

     On each Distribution Date, the Pool Distribution Amount will be allocated in the following order of priority:

     (a) to the interest-bearing Senior Certificates, based on their respective Interest Distribution Amounts as described below under "--Interest," to pay interest;

     (b) pro rata to (a) the Class A-PO Certificates, based on the PO Principal Amount, and (b) the classes of Senior Non-PO Certificates entitled to receive distributions of principal, based on the Senior Principal Distribution Amount, as described below under "--Principal," to pay principal;

     (c) to the Class A-PO Certificates, to pay any PO Deferred Amounts, but only from amounts that would otherwise be distributable on such Distribution Date as principal to the Subordinate Certificates;

     (d) first to pay interest and then to pay principal sequentially to each class of Subordinate Certificates in the order of their numerical class designations (beginning with the Class B-1 Certificates); and

     (e) to the Class A-R Certificate any remaining amounts, subject to the limitations set forth below under "--Interest" and "--Principal."

Interest

     The pass-through rate for each class of Offered Certificates for each Distribution Date is as set forth or described in the table beginning on page S-[5] of this prospectus supplement.

     On each Distribution Date, to the extent of the Pool Distribution Amount, each class of interest bearing Certificates will be entitled to receive interest (as to each such class, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any class of interest bearing Certificates will be equal to the sum of (i) interest
accrued   during  the  related   Interest   Accrual  Period  at  the  applicable
pass-through rate on the related Class Balance, reduced by the applicable portion of any Net Interest Shortfall as described below, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution Dates and not subsequently distributed.

     Net Interest Shortfalls for the Mortgage Loans on any Distribution Date will be allocated pro rata among all classes of Certificates entitled to distributions of interest based on the amount of interest accrued on each such class of Certificates on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. With respect to any Distribution Date, the "Non-Supported Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls for the Mortgage Loans for such Distribution Date exceeds the Compensating Interest for the Mortgage Loans for such Distribution Date. See "The Pooling and Servicing Agreement and the Underlying Servicing Agreement--Compensating Interest" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and Similar Laws" in the prospectus.

     By virtue of the priority of distributions, the interest portion of Realized Losses on the Mortgage Loans will be allocated first to the Subordinate Certificates in reverse order of payment priority and then to the Senior
Certificates entitled to distributions of interest because these losses will reduce the applicable Pool Distribution Amount, which is paid first to the Senior Certificates entitled to distributions of interest and then to the classes of Subordinate Certificates in order of payment priority. After the Senior Credit Support Depletion Date, the Senior Certificates will bear the interest portion of any Realized Losses on the Mortgage Loans pro rata based on the interest entitlement described in clause (i) of the above description of the Interest Distribution Amount.

     Accrued interest to be distributed on any Distribution Date will be calculated for each class of Certificates entitled to distributions of interest on the basis of the related Class Balance immediately prior to such Distribution Date.

     If on a particular Distribution Date the Pool Distribution Amount, applied in the order described above under "--Priority of Distributions," is not sufficient to make a full distribution of the Interest Distribution Amount for each class entitled to distributions therefrom, interest will be distributed on each such class of equal priority pro rata based on the Interest Distribution Amount that the class would otherwise have been entitled to receive in the absence of the related shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution Amount of that class on the next Distribution Date. No amounts will be payable on any class that is no longer outstanding. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

     After the Senior Credit Support Depletion Date, for so long as the Super Senior Support Certificates are outstanding, the amount that would have reduced the Class Balance of the Super Senior Certificates as a result of the adjustments described under "--Allocation of Losses" below will instead reduce the Class Balance of the Super Senior Support Certificates. As a result, after the Senior Credit Support Depletion Date, the Super Senior Support Certificates will bear the principal portion of all Realized Losses allocable to the Super Senior Certificates for so long as the Super Senior Support Certificates are outstanding. For a description of the Super Senior Certificates and the Super Senior Support Certificates, see "Description of Certificates--Categories of Classes of Certificates" in the prospectus and "--Allocation of Losses" below.

Principal

     On each Distribution Date, holders of the Certificates will be entitled to receive principal distributions from the Pool Distribution Amount to the extent described below and in accordance with the priorities set forth under "--Priority of Distributions" above. The principal distributions distributed to a class on any Distribution Date will be allocated among the holders of such class pro rata in accordance with their respective Percentage Interests.

     All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between (i) the Senior Non-PO Certificates and the Subordinate Certificates and (ii) the Class A-PO Certificates, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

     The "Non-PO Percentage" with respect to any Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date less than [____]% (each such Mortgage Loan, a "Discount Mortgage Loan") will be equal to the Net Mortgage Interest Rate thereof as of the Cut-off Date divided by [___]%. The Non-PO Percentage with respect to any Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to [____]% (each such Mortgage Loan, a "Premium Mortgage Loan") will be 100%.

     The "PO Percentage" with respect to any Discount Mortgage Loan will be equal to 100% minus the Non-PO Percentage for such Mortgage Loan. The PO Percentage with respect to any Premium Mortgage Loan will be zero.

     Non-PO Principal Amount

     On each Distribution  Date, the Non-PO Principal Amount will be distributed
(i) as principal of the Senior Non-PO Certificates in an amount up to the Senior Principal Distribution Amount and (ii) as principal of the Subordinate Certificates in an amount up to the Subordinate Principal Distribution Amount.

     The "Non-PO Principal Amount" for any Distribution Date will equal the sum of the applicable Non-PO Percentage:

     (a) all monthly payments of principal due on each Mortgage Loan on the related due date;

     (b) the principal portion of the Purchase Price (net of unreimbursed Advances and other amounts as to which the related Servicer will be entitled to be reimbursed pursuant to the applicable Underlying Servicing Agreement) of each Mortgage Loan that was purchased by the Depositor, the Sponsor or an Originator as of that Distribution Date and the principal portion of any amount paid in connection with the optional repurchase of the Mortgage Loans by [_______] as described under "The Pooling and Servicing Agreement and the Underlying Servicing Agreement--Optional Termination" in this prospectus supplement;

     (c) any Substitution Adjustment Amount (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Underlying Servicing Agreement) in connection with a Deleted Mortgage Loan received in the related Prepayment Period;

     (d) any Liquidation Proceeds (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Underlying Servicing Agreement) allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the related Prepayment Period;

     (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than Foreclosure Profits and net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Underlying Servicing Agreement) allocable to principal received with respect to that Mortgage Loan during the related Prepayment Period; and

     (f) all full and partial principal prepayments (other than Payaheads) by mortgagors on the Mortgage Loans received during the related Prepayment Period.

     The amounts described in clauses (a) through (d) are referred to as "Scheduled Principal Payments." The amounts described in clauses (e) and (f) are referred to as "Unscheduled Principal Payments."

     Senior Principal Distribution Amount

     On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for such Distribution Date and (b) the product of
(1) the Pool Distribution Amount remaining after distributions of interest on the Senior Certificates and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the PO Principal Amount and the Senior Principal Distribution Amount, will be distributed as principal, sequentially, as follows:

     first, to the Class A-R Certificate, until its Class Balance has been reduced to zero; and

     second,   sequentially,   to  the  Class  A-1,  Class  A-2  and  Class  A-4
Certificates, in that order, until their Class Balances have been reduced to zero.

     The preceding distribution priorities will not apply on any Distribution Date on or after the Senior Credit Support Depletion Date. On each of those Distribution Dates, the amount to be distributed as principal to the Senior Non-PO Certificates (other than the Exchangeable Certificates) will be distributed, concurrently, as principal of the classes of Senior Non-PO Certificates, pro rata, based on their Class Balances.

     In the event that all or a portion of the classes of Exchangeable REMIC Certificates is exchanged for a proportionate portion of the class of
Exchangeable Certificates, the class of Exchangeable Certificates will be entitled to a proportionate share of the principal distributions on the classes of Exchangeable REMIC Certificates, in the order of priority assigned to such classes of Exchangeable REMIC Certificates.

     The "Senior Credit Support Depletion Date" is the date on which the aggregate Class Balance of the Subordinate Certificates has been reduced to zero.

     The "Pool Principal Balance" with respect to any Distribution Date equals the sum of the Stated Principal Balances of the Mortgage Loans outstanding on the due date in the month preceding the month of that Distribution Date.

     The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of:

          (a) the Senior Percentage of the applicable Non-PO Percentage of the Scheduled Principal Payments for that Distribution Date; and

          (b)  the  Senior  Prepayment   Percentage  of  the  applicable  Non-PO
     Percentage  of the  Unscheduled  Principal  Payments for that  Distribution
     Date.

     The "Pool Principal Balance" with respect to any Distribution Date equals the sum of the Stated Principal Balances of the Mortgage Loans outstanding on the due date in the month preceding the month of that Distribution Date.

     The "Pool Principal Balance (Non-PO Portion)" with respect to any Distribution Date equals the sum of the product, for each Mortgage Loan, of the Non-PO Percentage for each Mortgage Loan multiplied by its Stated Principal Balance on the due date in the month preceding the month of that Distribution Date.

     The "Senior Percentage" for any Distribution Date will equal (i) the sum of the Class Balances of the Senior Non-PO Certificates immediately prior to that date, divided by (ii) Pool Principal Balance (Non-PO Portion).

     The "Subordinate Percentage" for any Distribution Date will equal 100% minus the Senior Percentage for that Distribution Date.

     As of the Cut-off Date, the approximate Senior Percentage and the Subordinate Percentage are expected to be approximately [______]% and [____]%, respectively.

     The "Senior Prepayment Percentage" for any Distribution Date occurring during the periods set forth below will be as follows:


  Distribution Date Occurring In                      Senior Prepayment Percentage
  ----------------------------------------------      ----------------------------------------------------------------------
  [month] [year] through [month] [year].........                                100%;

  [month] [year] through [month] [year].........      the Senior Percentage, plus [70]% of the Subordinate Percentage;

  [month] [year] through [month] [year].........      the Senior Percentage, plus [60]% of the Subordinate Percentage;

  [month] [year] through [month] [year].........      the Senior Percentage, plus [40]% of the Subordinate Percentage;

  [month] [year] through [month] [year].........      the Senior Percentage, plus [20]% of the Subordinate Percentage; and

  [month] [year] and thereafter.................      the Senior Percentage.


provided, however, that if on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date will equal 100%.

     No decrease in the Senior Prepayment Percentage will occur, however, if as of the first Distribution Date as to which any decrease applied, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate Class Balance of the Subordinate Certificates (averaged over the preceding six-month period), is equal to or greater than 50%, or (ii) cumulative Realized Losses (as described under "--Allocation of Losses") with respect to the Mortgage Loans exceed the percentages of the aggregate balance of the Subordinate Certificates as of the Closing Date (the "Original Subordinate Principal Balance") indicated below: ]


  Distribution Date Occurring In                      Percentage of Original Subordinate Principal Balance
  [month] [year] through [month] [year]...........................    [30]%;
  [month] [year] through [month] [year]...........................    [35]%;
  [month] [year] through [month] [year]...........................    [40]%;
  [month] [year] through [month] [year]...........................    [45]%; and
  [month] [year] and thereafter...................................    [50]%.


     This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Non-PO Certificates while, in the absence of Realized Losses (as described under "--Allocation of Losses"), increasing the interest in the aggregate principal balance of the Mortgage Pool evidenced by the Subordinate Certificates. Increasing the respective interest of the Subordinate Certificates relative to that of the Senior Non-PO Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

     The "Subordinate Prepayment Percentage" as of any Distribution Date will equal 100% minus the Senior Prepayment Percentage for such date.

     If a distribution of full and partial prepayments and other amounts on a Distribution Date in accordance with the Senior Prepayment Percentage, as described above, would reduce the outstanding Class Balance of a class below zero, the distribution to that class of the applicable Senior Prepayment Percentage of those amounts for that Distribution Date will be limited to the percentage necessary to reduce the Class Balance of that class to zero.

PO Principal Distribution Amount

     On each Distribution Date, distributions of principal of the Class A-PO Certificates will be made in an amount (the "PO Principal Distribution Amount") equal to the lesser of:

          (a) the PO Principal Amount for that Distribution Date; and

          (b) the product of (1) the Pool Distribution Amount remaining after distributions of interest on the Senior Certificates entitled to distributions of interest and (2) a fraction, the numerator of which is the PO Principal Amount and the denominator of which is the sum of the PO Principal Amount and the Senior Principal Distribution Amount.

     The "PO Principal Amount" for any Distribution Date will equal the sum of the applicable PO Percentage of:

          (a) all monthly payments of principal due on each Discount Mortgage Loan on the related Due Date;

          (b) the principal portion of the Purchase Price of each Discount Mortgage Loan that was repurchased by the Originator, the Sponsor or the Depositor pursuant to the Pooling and Servicing Agreement, mortgage loan purchase agreement or Underlying Servicing Agreement as of that Distribution Date;

          (c) any Substitution Adjustment Amount in connection with a Deleted Mortgage Loan that was a Discount Mortgage Loan received with respect to that Distribution Date;

          (d) any Liquidation Proceeds allocable to recoveries of principal of Discount Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date;

          (e) with respect to each Discount Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to that Discount Mortgage Loan; and

          (f) all partial and full principal prepayments by mortgagors on Discount Mortgage Loans received during the calendar month preceding that Distribution Date.

Subordinate Principal Distribution Amount

          The "Subordinate Principal Distribution Amount" for any Distribution Date will equal the sum of:

               (a)  the   Subordinate   Percentage  of  the  applicable   Non-PO
          Percentage of Scheduled Principal Payments for that Distribution Date; and

               (b)  the  Subordinate  Prepayment  Percentage  of the  applicable
          Non-PO Percentage of the Unscheduled Principal Payments for that Distribution Date.

     On each Distribution Date, each class of Subordinate Certificates that is entitled to receive a principal distribution will receive its pro rata share (based on the Class Balances of all the Subordinate Certificates that are entitled to receive a principal distribution) of the Subordinate Principal Distribution Amount. For each class of Subordinate Certificates, if on any

Distribution Date the Fractional Interest is less than the Fractional Interest for that class on the Closing Date, no classes junior to that class will receive a principal distribution.

     Distributions of principal on the Subordinate Certificates that are entitled to receive a principal distribution on a Distribution Date will be made sequentially, beginning with the Class B-1 Certificates, until each class has received its pro rata share of the Subordinate Principal Distribution Amount for the Distribution Date. However, the PO Deferred Amount (as described under "--Allocation of Losses") will be paid to the Class A-PO Certificates from amounts otherwise distributable as principal to the Subordinate Certificates, beginning with amounts otherwise distributable as principal to the class of Subordinate Certificates with the highest numerical designation.

     The "Fractional Interest" for any Distribution Date and each class of Subordinate Certificates will equal (i) the sum of the Class Balances of all classes of Subordinate Certificates that have a higher number, divided by (ii) the Pool Principal Balance (Non-PO Portion).

     The approximate Fractional Interests for the Subordinate Certificates on the Closing Date are expected to be as follows:



          Class [__]....................................[__]%
          Class [__]....................................[__]%
          Class [__]....................................[__]%
          Class [__]....................................[__]%
          Class [__]....................................[__]%
          Class [__]....................................0.00%



Residual Certificate

     The Class A-R Certificate will remain outstanding for so long as the Issuing Entity exists, whether or not it is receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Class A-R Certificate will be entitled to receive any Pool Distribution Amount remaining after the payment of (i) interest and principal on the Senior Certificates, (ii) PO Deferred Amounts on the Class A-PO Certificates and (iii) interest and principal on the Subordinate Certificates, as described above. It is not anticipated that there will be any significant amounts remaining to distribute to the Class A-R Certificate.

Allocation of Losses

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount Mortgage Loan will be allocated to the Class A-PO Certificates until their Class Balance is reduced to zero. Such allocation will be effected on each Distribution Date by reducing the Class Balance of the Class A-PO Certificates if and to the extent that such Class Balance (after taking into account the amount of all distributions to be made to the Certificates on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for such Distribution Date. The amount of any such Realized Loss allocated on or prior to the Senior Credit Support Depletion Date will be treated as a "PO Deferred Amount" To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amount, the PO Deferred Amounts will be paid on the Class A-PO Certificates prior to distributions of principal on the Subordinate Certificates. Payments of such PO Deferred Amounts will be made from the principal payable to the Subordinate Certificates beginning with the principal payable to the class of Subordinate Certificates with the lowest payment priority. Any distribution in respect of unpaid PO Deferred Amounts will not further reduce the Class Balance of the Class A-PO Certificates. The PO Deferred Amounts will not bear interest. The Class Balance of the class of Subordinate Certificates then outstanding with the lowest payment priority will be reduced by the amount of any payments in respect of PO Deferred Amounts for the Class 30-PO Certificates. Any excess of these PO Deferred Amounts over the Class Balance of that class will be allocated to the next most subordinate class of Subordinate Certificates to reduce its Class Balance and so on, as necessary.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated first to the Subordinate Certificates, in the reverse numerical order (beginning with the class of Subordinate Certificates then outstanding with the highest number), in each case until the Class Balance of the respective class of Certificates has been reduced to zero, and then to the Senior Non-PO Certificates pro rata based upon their respective Class Balances.

     Such allocation will be effected on each such Distribution Date by reducing the Class Balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the sum of the Class Balances of all classes of the Senior Non-PO Certificates and the Subordinate Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount (Non-PO Portion) for such Distribution Date.

     In the event that on any Distribution Date after giving effect to the allocation of Realized Losses, the amount which is available for the distribution of principal to a class of Subordinate Certificates is greater than the Class Balance of such class, such excess instead will be distributed first to the other classes of Subordinated Certificates in order of payment priority and then to the Senior Non-PO Certificates, pro rata, based on their Class
Balances. Amounts distributed with respect to a class of Exchangeable REMIC Certificates will be distributed to the Exchangeable Certificates in the same manner as principal distributions.

     After the Senior Credit Support Depletion Date, on each Distribution Date, the sum of the Class Balances of all classes of Senior Non-PO Certificates then outstanding will be reduced if it exceeds the difference between the Adjusted Pool Amount and the Adjusted Pool Amount (PO Portion) for that Distribution Date after taking into account the amount of all distributions to be made on that Distribution Date and the allocation of Realized Losses on that Distribution Date. The amount of this reduction will be allocated among the Senior Non-PO Certificates, pro rata, based on their respective Class Balances.

     In the event that all or a portion of the classes of Exchangeable REMIC Certificates is exchanged for a proportionate portion of the class of
Exchangeable Certificates, the class of Exchangeable Certificates will be allocated a proportionate share of Realized Losses allocated to the classes of Exchangeable REMIC Certificates. Any such losses will be allocated among the outstanding certificates of each such class pro rata in accordance with their respective Percentage Interests.

     In addition, on each Distribution Date after the Senior Credit Support Depletion Date, the Class Balance of the Class A-PO Certificates will be reduced if it exceeds the Adjusted Pool Amount (PO Portion) for that Distribution Date after taking into account the amount of all distributions to be made on that Distribution Date and the allocation of Realized Losses on that Distribution Date.

     After the Senior Credit Support Depletion Date, the Class Balance of the class of Super Senior Support Certificates will be reduced not only by the principal portion of Realized Losses allocated to such class as provided above but also by the principal portion of Realized Losses allocated to the class of Super Senior Certificates.

     In the event of a Recovery with respect to a Mortgage Loan, such Recovery will be distributed to the Class 30-PO Certificates in an amount equal to the applicable PO Percentage of such Recovery; provided that the aggregate amount distributed to the Class A-PO Certificates in respect of Recoveries on any Distribution Date will not exceed the PO Deferred Amounts. The remaining portion of any Recovery will be distributed to the Senior Non-PO Certificates and the then-outstanding Subordinate Certificates in the same manner as Liquidation Proceeds are distributed.

     With respect to any Distribution Date, the "Adjusted Pool Amount" will equal the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including amounts received as Periodic
Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut- off Date through the end of the month preceding such Distribution Date.

     With respect to any Distribution Date, the "Adjusted Pool Amount (PO Portion)" will equal the sum as to each Mortgage Loan outstanding at the Cut-off Date of the product of (A) the PO Percentage for that Mortgage Loan and (B) the principal balance of that Mortgage Loan as of the Cut-off Date less the sum of
(i) all principal amounts received relating to that Mortgage Loan (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds relating to principal) and distributed to holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on that Mortgage Loan from the Cut-off Date through the end of the month preceding the month in which that Distribution Date occurs.

     With respect to any Distribution Date, the "Adjusted Pool Amount (Non-PO Portion)" will equal the difference between the Adjusted Pool Amount and the Adjusted Pool Amount (PO Portion).

Restrictions on Transfer of the Class A-R Certificate

     The Class A-R Certificate will be subject to the following restrictions on transfer, and the Class A-R Certificate will contain a legend describing these restrictions.

     The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the prospectus) and (ii) certain Pass-Through Entities (as defined in the prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an "electing large partnership" (as defined in the prospectus)) with respect to the Class A-R Certificate to the extent it has received an affidavit from each beneficial owner thereof that each such beneficial owner is (i) not a Disqualified Organization or a nominee for a Disqualified Organization and (ii) a U.S. Person (other than a pass-through entity).

     The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class A-R Certificate may be transferred to or registered in the name of any person unless:

     o the proposed purchaser provides to the Securities Administrator an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman); and

     o the transferor states in writing to the Securities Administrator that it has no actual knowledge that the affidavit is false.

     Further, such affidavit will require the transferee to affirm that it (a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, (c) intends to pay taxes associated with holding the Class A-R Certificate as those taxes become due and (d) will not transfer the Class A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Securities Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee stated in to the preceding sentence were false.

     Treasury regulations applicable to REMICs (the "REMIC Regulations") disregard certain transfers of a residual interests, in which case the transferor would continue to be treated as the owner of a residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the applicable REMIC. Under the REMIC Regulations, a transfer of a "Noneconomic Residual Interest" (as defined below) to a holder generally is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "Noneconomic Residual Interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations as amended, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and the residual interest is, in fact, not transferred to a foreign permanent establishment or fixed base of the transferee or any other person. The Pooling and Servicing Agreement will require a transferee of the Class A-R Certificate to certify to the matters in the preceding sentence as part of the affidavit described above.

     In addition to the three conditions set forth above for the transferor of a non-economic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied:

     (a) the present value of the anticipated tax liabilities associated with holding the non-economic residual interest not exceed the sum of:

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the applicable REMIC generates losses; or

     (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests;

          (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer; and

          (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     For purposes of the computations in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The Pooling and Servicing Agreement will not require that transfers of the Class A-R Certificate meet the fourth requirement above, and therefore such transfers may not meet the safe harbor. A holder of the Class A-R Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

     In addition, the Class A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person unless:

     o such person holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI; or

     o the transferee delivers to both the transferor and the Securities Administrator an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes.

     Under newly issued temporary Treasury regulations, excess inclusions allocated to non-U.S. Persons owning an interest in certain Pass-Through Entities may be subject to accelerated timing on the inclusion of excess inclusion in income. Prospective purchasers of the Class A-R Certificate should consult with their own tax advisors concerning these Treasury regulations.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership applicable Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

     Any transferor or agent to whom the Securities Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

     See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus.

     The Class A-R Certificate may not be purchased by or transferred to any benefit plan or any person acting on behalf of or investing the assets of such Plan.

     See "ERISA Considerations" in this prospectus supplement and "Benefit Plan Considerations" in the prospectus.

Interest Rate Cap Agreement

     The Securities Administrator, on behalf of the Issuing Entity, will enter into an interest rate cap contract for the benefit of the Class A-4 Certificates (the "Interest Rate Cap Agreement") with the Cap Counterparty.

     For any Distribution Date prior to and including the Distribution Date in [_________], if the lesser of one-month LIBOR, as calculated by the Cap
Counterparty in accordance with the provisions of the Interest Rate Cap Agreement for the Interest Accrual Period related to that Distribution Date and the high strike rate for that Distribution Date set forth in the table set forth in Appendix E to this prospectus supplement, exceeds the low strike rate for that Distribution Date set forth in the table set forth in Appendix E to this prospectus supplement, the Cap Counterparty will be obligated to pay to the Securities Administrator, for deposit into the Cap Account, the Interest Rate Cap Agreement Payment. The "Interest Rate Cap Agreement Payment" for any Distribution Date will be an amount equal to the product of (a) the amount by which (i) the lesser of one-month LIBOR and the high strike rate exceeds (ii) the low strike rate for that Distribution Date set forth in the table set forth in Appendix E to this prospectus supplement, (b) the lesser of (i) the Class Balance of the A-4 Certificates prior to distributions on that Distribution Date and (ii) the notional amount set forth for that Distribution Date in the table in Appendix E and (c) one-twelfth. The Cap Counterparty is required to make any Interest Rate Cap Agreement Payment on the second business day preceding the related Distribution Date.

     For each Distribution Date prior to and including the Distribution Date in [________], any Interest Rate Cap Agreement Payment received by the Securities Administrator will be deposited into the Cap Account for distribution to the holders of the Class A-4 Certificates, as described below under "--Cap Account." Amounts received on the Interest Rate Cap Agreement will not be available to make distributions on any class of Certificates other than the Class A-4 Certificates.

     The Interest Rate Cap Agreement will be governed by and construed in accordance with the laws of the State of New York. The related obligations of the Cap Counterparty are limited to those specifically set forth in the Interest Rate Cap Agreement. The Class A-4 Certificates do not represent obligations of the Cap Counterparty. The holders of the Class A-4 Certificates are not parties to or beneficiaries under the Interest Rate Cap Agreement and will not have any right to proceed directly against the Cap Counterparty in respect of its obligations under the Interest Rate Cap Agreement.

     The  Interest  Rate  Cap   Agreement  is   terminable  by  the   Securities
Administrator, on behalf of the Issuing Entity, or the Cap Counterparty following the occurrence of certain specified events of default, including failure of the Cap Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multicurrency-Cross Border) (the "Master Agreement"). In addition, a ratings downgrade of the Cap Counterparty below the levels specified in the Interest Rate Cap Agreement may be an "additional termination event," and the Counterparty will be required to (a) assign the Interest Rate Cap Agreement to another counterparty meeting certain requirements set forth in the Interest Rate Cap Agreement or (b) post collateral in accordance with the Interest Rate Cap Agreement. If the Cap Counterparty does not comply with the immediately preceding sentence, then it will be an "additional termination event" and the Cap Counterparty may be required to make a termination payment under the Interest Rate Cap Agreement.

     It may also be an "additional termination event" under the Interest Rate Cap Agreement if any amendment and/or supplement to any document that pertains to the Interest Rate Cap Agreement is made without the prior written consent of the Cap Counterparty, if such amendment and/or supplement would: (i) adversely affect any of the Cap Counterparty's rights or obligations under the Interest Rate Cap Agreement; or (ii) modify the obligations of, or impair the ability of, the Issuing Entity to fully perform any of its obligations under the Interest Rate Cap Agreement or under the Master Agreement.

     [Insert disclosure regarding the Cap Counterparty.]

     [As of the date of this prospectus supplement, the Interest Rate Cap Agreement has a "significance percentage," as defined in Item 1115 of Regulation AB (17 CFR 229.1115), of less than 10%.]

The Cap Account

     Pursuant to the Pooling and Servicing Agreement, the Securities Administrator will establish a separate trust account (the "Cap Account") for deposit of any Interest Rate Cap Agreement Payments that it may receive under the Interest Rate Cap Agreement. The Cap Account will not be an asset of any REMIC.

     On or before each Distribution Date, the Securities Administrator will deposit in the Cap Account any Interest Rate Cap Agreement Payment for the related Distribution Date. This Interest Rate Cap Agreement Payment received on or before a Distribution Date will be distributed to the Class A-4 Certificates on that Distribution Date.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     Delinquencies on the Mortgage Loans which are not advanced by or on behalf of a Servicer (because these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates. See "The Pooling and Servicing Agreement and the Underlying Servicing Agreement--Advances" in this prospectus supplement. Because of the priority of distributions, shortfalls resulting from delinquencies that are not advanced will be borne first by the Subordinate Certificates (in reverse numerical order), and then by the Senior Certificates.

     Net Interest Shortfalls will adversely affect the yields on the Senior Non-PO Certificates and the Subordinate Certificates. In addition, losses on the Mortgage Loans generally will be borne first by the Subordinate Certificates as described in this prospectus supplement under "Description of Certificates--Allocation of Losses." The yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the Mortgage Loans.

     The effective yields to investors (other than investors in the Class A-4 Certificates) will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the [___]th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or to cover the delay).

     Because principal payments on the Mortgage Loans will be distributed to certificateholders, the rate of principal payments on the Offered Certificates, the aggregate amount of each interest payment on the Offered Certificates entitled to distributions of interest and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage Loans (or in the case of the Class A-PO Certificates, the Discount Mortgage Loans). The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See "Prepayment and Yield Considerations" in the prospectus.

     The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

     o In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

     o Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

     o [Certain of the Mortgage Loans are Interest Only Mortgage Loans. At the end of the interest only period, the payments on such Mortgage Loans will be recalculated to fully amortize over the remaining life of the loan and the mortgagor will be required to make payments of principal and interest which may increase the burden of the mortgagor and may increase the risk of default under the Mortgage Loan.]

     The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered Certificate purchased at a discount, particularly the Class A-PO Certificates, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans (or on the Discount Mortgage Loans in the case of the Class A-PO Certificates) will have a negative effect on the yield to maturity of the Offered Certificates. You should also consider the risk, in the case of an Offered Certificate purchased at a premium, that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans will have a negative effect on the yield to maturity of the Offered Certificates. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

     As described in this prospectus supplement under "Description of Certificates--Principal," the Senior Prepayment Percentage of the applicable
Non-PO Percentage of all principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) initially will be distributed to holders of the classes of Senior Non-PO Certificates then entitled to receive principal prepayment distributions at that time. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to holders of the Senior Non-PO Certificates and none (or less than their pro rata share) of those principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

     Investors in the Class A-4 Certificates should consider the risk that if [one-month LIBOR] is lower than anticipated, the actual yield to such investors will be lower than the anticipated yield. On or prior to the Distribution Date in [___________], if [one-month LIBOR] as calculated pursuant to the Interest Rate Cap Agreement is greater than [___]%, investors in the Class A-4 Certificates will also be entitled to receive amounts payable under the Interest Rate Cap Agreement in addition to the interest that will accrue on their Certificates. See "Description of Certificates--Interest Rate Cap Agreement" and "--The Cap Account."

     Investors in the Class A-4 Certificates should understand that the timing of changes in [one-month LIBOR] may affect the actual yields to them even if the average rate of [one-month LIBOR] is consistent with their expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase a Class A-4 Certificate.

     Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling and Servicing Agreement including any optional termination of the Issuing Entity by [__________] See "The Pooling and Servicing Agreement and the Underlying Servicing Agreement--Optional Termination" in this prospectus supplement for a description of [_________]'s option to repurchase the Mortgage Loans when the scheduled balance of the Mortgage Pool is less than [__]% of the initial balance of the Mortgage Pool. The Originator, the Depositor or the Sponsor may be required to repurchase Mortgage Loans because of defective documentation or material breaches in their representations and warranties relating to such Mortgage Loans or certain early payment defaults. Any repurchases will shorten the weighted average lives of the classes of Offered Certificates.

     All of the Mortgage Loans will include "due-on-sale" clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing the Mortgage Loan. The Servicers will enforce "due-on-sale" clauses to the extent permitted by applicable law. Each mortgage note which contains "due-on-sale" provisions permits the holder of the mortgage note to accelerate the maturity of the Mortgage Loan upon conveyance by the mortgagor of the underlying mortgaged property. The Servicers will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the Servicers will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See "Prepayment and Yield Considerations" in the prospectus. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, which in turn would affect the weighted average lives of the classes of the Offered Certificates.

     [The interest-only feature of the Interest Only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage interest rates. However, as a Mortgage Loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the Mortgage Loans, even if market interest rates are only slightly less than the mortgage interest rate in order to avoid the increase in the monthly payments needed to amortize the Mortgage Loan over its remaining life.]

Assumptions Relating to Tables

     The decrement tables set forth in Appendix B have been prepared on the basis of the following assumptions (the "Modeling Assumptions"):

          (a) the Mortgage Pool consists of the applicable hypothetical mortgage loans presented in Appendix C to this prospectus supplement;

          (b) the initial Class Balances and pass-through rates for the Offered Certificates are as set forth on page S-[5] of this prospectus supplement, references to the initial Class Balances for Exchangeable REMIC Certificates and Exchangeable Certificates refer to the maximum initial Class Balances set forth or described in the table beginning on page S-[5] of this prospectus supplement;

          (c) there are no Net Interest Shortfalls, Relief Act Reductions, delinquencies or Realized Losses with respect to the Mortgage Loans;

          (d) scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on [____________];

          (e) there are no partial prepayments and all prepayments in full are received, together with a 30 days' interest thereon, on the last day of each month beginning in [___________];

          (f) the Mortgage Loans prepay at the indicated percentages of PSA;

          (g) optional termination of the Issuing Entity occurs on the earliest possible date;

          (h) no Mortgage Loans are required to be repurchased from the Issuing Entity and no Mortgage Loans are substituted for the Mortgage Loans included in the Issuing Entity on the Closing Date;

          (i) the Certificates are issued on the Closing Date;

          (j) cash payments on the Certificates are received on the [__] day of each month beginning in [___________] in accordance with the priorities and amounts described in this prospectus supplement under "General Description of Certificates";

          [(k) [__________] remains constant at [_______]% per annum; and

          (l) [________] remains constant at [_______]% per annum.]

     Although the characteristics of the mortgage loans for the decrement tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the decrement tables.

Weighted Average Lives of the Offered Certificates

     Weighted average life of a class of Offered Certificates refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its balance is distributed to investors. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the Offered Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of PSA, see the decrement tables set forth in Appendix B.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Prepayment Standard Assumption ("PSA"). A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.2% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each following month until the thirtieth month. Beginning in the thirtieth month and in each following month during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% PSA" assumes prepayment rates equal to 0% of PSA, i.e., no prepayments. Correspondingly, "275% PSA" assumes prepayment rates equal to 275% of PSA, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor is not aware of any existing statistics that provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     The decrement tables set forth in Appendix B have been prepared on the basis of the Modeling Assumptions described above under "--Assumptions Relating to Tables." There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in the Mortgage Pool and the characteristics of the mortgage loans assumed in preparing the decrement tables. Any such discrepancy may have an effect upon the percentages of initial Class Balances (or maximum initial Class Balances in the case of the Exchangeable REMIC
Certificates and Exchangeable Certificates) outstanding set forth in the decrement tables (and the weighted average lives of the Offered Certificates). In addition, if the Mortgage Loans that actually are included in the Mortgage Pool have characteristics that differ from those assumed in preparing the decrement tables, the Class Balance of a class of Offered Certificates could be reduced to zero earlier or later than indicated by the decrement tables.

     Furthermore, the information contained in the decrement tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average lives of the Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

     It is not likely that (i) all of the Mortgage Loans will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans will prepay at the indicated percentage of PSA until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans (which includes many recently originated Mortgage Loans) could produce slower or faster reductions of the Class Balances than indicated in the decrement tables at the various percentages of PSA specified.

     Based upon the Modeling Assumptions, the decrement tables in Appendix B indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial Class Balance (or maximum initial Class Balance in the case of an Exchangeable REMIC Certificate or Exchangeable Certificate) of each class that would be outstanding after each of the dates shown at various constant percentages of the PSA.

Yield on the Class A-PO Certificates

     The Class A-PO Certificates are Principal-Only Certificates and will not be entitled to receive distributions of interest in respect of the Mortgage Loans. As a result, the Class A-PO Certificates will be offered at a substantial discount to their original principal amount.

     The significance of the effects of prepayments on the Class A-PO Certificates is illustrated in table entitled "Sensitivity of the Class A-PO Certificates to Prepayments" set forth in Appendix D which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of Class A-PO Certificates under different constant percentages of PSA. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class A-PO Certificates are purchased on the Closing Date at an assumed purchase price equal to [____]% of their balance.

     As indicated in the table entitled "Sensitivity of the Class A-PO Certificates to Prepayments" set forth in Appendix D, because the Class A-PO Certificates represent the right to receive only a portion of the principal received with respect to the Discount Mortgage Loans, the yield to maturity on the Class A-PO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Discount Mortgage Loans.

     It is not likely that the Discount Mortgage Loans will prepay at a constant rate until maturity, that all of the Discount Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Discount Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class A-PO Certificate and there can be no assurance that your pre-tax yield on the Class A-PO Certificates will correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class A-PO Certificate.

     The yields set forth in the table entitled "Sensitivity of the Class A-PO Certificates to Prepayments" set forth in Appendix D were calculated by (i) determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class A-PO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class A-PO Certificates indicated above and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of principal of the Class A-PO Certificates and consequently does not purport to reflect the return on any investment in the Class A-PO Certificates when such reinvestment rates are considered.

Yield on the Class A-R Certificate

     The after-tax rate of return to the holder of the Class A-R Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid relating to that Certificate. If you hold the Class A-R Certificate, you may have tax liabilities during the early years of the REMIC's term that substantially exceed any distributions payable to you during that such period. In addition, the present value of the tax liabilities relating to your Class A-R Certificate may substantially exceed the present value of expected distributions on your Class A-R Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on the Class A-R
Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class A-R Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced on the Mortgage Loans.

     If you own the Class A-R Certificate, you are encouraged to consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Class A-R Certificate on your after-tax rate of return. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Yield on the Subordinate Certificates

     The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in increasing order of their payment priority, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those you assumed, the actual yield to maturity of your Subordinate Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Issuing Entity are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. The Realized Losses on the Mortgage Loans will be allocated to reduce the Class Balance of the applicable class of Subordinate Certificates (as described in this prospectus supplement under "Description of Certificates--Allocation of Losses"), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the Class Balance of the class of Subordinate Certificates then outstanding with the lowest payment priority if and to the extent that the sum of the Class Balances of all classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the balance of the Mortgage Pool as of the due date occurring in the month of the Distribution Date. As a result of such reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Non-PO Certificates, Net Interest Shortfalls, other cash shortfalls in the Pool Distribution Amount and distribution of funds to holders of Class A-PO Certificates otherwise available for distribution on the Subordinate Certificates to the extent of reimbursement for PO Deferred Amounts. See "Description of Certificates--Allocation of Losses" in this prospectus supplement.

     If on any Distribution Date, the Fractional Interest for any class of Subordinate Certificates is less than its original Fractional Interest, all partial principal prepayments and principal prepayments in full available for distribution on the Subordinate Certificates will be allocated solely to that class and all other classes of Subordinate Certificates with higher in payment priority, thereby accelerating the amortization of those classes relative to that of the Restricted Classes and reducing the weighted average lives of the classes of Subordinate Certificates receiving such distributions. Accelerating the amortization of the classes of Subordinate Certificates with higher payment priority relative to the other classes of Subordinate Certificates is intended to preserve the availability of the subordination provided by those other classes.

Yield Considerations with respect to the Class B-2 and Class B-3 Certificates

     Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption ("SDA"), represents an assumed rate of default each month, expressed as an annual rate, relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the tables in Appendix D to this prospectus supplement, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the tables in Appendix D to this prospectus supplement, "0% SDA" assumes no defaults. SDA is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loans.

     The applicable tables in Appendix D to this prospectus supplement indicate the sensitivity of the pre-tax yield to maturity on the Class B-2 and Class B-3 Certificates to various rates of prepayment and varying levels of Realized Losses. The tables in Appendix D to this prospectus supplement are based upon, among other things, the Modeling Assumptions (other than the assumption that the Mortgage Loans experience no defaults) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month [(other than on a due date)] at the percentages of SDA set forth in the table.

     In addition, it was assumed that (i) Realized Losses on liquidations of [25]% or [50]% of the outstanding principal balance of the Liquidated Mortgage Loans, as indicated in the tables in Appendix D to this prospectus supplement (referred to as a "Loss Severity Percentage"), will occur at the time of liquidation and (ii) the Class B-2 and Class B-3 Certificates are purchased on the Closing Date at assumed purchase prices equal to [___]% and [__]%, in each case, of their Class Balances plus accrued interest from [___] to (but not including) the Closing Date.

     It is highly unlikely that the Mortgage Loans will have the precise characteristics referred to in this prospectus supplement or that they will prepay or liquidate at any of the rates specified or that the Realized Losses will be incurred according to one particular pattern. The assumed percentages of SDA and PSA and the Loss Severity Percentages shown in the Appendices are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yields to maturity of the Class B-2 and Class B-3 Certificates are likely to differ from the pre-tax yields to maturity shown in the tables in Appendix D to this prospectus supplement.

     The pre-tax yields to maturity set forth in Appendix D to this prospectus supplement were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class B-2 and Class B-3 Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the sum of the assumed purchase prices of the Class B-2 and Class B-3 Certificates set forth above. In all cases, monthly rates were then converted to the corporate bond equivalent rates shown in the tables in Appendix D to this prospectus supplement. Implicit in the use of any discounted present value or internal rate or return calculations like these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class B-2 and Class B-3 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class B-2 and Class B-3 Certificates when reinvestment rates are considered.

     You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios. If you are purchasing Class B-2 and Class B-3 Certificates you should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure to fully recover your investments.

                                USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase of the Mortgage Loans from the Sponsor and for its general corporate purposes.

FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat certain designated portions of the Issuing Entity (exclusive of the Interest Rate Cap Agreement, the Cap Account and certain other assets specified in the Pooling and Servicing Agreement) as one or more "real estate mortgage investment conduits" (the "REMICs") for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). Neither the Interest Rate Cap Agreement nor the Cap Account will be an asset of any REMIC elected by the Issuing Entity.

     o The Certificates (other than the Class A-4 Certificates, the Class A-R Certificate and the Exchangeable Certificates) will be designated as "regular interests" in the REMIC that will generally be treated as debt instruments issued by such REMIC. The Class A-4 Certificates will constitute (i) "regular interests" in a REMIC that will be treated as a debt instrument issued by such REMIC and (ii) the right to receive payments from the Cap Account in respect of the Interest Rate Cap Agreement. The right to receive payments from the Cap Account in respect of the Interest Rate Cap Agreement will be treated as an interest in a notional principal contract for federal income tax purposes. The following discussion assumes that the right to receive payments in respect of rate cap carryover amounts and the obligation to make payments to the Issuing Entity will be treated as a notional principal contract. The regular interest portion of the Certificates other than the Class A-R Certificate are "Regular Interests" for purposes of the following discussion.

     o The Class A-R Certificate will be designated as the sole class of "residual interest" in the REMIC.

     See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

     Upon the issuance of the Offered Certificates, Hunton & Williams LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the REMIC will qualify as a REMIC for U.S. federal income tax purposes and that the following discussion, together with the discussion under "Federal Income Tax Consequences" in the prospectus, fairly summarizes the United States federal income tax considerations that are likely to be material to the holder of the Offered Certificates.

Regular Interests

     The Regular Interests generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the Regular Interests must be reported under an accrual method of accounting. See "Federal Income Tax Consequences--Federal Income Tax Consequences for Exchangeable Certificates" in the prospectus for a discussion of certain federal income tax consequences applicable to the Exchangeable Certificates.

     The Class A-PO Certificates will, and the other classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See "Federal Income Tax Consequences" in the prospectus. [Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of Certificates issued at a premium will be treated as holding a Certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on the Certificate at the time of its acquisition by that certificateholder. A holder of any class of Certificates issued at a premium is encouraged to consult its tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium" in the prospectus.] For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to [____]% PSA. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

     The Class A-4 Certificates will represent beneficial ownership of two components: (i) a REMIC regular interest, (ii) the right to receive payments from the Cap Account in respect of the Interest Rate Cap Agreement (each, a "Notional Principal Contract Arrangement"). Holders of the Class A-4 Certificates must allocate their basis between their Regular Interest and their Notional Principal Contract Arrangement as set forth below under "--Taxation of Notional Principal Contract Arrangements." The Regular Interest will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Class A-4 Certificates, except that, any payments made to the Class A-4 Certificates from the Cap Account in respect of the Interest Rate Cap Agreement will not be paid in respect of the related Regular Interest. As a result of the foregoing, the amount of distributions on the Regular Interest may differ from the actual amount of distributions on the Class A-4 Certificates. The Regular Interests (but not the Notional Principal Contract Arrangements) will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the prospectus:

     o the Regular Interests will be treated as assets described in Section 7701(a)(19)(C) of the Code;

     o the Regular Interests will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;

     o interest on the Regular Interests will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code; and

     o the Regular Interests will be treated as "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code.

     However, no portion of a Class A-4 certificateholder's basis or income allocable to a Notional Principal Contract Arrangement will qualify for such treatment. As a result, Class A-4 Certificates generally are not suitable investments for many real estate investment trusts or for inclusion in another REMIC.

     See "Federal Income Tax Consequences" in the prospectus.

Taxation of the Notional Principal Contract Arrangements

     General

     Each holder of a Class A-4 Certificate will be treated for federal income tax purposes as having entered into a notional principal contract that has a right to the Notional Principal Contract Arrangement on the date it purchases its Certificate. In general, the holders of the Class A-4 Certificates must allocate the price they pay for the Class A-4 Certificates between the Regular Interest and the Notional Principal Contract Arrangement based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid or received by such holders of Class A-4 Certificates. Any such holder of a Class A-4 Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the applicable Notional Principal Contract Arrangement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of Class A-4 Certificates are encouraged to consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The regulations governing notional principal contracts (the "Notional Principal Contract Regulations") treat a nonperiodic payment made under a notional principal contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

     Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Notional Principal Contract Arrangement must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction, if applicable, with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The Internal Revenue Service could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Individuals may be limited in their ability to deduct any such net deduction and are encouraged to consult their tax advisors prior to investing in the Class A-4 Certificates.

     Any payments in excess of the amounts payable on the corresponding Regular Interest made to a beneficial owner of a Class A-4 Certificate will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds the maximum rate, with respect to the Class A-4 Certificates, as applicable, such excess represents net income for that year. Holders of the Class A-4 Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to payments and obligations under the Notional Principal Contract Arrangement.

     A certificateholder's ability to recognize a net deduction with respect to the Notional Principal Contract Arrangement is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a certificateholder will not be able to recognize a net deduction with respect to a Notional Principal Contract Arrangement in computing such certificateholder's alternative minimum tax liability. Any amount of proceeds from the sale, redemption or retirement of a Class A-4 Certificate that is considered to be allocated to rights under a Notional Principal Contract Arrangement would be considered a "termination payment" under the Notional Principal Contract Regulations. It is anticipated that the Trustee will account for any termination payments for reporting purposes in accordance with the Notional Principal Contract Regulations, as described below.

     Termination Payments

     Any amount of sales proceeds that is considered to be allocated to the selling certificateholder's rights under the applicable Notional Principal Contract Arrangement in connection with the sale or exchange of a Class A-4 Certificate would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to that Offered Certificate. Such holder of a Class A-4 Certificate will have gain or loss from such a termination of a Notional Principal Contract Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Notional Principal Contract Arrangement.

     Gain or loss realized upon the termination of a Notional Principal Contract Arrangement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

     See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the prospectus.

Residual Certificates

     If you hold the Class A-R Certificate, you must include the taxable income or loss of the REMIC in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class A-R Certificate may be treated as "excess inclusion" income, which, among other consequences, will result in your inability to use net operating losses to offset such income from the REMIC.

     You should consider carefully the tax consequences of any investment in the Class A-R Certificate discussed in the prospectus, and you are encouraged to consult your tax advisors regarding to those consequences. See "Federal Income Tax Consequences" in the prospectus. Specifically, you are encouraged to consult your tax advisors regarding whether, at the time of acquisition, the Class A-R Certificate will be treated as a "noneconomic" residual interest, and a "tax avoidance potential" residual interest. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Noneconomic Residual Interests," "--Foreign Investors" and "--Mark-to-Market Regulations" in the prospectus. Additionally, for information regarding Prohibited Transactions, see "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool--Prohibited Transactions" in the prospectus.

Exchangeable Certificates

     The arrangement under which the Exchangeable Certificates are created (each, an "Exchange Pool") will be classified as one or more grantor trusts under subpart E, part I of subchapter J of the Code. The interests in the classes of Exchangeable REMIC Certificates that have been exchanged for the class of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the Exchange Pool, and the class of Exchangeable Certificates will represent beneficial ownership of an interest in each Exchangeable REMIC Certificate, which represent regular interests in a REMIC for federal income tax purposes. For a discussion of certain federal income tax consequences applicable to the Exchangeable Certificates, see
"Federal Income Tax Consequences--Federal Income Tax Consequences for Exchangeable Certificates" in the prospectus. For purposes of that discussion, the Exchangeable Certificates are Composite Certificates.

     The exchange of an Exchangeable Certificate for the Exchangeable REMIC Certificates as described herein under "Description of Certificates-Exchangeable REMIC Certificates and Exchangeable Certificates" will not be a taxable exchange. Rather, the investor will be treated as owning the same combination of proportional interests in the related Exchangeable REMIC Certificates as such investor was treated as owning prior to the exchange. See "Federal Income Tax Consequences--Federal Income Tax Consequences for Exchangeable Certificates" in the prospectus.

Backup Withholding and Reporting Requirements

     Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Securities Administrator or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" in the prospectus.

     The Securities Administrator, on behalf of the Issuing Entity, will be required to report annually to the Internal Revenue Service (the "IRS"), and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "certificateholder" of record of the Offered Certificates (other than the Class A-R Certificates) is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Securities Administrator. (The Securities Administrator, however, will respond to requests for necessary information to enable DTC Participants and certain other persons to complete their reports.) See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Reporting Requirements" in the prospectus.

     All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

ERISA CONSIDERATIONS

     A fiduciary or other person acting on behalf of or investing any assets of any employee benefit plan or arrangement, subject to Title I of ERISA or section 4975 of the Code (collectively, a "Plan") should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "Benefit Plan Considerations" in the prospectus.

     The U.S. Department of Labor has extended to [___] an administrative exemption (the "Underwriter's Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter's Exemption. The Underwriter's Exemption applies to mortgage loans such as the Mortgage Loans, but does not cover certain individual retirement accounts and certain employee benefit plans covering only self-employed individuals which are subject to the prohibited transaction provisions of the Code.

     For a general description of the Underwriter's Exemption and the conditions that must be satisfied for the Underwriter's Exemption to apply, see "Benefit Plan Considerations" in the prospectus.

     The Underwriter's Exemption may cover the acquisition and holding of the Offered Certificates (other than the Class A-R Certificate) by the Plans to which it applies provided that all conditions of the Underwriter's Exemption will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

     The rating of a Certificate may change. If a class of [Offered] Certificates (other than the Class A-R certificate) is no longer rated at least BBB- (or its equivalent), Certificates of that class will no longer be eligible for relief under the Underwriter's Exemption (although a Plan that had purchased the Certificate when it had an investment grade rating would not be required by the Underwriter's Exemption to dispose of it). Consequently, a Certificate (other than the class (residual) certificate) that is no longer rated at least BBB- (or its equivalent) may not be transferred unless the transferee delivers to the Securities Administrator a representation letter stating that (a) it is not, and is not acting on behalf of, a Plan or using the assets of a Plan to effect such purchase or (b) it is an insurance company using funds from an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") 60 Fed. Reg. 35925 (July 12, 1995)) to purchase such Certificates and the purchase and holding of such Certificates are covered under sections I and III of PTCE 95-60 or (ii) an opinion of counsel in form and substance satisfactory to the Securities Administrator to the effect that the purchase or holding of such Offered Certificate by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code and will not subject the Securities Administrator, the Trustee, the Depositor, the Servicer or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Securities Administrator, the Trustee, the Depositor or the Master Servicer. Each person who acquires any such Certificate or interest therein will be deemed to have made the representations required by the representation letter referred to in the preceding sentence, unless such person has provided such representation letter or opinion of counsel referred to in the preceding sentence to the Securities Administrator.

     Government plans and church plans or any person acting on behalf of, or with assets of, such a plan, while not subject to the provisions of Title I of ERISA or section 4975 of the Code may be subject to federal, state or local laws that are similar to the foregoing provisions of ERISA and the Code ("Similar Law"). Accordingly, a person considering investing in the Offered Certificates on behalf of a government plan or a church plan should consult with legal advisors regarding the requirements of any Similar Law.

     Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Underwriter's Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The Class A-R Certificate may not be purchased by or transferred to a Plan or a person acting on behalf of or using assets of a Plan. See "General Description of Certificates--Restrictions on Transfer of the Class A-R Certificate" in this prospectus supplement.

     See "Benefit Plan Considerations" in the prospectus.

                         REPORTS TO CERTIFICATEHOLDERS

     The Securities Administrator will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates, the status of the Mortgage Pool and certain other information, as set forth in the Pooling and Servicing Agreement, required under Item 1121 of Regulation AB (17 C.F.R. ss. 229.1121), as described under "Description of Certificates--Reports to Certificateholders" in the prospectus. In addition, the Master Servicer, Trustee, Servicers and other parties to the Pooling and Servicing Agreement will furnish to the Securities Administrator, and the Securities Administrator will furnish to the Depositor the compliance statements, assessments and attestation reports in accordance with Items 1122 and 1123 of Regulation AB (17 C.F.R. ss.ss. 229.1122 and 229.1123) detailed under "Servicing of the Mortgage Loans--Evidence as to Compliance" in the prospectus.

     Copies of these statements and reports will be filed on Form 10-D and 10-K, as applicable, with the Securities and Exchange Commission through its EDGAR system located at http://www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

     The Securities Administrator will make the statement described in the prospectus under "Description of Certificates--Reports to Certificateholders" available to Certificateholders and the other parties to the Pooling and

Servicing Agreement via the Securities Administrator's internet website. The Securities Administrator will also make the Periodic Reports described in the prospectus under "Where You Can Find More Information" relating to the Issuing Entity available through its website promptly after they are filed with the Securities and Exchange Commission (which may not be the same day). The
Securities Administrator's internet website will initially be located at "www.[insert website address]." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at [insert telephone number]. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement among the Depositor, SunTrust Robinson Humphrey, Inc.[, Other Underwriter] (the "Underwriters") and the Sponsor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, all of the Offered Certificates. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately [____]% of the initial balance of those Certificates plus accrued interest from [_____] to (but not including) the Closing Date, if applicable, before deducting expenses estimated at approximately $[______] payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates will be underwriters, and the difference between the purchase price for the Offered Certificates paid to the Depositor and the proceeds from the sale of the Offered Certificates realized by the Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates will constitute underwriting discounts and commissions.

     The Depositor has been advised by each Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

     The  Depositor has agreed to indemnify the  Underwriters  against,  or make
contributions  to  the  Underwriters  with  respect  to,  certain   liabilities,
including liabilities under the Securities Act of 1933, as amended.

     SunTrust Robinson Humphrey, Inc. is an affiliate of the Depositor and the [Sponsor] and is a registered broker/dealer. Any obligations of SunTrust Robinson Humphrey, Inc. are the sole responsibility of SunTrust Robinson Humphrey, Inc. and do not create any obligation or guarantee on the part of any affiliate of SunTrust Robinson Humphrey, Inc.

     [[__________] is an affiliate of the Depositor and the Sponsor and is a registered broker/dealer. Any obligations of [__________] are the sole responsibility of [________] and do not create any obligation or guarantee on the part of any affiliate of [________].]

                AFFILIATIONS AND RELATIONSHIPS AMONG THE PARTIES

     [SunTrust Robinson Humphrey Funding, LLC, which is the Sponsor, is the direct parent of the Depositor and is an affiliate of SunTrust Robinson Humphrey, Inc.] [Other Affiliations] There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

                                 LEGAL MATTERS

     The validity of and certain federal income tax matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriters by Hunton & Williams LLP, Charlotte, North Carolina.

                              CERTIFICATE RATINGS

     At their issuance, each class of Offered Certificates is required to receive from [_____] ("_____") and [_____] ("______") at least the rating set forth in the table appearing on page S-[__] of this prospectus supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the Pooling and Servicing Agreement.

     [_______]'s and [_____]'s ratings take into consideration the credit quality of the Mortgage Pool including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the Offered Certificates. [_____]'s and [____]'s ratings on the Offered
Certificates do not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans.

     The Depositor has not requested a rating of any class of Offered Certificates by any rating agency other than [____] or [_____]. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned to a class of Offered Certificates may be lower than the ratings assigned by [_____] or [____].

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     In addition, [___] and [____] will monitor the initial ratings of the Offered Certificates for so long as the Offered Certificates remain outstanding.

                             INDEX TO DEFINED TERMS


Adjusted Pool Amount..........................S-45      Noneconomic Residual Interest...................S-46
Adjusted Pool Amount (Non-PO Portion).........S-45      Non-Offered Certificates.........................S-7
Adjusted Pool Amount (PO Portion).............S-45      Non-PO Percentage...............................S-40
Adjustment Date...............................S-25      Non-PO Principal Amount.........................S-40
Administrative Fee Rate.......................S-34      Non-Supported Interest Shortfall................S-39
Administrative Fees...........................S-34      Notional Principal Contract Arrangement.........S-56
Bankruptcy Losses.............................S-37      Notional Principal Contract Regulations.........S-56
Cap Account...................................S-49      Offered Certificates.............................S-7
Cap Premium...................................S-56      Original Subordinate Principal Balance..........S-42
Certificate Account...........................S-31      Originator......................................S-24
Certificates..................................S-29      Payaheads.......................................S-38
Class Balance.................................S-37      Percentage Interest.............................S-36
Code..........................................S-55      Periodic Advance................................S-32
Compensating Interest.........................S-32      Periodic Cap....................................S-25
Corporate Trust Office........................S-34      Plan............................................S-58
Credit Scores.................................S-25      PO Deferred Amount..............................S-44
Debt Service Reduction........................S-24      PO Percentage...................................S-40
Deficient Valuation...........................S-24      PO Principal Amount.............................S-43
Deleted Mortgage Loan.........................S-30      PO Principal Distribution Amount................S-43
Discount Mortgage Loan........................S-40      Pool Distribution Amount........................S-38
Distribution Date.............................S-36      Pool Principal Balance....................S-41, S-42
Eligible Substitute Mortgage Loan.............S-30      Pool Principal Balance (Non-PO Portion).........S-42
ERISA.........................................S-15      Pooling and Servicing Agreement.................S-29
Exchange Pool.................................S-57      Premium Mortgage Loan...........................S-40
Exchangeable Certificates......................S-7      Prepayment Interest Shortfall...................S-32
Exchangeable REMIC Certificates................S-7      Prepayment Period................................S-6
Fannie Mae....................................S-25      Principal-Only Certificates......................S-7
Final Scheduled Distribution Date.............S-37      Prior Month Interest Accrual Period.............S-37
Floating Rate Certificates.....................S-7      Prospectus Directive.............................S-4
Foreclosure Profits...........................S-35      PSA.............................................S-52
Fractional Interest...........................S-44      Purchase Price..................................S-30
Freddie Mac...................................S-25      Rate Ceiling....................................S-26
Gross Margin..................................S-25      Realized Loss...................................S-37
Hybrid ARM Mortgage Loans.....................S-25      Record Date.....................................S-36
Interest Accrual Period.......................S-37      Recovery........................................S-37
Interest Distribution Amount..................S-39      Regular Interests...............................S-55
Interest Rate Cap Agreement...................S-48      Reimbursement Amount............................S-39
Interest Rate Cap Agreement Payment...........S-48      Relevant Implementation Date.....................S-4
IRS...........................................S-58      Relevant Member State............................S-4
Issuing Entity................................S-27      Relevant Persons.................................S-4
Liquidated Mortgage Loan......................S-35      REMIC Regulations...............................S-46
Liquidation Proceeds..........................S-38      REMICs..........................................S-55
Loan-to-Value Ratio...........................S-25      Remittance Date.................................S-31
Loss Severity Percentage......................S-54      REO Property....................................S-32
Master Agreement..............................S-48      Residual Certificates............................S-7
Master Servicer...............................S-28      Scheduled Principal Payments....................S-41
Master Servicer Custodial Account.............S-31      SDA.............................................S-54
Master Servicing Fee..........................S-34      Securities Administrator........................S-33
Master Servicing Fee Rate.....................S-34      Senior Certificates..............................S-7
MERS..........................................S-29      Senior Credit Support Depletion Date............S-41
Modeling Assumptions..........................S-51      Senior Non-PO Certificates.......................S-7
Mortgage File.................................S-29      Senior Percentage...............................S-42
Mortgage Loans................................S-24      Senior Prepayment Percentage....................S-42
Mortgage Pool.................................S-24      Senior Principal Distribution Amount............S-41
Net Mortgage Rate.............................S-30      Servicer........................................S-28
No Delay Interest Accrual Period..............S-37      Servicer Custodial Account......................S-31


                                      S-62

Servicing Advances...........................S-32       Substitution Adjustment Amount...................S-30
Servicing Fee................................S-34       Super Senior Certificates.........................S-7
Servicing Fee Rate...........................S-34       Super Senior Support Certificates.................S-7
Similar Law..................................S-59       Trustee..........................................S-33
SMMEA........................................S-15       U.S. Person......................................S-47
Stated Principal Balance.....................S-24       Underlying Servicing Agreement...................S-28
Subordinate Certificates......................S-7       Underwriter's Exemption..........................S-58
Subordinate Percentage.......................S-42       Underwriters.....................................S-60
Subordinate Prepayment Percentage............S-43       Unscheduled Principal Payments...................S-41
Subordinate Principal Distribution Amount....S-43


                                  Appendix A:

                               Mortgage Loan Data

     The following tables set forth certain characteristics of the Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.


                                                 Occupancy of Mortgaged Properties(1)

                                                                                         Average
                                                                                          Stated
                                                                                         Principal                  Weighted
                                                        Aggregate           % of        Balance as                   Average
                                       Number of     Stated Principal   Cut-off Date      of the       Weighted    Loan-to-Value
                                        Mortgage      Balance as of    Pool Principal     Cut-off      Average        Ratio
Occupancy Status                         Loans         Cut-off Date        Balance         Date      Credit Score

Primary Residence                                    $                               %  $                                    %
Investor Property
Second Home
   Total, Average or Weighted                                                                                                %
   Average                                           $                         100.00%  $

------------------------

(1) Based solely on  representations of the mortgagor at the time of origination of the related Mortgage Loan.


                                                             Property Types

                                                                                         Average
                                                                                          Stated
                                                         Aggregate                       Principal                  Weighted
                                                          Stated            % of        Balance as                   Average
                                        Number of        Principal      Cut-off Date      of the       Weighted    Loan-to-Value
                                         Mortgage      Balance as of   Pool Principal     Cut-off      Average        Ratio
Property Type                             Loans        Cut-off Date        Balance         Date      Credit Score

Single Family Detached                                $                              %  $                                    %
PUD
Condominium
Townhome
Duplex
   Total, Average or Weighted                                                                                                %
   Average                                            $                        100.00%  $

                              Mortgage Loan Purpose


                                                                                          Average
                                                                                          Stated
                                                         Aggregate                       Principal                  Weighted
                                                          Stated            % of        Balance as                   Average
                                        Number of        Principal      Cut-off Date      of the       Weighted    Loan-to-Value
                                        Mortgage       Balance as of   Pool Principal     Cut-off      Average        Ratio
Loan Purpose                              Loans        Cut-off Date        Balance         Date      Credit Score

Refinance--Rate/Term(1)                                $                              %  $                                    %
Purchase
Refinance--Cashout (2)
   Total, Average or Weighted                                                                                                %
   Average                                            $                        100.00%  $

--------------



(1) "Refinance--Rate/Term" means a mortgage loan originated in connection with a refinancing to reduce the mortgage interest rate or reduce or increase the term.

(2) "Refinance--Cashout" means a mortgage loan originated in connection with a refinancing that has a principal balance in excess of the principal balance on the old loan plus settlement costs where cash is distributed to the mortgagor.

            Geographical Distribution of the Mortgaged Properties(1)


                                                                                         Average
                                                                                         Stated
                                                       Aggregate                        Principal                   Weighted
                                                        Stated             % of        Balance as                   Average
                                        Number of      Principal       Cut-off Date      of the       Weighted    Loan-to-Value
                                        Mortgage     Balance as of    Pool Principal     Cut-off      Average        Ratio
Geographic Area                           Loans      Cut-off Date        Balance          Date      Credit Score

Alabama                                             $                               %  $                                     %
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
Wisconsin

   Total, Average or Weighted Average               $                         100.00%  $                                     %

--------------------


(1) As of the Cut-off Date, no more than approximately [ ]% of the Mortgage Loans are expected to be secured by mortgaged properties located in any one five-digit postal zip code.



                                                       Current Mortgage Loan Principal Balances(1)





                                                                                        Average
                                                                                         Stated
                                                      Aggregate                        Principal                    Weighted
                                                       Stated             % of         Balance as                   Average
                                       Number of      Principal       Cut-off Date       of the       Weighted    Loan-to-Value
Current Mortgage Loan Principal         Mortgage    Balance as of    Pool Principal   Cut-off Date    Average        Ratio
Balances                                 Loans      Cut-off Date        Balance                     Credit Score

Less than or equal to $[            ]              $                               %  $                                      %
$[            ] to $[            ]
$[            ] to $[            ]
$[            ] to $[            ]
$[            ] to $[            ]
$[            ] to $[            ]
$[            ] to $[            ]
$[            ] to $[            ]
$[            ] to $[            ]
$[            ] to $[            ]
$[            ] to $[            ]
   Total, Average or Weighted Average              $                         100.00%  $                                      %

-----------------------


(1) As of the Cut-off Date, the average outstanding principal balance of the Mortgage Loans is expected to be approximately $[ ].




                                                             Original Debt-to-Income Ratios(1)

                                                                                        Average
                                                                                         Stated
                                                      Aggregate                        Principal                    Weighted
                                                       Stated             % of         Balance as                   Average
                                       Number of      Principal       Cut-off Date       of the       Weighted    Loan-to-Value
                                        Mortgage    Balance as of    Pool Principal   Cut-off Date    Average        Ratio
Original Debt-to-Income Ratios           Loans      Cut-off Date        Balance                     Credit Score

[   ]% to [   ]%                                   $                               %  $                                      %
[   ]% to [   ]%
[   ]% to [   ]%
[   ]% to [   ]%
[   ]% to [   ]%
[   ]% to [   ]%
[   ]% to [   ]%
[   ]% to [   ]%
[   ]% to [   ]%
[   ]% to [   ]%
   Total, Average or Weighted Average              $                         100.00%  $                                      %

--------------------



(1) As of the Cut-off Date, the weighted average debt-to-income ratio at origination of the Mortgage Loans is expected to be approximately [ ]%.


                                                               Original Loan-to-Value Ratios(1)


                                                                                            Average
                                                                                             Stated
                                                           Aggregate                       Principal                    Weighted
                                                            Stated            % of         Balance as                    Average
                                         Number of         Principal      Cut-off Date       of the       Weighted    Loan-to-Value
                                          Mortgage       Balance as of   Pool Principal   Cut-off Date    Average         Ratio
Original Loan-to-Value Ratios              Loans         Cut-off Date        Balance                    Credit Score

10.01% to 15.00%                                        $                              %  $                                       %
15.01% to 20.00%
20.01% to 25.00%
25.01% to 30.00%
30.01% to 35.00%
35.01% to 40.00%
40.01% to 45.00%
45.01% to 50.00%
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%
[90.01% to 95.00%]
[95.01% to 100.00%]
   Total, Average or Weighted                                                                                                     %
   Average                                              $                        100.00%  $

--------------------

(1)   As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is expected to be
      approximately [        ]%.


                                                                    Mortgage Interest Rates(1)

                                                                                        Average
                                                                                         Stated
                                                                                       Principal                    Weighted
                                                      Aggregate           % of         Balance as                   Average
                                       Number of   Stated Principal   Cut-off Date       of the       Weighted    Loan-to-Value
                                        Mortgage    Balance as of    Pool Principal   Cut-off Date    Average        Ratio
Mortgage Interest Rates                  Loans       Cut-off Date        Balance                    Credit Score

[            ]% to [            ]%                 $                               %  $                                      %
[            ]% to [            ]%
[            ]% to [            ]%
[            ]% to [            ]%
[            ]% to [            ]%
[            ]% to [            ]%
[            ]% to [            ]%
[            ]% to [            ]%
   Total, Average or Weighted Average              $                         100.00%  $                                      %

--------------------

(1)   As of the Cut-off Date, the weighted average mortgage interest rate of the Mortgage Loans is expected to be approximately [ ]%
      per annum.


                                                                Number of Months Since Origination(1)

                                                                                        Average
                                                                                         Stated
                                                       Aggregate                       Principal                    Weighted
                                                        Stated            % of         Balance as                   Average
                                        Number of      Principal      Cut-off Date       of the       Weighted    Loan-to-Value
                                        Mortgage     Balance as of   Pool Principal   Cut-off Date    Average        Ratio
Months Since Origination                  Loans      Cut-off Date        Balance                    Credit Score

[            ] to [            ]                    $                              %  $                                      %
[            ] to [            ]
   Total, Average or Weighted Average               $                        100.00%  $                                      %

---------------------

(1) As of the Cut-off Date, the weighted average number of months since origination of the Mortgage Loans is expected to be approximately [ ] months.


                                                                      Remaining Terms(1)

                                                                                        Average
                                                                                         Stated
                                                       Aggregate                       Principal                    Weighted
                                                        Stated            % of         Balance as                   Average
                                        Number of      Principal      Cut-off Date       of the       Weighted    Loan-to-Value
                                        Mortgage     Balance as of   Pool Principal   Cut-off Date    Average        Ratio
Remaining Term                            Loans      Cut-off Date        Balance                    Credit Score

[            ] to [            ]                    $                              %  $                                      %
[            ] to [            ]
   Total, Average or Weighted Average               $                        100.00%  $                                      %

---------------------

(1)  As of the Cut-off Date, the weighted  average stated  remaining term of the Mortgage Loans is expected to be approximately
     [ ] months.



                                                                 Credit Scoring of Mortgagors(1)

                                                                                        Average
                                                                                         Stated
                                                      Aggregate                        Principal                    Weighted
                                                       Stated             % of         Balance as                   Average
                                       Number of      Principal       Cut-off Date       of the       Weighted    Loan-to-Value
                                        Mortgage    Balance as of    Pool Principal   Cut-off Date    Average        Ratio
Credit Scores                            Loans      Cut-off Date        Balance                     Credit Score

    0 to 550                                       $                               %  $                                      %
551 to 600
601 to 650
651 to 700
701 to 750
751 to 800
801 to 850
Unknown Scores
   Total, Average or Weighted Average              $                         100.00%  $                                      %


                                                                      Historical Delinquency


                                                                                        Average
                                                                                         Stated
                                                      Aggregate                        Principal                    Weighted
                                                       Stated             % of         Balance as                   Average
                                       Number of      Principal       Cut-off Date       of the       Weighted    Loan-to-Value
                                        Mortgage    Balance as of    Pool Principal   Cut-off Date    Average        Ratio
Historical Delinquency                   Loans      Cut-off Date        Balance                     Credit Score

No Delinquencies                                   $                               %  $                                      %
1x 30
   Total, Average or Weighted Average              $                         100.00%  $                                      %


                                  Appendix B:

                                Decrement Tables

         The following tables have been prepared based on the assumptions described in this prospectus supplement under "Prepayment and Yield Considerations" and should be read in conjunction with that section.

                    Percentage of Initial Class Balance Outstanding at the Respective Percentages of PSA Set Forth Below:



                                                    Class A-1                                      Class A-2
                                    [0]%    [100]%   [275]%    [400]%   [500]%    [0]%     [100]%   [275]%    [400]%   [500]%
Initial Percentage................. 100       100      100       100      100     100        100     100        100      100
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
Weighted Average Life to Maturity
(in years)(1)

---------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial balance of that class.


                                                    Class A-3                                      Class A-4
                                    [0]%    [100]%   [275]%    [400]%   [500]%    [0]%     [100]%   [275]%    [400]%   [500]%
Initial Percentage................. 100       100      100       100      100     100        100     100        100      100
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
Weighted Average Life to Maturity
(in years)(1)

---------------------



(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial balance of that class.



             Percentage of Initial Class Balance Outstanding at the Respective Percentages of PSA Set Forth Below:

                                                   Class A-PO                                      Class A-R
                                    [0]%    [100]%   [275]%    [400]%   [500]%    [0]%     [100]%   [275]%    [400]%   [500]%
Initial Percentage................. 100       100      100       100      100     100        100     100        100      100
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
Weighted Average Life to Maturity
(in years)(1)


---------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial balance of that class.


                                       Class B-1, Class B-2 and Class B-3
                                    [0]%    [100]%   [275]%    [400]%   [500]%
Initial Percentage................  100      100      100       100      100
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
[month] [day], [year].............
Weighted Average Life to Maturity
(in years)(1)

---------------------


(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial balance of that class.


Percentage of Initial Class Balance Outstanding at the Respective Percentages of PSA Set Forth Below:



                                                                         Class B-1, Class B-2 and Class B-3
                                                          [0]%         [100]%         [275]%         [400]%         [500]%
Initial Percentage....................                    100            100            100            100            100
[month] [day], [year]....................................
[month] [day], [year]....................................
[month] [day], [year]....................................
[month] [day], [year]....................................
[month] [day], [year]....................................
[month] [day], [year]....................................
[month] [day], [year]....................................
[month] [day], [year]....................................
[month] [day], [year]....................................
[month] [day], [year]....................................
[month] [day], [year]....................................
[month] [day], [year]....................................
[month] [day], [year]....................................
[month] [day], [year]....................................
[month] [day], [year]....................................
Weighted Average Life to
Maturity (in
years)(1)............................................................



(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial balance of that class.


                                   Appendix C:

                           Hypothetical Mortgage Loans

             Unpaid                         Mortgage                       Remaining                          Age
       Principal Balance                  Interest Rate                  Term (Months)                     (Months)
              $[ ]                            [ ]%                            [ ]                             [ ]
              $[ ]                            [ ]%                            [ ]                             [ ]









                                  Appendix D:

                 Sensitivity and Aggregate Realized Loss Tables

     The following tables have been prepared based on the assumptions described in this prospectus supplement under "Prepayment and Yield Considerations" and should be read in conjunction with that section.

            Sensitivity of the Class A-PO Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)



                                                                                 Percentage of PSA
                                                          [0]%         [100]%         [275]%         [400]%         [500]%
Class A-PO Certificates......................             [ ]%          [ ]%           [ ]%           [ ]%           [ ]%


           Sensitivity of Pre-Tax Yields to Maturity of the Class B-2
                 Certificates to Prepayments and Realized Losses
------------------------------------------------------------------------------------------------------------------------------------

                                                                                     Percentage of PSA
Percentage of SDA                 Loss Severity Percentage        [0]%          [100]%        [275]%        [400]%     [500]%
0%...........................................0%....               [ ]%           [ ]%          [ ]%          [ ]%       [ ]%
[75]%......................................[25]%
[75]%......................................[50]%
[100]%.....................................[25]%
[100]%.....................................[50]%
[150]%.....................................[25]%
[150]%.....................................[50]%
[200]%.....................................[25]%
[200]%.....................................[50]%

------------------------------------------------------------------------------------------------------------------------------------
           Sensitivity of Pre-Tax Yields to Maturity of the Class B-3
                 Certificates to Prepayments and Realized Losses

                                                                                      Percentage of PSA
Percentage of SDA                 Loss Severity Percentage        [0]%          [100]%        [275]%        [400]%     [500]%
0%...........................................0%....               [ ]%           [ ]%          [ ]%          [ ]%       [ ]%
[75]%......................................[25]%.
[75]%......................................[50]%.
[100]%.....................................[25]%
[100]%.....................................[50]%
[150]%.....................................[25]%
[150]%.....................................[50]%
[200]%.....................................[25]%
[200]%.....................................[50]%

------------------------------------------------------------------------------------------------------------------------------------

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off
Date.

                            Aggregate Realized Losses

                                                                                      Percentage of PSA
Percentage of SDA                 Loss Severity Percentage        [0]%          [100]%        [275]%        [400]%     [500]%
0%...........................................0%....               [ ]%           [ ]%          [ ]%          [ ]%       [ ]%
[75]%......................................[25]%.
[75]%......................................[50]%.
[100]%.....................................[25]%
[100]%.....................................[50]%
[150]%.....................................[25]%
[150]%.....................................[50]%
[200]%.....................................[25]%
[200]%.....................................[50]%



                                      D-1

                                  Appendix E:
                    Schedule for Interest Rate Cap Agreement

                                   Appendix F:

     Available Combinations of Exchangeable REMIC Certificates and Exchangeable Certificates

                                 [SPONSOR LOGO]

                         SunTrust Real Estate Trust, LLC
                                    Depositor

                           [-------------------------]
                                     Sponsor

                          [____________] Trust [_____]
                                 Issuing Entity

                               [----------------]
                                 Master Servicer

                               $[----------------]
                                  (Approximate)

                              Mortgage Pass-Through
                            Certificates, Series 20 -

                                 ---------------

                              PROSPECTUS SUPPLEMENT

                                ---------------

          The Offered Certificates are not being offered in any state where the offer is not permitted.

          The depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

          Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. Such delivery obligation may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission. In addition, all dealers selling the Offered Certificates will deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.


                           SunTrust Robinson Humphrey
                               [Other Underwriter]

                                     [ ], 20

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses in connection with the offering of the securities being registered under this Registration Statement, other than underwriting discounts and commission:

            SEC Registration.......................................          $*
            Printing and Engraving.................................           *
            Legal Fees and Expenses................................           *
            Accounting Fees and Expenses...........................           *
            Trustee Fees and Expenses..............................           *
            Rating Agency Fees.....................................           *
            Miscellaneous .........................................           *

                     TOTAL.........................................          $*

*To be filed by amendment

Item 15.    Indemnification of Directors and Officers.

     Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Operating Agreement of the Registrant (the "Operating Agreement") provides that the Registrant shall defend, indemnify and save harmless each of its members from and against all claims, losses, damages, costs, expense, demands, liabilities, obligations, liens, encumbrances, rights of action or attorneys' fees sustained by reason of any act performed, or omitted to be performed, in good faith and without gross negligence or willful misconduct, within the scope of its authority expressly conferred by the Operating Agreement, to the fullest extent permitted by applicable law in effect on the date of the Operating Agreement and to such greater extent as applicable law may thereafter from time to time permit. Such indemnity shall not be construed to limit or diminish the coverage of each member under any insurance obtained by the Registrant and payment shall not be a condition precedent to any indemnification provided in the Operating Agreement.

     Reference is made to the form of Underwriting Agreement filed as an exhibit hereto for provisions relating to the indemnification of members, managers, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16.    Exhibits.

1.1      Form of Underwriting Agreement*
3.1(i)   Certificate of Formation*
3.1(ii)  Operating Agreement*
4.1      Form of  Pooling and Servicing Agreement
5.1      Legality Opinion of Hunton & Williams LLP*
8.1      Tax Opinion of Hunton & Williams LLP*
10.1     Form of the Mortgage Loan Purchase Agreement*
23.1     Consent of Hunton & Williams LLP (included as part of Exhibits 5.1 and
         8.1)*
24.1     Powers of Attorney*
99.1     Form of a Mortgage Loan Flow Purchase, Sale and Servicing Agreement*

-------------------------
*        Previously Filed

Item 17.  Undertakings.

(a)               The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b)(2) that is part of the Registration Statement;

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii) each prospectus  required to be filed pursuant to Rule 424(b)(2),
     (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
     (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.


     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Undertaking in Respect of Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e)  Filings  Regarding   Asset-Backed   Securities  that  Provide  Certain
Information through an Internet Web Site.

     The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the security rating requirement) and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 1, 2007.

                                   SUNTRUST REAL ESTATE TRUST, LLC (Registrant)



                                   /s/ John P. Giegerich
                                   ---------------------------------------------
                                   John P. Giegerich
                                   President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                  Capacity                              Date

                                              Director and President                         October 1, 2007
                                              (Principal Executive Officer)
------------------------------------
/s/ John P. Giegerich
John P. Giegerich

                                              Vice-President and Principal                   October 1, 2007
                                              Accounting Officer
                  *                           (Principal Financial Officer and
------------------------------------          Principal Accounting Officer)
Thomas E. Panther


                                              Director                                       October 1, 2007
                  *
------------------------------------
Adam R. Garfinkle



                                              Director                                       October 1, 2007

                  *
------------------------------------
David M. Scalzetti


                                              Attorney-in-Fact(1)                            October 1, 2007

/s/ John P. Giegerich
-----------------------------------
John P. Giegerich




----------

(1) John P. Giegerich, by signing his name hereto, does sign this document on behalf of persons indicated above pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Exhibit
Number            Description of Exhibit

1.1      Form of Underwriting Agreement*

3.1(i)   Certificate of Formation*

3.1(ii)  Operating Agreement*

4.1      Form of  Pooling and Servicing Agreement

5.1      Legality Opinion of Hunton & Williams LLP*

8.1      Tax Opinion of Hunton & Williams LLP*

10.1     Form of the Mortgage Loan Purchase Agreement*

23.1     Consent of Hunton & Williams LLP (included as part of Exhibits 5.1 and
         8.1)*

24.1     Powers of Attorney*

99.1     Form of a Mortgage Loan Flow Purchase, Sale and Servicing Agreement*

-------------------------
*        Previously Filed

                                                                    Exhibit 4.1

================================================================================



                        SUNTRUST REAL ESTATE TRUST, LLC,

                                  as Depositor,

                         ------------------------------

                as Master Servicer and Securities Administrator,

                                       and

                         ------------------------------

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                            Dated __________ __, 20__

                        --------------------------------

                       Mortgage Pass-Through Certificates

                                 Series 20__-__




================================================================================




                               TABLE OF CONTENTS

                                                                            Page



ARTICLE I             DEFINITIONS                                                                                2

     Section 1.01.    Defined Terms                                                     `                        2
     Section 1.02.    Interest Calculations                                                                     28
     Section 1.03.    Fiscal Year                                                                               28

ARTICLE II            CONVEYANCE OF MORTGAGE LOANS ORIGINAL ISSUANCE OF CERTIFICATES                            28

     Section 2.01.    Conveyance of Mortgage Loans                                                              28
     Section 2.02.    Acceptance by the Trustee of the Mortgage Loans                                           31
     Section 2.03.    Representations and Warranties of the Master Servicer                                     36
     Section 2.04.    Representations and Warranties of the Depositor as to the Mortgage Loans                  37
     Section 2.05.    Designation of Interests in the REMIC                                                     38
     Section 2.06.    Designation of Start-up Day                                                               38
     Section 2.07.    REMIC Certificate Maturity Date                                                           38
     Section 2.08.    Execution and Delivery of Certificates                                                    38

ARTICLE III           ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS                                     38

     Section 3.01.    Master Servicing of the Mortgage Loans                                                    38
     Section 3.02.    Monitoring of Servicer                                                                    39
     Section 3.03.    Fidelity Bond; Errors and Omissions Insurance                                             41
     Section 3.04.    Access to Certain Documentation                                                           41
     Section 3.05.    Maintenance of Primary Mortgage Insurance Policy; Claims                                  42
     Section 3.06.    Rights of the Depositor, the Securities Administrator and the Trustee
                      in Respect of the Master Servicer                                                         42
     Section 3.07.    Trustee to Act as Master Servicer                                                         42
     Section 3.08.    Servicer Custodial Account and Escrow Account                                             43
     Section 3.09.    Collection of Mortgage Loan Payments, Master Servicer Custodial
                      Account and Distribution Account                                                          43
     Section 3.10.    Access to Certain Documentation and Information Regarding the Mortgage Loans              46
     Section 3.11.    Permitted Withdrawals from the Distribution Account, the Master
                      Servicer Custodial Account and the Servicer Custodial Account                             46
     Section 3.12.    Maintenance of Hazard Insurance and Other Insurance                                       48
     Section 3.13.    Presentment of Claims and Collection of Proceeds                                          48
     Section 3.14.    Enforcement of Due-On-Sale Clauses; Assumption Agreements                                 48
     Section 3.15.    Realization Upon Defaulted Mortgage Loans; REO Property                                   49
     Section 3.16.    Trustee to Cooperate; Release of Mortgage Files                                           50

                                       i

     Section 3.17.    Documents, Records and Funds in Possession of the Master Servicer
                      to be Held for the Trustee                                                                51
     Section 3.18.    Master Servicer Compensation and Servicer Compensation                                    52
     Section 3.19.    Annual Statement as to Compliance                                                         52
     Section 3.20.    Assessments of Servicing Compliance; Registered Public Accounting
                      Firm Attestation Reports                                                                  52
     Section 3.21.    Advances                                                                                  54
     Section 3.22.    Reports to the Securities and Exchange Commission                                         55

ARTICLE IV            MASTER SERVICER'S CERTIFICATE                                                             60

     Section 4.01.    Master Servicer's Certificate                                                             60

ARTICLE V             PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS; REMIC ADMINISTRATION                       60

     Section 5.01.    Distributions                                                                             60
     Section 5.02.    Priorities of Distributions                                                               61
     Section 5.03.    Allocation of Losses                                                                      64
     Section 5.04.    Statements to Certificateholders                                                          66
     Section 5.05.    Tax Returns and Reports to Certificateholders                                             70
     Section 5.06.    Tax Matters Person                                                                        70
     Section 5.07.    Rights of the Tax Matters Person in Respect of the Securities Administrator               71
     Section 5.08.    REMIC Related Covenants                                                                   71

ARTICLE VI            THE CERTIFICATES                                                                          74

     Section 6.01.    The Certificates                                                                          74
     Section 6.02.    Registration of Transfer and Exchange of Certificates                                     75
     Section 6.03.    Mutilated, Destroyed, Lost or Stolen Certificates                                         79
     Section 6.04.    Persons Deemed Owners                                                                     79

ARTICLE VII           THE DEPOSITOR AND THE MASTER SERVICER                                                     81

     Section 7.01.    Respective Liabilities of the Depositor and the Master Servicer                           81
     Section 7.02.    Merger or Consolidation of the Depositor or the Master Servicer                           82
     Section 7.03.    Limitation on Liability of the Depositor, the Master Servicer and Others                  82
     Section 7.04.    Depositor and Master Servicer Not to Resign                                               83
     Section 7.05.    Assignment or Delegation of Duties by the Master Servicer                                 83

ARTICLE VIII          DEFAULT                                                                                   83

     Section 8.01.    Events of Default                                                                         83
     Section 8.02.    Remedies of Trustee                                                                       85
     Section 8.03.    Directions by Certificateholders and Duties of Trustee During Event of
                      Defaul                                                                                    85

                                       ii

     Section 8.04.    Action upon Certain Failures of the Master Servicer and upon Event of
                      Default                                                                                   86
     Section 8.05.    Trustee to Act; Appointment of Successor                                                  86
     Section 8.06.    Notification to Certificateholders                                                        87

ARTICLE IX            THE TRUSTEE AND THE SECURITIES ADMINISTRATOR                                              87

     Section 9.01.    Duties of Trustee and Securities Administrator                                            87
     Section 9.02.    Certain Matters Affecting the Trustee and the Securities Administrator                    89
     Section 9.03.    Neither Trustee nor Securities Administrator Liable for Certificates or
                      Mortgage Loans                                                                            90
     Section 9.04.    Trustee and Securities Administrator May Own Certificates                                 91
     Section 9.05.    Eligibility Requirements for Trustee and the Securities Administrator                     92
     Section 9.06.    Resignation and Removal of Trustee and the Securities Administrator                       92
     Section 9.07.    Successor Trustee or Securities Administrator                                             93
     Section 9.08.    Merger or Consolidation of Trustee or Securities Administrator                            94
     Section 9.09.    Appointment of Co-Trustee or Separate Trustee                                             95
     Section 9.10.    Authenticating Agents                                                                     96
     Section 9.11.    Securities Administrator's Fees and Expenses and Trustee's Fees and
                      Expenses                                                                                  96
     Section 9.12.    Appointment of Custodian                                                                  97
     Section 9.13.    Paying Agents                                                                             97
     Section 9.14.    Limitation of Liability                                                                   98
     Section 9.15.    Trustee or Securities Administrator May Enforce Claims Without
                      Possession of Certificates                                                                99
     Section 9.16.    Suits for Enforcement                                                                     99
     Section 9.17.    Waiver of Bond Requirement                                                                99
     Section 9.18.    Waiver of Inventory, Accounting and Appraisal Requirement                                 99

ARTICLE X             TERMINATION                                                                               99

     Section 10.01.   Termination upon Purchase or Liquidation of All Mortgage Loans                            99
     Section 10.02.   Additional Termination Requirements                                                      101

ARTICLE XI            MISCELLANEOUS PROVISIONS                                                                 102

     Section 11.01.   Amendment                                                                                102
     Section 11.02.   Recordation of Agreement; Counterparts                                                   103
     Section 11.03.   Limitation on Rights of Certificateholders                                               103
     Section 11.04.   Governing Law                                                                            104
     Section 11.05.   Notices                                                                                  104
     Section 11.06.   Severability of Provisions                                                               105
     Section 11.07.   Certificates Nonassessable and Fully Paid                                                105
     Section 11.08.   Access to List of Certificateholders                                                     105
     Section 11.09.   Recharacterization                                                                       106
     Section 11.10.   Insolvency                                                                               106


                                      iii

     Section 11.11.   Regulation AB Compliance; Intent of Parties; Reasonableness                              106

EXHIBITS

Exhibit A-1             Form of Face of Class A-1 Certificate
Exhibit A-2             Form of Face of Class A-2 Certificate
Exhibit A-3             Form of Face of Class A-3 Certificate
Exhibit A-4             Form of Face of Class A-4 Certificate
Exhibit A-R             Form of Face of Class A-R Certificate
Exhibit A-PO            Form of Face of Class A-PO Certificate
Exhibit B-1             Form of Face of Class B-1 Certificate
Exhibit B-2             Form of Face of Class B-2 Certificate
Exhibit B-3             Form of Face of Class B-3 Certificate
Exhibit B-4             Form of Face of Class B-4 Certificate
Exhibit B-5             Form of Face of Class B-5 Certificate
Exhibit B-6             Form of Face of Class B-6 Certificate
Exhibit C               Form of Reverse of all Certificates
Exhibit D               Mortgage Loan Schedule
Exhibit E               Request for Release of Documents
Exhibit F               Form of Certification of Establishment of Account
Exhibit G-1             Form of Transferor's Certificate
Exhibit G-2A            Form I of Transferee's Certificate
Exhibit G-2B            Form II of Transferee's Certificate
Exhibit H               Form of Transferee Representation Letter for ERISA Restricted Certificates
Exhibit I               Form of Affidavit Regarding Transfer of the Residual Certificate
Exhibit J               [Reserved]
Exhibit K               [Reserved]
Exhibit L               List of Recordation States
Exhibit M               Form of Initial Certification
Exhibit N               Form of Final Certification
Exhibit O               Form of Sarbanes-Oxley Certification
Exhibit P               Form of Securities Administrator's Certification
Exhibit Q               Servicing Criteria
Exhibit R-1             Additional Form 10-D Information
Exhibit R-2             Additional Form 10-K Information
Exhibit R-3             Form 8-K Information
Exhibit S               Interest Rate Cap Agreement
Exhibit T               Form of Request for Exchange of Exchangeable REMIC Certificates or
                        Exchangeable Certificates


                         POOLING AND SERVICING AGREEMENT

     THIS POOLING AND SERVICING AGREEMENT (this "Agreement"), dated [_______] [__], 20[__] is hereby executed by and among --------- SUNTRUST REAL ESTATE TRUST, LLC, as depositor (together with its permitted successors and assigns, the "Depositor"), --------- [______________], as master servicer (together with its permitted successors and assigns, in such capacity, the "Master Servicer") --------------- and as securities administrator (together with its permitted successors and assigns, in such capacity, the "Securities ------------ Administrator"), and [________________] as trustee (together with its permitted successors and assigns, the "Trustee"). -------

                            W I T N E S S E T H  T H A T:

     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

     The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Estate created hereunder. The Certificates will consist of twelve Classes of Certificates, designated as (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PO, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and (ii) the Class A-R Certificate. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved pursuant to the terms of Section 11.01 hereof in a manner that preserves the validity of such REMIC elections described below.

     The Trust Estate for federal income tax purposes will be treated as a real estate mortgage investment conduit (a "REMIC"). The Senior Certificates (other than the Class A-R Certificate) and the Subordinate Certificates are referred to collectively as the "Regular Certificates" and shall constitute "regular interests" in the REMIC. The Class A-R Certificate shall be the "residual interest" in the REMIC. The Certificates will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

     The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable for purposes of the REMIC Provisions and, solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date":


                       Initial Class
                        Certificate
                    Balance or Maximum                         Integral Multiples                          Latest
                       Initial Class                               in Minimum                             Possible
     Classes        Certificate Balance   Pass-Through Rate       Denomination      Excess of Minimum  Maturity Date
Class A-1               $[________]           [___]%                 $[_____]          $[__]            [__]
Class A-2               $[________]           [___]%                 $[_____]          $[__]           [__]
Class A-3               $[________]           [___]%                 $[_____]          $[__]           [__]
Class A-4               $[________]           [___]%                 $[_____]          $[__]           [__]
Class A-R               $[________]           [___]%                 $[_____]          $[__]           [__]
Class A-PO              $[________]           [___]%                 $[_____]          $[__]           [__]
Class B-1               $[________]           [___]%                 $[_____]          $[__]           [__]
Class B-2               $[________]           [___]%                 $[_____]          $[__]           [__]
Class B-3               $[________]           [___]%                 $[_____]          $[__]           [__]
Class B-4               $[________]           [___]%                 $[_____]          $[__]           [__]
Class B-5               $[________]           [___]%                 $[_____]          $[__]           [__]
Class B-6               $[________]           [___]%                 $[_____]          $[__]           [__]


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

     1933 Act: The Securities Act of 1933, as amended.

     Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class (other than a Class of Exchangeable Certificates), one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance.

     Additional  Form  10-D   Information:   As  defined  in  Section   3.22(b).

     Additional  Form  10-K   Information:   As  defined  in  Section   3.22(c).

     Additional Servicer: As defined in Section 3.02(g).

     Adjusted Pool Amount: With respect to any Distribution Date, the Cut-off Date Pool Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-off Date through the end of the month preceding such Distribution Date.

     Adjusted Pool Amount (Non-PO Portion): With respect to any Distribution Date, the difference between the Adjusted Pool Amount and the Adjusted Pool Amount (PO Portion).

     Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Percentage for each such Mortgage Loan and (ii) the remainder of (A) the Cut-off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-off Date through the end of the month preceding such Distribution Date.

     Advance: A Periodic Advance or a Servicing Advance.

     Advance Date: As to any Distribution Date, the Business Day preceding the related Remittance Date.

     Agreement:   This  Pooling  and  Servicing   Agreement  together  with  all
amendments hereof and supplements hereto.

     Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or, in certain cases, an automated valuation model or tax assessed value and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing or, in certain cases, an automated valuation model or tax assessed value, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Mortgage Insurance Policy in force.

     Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

     Authenticating Agents: As defined in Section 9.10.

     Book-Entry Certificate: Any Class of Certificates other than the Physical Certificates.

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of Georgia, each state in which the servicing offices of the Servicer are located, each state in which the master servicing offices of the Master Servicer are located or each state in which the Corporate Trust Offices of the Trustee and the Securities Administrator are located are required or authorized by law or executive order to be closed.

     Calculated   Principal   Distribution:   As  defined  in  Section  5.03(d).

     Call Right Holder: ____________, in respect of its right to purchase the Mortgage Loans as set forth in Section 10.01.

     Cap Account: The Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.09(i) in the name of the Securities Administrator, for the benefit of the Holders of the Class A-4 Certificates and designated "Cap Account, [_______], as Securities Administrator, in trust for registered holders of SunTrust Real Estate Trust Mortgage Pass Through Certificates, Series 20___-___ Certificates, Series 2007-5, Class A-4." Amounts on deposit in the Cap Account shall not be invested. The Cap Account shall not be an asset of any REMIC formed under this Agreement.

     Cap Provider: [___________].

     Certificate: Any of the SunTrust Real Estate Trust Mortgage Pass Through Certificates, Series 20___-___ that are issued pursuant to this Agreement.

     Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part.

     Certificate Custodian: Initially,  _________________;  thereafter any other
Certificate   Custodian  acceptable  to  the  Depository  and  selected  by  the
Securities Administrator.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

     Certificate  Register:  The register  maintained  pursuant to Section 6.02.

     Certificate  Registrar:  The registrar  appointed pursuant to Section 6.02.

     Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the
Securities Administrator shall not be responsible for knowing that any Certificate is registered in the name of an affiliate of the Depositor or the Master Servicer unless one of its Responsible Officers has actual knowledge thereof.

     Certification: As defined in Section 3.22.

     Class: As to the Certificates, the Class A-1, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6, as the case may be.

     Class A-4 Grantor Trust: The grantor trust created pursuant to Section 5.12 consisting of any interests in the Cap Account and Interest Rate Cap Agreement beneficially owned by the Class A-4 Certificates and rights and obligations with respect thereto. The Class A-4 Grantor Trust shall not be an asset of any REMIC.

     Class A-1 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class Certificate Balance of the Class A-1 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

     Class A-2 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the lesser of (a) the Class Certificate Balance of the Class A-2 Certificates with respect to such Distribution Date prior to any reduction for the Class A-2 Loss Allocation Amount and (b) the Class A-1 Loss Amount with respect to such Distribution Date.

     Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

     Class Certificate Balance: With respect to any Class (other than a Class of Exchangeable Certificates) and any date of determination, and subject to Section 5.03(f), the Initial Class Certificate Balance of such Class or, in the case of a Class of Exchangeable REMIC Certificates, the Maximum Initial Class Certificate Balance minus (A) the sum of (i) all distributions of principal made with respect thereto (including in the case of a Class of Subordinate
Certificates, any principal otherwise payable to such Class of Subordinate Certificates used to pay any Class PO Deferred Amounts), (ii) all reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b) and (iii) any reduction allocated to a Class pursuant to Section 5.03(e) plus (B) the sum of (i) all increases in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b) and (ii) any increases allocated to a Class pursuant to Section 5.03(e).

     Class Interest Shortfall: For any Distribution Date and each interest-bearing Class (other than a Class of Exchangeable Certificates), the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

     Class PO Deferred Amount: As to any Distribution Date and the Class A-PO Certificates, the sum of the amounts by which the Certificate Balance of such Class will be reduced on such Distribution Date or has been reduced on prior Distribution Dates as a result of Section 5.03(b) less the sum of (a) the Class PO Recoveries for prior Distribution Dates and (b) the amounts distributed to such Class pursuant to Section 5.02(a)(iii) on prior Distribution Dates.

     Class PO Recovery: As to any Distribution Date, the lesser of (a) the Class PO Deferred Amounts for such Distribution Date and (b) an amount equal to the sum, as to each Mortgage Loan as to which there has been a Recovery received during Prior Period, of the product of (x) the PO Percentage with respect to such Mortgage Loan and (y) the amount of the Recovery with respect to such Mortgage Loan.

     Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class (other than a Class of Exchangeable Certificates), the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

     Closing Date: _______ ___ 20___.

     Code: The Internal Revenue Code of 1986, as amended.

     Compensating Interest: With respect to any Distribution Date, an amount equal to the lesser of (a) the aggregate Servicing Fee payable to the Servicer as of the Due Date in the month preceding the month of such Distribution Date and (b) the aggregate Prepayment Interest Shortfall with respect to such Distribution Date.

     Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

     Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

     Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

     Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment or mortgage of the Cooperative Lease, (iv) financing statements and
(v) a stock power (or other similar instrument), and ancillary thereto, a Recognition Agreement, each of which was transferred and assigned to the Trust pursuant to Section 2.01.

     Cooperative   Stock:  With  respect  to  a  Cooperative  Loan,  the  single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

     Corporate Trust Office: With respect to the Trustee, the principal office of the Trustee, which office at the date of the execution of this instrument is located at _______________, Attention: __________________, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Securities Administrator and the Master Servicer. With respect to the Securities Administrator, the principal corporate trust office of the Securities Administrator at which at any particular time its corporate trust business with respect to this Agreement is conducted, which office at the date of the execution of this instrument is located at ______________, Attention: ________________, and for certificate transfer purposes is located at ________________, Attention: ___________________, or at
such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee and the Master Servicer.

     Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. None of the Master Servicer, the Servicer or the Depositor, or any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Customary Servicing Procedures: With respect to (i) the Servicer, procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located and (ii) the Master Servicer, those master servicing procedures that constitute customary and usual standards of practice of prudent mortgage loan master servicers.

     Cut-off Date: _______ ___, 20___.

     Cut-off  Date Pool  Principal  Balance:  The  aggregate of the Cut-off Date
Principal      Balances     of     the     Mortgage     Loans,      which     is
$__________________

     Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

     Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and (b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the Servicer, the Master Servicer or the Trustee, as applicable, in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date.

     Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

     Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Section 2.02 or 2.04.

     Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the Servicer, the Master Servicer or the Trustee, as applicable, in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date.

     Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

     Definitive Certificates: As defined in Section 6.02(c)(iii).

     Depositor: SunTrust Real Estate Trust, LLC, a StateplaceDelaware limited liability company, or its successor in interest, as depositor of the Trust Estate.

     Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of StateplaceNew York.

     Depository   Participant:   A  broker,  dealer,  bank  or  other  financial
institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date: With respect to any Distribution Date as defined in the Servicing Agreement.

     Discount Mortgage Loan: Any Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date that is less than _____% per annum.

     Distribution Account: The Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.09(b) in the name of the
Securities Administrator, on behalf of the Trustee, for the benefit of the Certificateholders and designated "____________________, as Securities Administrator for ____________________, as Trustee, in trust for registered holders of SunTrust Real Estate Trust Mortgage Pass-Through Certificates, Series 20___-___." Funds in the Distribution Account shall be held in trust for the Holders of the Certificates for the uses and purposes set forth in this Agreement.

     Distribution Date: The ____ day of each month beginning in _______ ___, 20___ (or, if such day is not a Business Day, the next Business Day).

     Distribution Date Statement: As defined in Section 3.22(b).

     Due Date: As to any Distribution Date and each Mortgage Loan, the [first] day in the calendar month of such Distribution Date.

     Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Securities Administrator and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company (including the Trustee and the Securities Administrator), acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or the Securities Administrator.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Restricted Certificates: Any Class B-4, Class B-5 or Class B-6 Certificate.

     Escrow Account: As defined in Section 3.08.

     Escrow Payments: The amounts constituting taxes, assessments, Primary Mortgage Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

     Events of Default: As defined in Section 8.01.

     Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Servicer, as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iv), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which an Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Exchangeable Certificates: The Class A-3 Certificates.

     Exchangeable Certificates Grantor Trust: That portion of the Trust exclusive of the REMICs consisting of any interests in the Exchangeable REMIC Certificates beneficially owned in the form of the Exchangeable Certificates and rights with respect thereto.

     Exchangeable Certificates Grantor Trust Account: The sub-account of the Certificate Account designated by the Securities Administrator pursuant to
Section 5.10(b)(i).

     Exchangeable REMIC Certificates: The Class A-1 and Class A-2 Certificates.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FHA: Federal Housing Administration, or any successor thereto.

     Final   Distribution  Date:  The  Distribution  Date  on  which  the  final distribution in respect of the Certificates will be made pursuant to Section 10.01.

     Financial Market Service: Bloomberg Professional(R) service and any other financial information provider designated by the Depositor by written notice to the Securities Administrator.

     FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

     Form 8-K: As defined in Section 3.22(a).

     Form 8-K Information: As defined in Section 3.22(e).

     Form 10-D: As defined in Section 3.22(a).

     Form 10-K: As defined in Section 3.22(a).

     Fractional Interest: As defined in Section 5.02(d).

     Grantor Trust: That portion of the Trust exclusive of the REMICs consisting of (i) the right of the Class A-4 Certificates to receive amounts from the Cap Account, (ii) the Interest Rate Cap Agreement and the Cap Account and (iii) any interests in the Exchangeable REMIC Certificates beneficially owned in the form of Exchangeable Certificates and rights with respect thereto.

     Holder: A Certificateholder.

     Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Trustee, the Securities Administrator, the Master Servicer or the Servicer or in an affiliate of any of them, and (iii) is not connected with the Depositor, the Trustee, the Securities Administrator, the Master Servicer or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Initial Class Certificate Balance: As to each Class of Certificates (other than a Class of Exchangeable REMIC Certificates or Exchangeable Certificates), the Class Certificate Balance set forth in the Preliminary Statement.

     Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

     Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

     Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

     Interest Accrual Period: As to any Distribution Date and each interest-bearing Class of Certificates (other than the Class A-4 Certificates) the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date. As to any Distribution Date and the Class A-4 Certificates, the period from and including the Distribution Date of the calendar month preceding the calendar month in which such Distribution Date occurs (or the Closing Date, in the case of the initial Interest Accrual Period) and ending on the day prior to such Distribution Date.

     Interest Distribution Amount: For any Distribution Date and each interest-bearing Class (other than a Class of Exchangeable Certificates), the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to
Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

     Interest Rate Cap Agreement: The Interest Rate Cap Agreement between the Securities Administrator and [________], as Cap Provider, which will be for the benefit of the A-4 Certificates, substantially in the form attached hereto as Exhibit S. The Interest Rate Cap Agreement shall not be an asset of any REMIC formed under this Agreement.

     Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the Prior Period and as to which the Servicer has certified (in accordance with the Servicing Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

     Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged
Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

     Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at origination and the denominator of which is the Appraised Value of the related Mortgaged Property.

     LPMI Policy: A lender-paid Primary Mortgage Insurance Policy.-

     Master Servicer: ______________________ and its successors-in-interest and, if a successor master servicer is appointed hereunder, such successor, as master servicer.

     Master Servicer Custodial Account: The account or accounts created and maintained by the Master Servicer pursuant to Section 3.09 which must be an Eligible Account.

     Master  Servicer   Custodial   Account   Reinvestment   Income:   For  each
Distribution Date, all income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the Master Servicer Custodial Account.

     Master Servicer's Certificate: The monthly report required from the Master Servicer pursuant to Section 4.01.

     Master Servicing Officer: With respect to the Master Servicer, any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Securities Administrator by the Master Servicer, as such list may from time to time be amended.

     Master Servicing Transfer Costs: All reasonable costs and expenses (including attorney's fees) incurred by the Trustee or a successor master servicer in connection with the transfer of master servicing or servicing from a predecessor master servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data or servicing data and the completion, correction or manipulation of such master servicing data or servicing data as may be required by the Trustee or a successor master servicer to correct any errors or insufficiencies in the master servicing data or servicing data or otherwise to enable the Trustee or a successor master servicer to master service or service, as the case may be, the applicable Mortgage Loans properly and effectively.

     Maximum Class Certificate Balance: As of any Determination Date and Class of Exchangeable Certificates, the portion of the Initial Maximum Class
Certificate Balance that would be outstanding assuming all Exchangeable REMIC Certificates have been exchanged.

     Maximum Initial Class Certificate Balance: As to each Class of Exchangeable REMIC Certificates and Exchangeable Certificates, the amount for such Class set forth in the table in the Preliminary Statement under the heading "Initial Class Certificate Balance or Maximum Initial Class Certificate Balance."

     MERS: As defined in Section 2.01(b)(iii).

     Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

     Mortgage File: The mortgage documents listed in Section 2.01(c) pertaining to a particular Mortgage Loan.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan in accordance with the terms of the related Mortgage Note, prior to giving any effect to any Debt Service Reduction.

     Mortgage Loan  Purchase  Agreement:  The Mortgage Loan Purchase  Agreement,
dated  [_______]  [___],  20[___],  between  [________],   as  seller,  and  the
Depositor, as purchaser.

     Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property;
(iv) the original months to maturity or the remaining months to maturity from the Cut-off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate as of the Cut-off Date; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-off Date; (x) the paid-through date;
(xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after application of payments of principal due on or before the Cut-off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style;
(xv) the Appraised Value; and (xvi) the closing date of the Mortgage Loan. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

     Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

     Mortgage  Note:   The  originally   executed  note  or  other  evidence  of
indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

     Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Cooperative Stock or residential long-term leases.

     Mortgagor: The obligor on a Mortgage Note.

     Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by (i) the applicable Servicing Fee Rate and Trustee Fee Rate for such Mortgage Loan and
(ii) with respect to any Mortgage Loan covered by an LPMI Policy, the per annum premium rate for such Mortgage Loan.

     Net WAC: As to any Distribution Date, the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     NMWHFIT: A "Non-Mortgage Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations ss. 1.671-5(b)(12) or successor provisions.

     Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Interest Rate as of the Cut-off Date of such Discount Mortgage Loan and the denominator of which is ____%. As to any Mortgage Loan that is not a Discount Mortgage Loan, 100%.

     Non-PO Principal Amount: As to any Distribution Date, the sum of (i) the sum of the applicable Non-PO Percentage of (a) the principal portion of each Monthly Payment due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of (I) each Mortgage Loan that was repurchased by the Servicer pursuant to the Servicing Agreement as of such Distribution Date, (II) any Mortgage Loan repurchased by the Sponsor pursuant to the Mortgage Loan Purchase Agreement or a Purchase Obligation as of such Distribution Date or (III) any Mortgage Loan repurchased by the Depositor pursuant to a Purchase Obligation, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received by the Servicer, during the Prior Period relating to such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the Prior Period relating to such Distribution Date, the amount of Liquidation Proceeds (excluding Excess Proceeds) allocable to principal received by the Servicer, with respect to such Mortgage Loan during such Prior Period, (f) all Principal Prepayments on the Mortgage Loans received by the Servicer during Prior Period and (g) any other principal recoveries not described in (a) through
(f) of this definition received on the Mortgage Loans during the Prior Period relating to such Distribution Date; and (ii) the Non-PO Recovery for such Distribution Date.

     Non-PO Recovery: As to any Distribution Date, the amount of all Recoveries received during Prior Period less the Class PO Recovery for such Distribution Date.

     Non-Supported Interest Shortfalls: As to any Distribution Date, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls exceeds the aggregate Compensating Interest for such Distribution Date.

     Non-U.S. Person: A Person other than a country-regionplaceU.S. Person.

     Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or other recoveries in respect of the related Mortgage Loan.

     NYCEMA: A StateplaceNew York Consolidation, Extension and Modification Agreement

     Offered Certificates: The Senior, Class B-1, Class B-2 and Class B-3 Certificates

     Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or the Master Servicer, as the case may be, and delivered to the Trustee or the Securities Administrator, as the case may be.

     Opinion of Counsel: A written opinion of counsel acceptable to the Trustee if such opinion is delivered to the Trustee, or acceptable to the Securities Administrator if such opinion is delivered to the Securities Administrator, who may be counsel for the Depositor or the Master Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as a REMIC or compliance with the REMIC Provisions must be an opinion of Independent counsel.

     Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:


                  Class B-1         ____%
                  Class B-2         ____%
                  Class B-3         ____%
                  Class B-4         ____%
                  Class B-5         ____%
                  Class B-6         0.00%

     Original Subordinate Certificate Balance: $_______________________ for the Subordinate Certificates

     OTS: The Office of Thrift Supervision.

     Outstanding  Certificate:   Any  Outstanding  Exchangeable  Certificate  or
Outstanding Exchangeable REMIC Certificate

     Outstanding Exchangeable Certificate: Any Exchangeable Certificate issued hereunder; provided, however, that upon the exchange of any Exchangeable Certificate pursuant to Section 6.04 hereof, the Exchangeable Certificate so exchanged shall be deemed no longer to be an Outstanding Exchangeable Certificate, and each Exchangeable REMIC Certificate issued in exchange therefor shall be deemed to be an Outstanding Exchangeable REMIC Certificate.

     Outstanding Exchangeable REMIC Certificate: Any Exchangeable REMIC Certificate issued hereunder; provided, however, that upon the exchange of any Exchangeable REMIC Certificate pursuant to Section 6.04 hereof, the Exchangeable REMIC Certificate so exchanged shall be deemed no longer to be an Outstanding Exchangeable REMIC Certificate, and the Exchangeable Certificate issued in exchange therefor shall be deemed to be an Outstanding Exchangeable Certificate.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections 2.02 or 2.04.

     Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     Pass-Through Rate: As to each Class of Certificates, the per annum rate set forth or described in the Preliminary Statement.

     Paying Agent: As defined in Section 9.13.

     Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate (or the portion of the Maximum Initial Class Certificate Balance represented by such Certificate in the case of an Exchangeable REMIC Certificate or Exchangeable Certificate) by the Initial Class Certificate Balance (or the Maximum Initial Class Certificate Balance in the case of a Class of Exchangeable REMIC Certificates or Exchangeable Certificates), as applicable, of the Class of which such Certificate is a part. Notwithstanding the foregoing, for purposes of making actual distributions of principal or interest, allocating losses or allocating Voting Rights among the Outstanding Exchangeable REMIC Certificates or Outstanding Exchangeable Certificates of a Class, the Percentage Interest refers to each Outstanding Certificate's proportionate share of such actual distributions, Realized Losses or Voting Interests based on the proportion that such Certificate's Percentage Interest, as defined in the first sentence of this definition bears to the aggregate Percentage Interest as defined in the first sentence of this definition of all the Outstanding Exchangeable REMIC Certificates or Outstanding Exchangeable Certificates of such Class.

     Periodic Advance: Shall have the meaning given to the term "Monthly Advance" in the Servicing Agreement

     Permitted Investments: One or more of the following

          (i) obligations of or guaranteed as to principal and interest by the United States, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of Freddie Mac or Fannie Mae shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

          (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "___" by _______ and "___" by _______;

          (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "___" by _______ and "___" by _______;

          (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "___" by _______ and "___" by _______;

          (v) investments in money market funds (including funds of the Securities Administrator or its affiliates, or funds for which an affiliate of the Securities Administrator acts as advisor, as well as funds for which the Securities Administrator and its affiliates may receive compensation) rated either "___" by _______ (if rated by _______) and "___" by _______ or otherwise approved in writing by each Rating Agency; and

          (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by the Master Servicer or Securities Administrator, as the case may be, will not affect the qualification of the Trust Estate as a REMIC;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

     Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code Section 521), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), (v) a Person with respect to whom the income on a Residual Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person, and (vi) any other Person so designated by the Master Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "country-regionplaceUnited States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

     Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Physical Certificates: The Class A-R, Class B-4, Class B-5 and Class B-6 Certificates

     Plan: As defined in Section 6.02(e).

     PO Percentage: As to any Discount Mortgage Loan, 100% minus the Non-PO Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 0%.

     PO Principal Amount: As to any Distribution Date, the sum of (i) the sum of the applicable PO Percentage of (a) the principal portion of each Monthly Payment due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of (I) each Mortgage Loan that was repurchased by the Servicer pursuant to the Servicing Agreement as of such Distribution Date, (II) any Mortgage Loan repurchased by the Sponsor pursuant to the Mortgage Loan Purchase Agreement or a Purchase Obligation as of such Distribution Date or (III) any Mortgage Loan repurchased by the Depositor pursuant to a Purchase Obligation, (c) any Substitution Adjustment Amount in connection with any Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received by the Servicer during the Prior Period relating to such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the Prior Period relating to such Distribution Date, the amount of Liquidation Proceeds (excluding Excess Proceeds) allocable to principal received by the Servicer, with respect to such Mortgage Loan during such Prior Period with respect to such Mortgage Loan and (f) any other principal recoveries not described in (a) through (e) of this definition received on the Mortgage Loans during the Prior Period relating to such Distribution Date; and (ii) the Class PO Recovery for such Distribution Date.

     Pool Distribution Amount: As to any Distribution Date, the excess of (a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payments on the Mortgage Loans (net of the Servicing Fee) and the principal portion of any Monthly Payments on the Mortgage Loans due on the Due Date in the calendar month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all Periodic Advances made by the Servicer (or the Master Servicer or the Trustee) in respect of the Mortgage Loans and payments of Compensating Interest in respect of such Distribution Date deposited to the Master Servicer Custodial Account pursuant to Section 3.09(d)(vi); (ii) all Liquidation Proceeds received on the Mortgage Loans during the preceding calendar month and deposited to the Master Servicer Custodial Account pursuant to Section 3.09(d)(iii); (iii) all Principal Prepayments received on the Mortgage Loans during the calendar month preceding the month of such Distribution Date and deposited to the Master Servicer Custodial Account pursuant to Section 3.09(d)(i); (iv) in connection with Defective Mortgage Loans, the aggregate of the Purchase Prices and Substitution Adjustment Amounts remitted on the related Remittance Date pursuant to Section 3.09(d)(vii); (v) any other amounts in the Master Servicer Custodial Account deposited therein pursuant to Sections 3.09(d)(iv), (v) and (viii) in respect of such Distribution Date; (vi) any Reimbursement Amount required to be included pursuant to Section 5.02(a) and (vii) any Non-PO Recovery with respect to such Distribution Date; over (b) any amounts permitted to be withdrawn from the Master Servicer Custodial Account pursuant to clauses (i) through (viii), inclusive, of Section 3.11(a).

     Pool Stated Principal Balance: As to any Distribution Date, the aggregate Stated Principal Balance of all Mortgage Loans that were Outstanding Mortgage Loans immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

     Pool Stated Principal Balance (Non-PO Portion): As to any Distribution Date, the sum for each Mortgage Loan of the product of (a) the Non-PO Percentage of such Mortgage Loan and (b) the Stated Principal Balance of such Mortgage Loan that was an Outstanding Mortgage Loan immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

     Premium Mortgage Loan: Any Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date that is greater than orequal to ____% per annum.

     Prepayment  Interest  Shortfall:  As to  any  Distribution  Date  and  each
Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee Rate) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

     Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to Fannie Mae or Freddie Mac.

     Principal  Only  Certificates:   Any  Class  of  Certificates  entitled  to
distributions of principal, but to no distributions of interest. The Class A-PO Certificates are the only Principal Only Certificates.

     Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan

     Principal Remittance Amount: With respect to any Distribution Date, to the extent of funds available therefor, the amount equal to the sum (less amounts available for reimbursement to the Servicers for Advances and expenses pursuant to the applicable Servicing Agreement and amounts reimbursable or payable to the Master Servicer, Securities Administrator and Trustee pursuant to this Agreement) of: (i) each payment of principal on such Mortgage Loan due during the related Collection Period and received by the Servicers on or prior to the related Determination Date, and any Advances with respect thereto, (ii) all Principal Prepayments received by the applicable Servicer during the related Prepayment Period, (iii) Insurance Proceeds, Liquidation Proceeds and Recoveries allocable to principal actually collected by the applicable Servicer during the related Prepayment Period, (iv) with respect to Defective Mortgage Loans repurchased during the related Prepayment Period, the portion of the Repurchase Price allocable to principal, (v) any Substitution Adjustment Amounts paid during the related Prepayment Period and (vi) on the Distribution Date on which the Mortgage Loans and related REO Property are purchased in accordance with
Section 10.01 hereof, that portion of the purchase price therefor in respect of principal.

     Prior Period: With respect to any Distribution Date, the calendar month immediately preceding the month of such Distribution Date.

     Private Certificates:  The Class B-4, Class B-5 and Class B-6 Certificates.

     Pro Rata Share: As to any Distribution Date and any Class of Subordinate Certificates that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount for the Subordinate Certificates for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Subordinate Certificates that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%.

     Purchase Obligation: An obligation of the Sponsor or the Depositor to purchase Mortgage Loans under the circumstances and in the manner provided in
Section 2.02 or 2.04.

     Purchase Price: With respect to each Mortgage Loan that was a Defective Mortgage Loan repurchased on any date pursuant to Sections 2.02 or 2.04, an amount equal to (a) in the case of the Sponsor, the sum of (i) the unpaid principal balance thereof, (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased and (b) in the case of the Servicer, the sum of (i) the Stated Principal Balance of the Mortgage Loan, (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from the date on which interest has last been paid and distributed through the last day of the month in which such repurchase takes place and (iii) any costs and damages incurred by the Trust in connection with any violation by such repurchased Mortgage Loan of any predatory or abusive lending law, less (x) amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Servicer Custodial Account for distribution in the month of repurchase and (y) if the Servicer is servicing such Mortgage Loan under the Servicing Agreement, the Servicing Fee for such Mortgage Loan.

     Rating Agency: Each of ______________ and ______________. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Securities Administrator. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

     Recognition Agreement: With respect to a Cooperative Loan, the recognition agreement between the Cooperative and the originator of such Cooperative Loan.

     Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

     Regular  Certificates:  As defined  in the  Preliminary  Statement  hereto.

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,631 (Jan. 7, 2005)) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

     Reportable Event: As defined in Section 3.22(e).

     Reimbursement Amount: As defined in Section 2.02.

     Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit Q attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Trustee, the Securities Administrator or the Master Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to the Trustee, the Securities Administrator or the Master Servicer.

     Relief Act: The Servicemembers Civil Relief Act, as it may be amended from time to time

     Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or comparable state legislation, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

     REMIC: A "real estate  mortgage  investment  conduit" within the meaning of
Section 860D of the Code. The "REMIC" shall mean the REMIC constituted by the Trust Estate.

     REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.07.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

     Remittance Date: Shall have the meaning given to the term "Remittance Date" in the Servicing Agreement

     REO Proceeds: Proceeds, net of any related expenses of the Servicer or the Master Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

     REO Property: A Mortgaged Property acquired by the Servicer servicing the related Mortgage Loan on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Request for Release: The Request for Release submitted by the Servicer to the Trustee or the Custodian on behalf of the Trustee, as the case may be, substantially in the form of Exhibit E.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under the Servicing Agreement in respect of such Mortgage Loan.

     Residual Certificate: The Class A-R Certificate

     Responsible Officer: When used with respect to the Trustee or the Securities Administrator, any officer of the Corporate Trust Department of the Trustee or the Securities Administrator, as applicable, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee or Securities Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

     Restricted Classes: As defined in Section 5.02(d).

     Securities      Administrator:       ___________________,      and      its
successors-in-interest and, if a successor securities administrator is appointed hereunder, such successor, as securities administrator.

     Security Agreement: With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Stock.

     Senior Certificates: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-R and Class A-PO Certificates

     Senior Credit Support Depletion Date: The date on which the aggregate Class Certificate Balance of the Subordinate Certificates is reduced to zero.

     Senior Non-PO Certificates: The Class A-1, Class A-2, Class A-4 and Class A-R Certificates

     Senior Percentage: With respect to any Distribution Date, the percentage, carried to six places rounded up, obtained by dividing (i) the aggregate Class Certificate Balance of the Senior Certificates immediately prior to such Distribution Date, by (ii) the Pool Stated Principal Balance (Non-PO Portion) for such Distribution Date.

     Senior Prepayment Percentage: For any Distribution Date during the five years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the Senior Step Down Conditions are satisfied.

     Senior Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of the amounts described in clauses (i) (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and (ii) the Senior Prepayment Percentage of
(1) the applicable Non-PO Percentage of the amounts described in clauses (i)(e) through (g) and (2) the amount described in clause (ii) of the definition of "Non-PO Principal Amount" for such Distribution Date.

     Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Senior Prepayment Percentage applies, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates, is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance for the Subordinate Certificates set forth below:


                             Percentage of Original

Distribution Date Occurring                    Subordinate Certificate Balance
---------------------------                    -------------------------------
[month] [year] through [month] [year]                       [30]%
[month] [year] through [month] [year]                       [35]%
[month] [year] through [month] [year]                       [40]%
[month] [year] through [month] [year]                       [45]%
[month] [year] and thereafter                               [50]%


     Servicer: ___________ or any successor servicer appointed as herein provided

     Servicer Custodial Account: The separate account created and maintained by the Servicer pursuant to the Servicing Agreement

     Servicing Advance: Shall have the meaning given to the term "Servicing Advances" in the Servicing Agreement

     Servicing Agreement: The sale and servicing agreement dated _________ ___, _____ between Sponsor and the Servicer

     Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, which as of the Closing Date are listed on Exhibit Q hereto.

     Servicing Fee: As defined in the Servicing Agreement

     Servicing Fee Rate: With respect to each Mortgage Loan, as defined in the Servicing Agreement

     Servicing Function Participant: Any affiliate or third party vendor engaged by the Master Servicer, the Securities Administrator or the Trustee that is participating in the servicing function with respect to the Mortgage Loans within the meaning of Item 1122 of Regulation AB.

     Servicing Officer: As defined in the Servicing Agreement.

     Servicing Transfer Costs: All reasonable costs and expenses of the Master Servicer or the Trustee, as applicable, related to any termination of the Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer or the Trustee, as applicable, with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer or the Trustee, as applicable, to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or the Trustee, as applicable, to service the Mortgage Loans properly and effectively).

     Similar Law: As defined in Section 6.02(e).

     Sponsor:  [________________],  a  [_________________],  or its successor in interest, as seller of the Mortgage Loans under the ------- Mortgage Loan Purchase Agreement.

     Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

     Subordinate Certificates: The Class B Certificates.

     Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage for such Distribution Date

     Subordinate Prepayment Percentage: As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

     Subordinate Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the sum of (i) the Subordinate Percentage of the applicable Non-PO Percentage of the amounts described in clauses (i)(a) through
(d) of the definition of "Non-PO Principal Amount" for such Distribution Date and (ii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (i)(e) through (g) and (2) the amount described in clause (ii) of the definition of "Non-PO Principal Amount" for such Distribution Date.

     Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of the Stated Principal Balance of the Defective Mortgage Loan; (ii) have a Net Mortgage Interest Rate not less than and not more than 2% greater than that of the Defective Mortgage Loan; (iii) be of the same type as the Defective Mortgage Loan, (iv) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan, (v) have a FICO score not less than that of the Defective Mortgage Loan, (vi) have a credit grade not lower in quality than that of the Defective Mortgage Loan,
(vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; (viii) have the same lien priority as the Defective Mortgage Loan; and (ix) comply with each Mortgage Loan representation and warranty set forth in the Mortgage Loan Purchase Agreement, the Servicing Agreement and this Agreement. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

     Substitution Adjustment Amount: As defined in Section 2.02.

     Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

     Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury

     Trust: The trust created by this Agreement, which shall be named the "[__________] 20[__]-[__]Trust."

     Trust Estate: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which [a][multiple] REMIC election(s) [is][are] to be made, such entire Trust Estate consisting of all accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, notes, drafts, letters of credit, advices of credit, investment property, uncertificated securities and rights to payment of any and every kind consisting of, arising from or relating to any of the following: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof,
(iv) the right to receive amounts, if any, payable on behalf of any Mortgagor from the Buy-Down Account relating to any Buy-Down Mortgage Loan, (v) the Depositor's rights under the Servicing Agreement, the underlying sale agreements and the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (vi) the Servicer Custodial Account(s), the Master Servicer Custodial Account, the Cap Account, the Certificate Account, the Exchangeable Certificates Grantor Trust Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, revenues, issues, products, revisions, substitutions, replacements, profits, rents, cash and non-cash proceeds and payments with respect thereto. The Buy-Down Account shall not be part of the Trust Estate.

     Trustee:   [_____________],   and  its  successors-in-interest  and,  if  a
successor trustee is appointed hereunder, such successor, as trustee.

     Trustee Fee: With respect to each Mortgage Loan, a monthly fee paid to the Trustee out of interest collections received from the related Mortgage Loan calculated at the Trustee Fee Rate on the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of the related Distribution Date.

     Trustee Fee Rate: A per annum rate equal to ___%.

     U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     VA: The Department of Veterans Affairs, formerly known as the Veterans Administration, or any successor thereto.

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holder of the Residual Certificate and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

     WHFIT: A "Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations ss. 1.671-5(b)(22) or successor provisions.

     WHFIT Regulations: Treasury Regulations ss. 1.671-5, as amended.

     Section 1.02 Interest Calculations. [All calculations of interest will be made on a 360-day year consisting of twelve (12) 30-day months.] [All calculations of interest will be made on a 360-day year consisting of twelve
(12) months, each of which has the actual number of days in such month.] All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

     Section 1.03 Fiscal Year. The fiscal year of the Trust will be the calendar year

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans and the related Mortgage Files, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date) and the Depositor's rights under the Mortgage Loan Purchase Agreement, including the rights of the Depositor as assignee of the Sponsor with respect to the Sponsor's rights under the Servicing Agreement. The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein. It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in any of (i) the New Jersey Home Ownership Act effective November 27, 2003, (ii) the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) the Indiana Home Loan Practices Act, effective January 1, 2005.

          (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, or a Custodian on behalf of the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

               (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of [___________________], as trustee for the holders of SunTrust Real Estate Trust Mortgage Pass-Through Certificates, Series 20[___]-[___], without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note) and, in the case of any Mortgage Loan originated in the State of New York documented by a NYCEMA, the NYCEMA, the new Mortgage Note, if applicable, the consolidated Mortgage Note and the consolidated Mortgage;

               (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the applicable Servicer (which may be part of a blanket certification) as being a true and correct copy of the Mortgage;

               (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "[_____________________,] as trustee for the holders of SunTrust Real Estate Trust Mortgage
          Pass-Through Certificates, Series 20[___]-[___]" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the applicable Servicer (which may be part of a blanket certification) as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall enforce the obligations of the applicable Servicer to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

               (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

               (v) any of (A) the original or duplicate original mortgagee title insurance policy and all riders thereto; (B) a title search showing no lien (other than standard exceptions) on the Mortgaged Property senior to the lien of the Mortgage or (C) an opinion of counsel of the type customarily rendered in the applicable jurisdiction in lieu of a title insurance policy;

               (vi) the original of any guarantee executed in connection with the Mortgage Note;

               (vii) for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

               (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

               (ix) for each Mortgage Loan secured by Cooperative Stock, the originals of the following documents or instruments:

                    (A) The Cooperative Stock Certificate;

                    (B) The stock power executed in blank;

                    (C) The executed Cooperative Lease;

                    (D) The executed Recognition Agreement;

                    (E) The executed  assignment of  Recognition  Agreement,  if any;

                    (F) The executed UCC-1 financing  statement with evidence of recording thereon; and

                    (G) Executed UCC-3 financing statements or other appropriate
               UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation);

provided, however, that on the Closing Date, with respect to item (iii), if an Assignment of Mortgage is required to be recorded as set forth below, the Depositor has delivered to the Trustee or a Custodian on behalf of the Trustee, as the case may be, a copy of such Assignment of Mortgage in blank rather than in the name of the Trustee and has caused the applicable Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

     If, in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy, if any, (together with all riders thereto), if applicable, satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy, if applicable, has not been delivered to any of the Servicer, the Sponsor or the Depositor, as applicable, by the applicable title insurer, if any, in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or a Custodian on behalf of the Trustee, as the case may be, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered an Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee or a Custodian, on behalf of the Trustee, as the case may be, (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the applicable Servicer to the Trustee or a Custodian on the Trustee's behalf, as the case may be. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Depositor shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

     No recording of an Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee and the Securities Administrator an unqualified Opinion of Counsel reasonably acceptable to the Trustee and the Securities Administrator to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of Mortgage in such state is not required by any Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date. Exhibit J attached hereto sets forth the list of all states where recordation is required by any Rating Agency to obtain the initial ratings of the Certificates. The Securities Administrator and the Trustee may rely and shall be protected in relying upon the information contained in such Exhibit J.

     In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee's behalf, will cause the applicable Servicer to remit to the Master Servicer for deposit in the Master Servicer Custodial Account the portion of such payment that is required to be deposited in the such account pursuant to Section 3.09.

     Section 2.02. Acceptance by the Trustee of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or a Custodian as its agent, will hold the documents referred to in Section 2.01(b) and the other documents delivered to it or a Custodian as its agent, as the case may be, constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate delivered to it, in trust for the exclusive use and benefit of all present and future Certificateholders. Upon execution and delivery of this document, the Trustee shall deliver or cause the Custodian to deliver to the Depositor[,] [and] the Master Servicer[, and the NIMS Insurer] a certification in the form attached hereto as Exhibit M (the "Initial Certification") to the effect that, except as may be specified in a list of exceptions attached thereto, such Person has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule.

     Within ninety (90) days after the execution and delivery of this Agreement, the Trustee shall review, or cause a Custodian, on behalf of the Trustee, to review, the Mortgage Files in such Person's possession, and shall deliver to the Depositor[,] [and] the Master Servicer[, and the NIMS Insurer] a certification in the form of Exhibit N hereto (the "Final Certification") to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in a list of exceptions attached to such Final Certification, such Mortgage File contains all of the items required to be delivered pursuant to
Section 2.01(b). In performing any such review, the Trustee or a Custodian, as the case may be, may conclusively rely on the purported genuineness of any such document and any signature thereon.

     If, in the course of such  review,  the  Trustee or a  Custodian  finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01(b) or is omitted from such Mortgage File, or if the Depositor, the Master Servicer, the Securities Administrator, the Trustee[, the NIMS Insurer] or a Custodian discovers a breach by a Servicer, the Depositor or the Sponsor of any representation, warranty or covenant under the Servicing Agreement, the Mortgage Loan Purchase Agreement or this Agreement, as the case may be, in respect of any Mortgage Loan and such breach materially adversely affects the interest of the Certificateholders in the related Mortgage Loan (provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders), then such party shall promptly so notify the Master Servicer, the Sponsor, such Servicer, the Securities Administrator, the
Trustee[, the NIMS Insurer] and the Depositor of such failure to meet the requirements of Section 2.01 or of such breach and request that the applicable Servicer, the Sponsor or the Depositor, as applicable, deliver such missing documentation or cure such defect or breach within ninety (90) days of its discovery or its receipt of notice of any such failure to meet the requirements of Section 2.01, defect or breach. If the Trustee receives written notice that the Depositor, the Sponsor or the applicable Servicer, as the case may be, has not deliver such missing document(s) or cured such defect or breach in all material respects during such period, the Trustee, on behalf of the Trust, shall enforce the applicable Servicer, Sponsor or Depositor's obligation, as the case may be, under the applicable Servicing Agreement or the Mortgage Loan Purchase Agreement or this Agreement, as the case may be, and cause the applicable Servicer, Sponsor or Depositor, as the case may be, to either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or
(b) purchase such Mortgage Loan from the Trust at the Purchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase must occur within ninety (90) days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

     Notwithstanding any contrary provision of this Agreement, no substitution pursuant to this Section 2.02 shall be made more than ninety (90) days after the Closing Date unless the Depositor delivers to the Securities Administrator an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of any of the Trustee, the Securities Administrator or the Trust Estate, addressed to the Trustee and the Securities Administrator, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on any REMIC created hereunder or contributions after the Start-up Day, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or
(ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     It is understood that the scope of the Trustee's review (or a Custodian's review on its behalf) of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.01(b) have been received and further confirming that any and all documents delivered pursuant to Section 2.01(b) appear on their face to have been executed and relate to the applicable Mortgage Loans identified in the related Mortgage Loan Schedule based solely upon the review of items (i) and (xi) in the definition of Mortgage Loan Schedule. Neither the Trustee nor any Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

     If the Trustee receives written notice from the Depositor, the Master Servicer or the Securities Administrator of a breach of any representation or warranty of a Servicer or the Sponsor, the Trustee, on behalf of the Trust, shall enforce the rights of the Trust under the applicable Servicing Agreement, the Mortgage Loan Purchase Agreement and this Agreement for the benefit of the Certificateholders. If the Trustee receives written notice from the Depositor, the Master Servicer or the Securities Administrator of a breach of the representations or warranties with respect to the Mortgage Loans set forth in a Servicing Agreement, the Trustee, on behalf of the Trust, shall enforce the right of the Trust to be indemnified for such breach of representation or warranty. In addition, if the Trustee receives written notice from the Depositor, the Master Servicer or the Securities Administrator of a breach of a representation with respect to a Mortgage Loan set forth in clauses ([k]), ([o]) or ([p]) of paragraph [3] or clauses ([f]), ([nn]) or ([oo]) of paragraph [4] of the Mortgage Loan Purchase Agreement that occurs as a result of a violation of an applicable predatory or abusive lending law, the Trustee, on behalf of the Trust, shall enforce the right of the Trust to reimbursement by the Sponsor for all costs or damages incurred by the Trust as a result of the violation of such law (such amount, the "Reimbursement Amount"), but in the case of a breach of a representation set forth in clauses ([k]) or ([o]) of paragraph [3] of the Mortgage Loan Purchase Agreement, only to the extent the applicable Servicer does not so reimburse the Trust. It is understood and agreed that, except for any indemnification provided in the related Servicing Agreement and the payment of any Reimbursement Amount, the obligation of any Servicer, the Sponsor or the Depositor to cure, to repurchase or to substitute any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against a Servicer, the Sponsor or the Depositor in respect of such omission, defect or breach available to the Trustee on behalf of the Trust and the Certificateholders.

     With respect to the representations and warranties relating to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement that are made to the best of the Sponsor's knowledge or as to which the Sponsor had no knowledge, if it is discovered by the Depositor, the Master Servicer[, the NIMS Insurer] or the Trustee that the substance of such representation or warranty is inaccurate and such inaccuracy materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan then, notwithstanding the Sponsor's lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     It is understood and agreed that the representations and warranties relating to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement shall survive delivery of the Mortgage Files to the Trustee or a Custodian on the Trustee's behalf and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Sponsor set forth in this
Section 2.02 to cure, substitute or repurchase a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders and to the Trustee on their behalf respecting a breach of the representations and warranties contained in the Mortgage Loan Purchase Agreement.

     The representations and warranties of [the][each] Servicer with respect to the Mortgage Loans in the [related] Servicing Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in [the][such] Servicing Agreement. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of a Servicer under the [related] Servicing Agreement and (ii) a representation or warranty of the Sponsor under the Mortgage Loan Purchase Agreement, the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee's right to enforce the obligations of the [applicable] Servicer under any applicable representation or warranty made by it. It is hereby acknowledged that the Sponsor shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the [applicable] Servicer in the [related] Servicing Agreement, without regard to whether [the][such] Servicer fulfills its contractual obligations in respect of such representation or warranty. It is hereby further acknowledged that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.04) under any circumstances.

     With respect to each Substitute Mortgage Loan, the applicable Servicer, Sponsor or Depositor, as the case may be, shall deliver to the Trustee (or a Custodian on behalf of the Trustee), for the benefit of the Certificateholders, the documents and agreements required by Section 2.01(b), with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01(b). No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the applicable Servicer, Sponsor or the Depositor has substituted a Substitute Mortgage Loan.

     The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Securities Administrator, the Trustee[, the NIMS Insurer] and any Custodian. Upon such substitution of a Mortgage Loan by the Depositor, the Sponsor or a Servicer, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor or the Sponsor, as the case may be, shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to paragraph 4 of the Mortgage Loan Purchase Agreement and the [applicable] Servicer shall be deemed to have made to the Trustee, with respect to such Substitute Mortgage Loan and as of the date of the substitution, the mortgage loan representations and warranties made pursuant to the [applicable] Servicing Agreement. Upon any such substitution and the deposit to the Master Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt by the Trustee of a Request for Release, the Trustee shall release, or shall direct a Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the applicable party and shall execute and deliver at such party's direction such instruments of transfer or assignment prepared by such party, in each case without recourse, as shall be necessary to vest title in such party, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

     For any month in which the Depositor, the Sponsor or a Servicer substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans substituted by the such party [in a Loan Group], as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans [in a Loan Group] substituted by such party (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount"[ for such Loan Group]) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be remitted by such party to the Master Servicer for deposit to the Master Servicer Custodial Account on or before the [18th] day of the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

     The Trustee shall retain or shall cause a Custodian to retain, as applicable, possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Master Servicer shall cause to be promptly delivered to the Trustee or a Custodian on behalf of the Trustee, as the case may be, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Master Servicer's possession from time to time.

     Neither the Trustee nor any Custodian shall be under any duty or obligation
(i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in Section 2.01(b)(iv), (vi), (vii), (viii) and (ix). In connection with making the certifications required hereunder, to the extent a title search or Opinion of Counsel had been provided in lieu of a title policy for any Mortgage Loan, the Trustee or a Custodian on its behalf, as applicable, shall only be responsible for confirming that a title search or opinion of counsel has been provided for such Mortgage Loan and shall not be deemed to have certified that the content of such title search or opinion of counsel is sufficient to meet the requirements of Section 2.01(b)(v).

     Section 2.03. Representations, Warranties and Covenants of the Master Servicer

     The  Master  Servicer  hereby  makes  the  following   representations  and
warranties to the Depositor, the Securities Administrator[, the NIMS Insurer] and the Trustee, as of the Closing Date:

          (i) The Master Servicer is a [insert form and state of organization] and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property securing a Mortgage Loan is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Master Servicer. The Master Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Master Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Master Servicer to make this Agreement valid and binding upon the Master Servicer in accordance with its terms.

          (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Master Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

          (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject.

          (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Master Servicer, threatened against the Master Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Master Servicer, or in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or which would materially impair the ability of the Master Servicer to perform under the terms of this Agreement.

     The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee or a Custodian on the Trustee's behalf for the benefit of the Certificateholders.

     Section 2.04. Representations and Warranties of the Depositor as to the Mortgage Loans. The Depositor hereby represents and warrants to the Trustee [and the NIMS Insurer] with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

          (i) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

          (ii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust.

          (iii) As of the Closing Date, the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors.

          (iv) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury Regulation section 1.860G-2.

     It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or a Custodian on behalf of the Trustee and shall inure to the benefit of the Certificateholders.

     Upon discovery by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee that any of the representations and warranties set forth in this Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties; provided that a breach of the representation that each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within ninety (90) days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either
(i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Purchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach relates to the representation that each Mortgage Loan is a "qualified mortgage" as defined in
Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within ninety (90) days from the date the breach was discovered. The Purchase Price of any repurchase described in this paragraph and the Substitution Adjustment Amount, if any, shall be remitted to the Master Servicer for deposit to the Master Servicer Custodial Account. It is understood and agreed that, except with respect to the second preceding sentence, the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to
Certificateholders, or to the Trust and the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

     Section 2.05. Designation of Interests in the REMIC. The Depositor hereby designates the Classes of Senior Certificates (other than the Class A-R Certificate) and the Classes of Subordinate Certificates as "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

     Section 2.06. Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

     Section 2.07. REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the REMIC is ____________ ___, 20___.

     Section 2.08. Execution and Delivery of Certificates. The Securities Administrator has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

                               ARTICLE III

                       ADMINISTRATION AND MASTER SERVICING
                                OF MORTGAGE LOANS

     Section 3.01. Master Servicing of the Mortgage Loans.

     For and on behalf of the Certificateholders, the Master Servicer shall supervise, monitor and oversee the obligations of the Servicer to service and administer the Mortgage Loans in accordance with the terms of the Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement, subject to the prior sentence, and with Customary Servicing Procedures. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time to time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under the Servicing Agreement. The Master Servicer shall independently and separately monitor the Servicer's servicing activities with respect to each Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer's and the Master Servicer's records, and based on such reconciled and corrected information, prepare the Master Servicer's Certificate and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer to the Master Servicer Custodial Account pursuant to the Servicing Agreements.

     Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Master Servicer shall enforce the obligations of the Servicer to collect all payments due under the terms and provisions of the Mortgage Loans when the same shall become due and payable to the extent such procedures shall be consistent with the Servicing Agreement.

     The relationship of the Master Servicer (and of any successor to the Master Servicer as master servicer under this Agreement) to the Trustee and the Securities Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     Section 3.02.  Monitoring of Servicer.

     (a) The Master Servicer shall be responsible for reporting to the Trustee, the Securities Administrator and the Depositor the compliance by the Servicer with its duties under the Servicing Agreement. In the review of the Servicer's activities, the Master Servicer may rely upon an officer's certificate of the Servicer with regard to such Servicer's compliance with the terms of the Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with the Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Securities Administrator and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

     (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under the Servicing Agreement, and shall, in the event that the Servicer fails to perform its obligations in accordance with the Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of the Servicer thereunder and act as successor Servicer of the Mortgage Loans under the Servicing Agreement or cause the Trustee to enter in to a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer and Trustee, as applicable, shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party whom such enforcement is directed, provided that the Master Servicer and the Trustee, as applicable, shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer or the Trustee, as applicable, shall have received reasonable indemnity for its costs and expenses in pursuing such action.

     (c) To the extent that the costs and expenses of the Master Servicer or the Trustee, as applicable, related to any termination of the Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer or the Trustee, as applicable, with respect to the Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an Event of Default by the Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Servicer to service the Mortgage Loans in accordance with the Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such costs and expenses from the Master Servicer Custodial Account.

     (d) To the extent that any Servicing Transfer Costs are not fully and timely reimbursed by the terminated Servicer, the Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such costs and expenses from the Master Servicer Custodial Account.

     (e) The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in the Servicing Agreement.

     (f) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

     (g) Notwithstanding the foregoing, to the extent the Master Servicer engages any affiliate or third party vendor in connection with the performance of any of its duties under this Agreement, the Master Servicer shall immediately notify the Depositor in writing of such engagement. To the extent the Depositor notifies the Master Servicer and the Trustee that it has determined that any such affiliate or third party vendor is a Servicing Function Participant, the Master Servicer shall cause such Servicing Function Participant to prepare a separate assessment and attestation report, as contemplated by Section 3.20 of this Agreement and deliver such report to the Securities Administrator as set forth in Section 3.22 of this Agreement. In addition, to the extent the Depositor notifies the Master Servicer and the Trustee that it has determined that any such Servicing Function Participant would be a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB (an "Additional Servicer"), the Master Servicer shall cause such Additional Servicer to prepare a separate compliance statement as contemplated by Section 3.19 of this Agreement and deliver such statement to the Securities Administrator as set forth in Section
3.22 of this Agreement.

     In addition, if the Depositor determines any such Servicing Function Participant would be a "servicer" within the meaning of Item 1101 of Regulation AB, the Master Servicer shall cause such Servicing Function Participant to provide the Depositor and the Securities Administration the information required by Section 1108(b) and 1108(c) of Regulation AB within two Business Days following such engagement. To the extent the Master Servicer terminates any such Servicing Function Participant that the Depositor has determined is a "servicer" within the meaning of Item 1101 of Regulation AB, the Master Servicer shall provide the Depositor and the Securities Administrator the information required to enable the Securities Administrator to accurately and timely report such event under Item 6.02 of Form 8-K (if the Trust's Exchange Act reporting requirements have not been suspended pursuant to Section 15(d) of the Exchange Act as set forth in Section 3.22(g).

     Section 3.03. Fidelity Bond; Errors and Omissions Insurance. The Master Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons involved in the performance of its obligations as Master Servicer hereunder. These policies must insure the Master Servicer against losses resulting from dishonest or fraudulent acts committed by the Master Servicer's personnel, any employees of outside firms that provide data processing services for the Master Servicer, and temporary contract employees or student interns. No provision of this Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Master Servicer by express waiver of Fannie Mae or Freddie Mac. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

     Section 3.04.  Access to Certain Documentation.

     (a) The Master Servicer shall provide, and the Master Servicer shall cause the Servicer to provide in accordance with the Servicing Agreement, to the OCC, the OTS, the FDIC and to comparable regulatory authorities supervising Holders of Certificates and the examiners and supervisory agents of the OCC, the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OCC, the OTS, the FDIC and such other authorities with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer and the Servicer. In fulfilling such request for access, the Master Servicer shall not be responsible to determine the sufficiency of any information provided by the Servicer. Nothing in this Section 3.04 shall limit the obligation of the Master Servicer and the Servicer to observe any applicable law and the failure of the Master Servicer or the Servicer to provide access as provided in this Section
3.04 as a result  of such  obligation  shall  not  constitute  a breach  of this
Section 3.04.

     Section 3.05. Maintenance of Primary Mortgage Insurance Policy; Claims.

     (a) The Master Servicer shall not take, or permit the Servicer (to the extent such action is prohibited under the Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the Servicer (to the extent required under the Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to the Mortgage Loan in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit the Servicer (to the extent required under the Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable.

     (b) The Master Servicer agrees to present, or to cause the Servicer (to the extent required under the Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Sections 3.08 and 3.09, any amounts collected by the Master Servicer or the Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Master Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11.

     Section 3.06. Rights of the Depositor, the Securities Administrator and the Trustee in Respect of the Master Servicer.

     The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. None of the Securities Administrator, the Trustee or the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer and the Securities Administrator, the Trustee or the Depositor shall not be obligated to supervise the performance of the Master Servicer hereunder or otherwise.

     Section 3.07. Trustee to Act as Master Servicer.

     In the event the Master Servicer or any successor master servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of an Event of Default), the Trustee as trustee hereunder shall within 90 days of such time, assume, if it so elects, or shall appoint a successor Master Servicer to assume, all of the rights and obligations of the Master Servicer hereunder and all of the rights and obligations of the Master Servicer under the Servicing Agreement, unless the Trustee elects to terminate the Servicing Agreement, in accordance with the terms thereof. Unless the Trustee so elects to terminate the Servicing Agreement, the Trustee, its designee or the successor master servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein with respect to the related Mortgage Loans and to have replaced the Master Servicer as a party to the Servicing Agreement, to the same extent as if the rights and duties under the Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Servicing Agreement, with respect to the Master Servicer's duties to be performed prior to its termination hereunder. Any such assumption shall be subject to Sections 7.02 and 8.05.

     The predecessor Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to the Mortgage Loans then being master serviced by such Master Servicer and an accounting of amounts collected and held by such Master Servicer, and shall transfer control of the Master Servicer Custodial Account, and any investment accounts to the successor Master Servicer, and otherwise use its best efforts to effect the orderly and efficient transfer of the rights and duties relating to such Mortgage Loans to the assuming party. The Trustee shall be entitled to be reimbursed from the predecessor Master Servicer (or the Trust if the predecessor Master Servicer is unable to fulfill such obligations) for all Master Servicing Transfer Costs.

     Section 3.08. Servicer Custodial Account and Escrow Account.

     The Master Servicer shall enforce the obligation of the Servicer to establish and maintain a Servicer Custodial Account in accordance with the Servicing Agreement, with records to be kept with respect thereto on a loan by loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and all collections with respect to any REO Property received by the Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Recoveries and Advances made from the Servicer's own funds (less servicing compensation as permitted by the Servicing Agreement) and all other amounts to be deposited in the Servicer Custodial Account. The Master Servicer is hereby authorized to make withdrawals from and deposits to the Servicer Custodial Account for purposes required or permitted by this Agreement.

     To the extent required by the Servicing Agreement and by the related Mortgage Note and not violative of current law, the Master Servicer shall require the Servicer to establish and maintain one or more escrow accounts (collectively, the "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or Advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel the Servicer to establish an Escrow Account in violation of applicable law.

     Section 3.09. Collection of Mortgage Loan Payments, Master Servicer Custodial Account; Distribution Account and Cap Account.

     (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Master Servicer shall enforce the obligations of the Servicer to collect all payments due under the terms and provisions of the Mortgage Loans when the same shall become due and payable to the extent such procedures shall be consistent with the Servicing Agreement.

     (b) The Securities Administrator shall establish and maintain the Distribution Account. The Securities Administrator shall, promptly upon receipt, deposit in the Distribution Account and retain therein any amounts which are required to be deposited in the Distribution Account by the Securities Administrator.

     (c) The Master  Servicer shall  establish and maintain the Master  Servicer
Custodial Account, which shall be an Eligible Account. The Master Servicer shall, promptly upon receipt, deposit in the Master Servicer Custodial Account and retain therein any amounts which are required to be deposited in the Master Servicer Custodial Account by the Master Servicer.

     (d) The Master Servicer shall deposit or cause to be deposited into the Master Servicer Custodial Account, on the same Business Day of receipt (except as otherwise specifically provided herein), the following payments and collections remitted to the Master Servicer by the Servicer from its Servicer Custodial Account pursuant to the Servicing Agreement or otherwise or received by the Master Servicer in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

          (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

          (ii) all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee;

          (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.08, and other than any Excess Proceeds and
     (B) any Insurance Proceeds released from an Escrow Account;

          (iv) any amount required to be deposited by the Master Servicer pursuant to Section 3.09(e) in connection with any losses on Permitted Investments with respect to the Master Servicer Custodial Account;

          (v) any amounts relating to REO Property required to be remitted by the Servicer;

          (vi) Periodic Advances made by the Servicer pursuant to the Servicing Agreement (or, if applicable, by the Master Servicer or the Trustee pursuant to Section 3.21) and any Compensating Interest paid by the Servicer pursuant to the Servicing Agreement;

          (vii) all Purchase Prices, all Substitution Adjustment Amounts and all Reimbursement Amounts to the extent received by the Servicer;

          (viii) any Recoveries relating to the Mortgage Loans; and

          (ix) any other amounts required to be deposited hereunder.

     If the Master Servicer shall deposit any amount not required to be deposited, it may at any time withdraw such amount from the Master Servicer Custodial Account, any provision herein to the contrary notwithstanding. All funds required to be deposited in the Master Servicer Custodial Account shall be held by the Master Servicer in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11.

     (e) Each institution at which the Master Servicer Custodial Account is maintained shall invest the funds therein as directed in writing by the Master Servicer in Permitted Investments, which shall mature not later than the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All Master Servicer Custodial Account Reinvestment Income shall be for the benefit of the Master Servicer as part of its master servicing compensation and shall be remitted to the Master Servicer monthly as provided herein. The amount of any losses realized in the Master Servicer Custodial Account incurred in any such account in respect of any such investments shall promptly be deposited by the Master Servicer from its own funds in the Master Servicer Custodial Account.

     (f) Each institution at which the Distribution Account is maintained shall invest the funds therein if directed in writing by the Securities Administrator in Permitted Investments that are obligations of the institution that maintains the Distribution Account, which shall mature on the Distribution Date and shall not be sold or disposed of prior to its maturity.

     All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the Distribution Account shall be for the benefit of the Securities Administrator as additional compensation and the amount of any losses realized in the Distribution Account in respect of any such Permitted Investments shall promptly be deposited by the Securities Administrator from its own funds in the Distribution Account.

     (g) The Master Servicer shall give notice to the Depositor, the Trustee, the Securities Administrator and the Rating Agencies of any proposed change of location of the Master Servicer Custodial Account not later than 30 days after and not more that 45 days prior to any change thereof. The Securities
Administrator shall give notice to the Depositor, the Trustee, the Master Servicer and the Rating Agencies of any proposed change of the location of the Distribution Account maintained by the Securities Administrator not later than 30 days after and not more than 45 days prior to any change thereof. The creation of the Master Servicer Custodial Account and the Distribution Account shall be evidenced by a certification substantially in the form of Exhibit F hereto.

     (h) The Securities Administrator shall establish and maintain the Cap Account, held in trust for the benefit of the Holders of the Class A-4 Certificates. The Securities Administrator shall deposit in the Class A-4 Cap Account on the date received by it payments in respect of the Interest Rate Cap Agreement, if any, received from the Cap Provider for the related Distribution Date. Funds on deposit in the Cap Account shall remain uninvested. On each Distribution Date, the Securities Administrator shall withdraw from the Cap Account the Interest Rate Cap Agreement payment, if any, received in respect of such Distribution Date and shall distribute such amount to the Class A-4 Certificates.

     For federal and state income tax purposes, the Holders of the Class A-4 Certificates will be deemed to be the owners of the Cap Account and the Interest Rate Cap Agreement, and the Cap Account and the Interest Rate Cap Agreement will be assets of the Class A-4 Grantor Trust as provided in Section 5.12. The Cap Account and the Interest Rate Cap Agreement will not be assets of any REMIC created hereunder, and any payments to the Class A-4 Certificates from the Cap Account will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860G(a)(1). The Cap Account is an "outside reserve fund" within the meaning of Treasury Regulations ss. 1.860G-2(h) that is owned by the Holders of the Class A-4 Certificates.

     In addition, the Securities Administrator shall account for the rights of the Class A-4 Certificates to receive amounts in respect of the Interest Rate Cap Agreement as a right in a limited recourse interest rate cap contract written by the Cap Provider in favor of the Class A-4 Certificates. Thus, for tax purposes, each Class A-4 Certificate shall be treated as representing not only ownership of a "regular interest" in the related REMIC within the meaning of Code Section 860G(a)(1), but also ownership of an interest in a notional principal contract. For federal tax return and information reporting purposes, the right of the Holders of the Class A-4 Certificates to receive payments under the Interest Rate Cap Agreement shall be assumed to have a value of zero as of the Closing Date unless and until required otherwise by an applicable taxing authority.

     Section 3.10. Access to Certain Documentation and Information Regarding the Mortgage Loans.

     The Master Servicer shall afford and shall enforce the obligation of the Servicer to afford the Securities Administrator and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer or the Servicer.

     Section 3.11. Permitted Withdrawals from the Distribution Account, the Master Servicer Custodial Account and the Servicer Custodial Account.

     (a) The Securities Administrator shall withdraw funds from the Distribution Account to reimburse the Depositor for expenses incurred by it and reimbursable pursuant to this Agreement, including but not limited to, Section 7.03, to pay itself and the Trustee any amounts due itself or the Trustee under this Agreement and for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Master Servicer may from time to time make withdrawals from the Master Servicer Custodial Account for the following purposes:

          (i) to pay to the Servicer (to the extent not  previously  retained by
     it), the Servicing Fee to which they are entitled pursuant to the Servicing Agreement and to pay itself any Master Servicer Custodial Account Reinvestment Income;

          (ii) to pay to the Securities Administrator and the Trustee any amounts due to the Securities Administrator and the Trustee under this Agreement (including, but not limited to, all amounts provided for under Section 9.11, other than amounts provided for in sentences one, two and three of Section 9.11);

          (iii) to reimburse the Servicer (or, if applicable, itself or the Trustee) for unreimbursed Advances made pursuant to the Servicing Agreement (or in the case of itself or the Trustee, pursuant to Section 3.21), such right of reimbursement pursuant to this clause (iii) being limited first to amounts received on the Mortgage Loans in respect of which any such Advance was made and then limited to amounts received on all the Mortgage Loans;

          (iv) to reimburse the Servicer (or, if applicable, itself or the Trustee) for any Nonrecoverable Advance previously made, such right of reimbursement pursuant to this clause (iv) being limited first to amounts received on the Mortgage Loans in respect of which such Nonrecoverable Advance was made and then limited to amounts received on all the Mortgage Loans;

          (v) to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

          (vi) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02 or 2.04, all amounts received thereon after the date of such purchase;

          (vii) to reimburse itself for expenses incurred by it and reimbursable pursuant to this Agreement, including but not limited to, Section 7.03;

          (viii) to withdraw any amount deposited in the Master Servicer Custodial Account and not required to be deposited therein; and

          (ix) to clear and terminate the Master Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

     If the Master Servicer shall remit to the Securities Administrator any amount not required to be remitted, it may at any time direct the Securities Administrator to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Securities Administrator which describes the amounts remitted in error to the Securities Administrator for deposit to the Distribution Account. In no event shall the Securities Administrator incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

     (b) On each Distribution Date, funds on deposit in the Distribution Account shall be used to make payments on the Regular Certificates and the Class A-R Certificate as provided in Sections 5.01 and 5.02. The Distribution Account shall be cleared and terminated upon termination of this Agreement pursuant to
Section 10.01.

     Section 3.12. Maintenance of Hazard Insurance and Other Insurance.

     For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under the Servicing Agreement to maintain or cause to be maintained fire, flood and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in accordance with the Servicing Agreement. It is understood and agreed that such insurance provided for in this
Section 3.12 shall be with insurers meeting the eligibility requirements set forth in the Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

     Pursuant to Sections 3.08 and 3.09, any amounts collected by the Master Servicer, or by the Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Servicing Agreement) shall be deposited into the Master Servicer Custodial Account, subject to withdrawal pursuant to Sections 3.09 and 3.11. Any cost incurred by the Master Servicer or the Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to
Certificateholders and shall be recoverable by the Master Servicer or the Servicer pursuant to Sections 3.09 and 3.11.

     Section 3.13. Presentment of Claims and Collection of Proceeds.

     The Master Servicer shall (to the extent provided in the Servicing Agreement) cause the Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies.

     Any proceeds disbursed to the Master Servicer (or disbursed to the Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

     Section 3.14. Enforcement of Due-On-Sale Clauses; Assumption Agreements.

     To the extent provided in the Servicing Agreement and to the extent Mortgage Loans contain enforceable due on sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with the Servicing Agreement.

     If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the Servicing Agreement.

     Section 3.15. Realization Upon Defaulted Mortgage Loans; REO Property.

     (a) The Master Servicer shall cause the Servicer (to the extent required under the Servicing Agreement) to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the Servicing Agreement.

     (b) With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trust for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Master Servicer shall enforce the obligation of the Servicer, to the extent provided in the Servicing Agreement, to (i) cause the name of the Trust to be placed on the title to such REO Property and (ii) ensure that the title to such REO Property references this Agreement. The Master Servicer shall, to the extent provided in the Servicing Agreement, cause the Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO
Property, the Master Servicer shall cause the Servicer to protect and conserve such REO Property in the manner and to the extent required by the Servicing Agreement, subject to the REMIC Provisions. In the event that the Trust Estate acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall enforce the obligation of the Servicer to dispose of such Mortgaged Property within the time period specified in the Servicing Agreement unless the Servicer shall have applied for and received an extension of such period from the Internal Revenue Service, in which case the Trust Estate may continue to hold such Mortgaged Property for the period of such extension.

     (c) The Master Servicer shall, to the extent required by the Servicing Agreement, cause the Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Servicer Custodial Account.

     (d) The Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Periodic Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided that any such unreimbursed Periodic Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

     (e) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Servicer as provided above shall be deposited in the Servicer Custodial Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Servicer for deposit into the Servicer Custodial Account.

     Notwithstanding any other provision of this Agreement, the Master Servicer shall not permit any Mortgaged Property acquired by the Trust to be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, (ii) result in the receipt by the REMIC if any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions or (iii) subject the REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under
Section 860G(c) of the Code or otherwise, unless the Master Servicer or Servicer, as applicable, has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. Notwithstanding any other provision of this Agreement, the Master Servicer and the Securities Administrator, as applicable, shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Master Servicer or the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding.

     Without limiting the foregoing, the Master Servicer agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that has furnished or caused to be furnished an effective Form W-8 or an acceptable substitute form or a successor form and who is not a "10 percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust or the Depositor. In the event the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholder.

     Section 3.16. Trustee to Cooperate; Release of Mortgage Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer or the Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Master Servicer or the Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven Business Days release the Mortgage File to the Master Servicer or the Servicer. The Trustee shall at the Master Servicer's or the Servicer's direction execute and deliver to the Master Servicer or the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage relating to the Mortgage Loan, in each case provided by the Master Servicer or the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Master Servicer shall enforce the Servicer's obligation under the Servicing Agreement take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor of the Mortgage Loan.

     From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any Primary Mortgage Insurance Policy, any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Master Servicing Officer or a Servicing Officer, release the Mortgage File within seven Business Days to the Master Servicer or the Servicer. Subject to the further limitations set forth below, the Master Servicer or the Servicer shall cause the Mortgage Files so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial Account, in which case such Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

     If the Master Servicer or Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement or the Servicing Agreement, the Master Servicer or the Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

     Section 3.17. Documents, Records and Funds in Possession of the Master Servicer to be Held for the Trustee.

     Notwithstanding any other provisions of this Agreement, the Master Servicer shall cause the Servicer to transmit to the Trustee (or the Custodian on behalf of the Trustee) as required by this Agreement and the Servicing Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or the Servicer or which otherwise are collected by the Master Servicer or the Servicer as Liquidation Proceeds, Recoveries or Insurance Proceeds in respect of any Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Distribution Account or the Servicer Custodial Account, shall be held by the Master Servicer or the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement and the Servicing Agreement.

     The Master Servicer also agrees that it shall not, and shall insure that the Servicer shall not, knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Master Servicer Custodial Account, the Servicer Custodial Account, the Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by such Master Servicer or Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

     Section 3.18. Master Servicer Compensation and Servicer Compensation.

     [Master Servicing compensation in the form of Master Servicer Custodial Account Reinvestment Income shall be remitted to or retained by the Master Servicer pursuant to Section 3.09(e). The Master Servicer shall be required to pay all expenses incurred by it in connection with its master servicing activities hereunder and shall not be entitled to reimbursement therefore except as specifically provided in this agreement.]

     Section 3.19. Annual Statement as to Compliance.

     The Trustee, Securities Administrator and Master Servicer shall deliver, and the Master Servicer shall cause each Additional Servicer engaged by it to deliver, in electronic form, to the Depositor, the Securities Administrator, the Trustee and each Rating Agency on or before March 5th of each year, or if such day is not a Business Day the next Business Day (with a ten calendar day cure period, but in no event later than March 15th), followed by a hard copy within ten calendar days, commencing March 20__, a certificate in the form required by
Item 1123 of Regulation AB, to the effect that (i) an authorized officer of the Trustee, Securities Administrator, Master Servicer or Additional Servicer, as the case may be, has reviewed (or a review has been made under his or her supervision of) such party's activities under this Agreement, or such other applicable agreement in the case of an Additional Servicer, during the prior calendar year or a portion thereof and (ii) to the best of such officer's knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout the prior calendar year or portion thereof or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of such certificate, the Depositor shall review such certificate and, if applicable, consult with the Master Servicer, Securities Administrator and Trustee as to the nature of any failure to fulfill any obligation under the Agreement, or such other applicable agreement in the case of an Additional Servicer, in any material respect.

     In addition, the Master Servicer shall enforce the Servicer's obligation under the Servicing Agreement to provide a similar statement to the Securities Administrator relating to compliance with the Servicing Agreement.

     Section 3.20. Assessments of Servicing Compliance; Registered Public Accounting Firm Attestation Reports.

     (a) Each of the Master Servicer, the Securities Administrator and the Trustee shall furnish, and shall cause any Servicing Function Participant engaged by it to furnish, at such party's expense, to the Depositor, the Securities Administrator and the Trustee in electronic form, not later than March 5th of each year, or if such day is not a Business Day the next Business Day (with a ten calendar day cure period, but in no event later than March
15th),  followed by a hard copy within ten calendar  days,  commencing  in March
20___, a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to it, (C) such party's assessment of compliance with the Servicing Criteria applicable to it as of an for the fiscal year covered by the Form 10-K required to be filed pursuant to
Section 3.22, including, if there has been any material instance of noncompliance with the Servicing Criteria applicable to it, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Servicing Criteria applicable to such party as of an for such period.

     Each such assessment of compliance report shall be addressed to the Depositor, the Securities Administrator and the Trustee and signed by an authorized officer of the applicable party, and shall address each of the Relevant Servicing Criteria set forth on Exhibit Q hereto, or as set forth in the notification furnished to the Depositor, the Securities Administrator and the Trustee pursuant to Section 3.19(c). The Master Servicer, Securities Administrator and the Trustee hereby acknowledge and agree that their respective assessments of compliance will cover the items identified on Exhibit Q hereto as being covered by such party. The parties to this Agreement acknowledge that where a particular Servicing Criterion has multiple components, each party's assessment of compliance (and related attestation of compliance) will relate only to those components that are applicable to such party. Promptly after receipt of each such report on assessment of compliance, the Depositor shall review each such report and, if applicable, consult with the Master Servicer, Securities Administrator or the Trustee as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it (or any Servicing Function Participant engaged or utilized by the Master Servicer, Securities Administrator or the Trustee, as applicable).

     (b) Each of the Master Servicer, the Securities Administrator and the Trustee, at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by it, at such party's expense, to cause, not later than March 5th of each year or if such day is not a Business Day, the next Business Day (with a ten calendar day cure period), commencing in March 20, a registered public accounting firm (which may also render other services to the Master Servicer, the Securities Administrator, the Trustee, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish electronically a report to the Securities Administrator, the Trustee and the Depositor (with a hard copy to follow within ten calendar days), to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Servicing Criteria applicable to it, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's assessment of compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

     Promptly after receipt of each such accountants' attestation report, the Depositor shall review the report and, if applicable, consult with the Master Servicer, Securities Administrator or the Trustee if such report (i) states that a party's assessment of compliance was not fairly stated in any material respect or (ii) is unable to state an overall opinion.

     (c) No later than 30 days following the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, (i) the Master Servicer shall forward to the Securities Administrator, the Trustee and the Depositor the name of each Servicing Function Participant engaged by it and what Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant, (ii) the Securities Administrator shall forward to the Trustee and the Depositor the name of each Servicing Function Participant engaged by it and what Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant and (iii) the Trustee shall forward to the Depositor the name of each Servicing Function Participant engaged by it and what Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant, in each case to the extent of any change from the prior year's notice, if any.

     (d) Beginning with fiscal year 20__ and thereafter, none of the Master Servicer, the Securities Administrator, the Trustee or any Servicing Function Participant engaged by such parties shall be required to deliver or cause the delivery of any such assessments or attestation reports until April 15th unless such party has received written notice from the Depositor that a Form 10-K is required to be filed in respect of the Trust for the preceding fiscal year.

     Section 3.21. Advances.

     The Master Servicer shall enforce the obligations of the Servicer to make a Periodic Advance and/or a Servicing Advance in accordance with the Servicing Agreement. The Servicer shall be entitled to be reimbursed from the Master Servicer Custodial Account for all Advances of its own funds made pursuant to the Servicing Agreement. Based upon information set forth in the servicer reports, the Master Servicer shall inform the Securities Administrator of the amount of the Periodic Advance to be made by the Servicer on each applicable Advance Date no later than the related Remittance Date. If the Servicer fails to make any required Advance pursuant to the Servicing Agreement, the Master Servicer shall (i) unless the Master Servicer determines that such Advance would not be recoverable in its good faith business judgment, make such Advance not later than the Business Day preceding the related Distribution Date and (ii) to the extent such failure leads to the termination of the Servicer and until such time as a successor Servicer is appointed, continue to make Advances required pursuant to the Servicing Agreement for any Distribution Date, within the same time frame set forth in (i) above, unless the Master Servicer determines (to the extent provided in the Servicing Agreement) that such Advance would not be recoverable.

     Section 3.22. Reports to the Securities and Exchange Commission. (a) The Trustee, the Securities Administrator and the Master Servicer shall reasonably cooperate with the Depositor to enable the Depositor to satisfy its reporting requirements under the Exchange Act and the parties hereto shall reasonably cooperate to enable the Securities and Exchange Commission requirements with respect to the Depositor to be met in the event that the Securities and Exchange Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this Section 3.22, to be conducted or allocated in a different manner. Without limiting the generality of the foregoing, the Securities Administrator shall prepare on behalf of the Depositor any Current Reports on Form 8-K (each, a "Form 8-K"), Distribution Reports on Form 10-D (each, a "Form 10-D") and Annual Reports on Form 10-K (each, a "Form 10-K") as required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, the Master Servicer shall sign and the
Securities Administrator shall file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor. Notwithstanding the foregoing, the Depositor shall file the Form 8-Ks in connection with the issuance of the Certificates.

     (b) Each Form 10-D shall be filed by the Securities Administrator within 15 days after each Distribution Date and will include a copy of the monthly statement to Certificateholders delivered pursuant to Section 5.04(b) (each, a "Distribution Date Statement") for such Distribution Date as an exhibit thereto. In addition, the Securities Administrator shall include under Item 1 of each Form 10-D any information required by Item 1121 of Regulation AB to the extent relevant that is not included on the Distribution Date Statement. Any disclosure in addition to the Distribution Date Statement and any other information required by Item 1121 of Regulation AB ("Additional Form 10-D Information") shall be determined by the party preparing such information as set forth on Exhibit R-1 hereto and the Trustee shall compile such disclosure pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Information, except to the extent of its obligations as set forth in the next paragraph.

     As set forth on Exhibit R-1 hereto, within five calendar days after the related Distribution Date, certain parties hereto shall be required to provide to the Depositor, the Securities Administrator and the Trustee, to the extent known by such parties, any Additional Form 10-D Information, if applicable. The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Information on Form 10-D pursuant to this paragraph, including converting any such disclosure to an EDGAR-compatible format.

     After preparing the Form 10-D, the Securities Administrator shall forward electronically a draft copy of the Form 10-D to the Depositor and the Master Servicer for review. No later than two Business Days prior to the 15th calendar day after the related Distribution Date, the Depositor and Master Servicer shall each indicate to the Securities Administrator their consent to the form and substance of the draft Form 10-D (which consent may be in electronic form). If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in
Section 3.22(e). Promptly (but no later than one Business Day) after filing with the Securities and Exchange Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Servicing Function Participant utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

     (c) On or before 90 days after the end of each fiscal year of the Trust (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission), commencing in 20___, the Securities Administrator shall file a Form 10-K, in form and substance as required by applicable law or applicable Securities and Exchange Commission staff interpretations. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement: (i) an annual compliance statement for the Trustee, the Securities Administrator, the Master Servicer and each Additional Servicer, as described under Section 3.19, (ii)(A) the annual reports on assessment of compliance with Servicing Criteria for the Master Servicer, the Securities Administrator, the Trustee and each Servicing Function Participant, as described under Section 3.20, and (B) if the Master Servicer's, the Securities Administrator's, the Trustee's or each Servicing Function Participant's report on assessment of compliance with Servicing Criteria described under Section 3.20 identifies any material instance of noncompliance or is not included, disclosure identifying such instance of noncompliance or disclosure that such report is not included and an explanation thereof, as the case may be, (iii)(A) the registered public accounting firm attestation report for the Master Servicer, the Securities Administrator, the Trustee and each Servicing Function Participant, as described under Section 3.20, and (B) if any registered public accounting firm attestation report described under Section 3.20 identifies any material instance of noncompliance or is not included, disclosure identifying such instance of noncompliance or disclosure that such report is not included and an explanation thereof, as the case may be, and (iv) a Certification as described in this Section 3.22(c). Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Information") shall be prepared by the party responsible for preparing such disclosure as set forth on Exhibit R-2 hereto and the Securities Administrator shall compile such disclosure pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Information, except to the extent of its obligations as set forth in the next paragraph.

     As set forth on Exhibit R-2 hereto, no later than March 1st of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 20___, certain parties to this Agreement shall be required to provide to the Securities Administrator and the Depositor, to the extent known by such applicable parties, any Additional Form 10-K Information, if applicable. The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Information on Form 10-K pursuant to this paragraph, including converting any such disclosure to an EDGAR-compatible format.

     After preparing the Form 10-K, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Depositor and the Master Servicer for review. No later than the close of business on the third Business Day prior to the 10-K filing deadline, a senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K, together with a signed copy of the certification (the "Certification") attached hereto as Exhibit O and required to be included with each Form 10-K pursuant to the Sarbanes-Oxley Act of 2002, as amended (with an original executed hard copy of each to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.22(e). Promptly (but no later than one Business Day) after filing with the Securities and Exchange Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 3.22(c) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.22, Section 3.19 and
Section 3.20. The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Servicing Function Participant utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

     For so long as the Trust is subject to the reporting requirements of the Exchange Act, the Securities Administrator shall provide to the Master Servicer, on or before March 5th of each year, or if such day is not a Business Day the next Business Day (with a ten calendar day cure period), followed by a hard copy within ten days, commencing in March 20___, and otherwise within a reasonable period of time upon request, a certification in the form attached hereto as Exhibit P. In the event the Securities Administrator is terminated or resigns pursuant to the terms of this Agreement, such Securities Administrator shall provide a certification in the form attached hereto as Exhibit P with respect to the period of time it was subject to this Agreement. In addition, the Securities Administrator shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee, the Sponsor and their officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in (i) the assessment of compliance with the Servicing Criteria pursuant to Section 3.20 provided by the Securities Administrator or any Servicing Function Participant appointed by the Securities Administrator and (ii) the certification provided by the Securities Administrator pursuant to this Section 3.22(c), any breach of the obligations under Sections 3.19 and 3.22(c) of the Securities Administrator or any Servicing Function Participant appointed by the Securities Administrator or the Securities Administrator's or such Servicing Function Participant's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Master Servicer, the Trustee, the Sponsor and their officers, directors and affiliates in such proportion as is appropriate to reflect the relative fault of the Depositor, the Master Servicer, the Trustee, the Sponsor and each of their officers, directors and affiliates on the one hand and the Securities
Administrator  on the  other  in  connection  with a  breach  of the  Securities
Administrator's  obligations  under  this  Section  3.22(c)  or  the  Securities
Administrator's negligence, bad faith or willful misconduct in connection therewith.

     (d) Prior to the latest date on which the Form 10-K may be timely filed each year, the Master Servicer shall enforce the obligation of the Servicer to provide the certification required pursuant to the Servicing Agreement.

     (e) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and also if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-Ks in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (such information, "Form 8-K Information") shall be reported to the Depositor, the Trustee and the Securities Administrator by the parties set forth on Exhibit R-3 hereto and compiled by the Securities Administrator pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Information or any Form 8-K, except to the extent of its obligations as set forth in the next paragraph.

     As set forth on Exhibit R-3 hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than 12:00 noon on the second Business Day after the occurrence of a Reportable Event certain parties to this Agreement shall be required to provide to the Depositor, the Securities Administrator and the Trustee, to the extent known by such applicable parties, any Form 8-K Information, if applicable. The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Information on Form 8-K pursuant to this paragraph, including converting any such disclosure to an EDGAR-compatible format.

     After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Depositor for review, verification and execution by the Depositor. No later than 12:00 noon on the fourth Business Day after the Reportable Event, an officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. Promptly (but no later than one Business Day) after filing with the Securities and Exchange Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K filed by it. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.22(f). The Depositor acknowledges that the performance by the Securities Administrator of its duties under this Section 3.22(e) related to the timely preparation and filing of Form 8-K is contingent upon the parties to this Agreement and any other Person obligated to provide Form 8-K Information as set forth on Exhibit R-3 hereto observing all applicable deadlines in the performance of their duties under this Section 3.22(e). The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Servicing Function Participant utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

     (f) In the event that the Securities Administrator is unable to timely file with the Securities and Exchange Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will immediately notify the Depositor and the Master Servicer by telephone. In the case of Form 10-D and Form 10-K, the Depositor, Master Servicer, Securities Administrator and Trustee will cooperate to prepare and file a Form 12b-25 pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all information required to be included on Form 8-K, file such Form 8-K. Within five calendar days following the original due date of the Form 10-D, the Securities Administrator shall prepare and file the related Form 10-D. Within 15 calendar days following the original due date of the Form 10-K, the Securities Administrator shall prepare and file the related Form 10-K. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the party to this Agreement deciding that an amendment to such Form 8-K, Form 10-D or Form 10-K is required will notify the Depositor, the Trustee, the Securities Administrator and the Master Servicer and such parties will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 12b-25 or any amendment to Form 10-D or Form 10-K shall be signed by a senior officer of the Master Servicer in charge of the servicing function. Any amendment to Form 8-K or any Form 15 (as described in Section 3.22(h)) shall be signed by an officer of the Depositor. The Depositor and Master Servicer acknowledge that the performance by the Securities Administrator of its duties under this Section 3.22(f) related to the timely preparation and filing of a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon the Master Servicer and the Depositor performing their duties under this Section. The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto (other than the Securities Administrator or any Servicing Function Participant utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or wilful misconduct.

     (g) Upon any filing with the Securities and Exchange Commission, the Securities Administrator shall promptly deliver or otherwise make available to the Depositor a copy of any such executed report, statement or information.

     (h) The obligations set forth in paragraphs (a) through (g) of this Section shall only apply with respect to periods for which the Securities Administrator is obligated to file reports on Form 8-K, 10-D or 10-K. Unless otherwise instructed by the Depositor, prior to January 30th of the first year in which the Securities Administrator is permitted to do so under Section 15(d) of the Exchange Act and other applicable law and regulations, the Securities Administrator shall prepare and file with the Securities and Exchange Commission a Form 15 Suspension Notification with respect to the Trust, with a copy to the Depositor. At any time after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in
Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Securities Administrator shall recommence preparing and filing reports on Form 10-D and 10-K as required pursuant to this Section and the parties hereto will again have the obligations set forth in paragraphs (a) through (g) of this Section.

     (i) The Depositor, the Securities Administrator, the Trustee and the Master Servicer shall notify the Depositor and the Trustee of any proceedings of the type described in Item 1117 of Regulation AB, together with a description thereof, within five Business Days of any such party's knowledge thereof. In addition, the Depositor, the Securities Administrator, the Trustee and the Master Servicer shall notify the Depositor and the Trustee of any affiliations or relationships that develop following the Closing Date between the Depositor, the Securities Administrator, the Trustee or the Master Servicer and any of parties listed in Item 1119 of Regulation AB, together with a description thereof, within five Business Days of any such party's knowledge thereof.

                               ARTICLE IV

                          MASTER SERVICER'S CERTIFICATE

     Section 4.01. Master Servicer's Certificate.

     Each month, not later than 12:00 noon Eastern time on the [18th] calendar day of such month (or if such day is not a Business Day, the following Business
Day), the Master Servicer shall deliver to the Securities Administrator, a Master Servicer's Certificate based solely on information provided by the Servicer (in substance and format mutually acceptable to the Master Servicer and the Securities Administrator) certified by a Master Servicing Officer of the Master Servicer setting forth the information necessary in order for the Securities Administrator to perform its obligations under this Agreement. The Securities Administrator may conclusively rely upon the information contained in a Master Servicer's Certificate delivered by the Master Servicer for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

                                   ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

     Section 5.01. Distributions. On each Distribution Date, based solely on the information in the Master Servicer's Certificate, the Securities Administrator shall distribute or be deemed to distribute, as applicable, out of the Distribution Account (to the extent funds are available therein) to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Certificate (other than the Residual Certificate), by wire transfer or by such other means of payment as such Certificateholder and the Securities Administrator shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02.

     None of the Holders of any Class of Certificates, the Depositor, the Master Servicer, the Securities Administrator or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

     Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

     Section 5.02. Priorities of Distributions.

     (a) On each Distribution Date, based solely on the information contained in the Master Servicer's Certificate, the Securities Administrator shall withdraw from the Distribution Account (to the extent funds are available therein) (1) to the extent not previously paid, the amounts payable to the Securities Administrator and the Trustee pursuant to Sections 3.11(a)(ii) and shall pay such funds to itself and the Trustee, as applicable, and (2) the Pool Distribution Amount (after the payment of the Servicing Fees and the LPMI Policy premium rate, if any, for such Mortgage Loans and expenses and indemnities reimbursable pursuant to this Agreement, in each case to the extent not previously retained by or distributed to the Servicer, the Securities Administrator, the Master Servicer or the Trustee), and shall apply such funds first to pay the Trustee the Trustee Fee for such Distribution Date and second to distributions to the Certificates (other than the Exchangeable Certificates) in the following order of priority:

          (i) to each Class of Senior Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

          (ii) concurrently to the Senior Certificates, pro rata, based on their respective Senior Principal Distribution Amount and PO Principal Amount,
     (A) to the Senior Certificates in an aggregate amount up to the Senior Principal Distribution Amount, such distribution to be allocated among such Classes in accordance with Section 5.02(b) and (B) to the Class A-PO Certificates in an aggregate amount up to the PO Principal Amount;

          (iii) to the Class A-PO Certificates, any Class PO Deferred Amount (after giving effect to the distribution to the Class A-PO Certificates of the Class PO Recovery), up to the Subordinate Principal Distribution Amount for such Distribution Date from amounts otherwise distributable, first, to the Class B Certificates, first to the Class B-6 Certificates, pursuant to clause (iv)(L) below, second to the Class B-5 Certificates, pursuant to clause (iv)(J) below, third to the Class B-4 Certificates, pursuant to clause (iv)(H) below, fourth to the Class B-3 Certificates, pursuant to clause (iv)(F) below, fifth to the Class B-2 Certificates, pursuant to clause (iv)(D) below and finally to the Class B-1 Certificates, pursuant to clause (iv)(B) below;

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

          (iv) to each Class of Subordinate  Certificates,  subject to paragraph
     (d) below, in the following order of priority:

               (A) to the Class B-1 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (B) to the Class B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class PO Deferred Amounts pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

               (C) to the Class B-2 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (D) to the Class B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class PO Deferred Amounts pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

               (E) to the Class B-3 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (F) to the Class B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class PO Deferred Amounts pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

               (G) to the Class B-4 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (H) to the Class B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class PO Deferred Amounts pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

               (I) to the Class B-5 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (J) to the Class B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class PO Deferred Amounts pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

               (K) to the Class B-6 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

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

               (L) to the Class B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class PO Deferred Amounts pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero; and

          (v) to the Holder of the Class A-R Certificate, any remaining Pool Distribution Amount.

     No Class of Certificates will be entitled to any distributions with respect to the amount payable pursuant to clause (ii) of the definition of "Interest Distribution Amount" after its Class Certificate Balance has been reduced to zero.

     On any Distribution Date, amounts distributed in respect of the Class PO Deferred Amounts (including the distribution of the Class PO Recoveries) will not reduce the Class Certificate Balance of the Class A-PO Certificates.

     All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definition.

     On each Distribution Date, the Securities Administrator shall distribute any Reimbursement Amount sequentially to the Classes of Certificates (other than the Exchangeable Certificates) then outstanding which bore the loss to which such Reimbursement Amount relates beginning with the most senior of such Classes of Certificates, up to, with respect to each Class, the amount of loss borne by such Class. Any Reimbursement Amount remaining after the application described in the preceding sentence shall be included in the Pool Distribution Amount.

     On each Distribution Date, the Securities Administrator shall distribute any Class PO Recovery to the Holders of the Class A-PO Certificates.

     In the event that on any Distribution Date, the Subordinate Principal Distribution Amounts is insufficient to reduce the Class PO Deferred Amounts of the Class A-PO Certificates to zero, the amount that is available shall be distributed to such Class.

     (b) On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Senior Certificates pursuant to Section 5.02(a)(ii)(A) for such Distribution Date, will be distributed, sequentially, as follows:

     first, to the Class A-R Certificate, until its Class Certificate Balance has been reduced to zero; and

     second,   sequentially,   to  the  Class  A-1,  Class  A-2  and  Class  A-4
Certificates, in that order, until their Class Certificate Balances have been reduced to zero.

     On each Distribution Date on or after the Senior Credit Support Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount available to be distributed as principal of the Senior Certificates shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

     The PO Deferred Amounts for the Class A-PO Certificates will be paid from amounts otherwise distributable as principal on the Subordinate Certificates before any payments are made pursuant to the preceding paragraph.

     (c) On each Distribution Date, Accrued Certificate Interest for each Class of Certificates for such Distribution Date (other than the Class A-PO Certificates) shall be reduced by such Class' pro rata share, based on such Class' Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this Section 5.02(c), of (A) Non-Supported Interest Shortfalls, (B) on and after the Senior Credit Support Depletion Date, any other Realized Loss on the Mortgage Loans allocable to interest and (C) Relief Act Reductions incurred on the Mortgage Loans during the Prior Period.

     (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(iv), if with respect to any Class of Subordinate Certificates on any Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates which have a higher numerical Class designation than such Class, divided by (ii) the Pool Stated Principal Balance (Non-PO Portion) immediately prior to such Distribution Date (for each Class, the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes of Subordinate Certificates junior to such Class (the "Restricted Classes") and the Class Certificate Balances of the
Restricted Classes of Subordinate Certificates will not be used in determining the Pro Rata Share for the Subordinate Certificates that are not Restricted Classes. If the aggregate Class Certificate Balances of the Subordinate Certificates that are not Restricted Classes are reduced to zero, notwithstanding the previous sentence, any funds remaining will be distributed sequentially to the Subordinate Certificates that are Restricted Classes in order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates that is a Restricted Class then outstanding with the lowest numerical Class designation).

     (e) Outstanding Exchangeable Certificates shall be entitled to receive their proportionate share of distributions in respect of interest and/or principal allocated to the Exchangeable REMIC Certificates as well as their proportionate share of any Reimbursement Amount allocated to the Exchangeable REMIC Certificates.

     Section 5.03. Allocation of Losses.

     (a) No later than five (5) Business Days prior to the related Distribution Date, the Master Servicer shall inform the Securities Administrator in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient Valuation or a Debt Service Reduction, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses on the Mortgage Loans. Based on such information, the Securities Administrator shall determine the total amount of Realized Losses on the Mortgage Loans with respect to the related Distribution Date. Realized Losses shall be allocated to the Certificates by a reduction in the Class Certificate Balance of the designated Classes pursuant to the operation of Section 5.03(b).

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

     (b) The Class Certificates Balance of the Class A-PO Certificates shall be reduced on each Distribution Date by the amount, if any, by which the Class Certificate Balance of the Class A-PO Certificates (after giving effect to the amounts to be distributed as a distribution of principal on such Distribution
Date) exceeds the Adjusted Pool Amount (PO Portion) for such Distribution Date. The Class Certificate Balance of the Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates (other than the Class A-PO Certificates) (after giving effect to the amount to be distributed as a distribution of principal and the allocation of the Class PO Deferred Amounts on such Distribution Date) equals the Adjusted Pool Amount (Non PO Portion) for such Distribution Date.

     After the applicable Senior Credit Support Depletion Date, the Class Certificate Balances of the Senior Certificates in the aggregate shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates (after giving effect to the amount to be distributed as a distribution of principal on such Distribution Date) equals the Adjusted Pool Amount (Non-PO Portion) for such Distribution Date.

     Any such reduction or increase shall be allocated among the Senior Certificates based on the Class Certificate Balances immediately prior to such Distribution Date until the Class Certificate Balances thereof have been reduced to zero.

     Outstanding Exchangeable Certificates will be allocated their proportionate share of any increases or decreases in the Class Certificate Balances of the Exchangeable REMIC Certificate pursuant to this Section 5.03(b).

     (c) Any reduction or increase in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

     (d) The calculation of the amount to be distributed as principal to any Class of Subordinate Certificates with respect to a Distribution Date (the "Calculated Principal Distribution") shall be made prior to the allocation of any Realized Losses for such Distribution Date; provided, however, the actual payment of principal to the Classes of Subordinate Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution Date. In the event that after the allocation of Realized Losses for a Distribution Date, the Calculated Principal Distribution for a Class of Subordinate Certificates is greater than the Class Certificate Balance of such Class, the excess shall be distributed first, sequentially, to the Classes of Subordinate Certificates then outstanding (beginning with the Class of Subordinate Certificates then outstanding with the lowest numerical designation) until the respective Class Certificate Balance of each such Class is reduced to zero and then to the Senior Certificates, pro rata, in accordance with the priorities set forth in Section 5.02.

     (e) After the Senior Credit Support Depletion Date, on any Distribution Date on which the Class A-2 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class A-2 Certificates will be reduced by the Class A-2 Loss Allocation Amount and, notwithstanding Section 5.03(b), the Class Certificate Balance of the Class A-1 Certificates will not be reduced by the Class 2-A-2 Loss Allocation Amount.

     Any  increase  in Class  Certificate  Balance  allocated  to the  Class A-1
Certificates pursuant to Section 5.03(b) will instead increase the Class Certificate Balance of the Class A-2 Certificates.

     (f) Notwithstanding any other provision of this Section 5.03, no Class Certificate Balance of a Class will be increased on any Distribution Date such that the Class Certificate Balance of such Class exceeds its Initial Class Certificate Balance or Maximum Initial Class Certificate Balance less all distributions of principal previously distributed in respect of such Class on prior Distribution Dates (excluding in the case of any Class of Subordinate Certificates any principal otherwise payable to such Class of Subordinate Certificates but used to pay any Class PO Deferred Amount).

     Section 5.04.  Statements to Certificateholders.

     (a) Prior to the Distribution Date in each month, based upon the information provided to the Securities Administrator on the Master Servicer's Certificate delivered to the Securities Administrator pursuant to Section 4.01 and with respect to subsections (xxi) and (xxii) below, after consultation with the Depositor, the Securities Administrator shall determine the following information with respect to such Distribution Date:

          (i) the date of such Distribution Date and the Determination Date for such Distribution Date;

          (ii) for each Class, the applicable Record Date and Interest Accrual Period;

          (iii) the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein, assuming in the case of a Class of Exchangeable REMIC Certificates no exchanges have occurred and in the case of a Class of Exchangeable Certificates that all exchanges have occurred;

          (iv) the amount allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution, assuming in the case of a Class of Exchangeable REMIC Certificates no exchanges have occurred and in the case of a Class of Exchangeable Certificates that all exchanges have occurred;

          (v) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

          (vi) the Class Certificate Balance of each Class of Certificates (other than a Class of Exchangeable Certificates) prior to and after giving effect to the distribution of principal on such Distribution Date and the Maximum Class Certificate Balance of each Class of Exchangeable Certificates;

          (vii) the Pool Stated Principal Balance for the following Distribution Date;

          (viii) (A) the Senior Percentage, the Senior Prepayment Percentage, the Subordinate Percentage and the Subordinate Prepayment Percentage for such Distribution Date and (B) the Senior Percentage, the Senior Prepayment Percentage, the Subordinate Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

          (ix) the amount of the Servicing Fee paid to or retained by the Servicer, and the amount of the Trustee Fee paid to the Trustee, with respect to such Distribution Date;

          (x) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

          (xi) the amount of Periodic Advances included in the distribution on such Distribution Date, the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date and the amount of Periodic Advances reimbursed since the previous Distribution Date;

          (xii) the  amount  of  Servicing  Advances  made  since  the  previous
     Distribution   Date  and  the  aggregate   amount  of  Servicing   Advances
     outstanding as of the close of business on such Distribution Date;

          (xiii) the number and aggregate Stated Principal Balance of the Mortgage Loans, the Net WAC, the ranges of Mortgage Interest Rates for the Mortgage Loans, separated by 0.25%, the weighted average remaining term to maturity of the Mortgage Loans and the cumulative amount of Principal Prepayments, each as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (xiv) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or bankruptcy) in 30-day increments until foreclosure or other disposition, (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date and (C) in bankruptcy, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (xv) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

          (xvi) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

          (xvii) the aggregate amount of Realized Losses incurred during the preceding calendar month and for any Class PO Deferred Amounts for such Distribution Date;

          (xviii) the Reimbursement Amount;

          (xix) the amount of total Recoveries, the Class PO Recovery and the Non-PO Recovery allocated to the Class A-PO Certificates;

          (xx) any expenses or indemnification amounts paid by the Trust, the specific purpose of each payment and the parties to whom such payments were made;

          (xxi) any material modifications, extensions or waivers as to Mortgage Loan terms, fees, penalties or payments since the previous Distribution Date and cumulatively since the Cut-off Date;

          (xxii) unless such information is set forth in the Form 10-D relating to such Distribution Date and provided the Securities Administrator is reasonably able to include such information on the statement, any material breaches of representations and warranties relating to the Mortgage Loans and any material breach of covenants hereunder;

          (xxiii) the number and aggregate principal balance of any Mortgage Loans repurchased by the Depositor from the Trust since the previous Distribution Date.

          (xxiv) the Interest Rate Cap Agreement payments paid to the Class A-4 Certificates; and

          (xxv) a statement as to whether any exchanges of Exchangeable REMIC Certificates or Exchangeable Certificates have taken place since the preceding Distribution Date, and, if applicable, the Class designations, Class Certificate Balances, Pass-Through Rates, and any interest and principal paid, including any shortfalls allocated, of any Classes of Exchangeable REMIC Certificates or Exchangeable Certificates that were received by the Certificateholder as a result of such exchange.

     (b) No later than each Distribution Date, the Securities Administrator, based upon information supplied to it on the Master Servicer's Certificate, shall make available to each Holder of a Certificate, each Rating Agency and the Master Servicer a statement setting forth the information set forth in Section 5.04(a).

     In the case of information  furnished pursuant to clauses (iii) and (iv) of
Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     On each Distribution Date, the Securities Administrator shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Securities Administrator, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

     The Securities Administrator will make the monthly statement to Certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, and other parties to this Agreement via the Securities Administrator's Internet website, initially located at "www.[insert website address]." The Securities Administrator will also make available copies of periodic reports the Securities Administrator files with the Securities and Exchange Commission, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and amendments to these reports, available through this website promptly (but no later than one Business Day) after they are filed with the Securities and Exchange Commission. Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at [insert phone number]. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

     Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (iii), (iv) and (ix) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in force.

     The Securities Administrator shall deliver to the Holders of Certificates any reports or information the Securities Administrator is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Securities Administrator shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Securities Administrator deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holder of the Residual Certificate for quarterly notices on Schedule Q (Form 1066) (which information shall be forwarded to the Holder of the Residual Certificate by the Securities Administrator), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of the REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Securities Administrator in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of the REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Securities Administrator periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

     Section 5.05. Tax Returns and Reports to Certificateholders.

     (a) For federal income tax purposes, the REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

     (b) The  Securities  Administrator  shall  prepare or cause to be prepared, shall cause to be timely signed by the Trustee, and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to the REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to the REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Securities Administrator shall obtain a taxpayer identification number on Form SS-4 or as otherwise permitted by the Internal
Revenue  Service,  and shall  furnish or cause to be  furnished  to the Internal
Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

     (c) In the first federal income tax return of the REMIC for its short taxable year ending _______ ___, 20__, REMIC status shall be elected for such taxable year and all succeeding taxable years.

     (d) The Securities Administrator will maintain or cause to be maintained such records relating to the REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

     Section 5.06. Tax Matters Person. The Tax Matters Person shall have the same duties with respect to the REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class A-R Certificate is hereby designated as the Tax Matters Person for the REMIC. By its acceptance of the Class A-R Certificate such Holder irrevocably appoints the Securities Administrator as its agent to perform all of the duties of the Tax Matters Person for the REMIC.

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     Section 5.07. Rights of the Tax Matters Person in Respect of the Securities
Administrator. The Securities Administrator shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Securities Administrator in respect of its duties hereunder
and  access  to  officers  of  the  Securities  Administrator   responsible  for
performing such duties. Upon request, the Securities Administrator shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Securities Administrator shall make available to the Tax Matters Person such books, documents or records relating to the Securities
Administrator's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Securities Administrator and is not obligated to supervise the performance of the Securities Administrator under this Agreement or otherwise.

     Section 5.08. REMIC and Grantor Trust Related Covenants. For as long as any REMIC created hereunder shall exist, the Trustee, the Securities Administrator, the Depositor and the Master Servicer shall act in accordance herewith to assure continuing treatment of each REMIC created hereunder as a REMIC and each grantor trust created hereunder as a "grantor trust" within the meaning of the Code and related regulations and avoid the imposition of tax on any REMIC or grantor trust created hereunder. In particular:

     (a) Neither the Securities Administrator nor the Trustee shall create, or permit the creation of, any "interests" in any REMIC created hereunder within the meaning of Code Section 860D(a)(2) other than the interests represented by the Residual Certificate, the Upper-Tier II Regular Interests, the Uncertificated Middle-Tier II Interests, the Uncetificated Lower-Tier II Regular Interest, the Shifting Interest Upper-Tier Regular Interest, the Uncertificated Shifting Interest Middle-Tier Interests and the Uncertificated Shifting Interest Lower-Tier Interests.

     (b) Except as otherwise provided in the Code, (i) the Depositor and the Master Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in each REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed, or deemed contributed, to any REMIC created hereunder after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC created hereunder after the start-up day of such REMIC imposed by Code Section 860G(d).

     (c) Neither the Securities Administrator, on behalf of the Trust Estate or the Trustee, nor the Trustee shall accept on behalf of any REMIC created hereunder any fee or other compensation for services and none of the Securities Administrator, the Trustee or the Master Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

     (d) Neither the Securities Administrator, on behalf of the Trust Estate or the Trustee, nor the Trustee shall sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02 or 2.04), unless such sale is pursuant to a "qualified liquidation" of the applicable REMIC as defined in Code Section 860F(a)(4)(A) and in accordance with Article X.

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

     (e) The Securities Administrator shall maintain books with respect to the Trust and each REMIC created hereunder on a calendar year taxable year basis and on an accrual basis.

     None of the Master Servicer, the Securities Administrator or the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Master Servicer and the Depositor, the Securities Administrator may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and (d); provided that the Master Servicer shall have delivered to the Securities Administrator an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on any REMIC created hereunder and will not disqualify any such REMIC from treatment as a REMIC; and, provided further, that the applicable Master Servicer shall have demonstrated to the satisfaction of the Securities Administrator that such action will not adversely affect the rights of the Holders of the Certificates and the Securities Administrator and that such action will not adversely impact the rating of the Certificates. None of the Master Servicer, the Securities Administrator, the Trustee or any Servicer shall, unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable, permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Interest Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the Stated Principal Balance (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, (ii) affect adversely the status of any REMIC as a REMIC or (iii) cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions. Further, none of the Master Servicer, the Securities Administrator, the Trustee or any Servicer shall permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1.860G 2(b) of the Treasury regulations and (y) cause any REMIC constituting part of the Trust Estate to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Start-up Day under the REMIC Provisions.

     Section 5.09. Grantor Trust Administration.

     (a) The Securities Administrator shall treat the portions of the Trust Estate consisting of any interests in the Exchangeable REMIC Certificates beneficially owned in the form of Exchangeable Certificates and rights with respect thereto as assets of the Exchangeable Certificates Grantor Trust. Each beneficial owner of Exchangeable REMIC Certificates that elects to hold its interest in the Exchangeable REMIC Certificates in the form of Exchangeable Certificates pursuant to Sections 6.05 and 6.06 of this Agreement shall be deemed to have instructed the Securities Administrator to deposit the applicable Exchangeable REMIC Certificates into the Exchangeable Certificates Grantor Trust and all distributions in respect of such Exchangeable REMIC Certificates shall be deposited into the Exchangeable Certificates Grantor Trust Account. Funds in the Exchangeable Certificates Grantor Trust Account shall remain uninvested. The Securities Administrator hereby designates the Exchangeable Certificates Grantor Trust Account as a sub-account of the Certificate Account. The Securities Administrator shall treat the portions of the Trust Estate consisting of the Cap Account and Interest Rate Cap Agreement and rights and obligations with respect thereto as the Class A-4 Grantor Trust, and provisions of this Agreement shall be interpreted consistently with this treatment.

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

     (b) On each Distribution Date, the Securities Administrator shall be deemed
(i) to deposit all distributions in respect of the Exchangeable REMIC Certificates deemed received by it from the Upper-Tier Certificate Account pursuant to paragraph (a) of this Section 5.12 in the Exchangeable Certificates Grantor Trust Account and shall immediately distribute such amounts in respect of the related Exchangeable Certificates and (ii) to deposit all distributions in respect of the Cap Account in the Class A-4 Grantor Trust, and shall immediately distribute such amounts as provided in Section 3.09.

     (c) Any beneficial owner of Exchangeable Certificates that exchanges such Exchangeable Certificates for the related Exchangeable REMIC Certificates shall be deemed to have instructed the Securities Administrator to remove such Exchangeable REMIC Certificates from the Exchangeable Certificates Grantor Trust, so that distributions on such Exchangeable REMIC Certificates are made directly from the Upper-Tier Certificate Account to such beneficial owner.

     (d) The Securities Administrator shall account for the Class A-4 Grantor Trust and the Exchangeable Certificates Grantor Trust and the respective assets and rights with respect thereto as, for federal income tax purposes, separate grantor trusts, each as described in Subpart E of Part I of Subchapter J of the Code and Treasury Regulations Section 301.7701-4(c) and not as assets of any REMIC created pursuant to this Agreement. The Securities Administrator shall apply for taxpayer identification numbers on IRS Form SS-4 and any similarly required state or local forms for each grantor trust. The Securities Administrator shall furnish or cause to be furnished to the Holders of the Class A-4 Certificates and the Exchangeable Certificates, respectively, and shall file or cause to be filed such forms as may be required by the Code and regulations promulgated thereunder and any similar state or local laws with respect to the allocable shares of income and expenses with respect to the assets of the respective grantor trust at the time and in the manner required by the Code and regulations promulgated thereunder and any similar state or local laws. The Securities Administrator shall sign any forms required above.

     (e) The  Class  A-4  Grantor  Trust  is a  WHFIT  that  is a  NMWHFIT.  The
Exchangeable Certificates Grantor Trust is a WHFIT that is a WHMT. The Securities Administrator will report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Securities Administrator to do so, and is not in its possession, is provided to the Securities Administrator on a timely basis. The Securities Administrator shall assume that DTC is the only "middleman" (as such term is defined in the WHFIT Regulations) with respect to the Book-Entry Certificates. The Depositor shall pay for any tax reporting penalties that may arise as a result of the Depositor incorrectly determining the status of a grantor trust as a WHFIT.

     (f) The Securities Administrator, in its discretion, will report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method. The Securities Administrator will be under no obligation to determine whether any Certificateholder or other beneficial owner of a Certificate uses the cash or accrual method. The Securities Administrator will make available information as required by the WHFIT Regulations to Certificateholders annually. In addition, the Securities Administrator will not be responsible or liable for providing subsequently amended, revised or updated information to any certificate holder, unless requested by the Certificateholder.

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

     (g) The Securities Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the Securities Administrator, (ii) incomplete, inaccurate or untimely information being provided to the Securities Administrator or (iii) the inability of the Securities Administrator, after good faith efforts, to alter its existing information reporting systems to capture information necessary to fully comply with the WHFIT Regulations for the 2007 calendar year. Absent receipt of information regarding any sale of Certificates, including the price, amount of proceeds and date of sale from the beneficial owner thereof, the Depositor and the Securities Administrator may assume there is no secondary market trading of WHFIT interests.

     (h) To the extent required by the WHFIT Regulations, the Securities Administrator will use reasonable efforts to publish on an appropriate website the CUSIPs for the Certificates that represent ownership of a WHFIT. The CUSIPs so published will represent the Rule 144A CUSIPs. The Securities Administrator will make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIPs have been received. The Securities Administrator will not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP information.

                                   ARTICLE VI

                                THE CERTIFICATES

     Section 6.01. The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-PO, A-R, B-1, B-2, B-3, B-4, B-5, B-6 and C
(reverse of all Certificates) and shall, on original issue, be executed by the Securities Administrator and shall be authenticated and delivered by the Securities Administrator to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Classes of Certificates shall be available to investors in minimum denominations of initial Certificate Balance (or initial Notional Amount) and integral multiples in excess thereof set forth in the Preliminary Statement. The Senior Certificates (other than the Class A-R Certificate) and the Class B-1, Class B-2, and Class B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Securities Administrator substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

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

     Section 6.02. Registration of Transfer and Exchange of Certificates.

     (a) The Securities Administrator shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Securities Administrator is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Securities Administrator shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute and the Securities Administrator shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

     (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Book Entry Certificates may not be transferred by the Securities Administrator except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Securities Administrator shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(F) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

          (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          (iii) If the Depository advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and the Securities Administrator or the Depositor is unable to locate a qualified successor, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates. None of the Master Servicer, the Depositor, the Securities Administrator or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the
Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Sponsor, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

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

     (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Securities Administrator either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee, the Securities Administrator or the Master Servicer, or in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Securities Administrator to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not constitute or result in a non exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or Similar Law and will not subject the Trustee, the Depositor, the Securities Administrator or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Trustee or the Master Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. For purposes of clause (i) of the second preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a Certificate Owner of a Book-Entry Certificate of the beneficial interest in any such Class of ERISA Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Securities Administrator of an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect.

     Neither the Securities Administrator nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository
Participants or Certificate Owners, made in violation of applicable restrictions. The Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

     (f) Each Person who has or who acquires any Ownership Interest in the Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in the Residual Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in the Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

          (ii) No Person shall acquire an Ownership Interest in the Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

          (iii) In connection with any proposed transfer of any Ownership Interest in the Residual Certificate, the Securities Administrator shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

          (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Securities Administrator has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in the Residual Certificate to such proposed transferee shall be effected.

          (v) No Ownership Interest in the Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Securities Administrator an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

          (vi) Any attempted or purported transfer of any Ownership Interest in the Residual Certificate in violation of the provisions of this Section
     6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of the Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
     Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of transfer of the Residual Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Securities Administrator shall be entitled to recover from any Holder of the Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Securities
     Administrator shall be distributed and delivered by the Securities Administrator to the prior Holder of such Residual Certificate that is a Permitted Transferee.

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          (vii) If any Person  other than a Permitted  Transferee  acquires  any
     Ownership Interest in the Residual Certificate in violation of the restrictions in this Section 6.02, then the Securities Administrator, based on information provided to the Securities Administrator by the Master Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Securities Administrator under this clause (vii) shall be reimbursable by the Trust.

          (viii) No Ownership Interest in the Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

     (g) [Reserved]

     (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

     Section 6.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Securities Administrator, the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Securities Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 6.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Certificate Registrar or any agent of the Master Servicer, the Trustee, the Securities Administrator or the Certificate Registrar shall be affected by notice to the contrary.

     Section 6.05. Transfer of Exchangeable REMIC Certificates and Exchangeable Certificates.

     (a) Upon the presentation and surrender by any Certificateholder of its Exchangeable REMIC Certificates or Exchangeable Certificates, such Certificateholder shall thereby transfer, assign, set over and otherwise convey to the Securities Administrator, all of such Certificateholder's right, title and interest in and to such Exchangeable REMIC Certificates or Exchangeable Certificates, including all payments of interest thereon received after the date of such presentation and surrender and until such Certificateholder informs the Securities Administrator that it wishes to again hold its interest in the form of Exchangeable REMIC Certificates or Exchangeable Certificates, as applicable. A Certificateholder may only exchange all or a portion of both Classes of
Exchangeable REMIC Certificates for all or a portion of the Class of Exchangeable Certificates and vice versa.

     (b) The Securities Administrator acknowledges any transfer and assignment of Exchangeable REMIC Certificates or Exchangeable Certificates pursuant to the foregoing paragraph, and hereby declares that it will hold the same in trust for the Certificateholders on the terms set forth in this Agreement, and shall treat such Exchangeable REMIC Certificates and Exchangeable Certificates in accordance with Section 5.12 of this Agreement.

     Section 6.06. Exchanges of Exchangeable REMIC Certificates and Exchangeable Certificates.

     (a) Exchangeable Certificates shall be exchangeable on the books of DTC for Exchangeable REMIC Certificates and Exchangeable REMIC Certificates shall be exchangeable on the books of DTC for Exchangeable Certificates, on and after the Closing Date, by notice to the Securities Administrator substantially in the form of Exhibit T hereto or under the terms and conditions hereinafter set forth and otherwise in accordance with the procedures specified in this Agreement.

     (b) In the case of each Combination, Certificates of the Classes of Exchangeable REMIC Certificates in such Combination shall be exchangeable for Certificates of the Class of Exchangeable Certificates related to such Combination in respective Denominations, determined based on the proportion that the Maximum Initial Class Certificate Balances of such Exchangeable REMIC Certificates, bear to the Maximum Initial Class Certificate Balances of the related Exchangeable Certificates. Except as provided in Section 5.09 of this Agreement, upon any such exchange, the portions of the Exchangeable REMIC Certificates designated for exchange shall be deemed cancelled and replaced by the Exchangeable Certificates issued in exchange therefor. Correspondingly, Exchangeable Certificates related to a Combination may be further designated for exchange for Exchangeable REMIC Certificates in such Combination in respective Denominations determined based on the proportion that the Maximum Initial Class Certificate Balances of such Exchangeable REMIC Certificates bear to the Maximum Initial Class Certificate Balance of the related Exchangeable Certificates. There shall be no limitation on the number of exchanges authorized pursuant to this Section 6.06 and, except as provided below, no fee or other charge shall be payable to the Securities Administrator or DTC in connection therewith.

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

     (c) In order to effect an exchange of Exchangeable REMIC Certificates or Exchangeable Certificates, the Certificateholder shall notify the Securities Administrator by e mail at [__________] no later than two Business Days before the proposed exchange date. The exchange date may be any Business Day other than the first or last Business Day of the month, subject to the Securities Administrator's approval. In addition, the Certificateholder must provide notice on the Certificateholder's letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Exchangeable REMIC Certificate or Exchangeable Certificate to be exchanged and Exchangeable REMIC Certificates or Exchangeable Certificate to be received; the outstanding portion of the Class Certificate Balances and the Maximum Initial Class Certificate Balances of the Exchangeable REMIC Certificates or Exchangeable Certificates to be exchanged; the Certificateholder's DTC participant number; and the proposed exchange date. After receiving the notice, the Securities Administrator shall e-mail the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the "deposit and withdrawal system" at DTC to exchange the Certificates. The Securities Administrator shall verify the proposed proportions to ensure that the principal and interest entitlements of the Certificates received equal the entitlements of the Certificates surrendered. If there is an error, the exchange will not occur until such error is corrected. Unless rejected for error, a notice becomes irrevocable on the second Business Day before the proposed exchange date.

     (d) Notwithstanding any other provision herein set forth, a fee of $[____] shall be payable to the Securities Administrator in connection with each exchange.

     (e) The Securities Administrator shall make the first distribution on an Exchangeable REMIC Certificate or Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

                                   ARTICLE VII

                      THE DEPOSITOR AND THE MASTER SERVICER

     Section 7.01. Respective Liabilities of the Depositor and the Master Servicer. The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Master Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the master servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

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

     Section 7.02. Merger or Consolidation of the Depositor or the Master Servicer. The Depositor and the Master Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that (a) the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (b) the Master Servicer and such successor or surviving Person shall notify the Depositor, the Securities Administrator and the Trustee of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof and shall provide the Depositor, the Securities Administrator and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item
6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

     Section 7.03. Limitation on Liability of the Depositor, the Master Servicer and Others. None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or of the Master Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability;
provided, however, that the Depositor or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Distribution Account as provided by Section 3.11 and the Master Servicer shall be entitled to be reimbursed therefor out of amounts on deposit in the Master Servicer Custodial Account.

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

     Section 7.04. Depositor and Master Servicer Not to Resign. Subject to the provisions of Section 7.02, neither the Depositor nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or, in the case of the Master Servicer, pursuant to Section 7.05. Any such determination permitting the resignation of the Depositor or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Securities Administrator. No such resignation by the Master Servicer shall become effective until the Securities Administrator or a successor Master Servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.

     Section 7.05. Assignment or Delegation of Duties by the Master Servicer. The Master Servicer shall have the right to assign its rights and delegate its duties and obligations hereunder; provided, however, that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (ii) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency. In no case, however, shall any permitted assignment and delegation relieve the Mater Servicer of any liability to the Trustee or the Depositor under this Agreement, incurred by it prior to the time that the conditions contained in clauses (i) and (ii) above are met.

                                  ARTICLE VIII

                                    DEFAULT

     Section 8.01. Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

     (a) any failure by the Master Servicer to remit amounts to the Securities Administrator for deposit into the Distribution Account in the amount and manner provided herein so as to enable the Securities Administrator to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement which continues unremedied by 3:00 P.M. StateplaceNew York time on the related Distribution Date; or

     (b) failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator, the Trustee or the Depositor, or to the Master Servicer, the Depositor, the Securities Administrator and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

     (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Master Servicer, or for the winding up or liquidation of the Master Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

     (d) the consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to substantially all of its property; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (e) the failure of the Master Servicer to remit any Periodic Advance required to be remitted by the Master Servicer pursuant to Section 3.21, which failure continues unremedied at 3:00 P.M. on the related Distribution Date; then, and in each and every such case (other than the Event of Default described in clause (e) hereof), so long as an Event of Default is actually known by the Trustee or the Depositor and shall not have been remedied by the Master Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Master Servicer (and to the Depositor), terminate all of the rights and obligations of the Master Servicer under this Agreement. If an Event of Default described in clause (e) hereof shall occur, the Trustee shall, by notice to the Master Servicer, terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof (other than the Master Servicer's right to recovery of expenses and amounts advanced pursuant to the terms of this Agreement, which rights the Master Servicer will retain under all circumstances) and the Trustee or a successor Master Servicer appointed pursuant to Section 8.05 shall make the Advance the which the Master Servicer failed to make. On or after the receipt by the Master Servicer of such written notice and subject to Section 8.05, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01 and Section 8.05(a), unless and until such time as the Trustee shall appoint a successor Master Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the applicable Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the applicable Mortgage Loans to it. Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Master Servicer in the Master Servicer Custodial Account or thereafter received by the Master Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. Notwithstanding the termination of the Master Servicer pursuant hereto, the Master Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination, subject to the terms and conditions of this Agreement. Section

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

     8.02. Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     Section 8.03. Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% (or such other percentage as may be required herein) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Master Servicer or any successor Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would subject the Trustee to a risk of personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

     Section 8.04. Action upon Certain Failures of the Master Servicer and upon Event of Default. In the event that a Responsible Officer of the Trustee shall have actual knowledge of any failure of the Master Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer. If a Responsible Officer of the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders in accordance with Section 8.01.

     Section 8.05. Trustee to Act; Appointment of Successor.

     (a) Within 90 days of the time the Master Servicer (and the Trustee if such notice of termination is delivered by the Depositor) receives a notice of termination pursuant to Section 8.01, the Trustee (or other named successor) shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and thereof, as applicable, or shall appoint a successor pursuant to Section 3.07. Notwithstanding the foregoing, (i) the parties hereto agree that the Trustee, in its capacity as successor Master Servicer, immediately will assume all of the obligations of the Master Servicer to make advances (including, without limitation, Advances pursuant to Section 3.21) under this Agreement, (ii) the Trustee, in its capacity as successor Master Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts and (iii) under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Master Servicer in its obligation to make advances (including Advances pursuant to Section 3.21) to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Master Servicer would have been entitled to hereunder if no such notice of termination had been given, except for those amounts due to the Master Servicer as reimbursement for advances previously made or amounts previously expended and are otherwise reimbursable hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to such terminated Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer hereunder; provided, however, that any such institution appointed as a successor Master Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Master Servicer. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer, nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to a terminated Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Master Servicing Transfer Costs incurred in connection with transferring Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to Section 8.01 shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the Trust).

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

     (b) In connection with the appointment of a successor Master Servicer or the assumption of the duties of the Master Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree; provided, however, that such compensation shall not exceed the compensation of the Master Servicer being replaced.

     (c) Any successor, including the Trustee, to the Master Servicer as master servicer shall during the term of its service as master servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as such Master Servicer is so required pursuant to Section 3.03.

     (d) The predecessor Master Servicer and successor Master Servicer shall notify the Depositor and the Securities Administrator of any such appointment at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Securities Administrator with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such appointment.

     Section 8.06. Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VIII, the Securities Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

                                   ARTICLE IX

                  THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

     Section 9.01. Duties of Trustee and Securities Administrator.

     (a) The Trustee and the Securities Administrator, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. In case an Event of Default has occurred of which a Responsible Officer of the Securities Administrator shall have actual knowledge (which has not been cured or waived), the Securities Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

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

     The Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or the Depositor hereunder.

     (b) No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Securities Administrator and, in the absence of bad faith on the part of the Trustee and the Securities
     Administrator, the Trustee and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Securities Administrator by the Depositor or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

          (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

          (iii) The Trustee (in its individual capacity) and the Securities Administrator (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

          (iv) The Trustee shall not be charged with knowledge of any default specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses (c) and (d) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office of the Trustee obtains actual knowledge of such failure or event or any Responsible Officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Securities Administrator, the Depositor or any Certificateholder. The Securities Administrator shall not be charged with knowledge of any default specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses (c) and (d) of Section 8.01 unless a Responsible Officer of the Securities Administrator assigned to and working in the Corporate Trust Office of the Securities Administrator obtains actual knowledge of such failure or event or any Responsible Officer of the Securities Administrator receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Trustee, the Depositor or any Certificateholder; and

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

          (v) Except to the extent provided in Section 8.05 in respect of the Trustee, no provision in this Agreement shall require the Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Trustee or Securities Administrator hereunder, or in the exercise of any of its rights or powers, if the Trustee or the Securities Administrator shall have reasonable grounds for believing that repayment of funds or adequate indemnity or security satisfactory to it against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement.

     Section 9.02. Certain Matters Affecting the Trustee and the Securities Administrator.

     Except as otherwise provided in Section 9.01:

          (i) The Trustee and the Securities Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to the reasonable regulations as the Trustee and the Securities Administrator, as applicable, may prescribe;

          (ii) The Trustee and the Securities Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Securities Administrator of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

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

          (iv) Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as the case may be, may require reasonable indemnity or security satisfactory to it against such expense or liability or payment of such estimated expenses as a condition to so proceeding;

          (vi) The Trustee and the Securities Administrator may each execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, custodian or independent contractor; and

          (vii) the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

     Section  9.03.  Neither  Trustee nor  Securities  Administrator  Liable for
Certificates  or  Mortgage  Loans.  The  recitals  contained  herein  and in the
Certificates (other than the execution of, and the authentication on the Certificates) shall be taken as the statements of the Depositor or Master
Servicer, as applicable, and neither the Trustee nor the Securities Administrator assumes responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee and the Securities Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor.

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

     Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as the successor to the Master Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to the Master Servicer); the compliance by the Depositor or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee and the Securities Administrator shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to
Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to the Master Servicer), or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to the Master Servicer) taken in the name of the Securities Administrator; the failure of the Master Servicer to act or perform any duties required of it as agent of the Trust or the Securities Administrator hereunder; or any action by the Trustee or the Securities Administrator taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to the Master Servicer); provided, however, that the foregoing shall not relieve the Trustee or the Securities Administrator of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall execute and file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

     Section 9.04. Trustee and Securities Administrator May Own Certificates. Each of the Trustee and the Securities Administrator in their individual or any other capacities may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or the Securities Administrator and may otherwise deal with the Master Servicer or any of its affiliates with the same rights it would have if it were not the Trustee or the Securities Administrator.

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

     Section 9.05. Eligibility Requirements for Trustee and the Securities Administrator. The Trustee and the Securities Administrator hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000.00 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee or securities administrator hereunder either an institution
(i) the long-term unsecured debt obligations of which are rated at least "___"by _______ and "___" by _______ or (ii) whose serving as Trustee or Securities Administrator hereunder would not result in the lowering of the current ratings assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor, the Master Servicer or the Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee and the Securities Administrator (other than the initial Trustee or Securities Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee or Securities Administrator is appointed Trustee or Securities Administrator to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee or the Securities Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 9.06.

     The Securities Administrator (i) may not be an originator, the Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "___" by _______ and "___" by _______, if _______ and _______, as applicable, is a Rating Agency, or the equivalent rating by _______ (or such other rating acceptable to _______ and _______ pursuant to a ratings confirmation). If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to this Section 9.05, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an institution qualified under Section 9.05 hereof as the successor to the Securities Administrator hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of a Securities Administrator hereunder; provided, however, that any such institution appointed as successor Securities Administrator shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the Securities Administrator. The Trustee shall notify the Rating Agencies of any change of the Securities Administrator.

     Section 9.06. Resignation and Removal of Trustee and the Securities Administrator. The Trustee or the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Master Servicer and the Depositor and mailing a copy of such notice to all Holders of record. The Trustee or the Securities Administrator, as applicable, shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Depositor shall use its best efforts to promptly appoint a mutually acceptable successor Trustee or Securities Administrator, as applicable, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and one copy to the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator, as the case may be, shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.

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

     If at any time the Trustee or Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of their respective property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of their respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer may remove the Trustee or the Securities Administrator, as the case may be, and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or the Securities Administrator, as applicable, so removed and one copy to the successor.

     The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee or the Securities Administrator by written instrument or instruments delivered to the Master Servicer and the Trustee or the Securities Administrator, as applicable; the Master Servicer shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee or Securities Administrator, as the case may be, in accordance with this Section 9.06.

     Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee pursuant to any of the provisions of this
Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee or Securities Administrator, as the case may be, as provided in Section 9.07.

     Section 9.07. Successor Trustee or Securities Administrator. Any successor Trustee or successor Securities Administrator appointed as provided in Section
9.06 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor Trustee or Securities Administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Securities Administrator shall become effective and such successor Trustee or Securities Administrator, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator, as applicable, herein. The predecessor Trustee or Securities Administrator shall duly assign, transfer, deliver and pay over to the successor Trustee or Securities Administrator, as the case may be, the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee or Securities Administrator in the administration hereof as may be reasonably requested by the successor Trustee or Securities Administrator, as the case may be, and shall thereupon be discharged from all duties and responsibilities under this Agreement (other than pursuant to Section 3.20 hereunder). All costs associated with the appointment of a successor Trustee or Securities Administrator shall be paid to the Person that incurred them by the predecessor Trustee or Securities Administrator. Without limiting the predecessor Trustee's or Securities Administrator's obligation, if the predecessor Trustee or Securities Administrator fails to pay such costs, such costs shall be reimbursed by the Trust; provided, however, that if the predecessor Trustee or Securities Administrator has been removed pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee or Securities Administrator incurred in complying with this
Section 9.07 shall be reimbursed by the Trust.

     No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.07 unless at the time of such appointment such successor Trustee or Securities Administrator, as the case may be, shall be eligible under the provisions of Section 9.05.

     Upon acceptance of appointment by a successor Trustee or Securities Administrator, as applicable, as provided in this Section 9.07, the Master Servicer shall cooperate to mail notice of the succession of such Trustee or Securities Administrator, as the case may be, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee or Securities Administrator, the successor Trustee or Securities Administrator, as the case may be, shall cause such notice to be mailed at the expense of the Master Servicer.

     The predecessor Trustee or Securities Administrator and the successor Trustee or Securities Administrator, as applicable, shall notify the Depositor of any such appointment at least two Business Days prior to the effective date thereof and shall provide the Depositor with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such appointment.

     Section   9.08.  Merger  or   Consolidation   of  Trustee  or   Securities
Administrator. Any corporation or banking association into which either the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator, as applicable, hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Trustee or Securities Administrator, as applicable, and such surviving Person shall notify the Depositor of any such merger, conversion or consolidation and shall provide the Depositor with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

     Section 9.09. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07. The Securities Administrator shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 9.10. Authenticating Agents. The Securities Administrator may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Securities Administrator in authenticating Certificates. Initially, the Authenticating Agent shall be ______________________. Wherever reference is made in this Agreement to the authentication of Certificates by the Securities Administrator or the Securities Administrator's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Securities Administrator by an Authenticating Agent and a certificate of authentication executed on behalf of the Securities Administrator by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Master Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having a place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Securities Administrator or the Authenticating Agent.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Securities Administrator and to the Master Servicer. The
Securities Administrator may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Securities Administrator may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Master Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

     Section 9.11. Securities Administrator's Fees and Expenses and Trustee's Fees and Expenses. The Trustee shall be entitled to the Trustee Fee as compensation for its services hereunder. The Trustee shall be entitled to investment income from amounts on deposit in the Distribution Account. [The Securities Administrator, as compensation for its services hereunder, shall be entitled to a fee in an amount agreed upon between the Trustee and the Securities Administrator, payable by the Trustee out of its own funds and not out of any funds of the Trust Estate]. The Trustee and the Securities Administrator, as the case may be, and any director, officer, employee or agent of the Trustee or the Securities Administrator, as the case may be, shall be indemnified and held harmless by the Trust against any claims, damage, loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with or arising from or relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's or Securities Administrator's, as the case may be, duties hereunder, other than any claims, damage, loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's or Securities Administrator's, as the case may be, duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Master Servicer and (c) arising out of the transfer of any ERISA-Restricted Certificate or Residual Certificate not in compliance with ERISA. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee or the Securities Administrator, and except for any such expense, disbursement or advance as may arise from the Trustee's or the Securities Administrator's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee and the Securities Administrator for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Securities Administrator in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations
Section 1.860G-1(b)(3)(ii) and (iii); provided, however, that the Depositor, the Securities Administrator and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee or the Securities Administrator, as applicable, in the ordinary course of its duties as Trustee or Securities Administrator, Certificate Registrar or Paying Agent hereunder or for any other expenses. The provisions of this Section
9.11 shall survive the termination of this Agreement or the resignation or removal of the Trustee or the Securities Administrator, as applicable, hereunder.

     Section 9.12. Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Master
Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Master Servicer. Subject to this
Article IX, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

     Notwithstanding the foregoing, to the extent the Trustee appoints one or more Custodians with respect to more than 5% of the aggregate Pool Stated Principal Balance, the Trustee shall cause such Custodian to prepare a separate assessment and attestation report, as contemplated by Section 3.20 of this Agreement and deliver such report to the Securities Administrator as set forth in Section 3.22 of this Agreement.

     Section 9.13. Paying Agents. The Securities Administrator may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Securities Administrator in making withdrawals from the Distribution Account and distributions to Certificateholders as provided in
Section 3.11 and Section 5.02. Wherever reference is made in this Agreement to the withdrawal from the Distribution Account by the Securities Administrator, such reference shall be deemed to include such a withdrawal on behalf of the Securities Administrator by a Paying Agent. Initially, the Paying Agent shall be _______________________. Whenever reference is made in this Agreement to a distribution by the Securities Administrator or the furnishing of a statement to Certificateholders by the Securities Administrator, such reference shall be deemed to include such a distribution or furnishing on behalf of the Securities Administrator by a Paying Agent. Each Paying Agent shall provide to the Securities Administrator such information concerning the Distribution Account as the Securities Administrator shall request from time to time. Each Paying Agent must be reasonably acceptable to the Master Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee or the Securities Administrator) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. Any fees and expenses (but not including any indemnity payments) of a Paying Agent appointed pursuant to this Agreement shall be payable by the Securities Administrator out of its own funds and not out of any funds in the Trust Estate.

     Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

     Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee, the Securities Administrator and to the Master
Servicer; provided that the Paying Agent has returned to the Distribution Account or otherwise accounted, to the reasonable satisfaction of the Securities Administrator, for all amounts it has withdrawn from the Distribution Account.

     The Securities Administrator may, upon prior written approval of the Master Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Securities Administrator may appoint, upon prior written approval of the Master Servicer, a successor Paying Agent, shall give written notice of such appointment to the Master Servicer and shall mail notice of such appointment to all
Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Securities Administrator shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

     Section 9.14. Limitation of Liability. The Certificates are executed by the Securities Administrator, not in its individual capacity but solely as
Securities Administrator of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator in the Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust.

     Section 9.15. Trustee or Securities Administrator May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee or the Securities Administrator without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee or the Securities Administrator shall be brought in its own name or in its capacity as Trustee or Securities Administrator. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

     Section 9.16. Suits for Enforcement. In case an Event of Default or other default by the Master Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

     Section 9.17. Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

     Section 9.18. Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                   ARTICLE X

                                  TERMINATION

     Section 10.01. Termination upon Purchase or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator and the Trustee created hereby (other than the obligation of the Securities Administrator to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Securities Administrator pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Securities Administrator on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase of all the Mortgage Loans and all REO Property remaining in the Trust Estate by the Call Right Holder at a price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below), (ii) the fair market value of such REO Property, plus any Class Unpaid Interest Shortfall for any Class of Certificates as well as any accrued and unpaid interest through the last day of the month of such purchase at the related Mortgage Interest Rate on the unpaid principal balance of each Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) and (iii) any Reimbursement Amount owed to the Trust pursuant to Section 2.02 or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property.

     The Call Right Holder may not exercise its purchase option for the Mortgage Loans until all Reimbursement Amounts for the Mortgage Loans have been paid. The Securities Administrator shall notify the Sponsor, upon notice of the Call Right Holder's intent to exercise its purchase option on the Mortgage Loans, of any Reimbursement Amount outstanding.

     Regardless of the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

     The right of the Call Right Holder to purchase the Mortgage Loans is conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans being less than [10]% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans. In addition, the right of the Call Right Holder to purchase the Mortgage Loans is conditioned on the sum of clause (a)(i) and (ii) of the first paragraph of this Section 10.01 being less than or equal to the aggregate fair market value of the Mortgage Loans being purchased (other than any Mortgage Loan as to which REO Property has been acquired) and the REO Properties; provided, however, that this sentence shall not apply to any purchase by the Call Right Holder if, at the time of purchase, the Call Right Holder is not subject to regulation by the Office of the Comptroller of the Currency, the FDIC, the Federal Reserve or the OTS. Fair market value for the purposes of the previous sentence and the first paragraph of this Section 10.01 will be determined by the Call Right Holder as of the close of business on the third Business Day next preceding the date upon which such notice of the exercise of any purchase right is furnished to Certificateholders pursuant to the sixth paragraph of this
Section 10.01.

     If such right is exercised by the Call Right Holder, the Securities Administrator shall, promptly following payment of the purchase price, release to the Call Right Holder, or its respective designees, the Mortgage Files pertaining to such Mortgage Loans being purchased.

     Notice of the exercise of any purchase option by the Call Right Holder and notice of any termination of the Trust or any portion of the Trust, specifying the Final Distribution Date or the applicable Distribution Date, upon which the applicable Certificateholders may surrender their Certificates to the Securities Administrator for payment of the final distribution and for cancellation, shall be given promptly by the Securities Administrator by letter to the applicable Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date or the applicable Distribution Date, upon which final payment of the applicable Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Securities Administrator therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the applicable Certificates at the office or agency of the Securities Administrator therein specified. The Call Right Holder exercising its call right shall remit to the Securities Administrator for deposit to the Distribution Account on or before the Final Distribution Date or the applicable Distribution Date, in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Distribution Account on such Final Distribution Date or Distribution Date, as applicable, equal to the purchase price for the related assets of the Trust Estate or any portion of the Trust Estate computed as above provided together with a statement as to the amount to be distributed on each applicable Class of Certificates pursuant to the next succeeding paragraph. Not less than five Business Days prior to the Final Distribution Date, the Trustee shall notify the Depositor of the amount of any unpaid Reimbursement Amount owed to the Trust and the Depositor shall deposit such amount in the Distribution Account not later than the Business Day preceding the Final Distribution Date.

     Upon presentation and surrender of the applicable Certificates, the Securities Administrator shall cause to be distributed to the applicable Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the Final Distribution Date or the applicable Distribution Date, and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each such Class of Certificates (other than a Class of Exchangeable Certificates), the Class Certificate Balance thereof plus (a) accrued interest thereon in the case of an interest-bearing Certificate and (b) the applicable Class PO Deferred Amount with respect to the Class A-PO Certificates and (II) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (I) above.

     If the applicable Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Securities Administrator shall on such date cause all funds in the Distribution Account not distributed in final distribution to such Certificateholders to continue to be held by the Securities Administrator in an Eligible Account for the benefit of such Certificateholders and the Securities Administrator shall give a second written notice to the remaining applicable Certificateholders to surrender their Certificates for cancellation and receive a final distribution with respect thereto. If within one year after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining applicable Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

     Section 10.02.  Additional Termination Requirements.

     (a) Upon the exercise of a purchase option by the Call Right Holder as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Securities Administrator and the Trustee have received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause the REMIC created hereunder to fail to qualify as a REMIC at any time that any related Certificates are outstanding:

          (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Securities Administrator under Section 10.01, the Securities Administrator shall sell all of the assets of the Trust Estate to the Call Right Holder for cash; and

          (ii) the notice  given by the  Securities  Administrator  pursuant  to
     Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Securities Administrator shall also ensure that such date is specified in the final tax return of the REMIC.

     (b) By their acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor, the Trustee or the Securities Administrator.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     Section 11.01. Amendment. This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any related Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Securities Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Distribution Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates (other than the Class B-6 Certificates) as evidenced by a letter from each Rating Agency rating such Certificates to such effect and (v) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

     This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

     Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee and the Securities Administrator with an Opinion of Counsel to the effect that such amendment would not subject the REMIC to any tax or cause the REMIC to fail to qualify as a REMIC. Notwithstanding any other provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have received such Opinion of Counsel.

     Promptly after the execution of any such amendment or consent the Securities Administrator shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

     It shall not be necessary for the consent of Certificateholders  under this
Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Securities Administrator may prescribe.

     Section 11.02. Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon delivery to the Securities Administrator at the expense of the requesting Certificateholders of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 11.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this
Agreement   or  the  Trust,   nor   entitle   such   Certificateholder's   legal
representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Securities Administrator a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Securities Administrator to institute such action, suit or proceeding in its own name as Securities Administrator hereunder and shall have offered to the Securities Administrator such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Securities Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Securities Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03, each and every Certificateholder and the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

     Section 11.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF StateplaceNEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of
Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

     Section 11.05. Notices. All demands, notices, instructions, directions, requests and communications required or permitted to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Securities Administrator may be delivered by facsimile and shall be deemed effective upon receipt) to (a) in the case of the Depositor, SunTrust Real Estate Trust, LLC, 214 North Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial Officer,
(b)  in  the  case  of  the  Master  Servicer,  ____________________  Attention:
___________________,   (c)  in  the  case  of  the   Securities   Administrator,
______________________, Attention: _____________________, (d) in the case of the
Trustee, ___________________,  Attention:  _____________________ (e) in the case of [insert rating agency], ___________________,  Attention:  __________________;
and  (f)  in  the  case  of  [insert  rating  agency],   ______________________,
Attention: _______________________, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice to a Certificateholder so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 11.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 11.07. Certificates Nonassessable and Fully Paid. It is the intention of the Securities Administrator that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, authentication and delivery thereof by the Securities Administrator pursuant to Section 6.01 are and shall be deemed fully paid.

     Section 11.08. Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee and the Securities Administrator, within 15 days after the receipt of a request by the Trustee and/or the Securities Administrator in writing, a list, in such form as the Trustee and/or the Securities Administrator may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

     If three or more  Certificateholders  apply in  writing  to the  Securities
Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Securities Administrator shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Securities Administrator. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Securities Administrator shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

     Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Securities Administrator that neither the Certificate Registrar nor the Securities Administrator shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 11.09. Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

     Section 11.10. Insolvency. The Depositor, Master Servicer, Securities Administrator and Trustee shall each notify the Depositor and the Securities
Administrator of any of the events enumerated in Item 1.03 of Form 8-K with respect to any of the Depositor, Master Servicer, Securities Administrator or Trustee at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Securities Administrator with all information required by the Depositor to comply with its reporting obligation under Item
1.03 of Form 8-K not later than the effective date of such event.

     Section 11.11. Regulation AB Compliance; Intent of Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Securities and Exchange Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Master Servicer, the Securities Administrator and the Trustee shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Securities Administrator and the Trustee, as applicable, reasonably believed by the Depositor to be necessary in order to effect such compliance.

     IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                         SUNTRUST REAL ESTATE TRUST, LLC,
                         as Depositor

                         By: _______________________________
                             Name:
                             Title:


                         ____________________________________,
                              as Master Servicer


                         By: _________________________________
                             Name:
                             Title:


                         _____________________________________,
                             as Securities Administrator


                         By: __________________________________
                             Name:
                             Title:


                         ______________________________________,
                             as Trustee


                         By: __________________________________
                             Name:
                             Title:

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

                         SUNTRUST REAL ESTATE TRUST, LLC
                       Mortgage Pass-Through Certificates,
                           Series 20___-___ Class A-1

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THIS CERTIFICATE IS AN EXCHANGEABLE REMIC CERTIFICATE AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

     REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET placeFORTH BELOW.

                                     A-1-1

     SUNTRUST REAL ESTATE TRUST, LLC Mortgage Pass-Through Certificates, Series 20 - Class A-1 evidencing an interest in a Trust consisting primarily of [fixed]-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                  SunTrust Real Estate Trust, LLC, as Depositor

     Certificate No.: __________

     Cut-Off Date: __________ ___, 20___

     First Distribution Date: __________ ___, 20___

     Maximum Initial Certificate Balance of this Certificate
     ("Denomination"): $[__________]

     Maximum Initial Class Certificate
     Balance of this Class: $[__________]

     Pass-Through Rate: [_____]%

     CUSIP No.: [__________]

     ISIN No.: [__________]

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by SunTrust Real Estate Trust, LLC (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated __________ ___, 20___ (the "Pooling and Servicing Agreement"), among the Depositor, [__________], as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and [__________], as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

                                     A-1-2

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     A-1-3

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

                         SUNTRUST REAL ESTATE TRUST, LLC
                       Mortgage Pass-Through Certificates,
                           Series 20___-___ Class A-2

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THIS CERTIFICATE IS AN EXCHANGEABLE REMIC CERTIFICATE AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

     REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET placeFORTH BELOW.

                                     A-2-1

     SUNTRUST REAL ESTATE TRUST, LLC Mortgage Pass-Through Certificates, Series 20 - Class A-2 evidencing an interest in a Trust consisting primarily of [fixed]-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                  SunTrust Real Estate Trust, LLC, as Depositor

     Certificate No.: __________

     Cut-Off Date: __________ ___, 20___

     First Distribution Date: __________ ___, 20___

     Maximum Initial Certificate Balance of this Certificate
     ("Denomination"): $[__________]

     Maximum Initial Class Certificate
     Balance of this Class: $[__________]

     Pass-Through Rate: [_____]%

     CUSIP No.: [__________]

     ISIN No.: [__________]

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by SunTrust Real Estate Trust, LLC (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated __________ ___, 20___ (the "Pooling and Servicing Agreement"), among the Depositor, [__________], as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and [__________], as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

                                     A-2-2

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     A-2-3

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

                         SUNTRUST REAL ESTATE TRUST, LLC
                       Mortgage Pass-Through Certificates,
                           Series 20___-___ Class A-3

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THIS CERTIFICATE IS AN EXCHANGEABLE CERTIFICATE AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF AN INTEREST IN EACH RELATED EXCHANGEABLE REMIC CERTIFICATE.

     REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET placeFORTH BELOW.

                                     A-3-1

     SUNTRUST REAL ESTATE TRUST, LLC Mortgage Pass-Through Certificates, Series 20 - Class A-1 evidencing an interest in a Trust consisting primarily of [fixed]-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                  SunTrust Real Estate Trust, LLC, as Depositor

     Certificate No.: __________

     Cut-Off Date: __________ ___, 20___

     First Distribution Date: __________ ___, 20___

     Maximum Initial Certificate Balance of this Certificate
     ("Denomination"): $[__________]

     Maximum Initial Class Certificate
     Balance of this Class: $[__________]

     Pass-Through Rate: [_____]%

     CUSIP No.: [__________]

     ISIN No.: [__________]

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by SunTrust Real Estate Trust, LLC (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated __________ ___, 20___ (the "Pooling and Servicing Agreement"), among the Depositor, [__________], as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and [__________], as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

                                     A-3-2

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     A-3-3

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

                         SUNTRUST REAL ESTATE TRUST, LLC
                       Mortgage Pass-Through Certificates,
                           Series 20___-___ Class A-4

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

     REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET placeFORTH BELOW.

                                     A-4-1

     SUNTRUST REAL ESTATE TRUST, LLC Mortgage Pass-Through Certificates, Series 20 - Class A-1 evidencing an interest in a Trust consisting primarily of [fixed]-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                  SunTrust Real Estate Trust, LLC, as Depositor

     Certificate No.: __________

     Cut-Off Date: __________ ___, 20___

     First Distribution Date: __________ ___, 20___

     Initial Certificate Balance of this Certificate
     ("Denomination"): $[__________]

     Initial Class Certificate
     Balance of this Class: $[__________]

     Pass-Through Rate: Floating

     CUSIP No.: [__________]

     ISIN No.: [__________]

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by SunTrust Real Estate Trust, LLC (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated __________ ___, 20___ (the "Pooling and Servicing Agreement"), among the Depositor, [__________], as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and [__________], as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

                                     A-4-2

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     A-4-3

                                   EXHIBIT A-R
                     [FORM OF FACE OF CLASS A-R CERTIFICATE]

                         SUNTRUST REAL ESTATE TRUST, LLC
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 20___-___
                                    CLASS A-R

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THIS CLASS A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

     TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS CLASS A-R CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                                     A-R-1

     SUNTRUST REAL ESTATE TRUST, LLC Mortgage Pass-Through Certificates, Series 20___-___ Class A-R evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of [fixed]-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                  SunTrust Real Estate Trust, LLC, as Depositor

     Certificate No.: __________

     Cut-off Date: __________ ___, 20___

     First Distribution Date: __________ ___, 20___

     Initial Certificate Balance of this Certificate
     ("Denomination"): $[100.00]

     Initial Class Certificate
     Balance of this Class: $[100.00]

     Pass-Through Rate: [_____]%

     CUSIP No.: [__________]

     ISIN No.: [__________]

     THIS CERTIFIES THAT _________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by SunTrust Real Estate Trust, LLC (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated __________ ___, 20___ (the "Pooling and Servicing Agreement"), among the Depositor, [__________], as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and [__________], as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates.

     Neither this A-R Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

                                     A-R-2

     Any distribution of the proceeds of any remaining assets of the applicable subaccount of the Certificate Account will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office.

     Each Person who has or who acquires this Class A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class A-R Certificate, the Securities Administrator shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Securities Administrator has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Class A-R Certificate to such proposed transferee shall be effected; (v) this Class A-R Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Class A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI (or any successor thereto) or (B) the transferee delivers to both the transferor and the Securities Administrator an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Class A-R
Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class A-R Certificate in violation of such restrictions, then the Securities Administrator, based on information provided to the Securities Administrator by the Master Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and
(6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     A-R-3

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

                         SUNTRUST REAL ESTATE TRUST, LLC
              Mortgage Pass-Through Certificates, Series 20___-___
                                   Class A-PO

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET placeFORTH BELOW.

                                     A-PO-1

                         SUNTRUST REAL ESTATE TRUST, LLC
              Mortgage Pass-Through Certificates, Series 20___-___

     Class A-PO evidencing an interest in a Trust consisting primarily of [fixed]-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by SunTrust Real Estate Trust, LLC, as Depositor

     Certificate No.: __________

     Cut-Off Date: __________ ___, 20___

     First Distribution Date: __________ ___, 20___

     Initial   Certificate   Balance  of  this   Certificate
     ("Denomination"): $[___________]

     Initial Class Certificate Balance of this Class: $[___________]

     CUSIP No.: [__________]

     ISIN No.: [__________]

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by SunTrust Real Estate Trust, LLC (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated __________ ___, 20___ (the "Pooling and Servicing Agreement"), among the Depositor, [__________], as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and [__________], as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     This Class A-PO Certificate represents the right to receive principal only.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                     A-PO-2

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *


                                     A-PO-3

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

                         SUNTRUST REAL ESTATE TRUST, LLC
              Mortgage Pass-Through Certificates, Series 20___-___

     Class B-1 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET placeFORTH BELOW.

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                                     B-1-1

                         SUNTRUST REAL ESTATE TRUST, LLC
              Mortgage Pass-Through Certificates, Series 20___-___

     Class B-1 evidencing an interest in a Trust consisting primarily of [fixed]-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by SunTrust Real Estate Trust, LLC, as Depositor Certificate No.: ___________

     Cut-Off Date: __________ ___, 20___

     First Distribution Date: __________ ___, 20___

     Initial Certificate Balance of this Certificate
     ("Denomination"): $[__________]

     Initial Class Certificate Balance of this Class: $[__________]

     Pass-Through Rate: [_____]%

     CUSIP No.: [__________]

     ISIN No.: [__________]

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by SunTrust Real Estate Trust, LLC (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated __________ ___, 20___ (the "Pooling and Servicing Agreement"), among the Depositor, [__________], as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and [__________], as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence B-1-2 an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                     B-1-2

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     B-1-3

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

                         SUNTRUST REAL ESTATE TRUST, LLC
              Mortgage Pass-Through Certificates, Series 20___-___

     Class B-2 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET placeFORTH BELOW.

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                                     B-2-1

                         SUNTRUST REAL ESTATE TRUST, LLC
              Mortgage Pass-Through Certificates, Series 20___-___

     Class B-2 evidencing an interest in a Trust consisting primarily of [fixed]-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by SunTrust Real Estate Trust, LLC, as Depositor Certificate No.: __________

     Cut-Off Date: __________ ___, 20___

     First Distribution Date: __________ ___, 20___

     Initial Certificate Balance of this Certificate
     ("Denomination"): $[__________]

     Initial Class Certificate Balance of this Class: $[__________]

     Pass-Through Rate: [_____]%

     CUSIP No.: [__________]

     ISIN No.: [__________]

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by SunTrust Real Estate Trust, LLC (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated __________ ___, 20___ (the "Pooling and Servicing Agreement"), among the Depositor, [__________], as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and [__________], as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence B-2-2 an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                     B-2-2

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     B-2-3

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

                         SUNTRUST REAL ESTATE TRUST, LLC
              Mortgage Pass-Through Certificates, Series 20___-___

     Class B-3 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET placeFORTH BELOW.

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND THE CLASS B-1 AND CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                                     B-3-1

                      B-3-1 SUNTRUST REAL ESTATE TRUST, LLC
              Mortgage Pass-Through Certificates, Series 20___-___

     Class B-3 evidencing an interest in a Trust consisting primarily of [fixed]-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by SunTrust Real Estate Trust, LLC, as Depositor Certificate No.: __________

     Cut-Off Date: __________ ___, 20___

     First Distribution Date: __________ ___, 20___

     Initial Certificate Balance of this Certificate
     ("Denomination"): $[__________]

     Initial Class Certificate Balance of this Class: $[__________]

     Pass-Through Rate: [_____]%

     CUSIP No.: [__________]

     ISIN No.: [__________]

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by SunTrust Real Estate Trust, LLC (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated __________ ___, 20___ (the "Pooling and Servicing Agreement"), among the Depositor, [__________], as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and [__________], as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence B-3-2 an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                     B-3-2

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     B-3-3

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

                         SUNTRUST REAL ESTATE TRUST, LLC
              Mortgage Pass-Through Certificates, Series 20___-___

     Class B-4 SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET placeFORTH BELOW.

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

     UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.

     TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT
(A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995)),  THERE IS NO B-4-4 PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL

                                     B-4-1

ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                                     B-4-2

                         SUNTRUST REAL ESTATE TRUST, LLC
              Mortgage Pass-Through Certificates, Series 20___-___

     Class B-4 evidencing an interest in a Trust consisting primarily of [fixed]-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by SunTrust Real Estate Trust, LLC, as Depositor Certificate No.: __________

     Cut-Off Date: December __________ ___, 20___

     First Distribution Date: __________ ___, 20___

     Initial Certificate Balance of this Certificate
     ("Denomination"): $[__________]

     Initial Class Certificate Balance of this Class: $[__________]

     Pass-Through Rate [_____]%

     CUSIP No.: [__________]

     ISIN No.: [__________]

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by SunTrust Real Estate Trust, LLC (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated __________ ___, 20___ (the "Pooling and Servicing Agreement"), among the Depositor, [__________]., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and [__________], as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not B-4-6 evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such

                                     B-4-3
transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     B-4-4

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

                         SUNTRUST REAL ESTATE TRUST, LLC
              Mortgage Pass-Through Certificates, Series 20___-___

     Class B-5 SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET placeFORTH BELOW.

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND THE CLASS B-1, CLASS B-2, CLASS B-3 AND CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

     UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.

     TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT
(A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS B-5-1 EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL

                                     B-5-1

ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                                     B-5-2

                         SUNTRUST REAL ESTATE TRUST, LLC
              Mortgage Pass-Through Certificates, Series 20___-___

     Class B-5 evidencing an interest in a Trust consisting primarily of [fixed]-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by SunTrust Real Estate Trust, LLC, as Depositor Certificate No.: __________

     Cut-Off Date: December __________ ___, 20___

     First Distribution Date: __________ ___, 20___

     Initial Certificate Balance of this Certificate
     ("Denomination"): $[__________]

     Initial Class Certificate Balance of this Class: $[__________]

     Pass-Through Rate [_____]%

     CUSIP No.: [__________]

     ISIN No.: [__________]

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by SunTrust Real Estate Trust, LLC (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated __________ ___, 20___ (the "Pooling and Servicing Agreement"), among the Depositor, [__________], as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and [__________], as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates.

     Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or

                                     B-5-3
is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     B-5-4

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

                         SUNTRUST REAL ESTATE TRUST, LLC
              Mortgage Pass-Through Certificates, Series 20___-___

     Class B-6 SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET placeFORTH BELOW.

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND THE CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

     UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.

     TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT
(A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED

                                     B-6-1

TRANSACTION  CLASS EXEMPTION  95-60 ("PTE 95-60"),  60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO B-6-5 PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                                     B-6-2

                         SUNTRUST REAL ESTATE TRUST, LLC
              Mortgage Pass-Through Certificates, Series 20___-___

     Class B-6 evidencing an interest in a Trust consisting primarily of [fixed]-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by SunTrust Real Estate Trust, LLC, as Depositor Certificate No.: __________

     Cut-Off Date: December __________ ___, 20___

     First Distribution Date: __________ ___, 20___

     Initial Certificate Balance of this Certificate
     ("Denomination"): $[__________]

     Initial Class Certificate Balance of this Class: $[__________]

     Pass-Through Rate [_____]%

     CUSIP No.: [__________]

     ISIN No.: [__________]

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by SunTrust Real Estate Trust, LLC (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated __________ ___, 20___ (the "Pooling and Servicing Agreement"), among the Depositor, [__________], as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and [__________], as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates.

     Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or

                                     B-6-3
is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     B-6-4

                                    EXHIBIT C
                      [FORM OF REVERSE OF ALL CERTIFICATES]

     SUNTRUST REAL ESTATE TRUST, LLC Mortgage Pass-Through Certificates This Certificate is one of a duly authorized issue of Certificates designated as SunTrust Real Estate Trust, LLC Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

     Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the [__]th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement.

     On each Distribution Date, the Securities Administrator shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Certificate (other than a Residual Certificate), by wire transfer or by such other means of payment as such Certificateholder and the Securities Administrator shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in
Section 5.02 of the Pooling and Servicing Agreement; provided, however, that in the case of a Class of the Special Retail Certificates, distributions of principal to which such Class is entitled will be made to the Holders of such Class as described in Section 5.11 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Securities Administrator as contemplated by Section 10.01 of the Pooling and Servicing Agreement.

     C-1 The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Securities Administrator accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The  Depositor,   the  Master  Servicer,  the  Certificate  Registrar,  the
Securities Administrator and the Trustee and any agent of the Depositor, the Master Servicer, the Certificate Registrar, the Securities Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Certificate Registrar, the Trustee, the Securities Administrator or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than [10]% of the aggregate Cut-off Date Pool Principal Balance of such Mortgage Loans, the Call Right Holder has the option to purchase the Mortgage Loans under the conditions set forth in Section 10.01 of the Pooling and Servicing Agreement. In the event that no such termination occurs, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any C-2 advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date thereof.

     Any term used herein that is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

     IN  WITNESS  WHEREOF,   the  Securities   Administrator   has  caused  this
Certificate to be duly executed.

Dated:

     [__________],as Securities Administrator

     By _________________________________
               Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the Pooling and Servicing Agreement referenced herein.

     [__________],as Securities Administrator

     By _________________________________
               Authorized Signatory

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s)                                                                 unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                         __________________________________________
                         Signature by or on behalf of assignor




                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________ for the
account of ___________________, account number _________________________, or, if
mailed   by   check,   to   Applicable   statements   should   be  mailed  to  .
---------------------------

     This information is provided by ____________________________, the assignee named above, or , as its agent.

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                              __________ ___, 20___


To:  [NAME OF TRUSTEE]
     [ADDRESS OF TRUSTEE]
     Attention: [_______]

Re: The Pooling and Servicing Agreement dated __________ ___, 20___ , among SunTrust Real Estate Trust, LLC, as Depositor, [__________], as Securities Administrator and Master Servicer, and [__________], as Trustee.

     In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one)

____ 1. Mortgage Paid in Full

____ 2. Foreclosure

____ 3. Substitution

____ 4. Other Liquidation

____ 5. Nonliquidation                          Reason: _______________



                         By:   ___________________________________
                                (authorized signer of [SPONSOR])

                         Issuer: _______________________________

                         Address:_______________________________

                         _______________________________________

                         Date: _________________________________

Custodian

[NAME OF  CUSTODIAN]
Please acknowledge the execution of the above request by your signature and date below:



____________________________________       _________________
Signature                                  Date



Documents returned to Custodian:



_____________________________________      __________________
Custodian                                  Date

                                    EXHIBIT F

                FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT

                              __________ ___, 20___

     [_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated __________ ___, 20___, among SunTrust Real Estate Trust, LLC, as Depositor, [__________], as Securities Administrator and Master Servicer, and [__________], as Trustee.



                         [___________________],

                         By: ___________________________________

                         Name: _________________________________

                         Title: ________________________________

                                   EXHIBIT G-1

                        FORM OF TRANSFEROR'S CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

[NAME  OF  SECURITIES   ADMINISTRATOR]
[ADDRESS OF SECURITIES ADMINISTRATOR]
Attention: [____________]


     Re: SunTrust Real Estate Trust, LLC, Mortgage Pass-Through Certificates, Series 20___-___, Class ___, having an initial aggregate Certificate Balance as of __________ ___, 20___ of $___________

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated __________ ___, 20___, among SunTrust Real Estate Trust, LLC, as Depositor, [__________], as Securities Administrator and Master Servicer, and [__________], as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Securities Administrator, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of
     Section  5 of the 1933 Act or G-1-1  any state  securities  laws,  or would

                                     G-1-1
     require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.

                         Very truly yours,

                         _______________________________________
                         (Transferor)

                         By: ___________________________________

                         Name: _________________________________

                         Title: ________________________________


                                     G-1-2

                                  EXHIBIT G-2A

                       FORM 1 OF TRANSFEREE'S CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

[NAME  OF  SECURITIES   ADMINISTRATOR]
[ADDRESS OF SECURITIES ADMINISTRATOR]
Attention: [____________]

     Re: SunTrust Real Estate Trust, LLC, Mortgage Pass-Through Certificates, Series 20___-___, Class ___, having an initial aggregate Certificate Balance as of __________ ___, 20___ of $[__________]

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated __________ ___, 20___ among SunTrust Real Estate Trust, LLC, as Depositor, [__________], as Securities Administrator and Master Servicer, and [__________], as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Securities Administrator, that:

     1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

     2. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism G-2A-1 associated with the Transferred Certificate, and
(f) all related matters, that it has requested.

                                     G-2A-1

     3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                         Very truly yours,

                         _______________________________________
                         (Transferor)

                         By: ___________________________________

                         Name: _________________________________

                         Title: ________________________________


                                     G-2A-2

                             Nominee Acknowledgment

     The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                         ________________________________________
                         (Nominee)

                         By: ____________________________________

                         Name: __________________________________

                         Title: _________________________________

                                     G-2A-3

                                                         ANNEX 1 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows to [__________________] (the "Transferor") [__________], as Securities Administrator with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
          Section 501(c)(3) of the Internal Revenue Code of 1986.

     ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan

_________________________

(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     G-2A-4

          G-2A-4 association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

          ___  Broker-dealer.  The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, ------------- as amended.

          ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, country-regionU.S. territory or the StateplaceDistrict of Columbia.

          ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or ------------------- any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

          ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement ---------- Income Security Act of 1974.

          ___  Investment  Advisor.  The  Transferee  is an  investment  advisor
               registered   under   the   Investment   Advisers   Act  of  1940.
               ------------------

          ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market.

     Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction.

                                     G-2A-5

     However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

     ____ ____ Will the  Transferee be purchasing the  Transferred  Certificates
     Yes  No   only for the Transferee's own account?


     6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7.  The  Transferee   will  notify  each  of  the  parties  to  which  this
certification is made of any changes in the information and conclusions herein.

     Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                         _________________________________________
                         Print Name of Transferee



                         By: _____________________________________


                         Name: ___________________________________

                         Title: __________________________________

                         Date: ___________________________________


                                     G-2A-6

                                                         ANNEX 2 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

     The undersigned hereby certifies as follows to [_________________] (the "Transferor") [__________], as Securities Administrator, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     ____ The  Transferee  owned  and/or  invested  on  a  discretionary   basis
          $__________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's

                                     G-2A-7

Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

     ____ ____ Will the  Transferee be purchasing the  Transferred  Certificates
     Yes  No   only for the Transferee's own account?


     6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                    _______________________________________
                    Print Name of Transferee or Adviser

                    By: ___________________________________

                    Name __________________________________

                    Title: ________________________________


                    IF AN ADVISER:

                    _______________________________________
                    Print Name of Transferee

                    By: ___________________________________

                    Date: _________________________________


                                     G-2A-8

                                  EXHIBIT G-2B
    FORM 2 OF TRANSFEREE'S CERTIFICATE FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

[NAME  OF  SECURITIES   ADMINISTRATOR]
[ADDRESS OF SECURITIES ADMINISTRATOR]
Attention: [____________]


     Re: SunTrust Real Estate Trust, LLC, Mortgage Pass-Through Certificates, Series 20___-___, Class ___, having an initial aggregate Certificate Principal Balance as of __________ ___, 20___ of $------------

     Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by [___________________] (the "Transferor") to [______________________________]
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated January 31, 2006 , among SunTrust Real Estate Trust, LLC, as Depositor, [__________], as Securities Administrator and Master Servicer, and [__________], as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Securities Administrator, that:

     1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

     2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Securities Administrator is obligated so to register or qualify the Transferred Certificates and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an G-2B-1 expense of the Securities Administrator or the Depositor and (ii) the Securities

                                     G-2B-1

Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and
Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and
(ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

     3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

     UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND
SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED
TRANSACTION  CLASS EXEMPTION  95-60 ("PTE 95-60"),  60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO BENEFIT PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR G-2B-2 AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES,

                                     G-2B-2

OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

     4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (d) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

     5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust created G-2B-3 pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and
(f) all related matters, that it has requested.

     6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                     G-2B-3

     7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                         Very truly yours,

                         ________________________________________
                         (Transferee)

                         By: ____________________________________

                         Name: __________________________________

                         Title: _________________________________

                         Date: __________________________________

                                     G-2B-4

                             Nominee Acknowledgment

     The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                         _________________________________________

                         (Nominee)

                         By: _____________________________________

                         Name: ___________________________________

                         Title: __________________________________


                                     G-2B-5

                                    EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                 FOR ERISA RESTRICTED CERTIFICATES [__________]

[NAME  OF  SECURITIES   ADMINISTRATOR]
[ADDRESS OF SECURITIES ADMINISTRATOR]
Attention: [____________]


     Re: SunTrust Real Estate Trust, LLC, Mortgage Pass-Through Certificates, Series 20___-___, Class ___, having an initial aggregate Certificate Principal Balance as of __________ ___, 20___ of $_________

     Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by [___________________] (the "Transferor") to [______________________________]
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated January 31, 2006 , among SunTrust Real Estate Trust, LLC, as Depositor, [__________], as Securities Administrator and Master Servicer, and [__________], as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     The Transferee hereby certifies, represents and warrants to you, as Securities Administrator, either that:

     (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

     (b) with respect to the Class B-4, Class B-5 and Class B-6 Certificates, it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of H-1 acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

     Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                         Very truly yours,

                         ______________________________________
                         (Transferee)

                         By: __________________________________

                         Name: ________________________________

                         Title: _______________________________

                         Date: ________________________________

                                    EXHIBIT I

          FORM OF AFFIDAVIT REGARDING TRANSFER OF RESIDUAL CERTIFICATE

                        SunTrust Real Estate Trust, LLC
                       Mortgage Pass-Through Certificates,
                                Series 20___-___

STATE OF                )
                        ) ss:
COUNTY OF               )

     The undersigned, being first duly sworn, deposes and says as follows:

     1. The  undersigned is an officer of  _______________________________,  the proposed transferee (the "Transferee") of the Class A-R Certificate (the "Residual Certificate") issued pursuant to the Pooling and Servicing Agreement, dated ___________ ___, 20____, among SunTrust Real Estate Trust, LLC, as Depositor, [__________], as Securities Administrator and Master Servicer, and [__________], as Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Residual Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

     3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Residual Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

     4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false.

     (For this purpose, a "pass-through entity" includes a I-1 regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Residual Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

     6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Residual Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Residual Certificate or cause the Residual Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

     7. The Transferee historically has paid its debts as they have become due, and it intends to do so in the future.

     8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Residual Certificate.

     9. The  taxpayer  identification  number  of the  Transferee's  nominee  is
___________.

     10.  The  Transferee  is a (i)  U.S.  Person  as  defined  in Code  Section
7701(a)(30) or (ii) (A) the Transferee holds the Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the Transferee has delivered to both the transferor and the Securities Administrator an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes..

     11. The Transferee is aware that the Residual Certificate may be a "noneconomic residual interest" within the meaning of Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

     12. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

     13. If the Transferee is purchasing the Residual Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections 1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

     14. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.

     15. The Transferee understands that it may incur tax liabilities with respect to the Residual Certificate in excess of cash flows generated thereby.

     16. The Transferee intends to pay taxes associated with holding the Residual Certificate as such taxes become due.

                                      * * *

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.


                    _____________________________________
                    Print Name of Transferee

                    By: _________________________________
                        Name:
                        Title:


     Personally appeared before me the above-named ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed  and sworn  before me this _____ day of  ______________________,
____



                    ______________________________________
                    NOTARY PUBLIC


                    My Commission expires the ____ day of
                    ___________________, _______

                                  ATTACHMENT A

                                       to

     AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE
                OF 1986, AS AMENDED, AND FOR NON-ERISA INVESTORS

Check the appropriate box:

     ____ The  consideration  paid to the  Transferee  to acquire  the  Residual
          Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Residual Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections 1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by
          Section 1274(d) of the Code and the compounding period used by the Transferee.

                                       OR

     ____ The transfer of the Residual  Certificate  complies with U.S. Treasury
          Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

          (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Residual Certificate will only be taxed in the country-regionplaceUnited States;

          (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

          (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

          (iv) the Transferee has determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith; and I-6

          (v) in the event of any transfer of the Residual Certificate by the Transferee, the Transferee will require its transferee to complete a representation in the form of this Attachment A as a condition of such transferee's purchase of the Residual Certificate.

                                    EXHIBIT J

                                   [Reserved]

                                    EXHIBIT K

                                   [Reserved]

                                    EXHIBIT L

           STATES IN WHICH RECORDATION IS REQUIRED BY A RATING AGENCY

                                    EXHIBIT M

           FORM OF INITIAL CERTIFICATION OF THE [TRUSTEE] [CUSTODIAN]

                              __________ ___, 20___

SunTrust   Real  Estate   Trust,   LLC
214  North  Tryon  Street
Charlotte, North Carolina 28255 [__________]

[NAME  OF  SECURITIES   ADMINISTRATOR]
[ADDRESS OF SECURITIES ADMINISTRATOR]
Attention: [____________]

     Re: The Pooling and Servicing Agreement, dated __________ ___, 20___ (the "Pooling and Servicing Agreement"), among the Depositor, [__________], as Securities Administrator and Master Servicer, and [__________], as trustee.

     Ladies and Gentlemen:

     In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as [Trustee] [Custodian], hereby certifies that, except as specified in any list of exceptions attached hereto, it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule.

     The [Trustee] [Custodian] has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this Initial Certification. The [Trustee] [Custodian] makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                         [____________],

                         [as Trustee][as Custodian]

                         By: __________________________________

                         Name: ________________________________

                         Title: _______________________________

                                    EXHIBIT N

            FORM OF FINAL CERTIFICATION OF THE [TRUSTEE] [CUSTODIAN]

                            [____________ __, _____]

SunTrust   Real  Estate   Trust,   LLC
214  North  Tryon  Street
Charlotte, North Carolina 28255 [__________]

[NAME  OF  SECURITIES   ADMINISTRATOR]
[ADDRESS OF SECURITIES ADMINISTRATOR]
Attention: [____________]

     Re: The Pooling and Servicing Agreement, dated __________ ___, 20___ (the "Pooling and Servicing Agreement"), among the Depositor, [__________], as Securities Administrator and Master Servicer, and [__________], as trustee.

     Ladies and Gentlemen:

     In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as [Trustee] [Custodian], hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in any list of exceptions attached hereto, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b) of the Pooling and Servicing Agreement.

     The [Trustee] [Custodian] has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this Final Certification. The [Trustee] [Custodian] makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                         [____________],
                         [as Trustee][as Custodian]

                         By: _________________________________

                         Name: _______________________________

                         Title: ______________________________

                                    EXHIBIT O

                      FORM OF SARBANES-OXLEY CERTIFICATION

                         SunTrust Real Estate Trust, LLC
                       Mortgage Pass-Through Certificates,
                                Series 20___-___



     I, [________],  a [_____________] of [__________] (the "Master  Servicer"),
certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the [_____________] 20___-___ Trust (the "Exchange Act Periodic Reports");

2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4. I am responsible for reviewing the activities performed by the servicer and based on my knowledge and the compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicer has fulfilled its obligations under the pooling and servicing agreement, dated __________ ___, 20___, among SunTrust Real Estate Trust, LLC, as depositor, [__________], as master servicer and securities administrator, and [__________], as trustee; and

5. All of the reports on assessment of compliance with the servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d- 18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

     In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [__________].

                         [_________], 20

                         By:____________________________________
                            Name:
                            Title:

                                    EXHIBIT P

                     FORM OF CERTIFICATION TO BE PROVIDED BY
               THE SECURITIES ADMINISTRATOR TO THE MASTER SERVICER

                         SunTrust Real Estate Trust, LLC
                       Mortgage Pass-Through Certificates,
                                Series 20___-___

     The Securities Administrator hereby certifies to the Master Servicer and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

2. To my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

3. To my knowledge, the distribution information required to be provided by the Securities Administrator under the pooling and servicing agreement, dated __________ ___, 20___, among SunTrust Real Estate Trust, LLC, as depositor, [__________], as master servicer and securities administrator, and [__________], as trustee (the "Pooling and Servicing Agreement") for inclusion in the Reports is included in the Reports;

4. I am responsible for reviewing the activities performed by the Securities Administrator under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Securities Administrator required in the Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Securities Administrator has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

5.   The  report  on  assessment  of  compliance  with  servicing  criteria  for asset-backed securities of the Securities Administrator and its related attestation report on assessment of compliance with servicing criteria required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

                         [____________]

                         as Securities Administrator

                         By:____________________________________
                            Name:
                            Title:

                                    EXHIBIT Q

                           Relevant Servicing Criteria



----------------------------------------------------------------------------------------------------------------------
                                 Servicing Criteria                                        Parties Responsible
----------------------------------------------------------------------------------------------------------------------
       Reference                                  Criteria
----------------------------------------------------------------------------------------------------------------------
                                      General Servicing Considerations

----------------------------------------------------------------------------------------------------------------------
1122(d)(1)(i)          Policies and procedures are instituted to monitor any           Master Servicer and
                       performance or other triggers and events of default in          Securities Administrator
                       accordance with the transaction agreements.

----------------------------------------------------------------------------------------------------------------------
1122(d)(1)(ii)         If any material servicing activities are outsourced to          Master Servicer and
                       third and Securities parties, policies and procedures are       Securities Administrator
                       instituted to monitor the third party's performance and
                       compliance with such servicing activities.

----------------------------------------------------------------------------------------------------------------------
1122(d)(1)(iii)        Any requirements in the transaction agreements to               Not applicable
                       maintain a back-up servicer for the pool assets are
                       maintained.

----------------------------------------------------------------------------------------------------------------------
1122(d)(1)(iv)         A fidelity bond and errors and omissions policy is in           Master Servicer
                       effect on the party participating in the servicing
                       function throughout the reporting period in the
                       amount of coverage required by and otherwise in
                       accordance with the terms of the transaction agreements.

----------------------------------------------------------------------------------------------------------------------
                                     Cash Collection and Administration

----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(i)          Payments on pool assets are deposited into the                  Master Servicer and
                       appropriate custodial bank accounts and related bank            Securities Administrator
                       clearing accounts no Administrator more than two business
                       days following receipt, or such other number of days
                       specified in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(ii)         Disbursements made via wire transfer on behalf of an            Master Servicer and
                       obligor or to an investor are made only by authorized           Securities Administrator
                       personnel. Administrator
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(iii)        Advances of funds or guarantees regarding collections,          Master Servicer and
                       cash flows or distributions, and any interest or other          Securities Administrator
                       fees Administrator charged for such advances, are made,
                       reviewed and approved as specified in the transaction
                       agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(iv)         The related accounts for the transaction, such as cash          Master Servicer and
                       reserve accounts or accounts established as a form of           Securities Administrator
                       overcollateralization, are separately maintained (e.g.,
                       with respect to commingling of cash) as set forth in the
                       transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(v)          Each custodial account is maintained at a federally insured     Master Servicer and
                       depository institution as set forth in the transaction          Securities Administrator
                       agreements.  For purposes of this criterion, "federally
                       insured depository institution" with respect to a foreign
                       financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                       Securities Exchange Act.
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)         Unissued checks are safeguarded so as to prevent                Master Servicer and
                       unauthorized access.                                            Securities Administrator
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vii)        Reconciliations are prepared on a monthly basis for all         Master Servicer and
                       asset-backed securities related bank accounts, including        Securities Administrator
                       custodial accounts and related bank clearing accounts.
----------------------------------------------------------------------------------------------------------------------

                                      Q-1

----------------------------------------------------------------------------------------------------------------------
                                 Servicing Criteria                                        Parties Responsible
----------------------------------------------------------------------------------------------------------------------
       Reference                                  Criteria
----------------------------------------------------------------------------------------------------------------------
                       These reconciliations are (A) mathematically accurate;
                       (B) prepared within thirty (30) calendar days after the
                       bank statement cutoff date, or such other number of days
                       specified in the transaction agreements; (C) reviewed and
                       approved by someone other than the person who prepared
                       the reconciliation; and (D) contain explanations for
                       reconciling items.  These reconciling items are resolved
                       within 90 calendar days of their original identification,
                       or such other number of days specified in the transaction
                       agreements.
----------------------------------------------------------------------------------------------------------------------
                                     Investor Remittances and Reporting
----------------------------------------------------------------------------------------------------------------------
1122(d)(3)(i)          Reports to investors, including those to be filed with          Master Servicer and
                       the Commission, are maintained in accordance with the           Securities Administrator
                       transaction agreements and applicable Commission
                       requirements.  Specifically, such reports (A) are
                       prepared in accordance with timeframes and other terms
                       set forth in the transaction agreements; (B) provide
                       information calculated in accordance with the terms
                       specified in the transaction agreements; (C) are filed
                       with the Commission as required by its rules and
                       regulations; and (D) agree with investors' or the
                       trustee's records as to the total unpaid principal
                       balance and number of pool assets serviced by the
                       Servicer.
----------------------------------------------------------------------------------------------------------------------
1122(d)(3)(ii)         Amounts due to investors are allocated and remitted in
                       Master Servicer and Securities accordance with
                       timeframes, distribution priority and other Administrator
                       terms set forth in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(3)(iii)        Disbursements made to an investor are posted within two         Master Servicer and
                       business days to the Servicer's investor records, or such       Securities Administrator
                       other number of days specified in the transaction
                       agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(3)(iv)         Amounts remitted to investors per the investor reports          Master Servicer and
                       agree with cancelled checks, or other form of payment,          Securities Administrator
                       or custodial Administrator bank statements.
----------------------------------------------------------------------------------------------------------------------
                                         Pool Asset Administration
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(i)          Collateral or security on pool assets  is maintained as         Custodian
                       required by the transaction agreements or related
                       pool asset documents.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(ii)         Pool asset and related documents are safeguarded as             Custodian
                       required by the transaction agreements
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iii)        Any additions, removals or substitutions to the asset
                       pool are made, reviewed and approved in accordance with
                       any conditions or requirements in the transaction
                       agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iv)         Payments on pool assets, including any payoffs, made
                       in accordance with the related pool asset documents
                       are posted to the Servicer's obligor records maintained
                       no more than two business days after receipt, or such
                       other number of days specified in the transaction
                       agreements, and allocated to principal, interest or
                       other items (e.g., escrow) in accordance with the
                       related pool asset documents.
----------------------------------------------------------------------------------------------------------------------

                                      Q-2

----------------------------------------------------------------------------------------------------------------------
                                 Servicing Criteria                                        Parties Responsible
----------------------------------------------------------------------------------------------------------------------
       Reference                                  Criteria
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(v)          The Servicer's records regarding the pool assets agree
                       with the Servicer's records with respect to an obligor's
                       unpaid principal balance.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(vi)         Changes with respect to the terms or status of an
                       obligor's pool assets (e.g., loan modifications or
                       re-agings) are made, reviewed and approved by authorized
                       personnel in accordance with the transaction agreements
                       and related pool asset documents.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(vii)        Loss mitigation or recovery actions (e.g., forbearance
                       plans, modifications and deeds in lieu of foreclosure,
                       foreclosures and repossessions, as applicable) are
                       initiated, conducted and concluded in accordance with the
                       timeframes or other requirements established by the
                       transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(viii)       Records documenting collection efforts are maintained
                       during the period a pool asset is delinquent in
                       accordance with the transaction agreements.  Such records
                       are maintained on at least a monthly basis, or such other
                       period specified in the transaction agreements, and
                       describe the entity's activities in monitoring delinquent
                       pool assets including, for example, phone calls,
                       letters and payment rescheduling plans in cases
                       where delinquency is deemed temporary (e.g., illness or
                       unemployment).
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(ix)         Adjustments to interest rates or rates of return for
                       pool assets with variable rates are computed based on
                       the related pool assets documents.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(x)          Regarding any funds held in trust for an obligor (such
                       as escrow accounts):  (A) such funds are analyzed, in
                       accordance with the obligor's pool asset documents,
                       on at least an annual basis, or such other period
                       specified in the transaction agreements; (B) interest on
                       such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws;
                       and (C) such funds are returned to the obligor within
                       thirty (30) calendar days of full repayment of the
                       related pool assets, or such other number of days
                       specified in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xi)         Payments made on behalf of an obligor (such as tax or
                       insurance payments) are made on or before the related
                       penalty or expiration dates, as indicated on the
                       appropriate bills or notices for such payments, provided
                       that such support has been received by the servicer at
                       least thirty (30) calendar days prior to these dates, or
                       such other number of days specified in the transaction
                       agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xii)        Any late payment penalties in connection with any payment
                       to be made on behalf of an obligor are paid from the
                       servicer's funds and not charged to the obligor, unless
                       the late payment was due to the obligor's error or
                       omission.
----------------------------------------------------------------------------------------------------------------------

                                      Q-3

----------------------------------------------------------------------------------------------------------------------
                                 Servicing Criteria                                        Parties Responsible
----------------------------------------------------------------------------------------------------------------------
       Reference                                  Criteria
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiii)       Disbursements made on behalf of an obligor are posted
                       within two business days to the obligor's records
                       maintained by the servicer, or such other number of days
                       specified in the transaction agreements.

----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiv)        Delinquencies, charge-offs and uncollectible accounts are       Master Servicer and
                       recognized and recorded in accordance with the transaction      Securities Administrator
                       agreements.

----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xv)         Any external enhancement or other support, identified in        Master Servicer and
                       Item 1114(a)(1) through (3) or Item 1115 of Regulation AB,      Securities Administrator
                       is maintained as set forth in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------

                                      Q-4

R-1-%d
                                  EXHIBIT R-1

                        Additional Form 10-D Disclosure





-------------------------------------------------------------------------------------------------------------------
                                         ADDITIONAL FORM 10-D DISCLOSURE

---------------------------------------------------------- --------------------------------------------------------
                    Item on Form 10-D                                         Party Responsible
---------------------------------------------------------- --------------------------------------------------------

  Item 1: Distribution and Pool Performance Information                        Master Servicer
                                                                          Securities Administrator
Any  information  required by 1121 which is NOT  included                         Depositor
on the Monthly Statement

---------------------------------------------------------- --------------------------------------------------------
                Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

---------------------------------------------------------- --------------------------------------------------------
o Issuing Entity (Trust Fund)                              Trustee, Master Servicer, Securities Administrator and
                                                                                  Depositor

---------------------------------------------------------- --------------------------------------------------------
o Sponsor (Seller)                                             Seller (if a party to the Pooling and Servicing

Agreement) or Depositor

---------------------------------------------------------- --------------------------------------------------------
o Depositor                                                                       Depositor

---------------------------------------------------------- --------------------------------------------------------
o Trustee                                                                          Trustee

---------------------------------------------------------- --------------------------------------------------------
o Securities Administrator                                                Securities Administrator

---------------------------------------------------------- --------------------------------------------------------
o Master Servicer                                                              Master Servicer

---------------------------------------------------------- --------------------------------------------------------
o Custodian                                                                       Custodian

---------------------------------------------------------- --------------------------------------------------------
o 1110(b) Originator                                                              Depositor

---------------------------------------------------------- --------------------------------------------------------
o Any 1108(a)(2) Servicer (other than the Master                               Master Servicer
Servicer or Securities Administrator)

---------------------------------------------------------- --------------------------------------------------------
o Any other party contemplated by 1100(d)(1)                                      Depositor

---------------------------------------------------------- --------------------------------------------------------
     Item 3: Sale of Securities and Use of Proceeds                               Depositor
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.
Pricing information can be omitted if securities were not registered.

---------------------------------------------------------- --------------------------------------------------------
         Item 4: Defaults Upon Senior Securities                          Securities Administrator


                                       R-2

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

---------------------------------------------------------- --------------------------------------------------------
   Item 5: Submission of Matters to a Vote of Security                    Securities Administrator
                         Holders

Information from Item 4 of Part II of Form 10-Q

---------------------------------------------------------- --------------------------------------------------------
       Item 6: Significant Obligors of Pool Assets                                Depositor

Item 1112(b) - Significant Obligor Financial Information*

---------------------------------------------------------- --------------------------------------------------------
*This information need only be reported on the
Form 10-D for the distribution period in which
updated information is required pursuant to the
Item.

---------------------------------------------------------- --------------------------------------------------------
Item 7: Significant Enhancement Provider Information

Item 1114(b)(2) - Credit Enhancement Provider Financial
Information*

---------------------------------------------------------- --------------------------------------------------------
o Determining applicable disclosure threshold                             Securities Administrator

---------------------------------------------------------- --------------------------------------------------------
o Requesting required financial  information or effecting                 Securities Administrator
incorporation by reference

---------------------------------------------------------- --------------------------------------------------------
    Item 1115(b) - Derivative Counterparty Financial
                      Information*

---------------------------------------------------------- --------------------------------------------------------
o Determining current maximum probable exposure                                   Depositor

---------------------------------------------------------- --------------------------------------------------------
o Determining current significance percentage                             Securities Administrator

---------------------------------------------------------- --------------------------------------------------------
o Requesting required financial  information or effecting                 Securities Administrator
incorporation by reference

---------------------------------------------------------- --------------------------------------------------------
*This information need only be reported on the Form 10-D for the distribution period in which updated information
           is required pursuant to the Items.

---------------------------------------------------------- --------------------------------------------------------
                Item 8: Other Information                     Any party responsible for the applicable Form 8-K
                                                                               Disclosure item
Disclose any information  required to be reported on Form
8-K during  the  period  covered by the Form 10-D but not
reported

---------------------------------------------------------- --------------------------------------------------------
                    Item 9: Exhibits

---------------------------------------------------------- --------------------------------------------------------
         Monthly Statement to Certificateholders                          Securities Administrator

---------------------------------------------------------- --------------------------------------------------------
Exhibits required by Item 601 of Regulation S-K, such as                          Depositor
                   material agreements
---------------------------------------------------------- --------------------------------------------------------



R-2-%d


                                   EXHIBIT R-2

                         Additional Form 10-K Disclosure




-------------------------------------------------------------------------------------------------------------------
                                         ADDITIONAL FORM 10-K DISCLOSURE
-------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------- --------------------------------------------------------
                    Item on Form 10-K                                         Party Responsible

---------------------------------------------------------- --------------------------------------------------------
                Item 9B: Other Information                         Any party responsible for disclosure items on
Disclose any information required to be reported                                      Form 8-K
on Form 8-K during the fourth quarter covered
by the Form 10-K but not reported

---------------------------------------------------------- --------------------------------------------------------
        Item 15: Exhibits, Financial Statement                              Securities Administrator
                       Schedules                                                   Depositor

---------------------------------------------------------- --------------------------------------------------------
        Reg AB Item 1112(b): Significant
            Obligors of Pool Assets

---------------------------------------------------------- --------------------------------------------------------
Significant Obligor Financial Information*                                        Depositor

---------------------------------------------------------- --------------------------------------------------------
*This information need only be reported on the
Form 10-D for the distribution period in which
updated information is required pursuant to the
Item.

---------------------------------------------------------- --------------------------------------------------------
   Reg AB Item 1114(b)(2): Credit Enhancement Provider
                  Financial Information
---------------------------------------------------------- --------------------------------------------------------
---------------------------------------------------------- --------------------------------------------------------
o Determining applicable disclosure threshold                             Securities Administrator

---------------------------------------------------------- --------------------------------------------------------
o Requesting required financial  information or effecting                 Securities Administrator
incorporation by reference
---------------------------------------------------------- --------------------------------------------------------
---------------------------------------------------------- --------------------------------------------------------
*This information need only be reported on the
Form 10-D for the distribution period in which
updated information is required pursuant to the
Items.
---------------------------------------------------------- --------------------------------------------------------
---------------------------------------------------------- --------------------------------------------------------
 Reg AB Item 1115(b): Derivative Counterparty Financial
                       Information
---------------------------------------------------------- --------------------------------------------------------
---------------------------------------------------------- --------------------------------------------------------
o Determining current maximum probable exposure                                   Depositor
---------------------------------------------------------- --------------------------------------------------------
---------------------------------------------------------- --------------------------------------------------------
o Determining current significance percentage                             Securities Administrator
---------------------------------------------------------- --------------------------------------------------------
---------------------------------------------------------- --------------------------------------------------------
o Requesting required financial  information or effecting                 Securities Administrator
incorporation by reference
---------------------------------------------------------- --------------------------------------------------------
---------------------------------------------------------- --------------------------------------------------------
*This information need only be reported on the
Form 10-D for the distribution period in which
updated information is required pursuant to the
Items.

---------------------------------------------------------- --------------------------------------------------------
           Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

---------------------------------------------------------- --------------------------------------------------------


---------------------------------------------------------- --------------------------------------------------------
o Issuing Entity (Trust Fund)                              Trustee, Master Servicer, Securities Administrator and
                                                                                  Depositor

---------------------------------------------------------- --------------------------------------------------------
o Sponsor (Seller)                                             Seller (if a party to the Pooling and Servicing
                                                                            Agreement) or Depositor

---------------------------------------------------------- --------------------------------------------------------
o Depositor                                                                       Depositor

---------------------------------------------------------- --------------------------------------------------------
o Trustee                                                                          Trustee

---------------------------------------------------------- --------------------------------------------------------
o Securities Administrator                                                Securities Administrator

---------------------------------------------------------- --------------------------------------------------------
o Master Servicer                                                              Master Servicer

---------------------------------------------------------- --------------------------------------------------------
o Custodian                                                                       Custodian

---------------------------------------------------------- --------------------------------------------------------
o 1110(b) Originator                                                              Depositor

---------------------------------------------------------- --------------------------------------------------------
o Any 1108(a)(2) Servicer (other than the Master                               Master Servicer
Servicer or Securities Administrator)

---------------------------------------------------------- --------------------------------------------------------
o Any other party contemplated by 1100(d)(1)                                      Depositor

---------------------------------------------------------- --------------------------------------------------------
    Reg AB Item 1119: Affiliations and Relationships

---------------------------------------------------------- --------------------------------------------------------
Whether (a) the Sponsor (Seller), Depositor or                                  Depositor as to (a)
Issuing Depositor Entity is an affiliate of the following                    Sponsor/Seller as to (a)
parties, and (b) to the extent known and material,
any of the following parties are affiliated with
one another:


---------------------------------------------------------- --------------------------------------------------------
o Master Servicer                                                              Master Servicer

---------------------------------------------------------- --------------------------------------------------------
o Securities Administrator                                                Securities Administrator

---------------------------------------------------------- --------------------------------------------------------
o Trustee                                                                          Trustee

---------------------------------------------------------- --------------------------------------------------------
o Any other 1108(a)(3) servicer                                                Master Servicer

---------------------------------------------------------- --------------------------------------------------------
o Any 1110 Originator                                                         Depositor/Sponsor

---------------------------------------------------------- --------------------------------------------------------
o Any 1112(b) Significant Obligor                                             Depositor/Sponsor

---------------------------------------------------------- --------------------------------------------------------
o Any 1114 Credit Enhancement Provider                                        Depositor/Sponsor

---------------------------------------------------------- --------------------------------------------------------
o Any 1115 Derivate Counterparty Provider                                     Depositor/Sponsor

---------------------------------------------------------- --------------------------------------------------------
o Any other 1101(d)(1) material party                                         Depositor/Sponsor

---------------------------------------------------------- --------------------------------------------------------
Whether  there  are  any  "outside  the  ordinary  course                    Depositor as to (a)
business  arrangements"  other than would be  obtained in                 Sponsor/Seller as to (a)
an  arm's  length  transaction  between  (a) the  Sponsor
(Seller),  Depositor  or Issuing  Entity on the one hand,
and  (b)  any  of  the   following   parties   (or  their
affiliates)  on the other hand,  that exist  currently or
within  the past two  years  and that are  material  to a
Certificateholder's understanding of the Certificates:

---------------------------------------------------------- --------------------------------------------------------
o Master Servicer                                                              Master Servicer

---------------------------------------------------------- --------------------------------------------------------
o Securities Administrator                                                Securities Administrator

---------------------------------------------------------- --------------------------------------------------------
o Trustee                                                                          Trustee

---------------------------------------------------------- --------------------------------------------------------
o Any other 1108(a)(3) servicer                                                Master Servicer

---------------------------------------------------------- --------------------------------------------------------
o Any 1110 Originator                                                         Depositor/Sponsor

---------------------------------------------------------- --------------------------------------------------------
o Any 1112(b) Significant Obligor                                             Depositor/Sponsor


---------------------------------------------------------- --------------------------------------------------------
o Any 1114 Credit Enhancement Provider                                        Depositor/Sponsor

---------------------------------------------------------- --------------------------------------------------------
o Any 1115 Derivate Counterparty Provider                                     Depositor/Sponsor

---------------------------------------------------------- --------------------------------------------------------
o Any other 1101(d)(1) material party                                         Depositor/Sponsor

---------------------------------------------------------- --------------------------------------------------------
Whether there are any specific relationships                              Depositor as to (a) the
involving transaction or the pool assets                               Sponsor/Seller as to (a) Sponsor
between (a) the (Seller), Depositor or
Issuing Entity on the one hand, and (b) any of the
following parties (or their affiliates) on the other
hand, that exist currently or within the past two
years and that are material:


---------------------------------------------------------- --------------------------------------------------------
o Master Servicer                                                              Master Servicer

---------------------------------------------------------- --------------------------------------------------------
o Securities Administrator                                                Securities Administrator

---------------------------------------------------------- --------------------------------------------------------
o Trustee                                                                          Trustee

---------------------------------------------------------- --------------------------------------------------------
o Any other 1108(a)(3) servicer                                                Master Servicer

---------------------------------------------------------- --------------------------------------------------------
o Any 1110 Originator                                                         Depositor/Sponsor

---------------------------------------------------------- --------------------------------------------------------
o Any 1112(b) Significant Obligor                                             Depositor/Sponsor

---------------------------------------------------------- --------------------------------------------------------
o Any 1114 Credit Enhancement Provider                                        Depositor/Sponsor

---------------------------------------------------------- --------------------------------------------------------
o Any 1115 Derivate Counterparty Provider                                     Depositor/Sponsor

---------------------------------------------------------- --------------------------------------------------------
o Any other 1101(d)(1) material party                                         Depositor/Sponsor
---------------------------------------------------------- --------------------------------------------------------




S-%d
                                    EXHIBIT S

                       FORM OF INTEREST RATE CAP AGREEMENT

T-%d

                                    EXHIBIT T

FORM OF REQUEST FOR EXCHANGE OF EXCHANGEABLE REMIC CERTIFICATES
OR EXCHANGEABLE CERTIFICATES
                                                                       ___, 20__

[NAME OF SECURITIES ADMINISTRATOR]
[ADDRESS OF SECURITIES ADMINISTRATOR]
Attention: [____________]

         Re:      SunTrust Real Estate Trust, LLC,
                  Mortgage Pass-Through Certificates, Series 20[   ]-[   ]

Ladies and Gentlemen:

     Pursuant to the terms of that certain Pooling and Servicing Agreement, dated [_____], 20[__], by and among SunTrust Real Estate Trust, LLC, as depositor, [NAME OF TRUSTEE], as trustee, [NAME OF SECURITIES ADMINISTRATOR], as securities administrator (the "Securities Administrator") and [NAME OF MASTER SERVICER], as master servicer (the "Master Servicer"), we hereby present and surrender the [Exchangeable REMIC Certificates] [Exchangeable Certificates] specified on Schedule I attached hereto (the ["Exchangeable REMIC Certificates"] ["Exchangeable Certificates"]) and transfer, assign, set over and otherwise convey to the Securities Administrator, all of our right, title and interest in and to the [Exchangeable REMIC Certificates] [Exchangeable Certificates], including all payments of interest thereon received after [______], 20[__], in exchange for the [Exchangeable Certificates] [Exchangeable REMIC Certificates] specified on Schedule I attached hereto (the ["Exchangeable Certificates"] ["Exchangeable REMIC Certificates"]).

     We agree that upon such exchange the portions of the [Exchangeable REMIC Certificates] [Exchangeable Certificates] designated for exchange shall be deemed cancelled and replaced by the [Exchangeable Certificates] [Exchangeable REMIC Certificates] issued in exchange therefor. We confirm that we have paid a fee of $[____] to the Securities Administrator in connection with such exchange.

                        Sincerely,



                        By: ____________________________
                            Name:
                            Title:

Acknowledged by:


[NAME OF SECURITIES ADMINISTRATOR],
     as Securities Administrator



By:  ____________________________
      Name:
      Title: